As filed with the Securities and Exchange Commission on April 30, 2013

Registration No. 333-187629

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT

NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Broadview Networks Holdings, Inc.

(Exact name of registrant as specified in its charter)

(For co-registrants/subsidiary guarantors, please see Schedule A hereto)

Delaware	4813	11-3310798
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 Westchester Avenue, Suite N501

Rye Brook, NY 10573

(914) 922-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael K. Robinson

Chief Executive Officer and President

Broadview Networks Holdings, Inc.

800 Westchester Avenue, Suite N501

Rye Brook, NY 10573

(914) 922-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Cristopher Greer, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Note(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
10.5% Senior Secured Notes due 2017	$128,839,500	100%	$128,839,500	$17,574
Guarantee of 10.5% Senior Secured Notes due 2017	—	—	—	(3)

(1)	This Registration Statement covers the resale by the selling noteholders named from time to time in the prospectus which is a part of this Registration Statement of the 10.5% Senior Secured Notes due 2017, including the related guarantees, owned by the selling noteholders.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended.
(3)	Pursuant to Rule 457(n), promulgated under the Securities Act of 1933, as amended, no separate registration fee is payable with respect to guarantees of the 10.5% Senior Secured Notes due 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

CO-REGISTRANTS — SUBSIDIARY GUARANTORS

Each of the following direct and indirect wholly owned subsidiaries of Broadview Networks Holdings, Inc. are guarantors of the Notes and are co-registrants with respect to the Notes. The table below lists the name, state of incorporation or organization and I.R.S. employer identification number for each subsidiary guarantor:

Name	State of Incorporation or Organization	I.R.S. Employer Identification Number
A.R.C. Networks, Inc.	New York	11-3240814
ARC Networks, Inc.	Delaware	11-3464934
ATX Communications, Inc.	Delaware	13-4078506
ATX Licensing, Inc.	Delaware	23-3039838
ATX Telecommunication Services of Virginia, LLC	Delaware	31-1773888
BridgeCom Holdings, Inc.	Delaware	13-4162965
BridgeCom International, Inc.	Delaware	13-4123985
BridgeCom Solutions Group, Inc.	Delaware	13-4123989
Broadview Networks Holdings, Inc.	Delaware	11-3310798
Broadview Networks, Inc.	New York	16-1401082
Broadview Networks of Massachusetts, Inc.	Delaware	11-3448054
Broadview Networks of Virginia, Inc.	Virginia	06-1596404
Broadview NP Acquisition Corp.	Delaware	51-0402734
BV-BC Acquisition Corporation	Delaware	20-5377846
CoreComm-ATX, Inc.	Delaware	23-3060529
CoreComm Communications, LLC	Delaware	13-4072077
Digicom, Inc.	Ohio	34-1460777
Eureka Broadband Corporation	Delaware	06-1506004
Eureka Holdings, LLC	Delaware	20-3341318
Eureka Networks, LLC	Delaware	20-3341244
Eureka Telecom, Inc.	New York	13-3793720
Eureka Telecom of VA, Inc.	Virginia	52-2325508
InfoHighway Communications Corporation	Delaware	76-0530551
Info-Highway International, Inc.	Texas	76-0438543
InfoHighway of Virginia, Inc.	Virginia	26-0291600
nex-i.com inc.	New Jersey	22-3697035
Open Support Systems LLC	Connecticut	11-3409972
TruCom Corporation	New York	13-3940714

The address, including zip code, area code and telephone number of each of the principal executive offices of the co-registrants listed above is c/o Broadview Networks Holdings, Inc., 800 Westchester Avenue, Suite N501, Rye Brook, NY 10573, (914) 922-7000.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                      , 2013

$128,839,500 of 10.5% Senior Secured Notes due 2017

This prospectus covers resales by certain holders of up to $128,839,500 in aggregate principal amount of 10.5% Senior Secured Notes due 2017 (collectively, the “Notes”) issued by Broadview Networks Holdings, Inc. on November 13, 2012, which may be offered from time to time by the selling Noteholders named herein (the “Selling Noteholders”). The Selling Noteholders will receive all of the net proceeds from sales of the Notes registered pursuant to this prospectus and will pay all underwriting discounts and selling commissions, if any, applicable to those sales.

The Notes are being registered to permit the Selling Noteholders to sell the Notes from time to time to the public. The Selling Noteholders may sell the Notes through ordinary brokerage transactions or through any other means described in the section entitled “Plan of Distribution.” We do not know when or in what amounts a Selling Noteholder may offer Notes for sale. The Selling Noteholders may sell any, all or none of the Notes offered by this prospectus.

•	The Notes were issued on November 13, 2012, in an aggregate principal amount of $150,000,000.

•

Interest on the Notes is payable semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on May 15, 2013, and accrues at a rate of 10.5% per year, calculated using a 360-day year.

•	The Notes mature on November 15, 2017.

•	The obligations under the Notes are fully, unconditionally and irrevocably guaranteed on a secured basis, jointly and severally, by each of our existing and future domestic restricted subsidiaries.

•	The Notes and the guarantees are secured by a lien on substantially all of our assets as set forth in this prospectus.

•	We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

•	We have the option to redeem all or a portion of the Notes at the redemption prices set forth in this prospectus.

•	Upon certain change of control events or asset sales, each holder of the Notes may require us to repurchase all or a part of their Notes at the price set forth in this prospectus.

We do not intend to apply for listing of the Notes on any national securities exchange or automated quotation system.

The Selling Noteholders may offer some or all of the Notes through public or private transactions, at market prices prevailing at the time of the sale, at prices related to those prevailing prices, at negotiated prices or at fixed prices. We are contractually obligated to pay all registration expenses, with certain limitations, incurred in connection with the registration of the Notes pursuant to the registration statement of which this prospectus forms a part.

See “Risk Factors” beginning on page 14 for a discussion of certain risks that you should consider before investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2013.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Noteholders have authorized anyone to provide you with information different from that contained in this prospectus. The Selling Noteholders are offering to sell, and seeking offers to buy, the Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Notes.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED (“RSA 421-B”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

In this prospectus, references to “Broadview,” the “Company,” “we,” “us” and “our” refer to Broadview Networks Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. These forward-looking statements may be contained throughout this prospectus, including but not limited to statements under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially from those matters expressed or implied by forward-looking statements. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our plans and objectives are based, in part, on assumptions involving the execution of our stated business plan and objectives. Forward-looking statements (including oral representations) are only predictions or statements of current plans, which we review and update regularly. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including, among other things, risks associated with:

•	our history of net losses;

•	the elimination or relaxation of certain regulatory rights and protections;

•	billing and other disputes with vendors;

•	failure to maintain interconnection and service agreements with incumbent local exchange and other carriers;

•	the loss of customers in an adverse economic environment;

•	regulatory uncertainties in the communications industry;

•	system disruptions or the failure of our information systems to perform as expected;

•	the failure to anticipate and keep up with technological changes;

•	inability to provide services and systems at competitive prices;

•	difficulties associated with collecting payment from incumbent local exchange carriers, interexchange carriers and wholesale customers;

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the highly competitive nature of the communications market in which we operate including competition from incumbents, cable operators and other new market entrants, and declining prices for communications services;

•	continued industry consolidation;

•	restrictions in connection with our indenture governing the Notes and credit agreement governing our revolving credit facility;

•	our ability to service our substantial indebtedness;

•	government regulation;

•	increased regulation of Internet-protocol-based service providers;

•	vendor bills related to past periods;

•	the ability to maintain certain real estate leases and agreements;

•	interruptions in the business operations of third party service providers, including but not limited to work stoppages;

•	the financial difficulties faced by others in our industry;

•	the failure to retain and attract management and key personnel;

•	the failure to manage and expand operations effectively;

•	the failure to successfully integrate future acquisitions, if any;

•	misappropriation of our intellectual property and proprietary rights;

•	protection of and access to intellectual property essential to our network and products;

•	the possibility of incurring liability for information disseminated through our network;

•	service network disruptions due to software or hardware bugs of the network equipment;

•	fraudulent usage of our network and services; and

•	the failure to maintain effective internal control over financial reporting.

Because our actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements, we cannot give any assurance that any of the events anticipated by these forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to update these forward-looking statements to reflect new information, future events or otherwise, except as may be required under federal securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus carefully together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus.

Company Overview

We are a leading cloud-based service provider of communications and information technology solutions to small and medium sized business (“SMB”) and enterprise customers nationwide. After several years of development, we began providing cloud-based communication services in 2005 and later introduced into our product portfolio a variety of cloud-based computing solutions. Today, we offer a full suite of cloud-based systems and services to customers nationwide, with more than 100,000 active licenses on our flagship product offering, our cloud-based business communications platform named OfficeSuite®, which comprises a growing percentage of our overall revenue and the vast majority of our existing cloud-based revenue stream.

We benefit from software development expertise, proprietary technology and a strong next-generation network infrastructure. This allows us to offer our customers more than just cloud-based services, but additionally products that include advanced, converged communications services and network access by leveraging our network infrastructure, on a cost-effective basis. In 2012, over 82% of all new revenue installed during the year was provisioned on our next-generation IP network.

We have provided cloud-based services in the Northeast and Mid-Atlantic United States since 2005 and offered cloud-based services nationwide since late 2009. Prior to 2009, our focus had been solely on markets across 10 states, including the major metropolitan markets of New York, Boston, Philadelphia, Baltimore and Washington, D.C. These markets remain important markets for us and we have the majority of our direct sales efforts focused on these markets. We distribute our products through quota-bearing sales representatives, including a direct sales force primarily based in the Northeast and Mid-Atlantic United States, sales agents nationwide, and by our expanded efforts in wholesale, web marketing, Value Added Resellers (“VARs”) and nationwide distributor channels.

As of December 31, 2012, we provided our services to approximately 30,000 business customers nationwide. For the year ended December 31, 2012, approximately 89% of our total revenue was generated from retail end users in a wide array of industries, including professional services, health care, education, manufacturing, real estate, retail, automotive, non-profit groups and others. For the same period, approximately 11% of our total revenue was generated from wholesale, carrier access and other sources. We have transitioned a significant percentage of our revenue base to T-1- and IP-based products and cloud-based communications services. For the year ended December 31, 2012, revenue from these accounts represented 76% of our retail revenue with 16% of retail revenue generated by cloud-based communications services. From the first quarter of 2009 to the fourth quarter of 2012, cloud-based communications products and services have grown at approximately a 28% compound annual growth rate (“CAGR”). For the year ended December 31, 2012, we generated total revenues of $340.9 million and Adjusted EBITDA of $60.2 million. For more information, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA Presentation.”

Our product portfolio provides bundled packages that include cloud computing and cloud-based voice services and network connectivity with a focus on addressing the productivity, flexibility, security and business continuity needs of end users operating within complex infrastructures. In addition, our growth initiatives focus direct sales efforts on communications-intensive multi-location business customers who require multiple products and customers who are likely users of our cloud-based services. These customers generally purchase higher-margin services in multi-year contracts, resulting in higher customer retention rates and higher average monthly recurring revenue. For customers located within the footprint of our approximately 260 colocations in the Northeast and Mid-Atlantic regional markets, we offer additional IP-based and traditional communications services utilizing our network infrastructure.

We attempt to stay ahead of market trends by investing in our cloud-based solutions. Specifically, we are expanding our award-winning cloud-based voice system’s product development, including investment in features and technology. Our portfolio of cloud-based services has received third-party recognition. Such products enable us to offer SMB and enterprise customers unique business solutions on a cost-effective basis. For more information, see the section entitled “— Our Strengths — Cloud-Based Product Suite.”

To provide comprehensive network connectivity to our nationwide customers, we utilize both our own network of telecommunications switches, data routers, application servers and related equipment, as well as connectivity to other networks that we purchase from other carriers. We purchase this additional connectivity through various commercial and other arrangements with such carriers.

Our Strengths

Cloud-Based Product Suite.

Cloud-based services refer to the delivery of applications and services that take advantage of IP communications technology and networks, together with shared software, computing and communications platforms, to provide for a centralized and cost effective delivery of communications and computing services. Operating in a cloud environment reduces the amount of equipment, applications and other resources that are required locally at the customer premises, thereby reducing operating costs and capital expenditure requirements and often adding functionality, efficiency, flexibility, security, business continuity and other advantages that cannot otherwise be obtained locally. Cloud-based services are well-suited to business customers who require sophisticated and highly flexible voice and data solutions but are challenged by rapidly evolving technologies, by the need to implement business continuity initiatives and by the need to reduce significant operating expenses, such as extensive technical staffing needs.

We were an early market leader in cloud-based communications services through our award-winning product offering, OfficeSuite®, which we developed and introduced in 2005 and launched for general availability in 2006. We believe we are one of the nation’s leading cloud-based Voice Over Internet Protocol (“VoIP”) business service providers and OfficeSuite® provides significant strategic flexibility to cost-effectively serve customers. OfficeSuite® is a full-featured, cloud-based unified communications solution that provides SMB and enterprise customers with the functionality of an enterprise-grade phone system without significant capital investment or expensive maintenance contracts. OfficeSuite® includes business-grade voice quality, high-speed data and Multiprotocol Label Switching (“MPLS”) services, virtual fax services, Automatic Call Distribution and Call Center services, a variety of high-quality desktop IP and softphones, managed services and system reliability backed by service level agreements. In addition, we own the underlying technology and intellectual property of this cloud-based unified communications solution.

In 2011, we launched a comprehensive suite of cloud-based data and computing products, such as hosted Microsoft Exchange®, hosted Microsoft SharePoint®, hosted virtual desktops, hosted virtual and dedicated servers, data backup and recovery, and archiving, compliance and eDiscovery services.

For the year ended December 31, 2012, our cloud-based communications services comprised approximately 16% of our total recurring retail revenue. Cloud-based communications services represented approximately 37% of new retail sales in 2012. From the first quarter of 2009 to the fourth quarter of 2012, these products and services have grown at approximately a 28% CAGR.

Large, Diversified Customer Base. We have approximately 30,000 SMB and enterprise customers who constitute a predictable base of recurring revenue and high quality customer relationships. We believe many of these organizations have historically been underserved by incumbent telephone companies and have limited alternatives for high quality integrated communications products and cloud-based communications services.

Foundation of Recurring Revenue and Visibility Into Revenue and Cash Flows. The mission-critical nature of our services, our uniquely diversified product set and our customer care to our 30,000 SMB and enterprise customers has resulted in revenue trends and improving churn rates that we believe give us good forward visibility into revenue and cash flows. Our shift towards larger customers, focus on next-generation products and services and certain cost-savings initiatives have allowed us to improve Adjusted EBITDA as a percentage of total revenues by approximately 300 basis points from the year ended December 31, 2008 to the year ended December 31, 2012. In addition, our deployment of capital is largely success-based, meaning, over time, a large portion of our capital outlay is incurred incrementally only as we add new customers.

Facilities-Based Network Infrastructure. We own and operate an IP-based platform that facilitates the development and delivery of next-generation services. Our network delivers advanced, converged services, such as cloud-based solutions, Virtual Private Networks (“VPNs”) and complex multi-location services. Our network topology incorporates Ethernet over Copper (“EoC”) access technology, enabling us to cost-effectively provide multi-megabit data services through copper loops to customers in approximately 38% of our colocations. In addition, we are able to deliver our cloud-based communications services nationwide utilizing partner carriers for last-mile access.

Customer Service. We closely monitor key operating and customer service performance metrics. Capturing and analyzing this information allows us to improve our internal operating functions, drive profitable revenue growth and quickly respond to changes in demographics, customer behavior and industry trends. Our customer service and account management personnel monitor and analyze customer service trends, attempt to identify at-risk customers and develop and implement retention strategies and Company-wide programs that address the changing needs of our customer base.

Software Design and Development. We have expertise in software design and development, which has allowed us to create unique systems and solutions for our customers. This expertise extends from development of our award-winning enterprise management solutions, through customization and integration of commercially available software products, as well as development and enhancement of our proprietary unified cloud communications products and services. Specifically:

Integrated OSS Infrastructure. We recognized the critical role systems can play in our operations and evolution, leading to the acquisition of an Operations Support System (“OSS”) software development company, Open Support Systems, in 1998. That acquisition provided the basis for our OSS architecture and the core development team. Maintaining ownership of systems and software in-house allows us to improve our control over the development and provisioning of our products and services, a central component of our operating strategy. Our systems provide the basis for superior operating control and back-office operating efficiencies as well as strategic advantages in efficiently integrating acquired companies. In addition, our OSS enables us to differentiate our services by offering our customers a portal for self-service and control tied to the integration and automation of our systems and the accuracy and completeness of our inventory and customer data. Our customers have the ability to customize and transform their bills into effective management reports for monitoring costs and usage. We have also developed a user-friendly and fully automated platform for our direct and indirect sales forces, which allows them to enter and track orders, trouble tickets and commissions online, thereby allowing them to effectively service and manage customers. Further leveraging our in-house software development expertise, we have recently integrated the advanced sales automation capabilities of the SALESFORCE.COM™ platform (Salesforce.com is a trademark of Salesforce.com, inc. and is used here with permission) into our front-end iLead sales management platform, delivering significant new functionality to our sales force.

Proprietary Unified Communications Platform. We acquired the intellectual property and assets of our core cloud-based communications service platform, OfficeSuite®, along with the development team, in 2009. As a result, we have direct control of the ongoing development and evolution of the services offered and the technology applied, minimizing license fees and directly controlling schedules and priorities. This intellectual property, and our ability to continually enhance and modify our products, has allowed us to deliver unique solutions to our customers, differentiating OfficeSuite® from other service provider offerings.

Experienced Management Team. Our team of senior executives and operating managers has significant experience in the communications industry and extensive knowledge of our local markets. Members of our executive management team have an average of 25 years of experience in the communications industry. In addition to industry knowledge, members of our management team have expertise in integrating acquired facilities with existing facilities. In connection with our history of mergers and acquisitions, our senior management team has successfully consolidated back-office systems and processes into a single OSS, integrated operations and cultures, and combined products, strategies and sales channels.

Our Strategy

Our primary objective is to improve the quality of our current revenue base and Adjusted EBITDA by continuing to implement our strategy with the following principal components:

•	Invest in Profitable Revenue Growth.

•

To expand on our leadership position in next generation and cloud-based communications services, our improved balance sheet and levered free cash flow enables us to increase strategic investments throughout our operations, including marketing, sales and operational process and technology.

•	To profitably grow revenues we are:

•	Increasing the size of our direct and agent sales force;

•	Building new sales channels for VARs and nationwide distributors;

•	Investing in our web sales and marketing efforts;

•	Investing in additional lead generation activities;

•	Investing in sales support systems; and

•	Accelerating our investment in product development for our cloud-based services.

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Grow Revenues Through Our Next Generation IP- and Cloud-Based Services. Our marketing strategy focuses on higher bandwidth IP- and cloud-based products and services. These newer services enable us to counter declining legacy revenues both by attracting new customers as well as increasing the amount of revenue we can generate from existing customers. Our up-selling efforts to introduce our cloud-based products and services to existing customers have become an increasingly important opportunity for revenue and margin growth and for maintaining a high value proposition for our customers.

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Continue to Focus our Direct Sales Efforts on Larger SMB and Enterprise Customers. We work with larger SMB and enterprise customers nationwide to leverage next-generation, cloud-based technology to improve overall business continuity. Our services, tools and applications allow companies to increase revenue, reduce operational costs and improve overall flexibility, all while reducing risk. We target larger SMB and enterprise customers, typically generating over $500 in monthly recurring revenue (“MRR”), that require advanced IP- and cloud-based products and services on T-1 or greater capacity circuits. These customers generally purchase higher margin services in multi-year contracts, resulting in higher customer retention rates and profitability. In addition, we believe this target market continues to be underserved by the incumbent telephone providers and cable companies. As of December 31, 2012 over 87% of our retail revenue was generated by customers whose MRR was greater than $500, and greater than 70% was generated by customers with MRR of greater than $1,000. In addition, average MRR has been steadily increasing among our business customer base.

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Invest in Technology, Software Development and our Proprietary Platforms. We will continue to leverage our expertise in software development by increasing our investment in people, process and systems to deliver an expanding suite of enhanced business services to our customers under our OfficeSuite® brand. This includes continued enhancement and evolution of our proprietary technology and software, building advanced Application Programming Interfaces (“APIs”) that enable third party development of advanced features, evolution of our customer-facing web portals, enhancing mobility solutions, computer telephony integration with external customer relationship management systems (“CRM”), practice management and other database platforms to enable increased business efficiency, expanding the options for user devices available for OfficeSuite® users, and others. For example, in 2012, we applied our software expertise and control of proprietary technology to develop an integration between OfficeSuite® and an industry leading dental office practice management solution to enable significant improvements in dental practice office efficiency.

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Improve Profitability and Free Cash Flow. We have implemented a number of internal initiatives as part of a multi-year program designed to improve gross margins and overall profitability. This program is comprised of many underlying revenue enhancement and cost reduction initiatives that have helped contribute to our approximately 300 basis point improvement in Adjusted EBITDA as a percentage of total revenues from the year ended December 31, 2008 to the year ended December 31, 2012. These initiatives have also increased our performance by optimizing customer platforms, improving loyalty to reduce churn and building a culture and formal structure for documenting and refining processes.

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Provide Personalized Customer Service. We deliver focused customer service and maintain high retention rates by stressing regular and personal contact and accountability from our customer service personnel. As part of our customer service strategy, we developed unique customer service tools linked directly to our OSS and network. These tools, designed as a customer portal called “eCare Enterprise,” allow our customers to perform simple tasks such as viewing service details or creating and managing trouble tickets, as well as more complex tasks, such as making real-time changes to toll-free call routing and managing individual users through permission-based roles. Both our direct sales force and agent sales channels have access to these order, provisioning and customer care tools.

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Growth Through Strategic Acquisitions. We have completed five acquisitions in the past eight years that were each fully integrated within 12 months or sooner following the closing of the transaction. In pursuing strategic acquisitions we focus on acquiring companies that operate in our markets or adjacent markets, serve similar customers or offer complementary products and services that we can use to expand our product portfolio. Our single integrated OSS, database and billing system is highly scalable to support efficient consolidation.

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Leverage Network and Operational Infrastructure. We have invested in significant next-generation upgrades to our network and operational infrastructure that we believe will allow us to meet the current and future demands of our target markets, enhancing revenue quality and improving market share while improving customer retention and operating leverage. We will continue to leverage our network and operational infrastructure to develop new products and expand our customer base while improving the performance of our business. We continually evaluate our network and monitor technological developments to increase network efficiency and performance. The scalability and breadth of our network and integrated operational support system enables us to increase our customer base with minimal incremental capital and personnel investment.

Restructuring

We recently executed a financial restructuring pursuant to which we significantly de-levered our balance sheet and better positioned ourselves to compete in the telecommunications and information technology industry.

On August 22, 2012 (the “Petition Date”), we, and each of our direct and indirect subsidiaries, filed voluntary petitions for reorganization under Chapter 11 of title 11 (“Chapter 11”) of the U.S. Bankruptcy Code (the “Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Court”) with respect to a “pre-packaged” plan (the “Plan”) to effectuate a financial restructuring of the Company and each of its direct and indirect subsidiaries (the “Restructuring”). Under Chapter 11 of the Code, certain claims against the Company in existence before the filing of the petitions for relief under the federal bankruptcy laws were stayed while the Company continued business operations as a debtor-in-possession.

On October 3, 2012, the Court entered an order confirming the Plan (the “Confirmation Order”) and we emerged from bankruptcy protection on November 13, 2012. In connection with our emergence, the Plan was effectuated and included, among other things, the following provisions:

•	cancellation of all existing equity interests, including capital stock, options, warrants or other rights to purchase our then-existing capital stock;

•	recapitalization of the Company with the authorization of 19,000,000 shares of common stock and 1,000,000 shares of preferred stock;

•

holders of our then outstanding 11 3/8% Senior Secured Notes due 2012 (the “Old Notes”) received their pro rata share of (i) 97.5% of 9,999,945 shares of newly issued common stock (subject to dilution by the exercise of warrants and equity pursuant to a future management incentive plan and board compensation) and (ii) $150.0 million in 10.5% Senior Secured Notes due 2017;

•

holders of our then-existing preferred stock received their pro rata share of (i) 2.5% of 9,999,945 shares of newly issued common stock (subject to dilution by the exercise of warrants and equity pursuant to a future management incentive plan and board compensation) and (ii) two tranches of eight-year warrants to acquire shares of newly issued common stock representing, in the aggregate, up to 15.0% of the Company’s outstanding capital stock following the restructuring (subject to dilution as described above);

•

execution of a new credit agreement governing the Company’s $25.0 million revolving credit facility (the Company’s revolving credit facility in place from time to time, the “Revolving Credit Facility”);

•	repayment of $15.9 million of principal and accrued interest under the Company’s Senior Revolving Debtor in Possession Credit Facility (the “DIP Credit Facility”); and

•	cancellation of the Old Notes totaling approximately $316.2 million, which included accrued interest.

The Plan did not contain any significant compromise and settlement agreement, other than those identified in this prospectus. Under the Plan, general unsecured creditors, vendors, customers and employees were not negatively impacted and our obligations to these groups were paid in full in accordance with their original terms. Since the effective date of the Restructuring, the Company has amended the indenture governing the Notes. For more information, see the section entitled “Description of the Notes.”

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 800 Westchester Avenue, Suite N501, Rye Brook, New York 10573 and our telephone number is (914) 922-7000. Our website address is www.broadviewnet.com. Our website and the information contained on, or that can be accessed through, our website are not part of this prospectus.

SUMMARY DESCRIPTION OF THE NOTES

The following summary highlights certain material information regarding the notes contained elsewhere in this prospectus. We urge you to read this entire prospectus, including the “Risk Factors” section and the consolidated financial statements and related notes.

Issuer	Broadview Networks Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware.

Notes	$150,000,000 in aggregate principal amount of 10.5% Senior Secured Notes due 2017.

Aggregate Principal Amount of the Notes that may be offered by Selling Noteholders by this prospectus	$128,839,500.

Maturity Date	November 15, 2017.

Interest and Payment Dates	10.5% per year, calculated using a 360-day year, payable semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on May 15, 2013.

Form and Denomination	The Notes were issued in fully registered form only, without coupons, in denominations of $500 in principal amount and any integral multiple thereof.

Guarantees	The obligations of the Company to each of the Holders, the trustee and the collateral agent under the Notes, the indenture governing the Notes, the collateral agreements and the intercreditor agreement are fully, irrevocably and unconditionally guaranteed, jointly and severally, by each of Broadview Networks Holdings, Inc.’s existing and future domestic restricted subsidiaries (other than its immaterial subsidiaries).

Ranking	The Notes and the guarantees rank senior in right of payment to all existing and future subordinated indebtedness of us and our subsidiary guarantors, as applicable, and equal in right of payment with all existing and future senior obligations (including borrowings or guarantees of borrowings under the Revolving Credit Facility) of ours and our subsidiaries.

Security Interest	The Notes and the guarantees are secured by a lien on substantially all of the assets owned by us and the guarantors which includes all assets other than Excluded Collateral (as defined in the section entitled “Description of the Notes — Security”); provided, however, that pursuant to the terms of an intercreditor agreement, the security interest in those assets consisting of (i) accounts, (ii) inventory, (iii) deposit accounts and all cash, checks and other instruments on deposit therein or credited thereto, (iv) securities accounts and all investment property on deposit therein or credited thereto, (v) lock boxes, (vi) capital stock of each Subsidiary of the Company or any guarantor and (vii) contract rights, instruments, documents, chattel paper (whether tangible or electronic), drafts and acceptances, general intangibles and all other forms of obligations owing to us or any guarantor, in each case, arising out of or relating to the sale, lease or other disposition of inventory or the rendition of services and all guarantees and other security therefor are contractually subordinated to a lien thereon that secures the Revolving Credit Facility and certain other permitted indebtedness.
Mandatory Redemption	We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional Redemption

The Company may, at its option, redeem all or any portion of the Notes at the redemption price set forth below, plus accrued and unpaid interest to the redemption date:

•   Prior to six months following the Issue Date             100.00%

•   Six months to 18 months following Issue Date         105.00%

•   18 months to 30 months following Issue Date          104.00%

•   30 months to 42 months following Issue Date          103.00%

•   42 months to 54 months following Issue Date          102.00%

Change of Control	At any time on or prior to November 15, 2015, if a change of control (as defined in the indenture governing the Notes) occurs, we may, at our option, redeem all, but not less than all, of the Notes at a redemption price equal to the sum of 110.50% of the principal amount of the Notes as of the redemption date, plus accrued and unpaid interest thereon to the redemption date. Upon the occurrence of a change of control, each holder of a Note shall have the right to require us to purchase all or a portion (in integral multiples of $500) of such holder’s Notes using immediately available funds pursuant to the offer at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the date of purchase.
Events of Default	If an event of default shall occur and be continuing and has not been waived, The Bank of New York Mellon, as trustee under the indenture governing the Notes, or the holders of at least 25% in principal amount of outstanding Notes, may declare the principal of and premium, if any, and accrued interest on all of the Notes to be due and payable.
Covenants	The indenture governing the Notes contains covenants limiting our ability to, among other things: incur or guarantee additional indebtedness or issue certain preferred stock; pay dividends; redeem or purchase equity interests; redeem or purchase subordinated debt ; make certain acquisitions or investments; create liens; enter into transactions with affiliates; merge or consolidate; make certain restricted payments; and transfer or sell assets, including equity interests of existing and future restricted subsidiaries.

Ratio of Earnings to Fixed Charges	The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	—	—	—	—	—

(1) Where a dash appears, our earnings were negative and were insufficient to cover fixed charges during the period.

For more information regarding the historical ratio of our earnings to our fixed charges, see the section entitled “Ratio of Earnings to Fixed Charges.”

Use of Proceeds	The Selling Noteholders will receive all of the net proceeds from sales of the Notes registered pursuant to this prospectus and will pay all underwriting discounts and selling commissions, if any, applicable to those sales. We will not receive any proceeds from the sale or transfer of any of the Notes hereunder.

Listing	The Notes are not listed on any securities exchange or quoted on any automated quotation system, and we do not intend to apply for listing of the Notes on any securities exchange or automated quotation system.

Registration Rights Agreement	In order to comply with our obligations under the Registration Rights Agreement, we have filed the registration statement of which this prospectus forms a part with respect to the Notes. For more information regarding the Registration Rights Agreement, see the section entitled “Certain Relationships and Related Party Transactions — Agreements Between Certain of the Noteholders and Us — Registration Rights Agreement.”

Governing Law	The Notes and the indenture governing the Notes are governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary consolidated financial data as of the dates and for the periods indicated. The summary consolidated financial data for the years ended December 31, 2012, 2011 and 2010 and as of December 31, 2012 and 2011 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data as of December 31, 2010 has been derived from our audited consolidated financial statements not included elsewhere in this prospectus(1).

The following financial information is qualified by reference to and should be read in conjunction with the sections entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Consolidated Financial Statements and Notes to Consolidated Financial Statements” included elsewhere in this prospectus. All dollar amounts are in thousands.

	Years Ended December 31,
	2012	2011(1)	2010(1)
Statement of Operations Data:
Revenues	$340,907	$377,989	$407,740
Cost of revenues (exclusive of depreciation and amortization)	164,232	178,292	193,842

Gross profit(2)	176,675	199,697	213,898
Gross profit as % of revenues(2)	51.8%	52.8%	52.5%
Selling, general and administrative	130,777	132,997	149,245
Depreciation and amortization	36,382	39,508	43,938

Income from operations	9,516	27,192	20,715
Reorganization items	(8,415)	—	—
Interest expense	(35,200)	(38,302)	(38,379)
Interest income	50	70	73
Other income	—	183	—

Loss before provision for income taxes	(34,049)	(10,857)	(17,591)
Provision for income taxes	(1,224)	(1,347)	(1,288)

Net loss	$(35,273)	$(12,204)	$(18,879)

Balance Sheet Data End of Period:
Cash and cash equivalents	$9,736	$22,924	$25,204
Certificates of deposit	1,805	2,396	2,894
Investment securities	—	13,567	13,554
Accounts receivable	28,811	33,255	36,071
Property and equipment, net	68,381	80,488	85,144
Total assets	226,411	276,588	294,442
Total debt including current portion	152,898	322,555	324,088
Total liabilities	209,718	390,765	396,415
Total shareholders’ equity (deficiency)	16,693	(114,177)	(101,973)

Other Financial Data:
Adjusted EBITDA(2)	$60,175	$69,246	$69,639
Adjusted EBITDA as % of revenues(2)	17.7%	18.3%	17.1%
Net cash flows provided by (used in):
Operating activities	$12,760	$27,907	$30,369
Investing activities	(6,631)	(29,800)	(20,886)
Financing activities	(19,317)	(387)	(6,254)
Purchases of property and equipment	(20,789)	(30,290)	(29,879)

(1)	Certain amounts presented have been revised from those we previously reported as of and for the years ended December 31, 2011 and 2010. See “Management’s Discussion and Analysis of Financial Condition

and Results of Operations” and the Consolidated Financial Statements and Note 4 in Notes to Consolidated Financial Statements included elsewhere in this prospectus for discussion of the revisions.
(2)	Gross profit and Adjusted EBITDA are non-GAAP financial measures used by our management, together with financial measures prepared in accordance with GAAP, to assess our historical and prospective operating performance. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

RISK FACTORS

You should consider carefully the risks and uncertainties described below and the other information in this prospectus, including the consolidated financial statements and notes to consolidated financial statements. If any of the following risks or uncertainties actually occurs, our business, financial condition or results of operations would likely suffer. Additional risks and uncertainties not presently known to us or that are not currently believed to be important to you also may adversely affect the Company.

Risks Related to Our Industry and Business

We have a history of net losses and we may not be profitable in the future.

We have experienced significant net losses. We recorded net losses of $35.3 million, $12.2 million and $18.9 million in 2012, 2011 and 2010, respectively. We expect to continue to have losses for the foreseeable future. We cannot assure you that our revenues will grow or that we will become profitable in the future.

Our revenues have declined for the past several years and we can provide no assurance that we can reverse that trend of revenue declines or offset such declines with cost reductions.

Our current billing disputes with our vendors may cause us to pay our vendors certain amounts of money, which could materially adversely affect our business, financial condition, results of operations and cash flows and which may cause us to be unable to meet certain financial covenants related to our senior indebtedness.

We are involved in a variety of disputes with multiple carrier vendors relating to billings of approximately $5.4 million as of December 31, 2012. When we identify an error in a vendor’s bill, we dispute the amount that we believe to be incorrect and often withhold payment for that portion of the invoice. Errors we routinely identify on bills include, but are not limited to, vendors billing us for services we did not consume, vendors billing us for services we did not order, vendors billing us for services that should have been billed to another carrier, vendors billing us for services using incorrect rates or the wrong tariff, and vendors failing to provide the necessary supporting detail to allow us to bill our customers or verify the accuracy of the bill. While we hope to resolve these disputes through negotiation, we may be compelled to arbitrate these matters. The resolution of these disputes may require us to pay the vendor an amount that is greater than the amount for which we have planned or even the amount the vendor claims is owed if late payment charges are assessed, which could materially adversely affect our business, financial condition, results of operations and cash flows. In the event that disputes are not resolved in our favor and we are unable to pay the vendor charges in a timely manner, the vendor may deny us access to the network facilities that we require to serve our customers. If the vendor notifies us of an impending “embargo” of this nature, we may be required to notify our customers of a potential loss of service, which may cause a substantial loss of customers. It is not possible at this time to predict the outcome of these disputes. For more information regarding our billing disputes, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources — Disputes.”

Elimination or relaxation of regulatory rights and protections could harm our business, results of operations and financial condition.

Section 10 of the Communications Act requires the FCC to forbear from applying individual provisions of the Communications Act or its various enabling regulations upon a showing that a statutory provision or a regulation is unnecessary to ensure that rates and practices remain just, reasonable and non-discriminatory and to otherwise protect consumers and that forbearance is generally in the public interest and would promote competition. Pursuant to Section 10, the FCC has effectively deregulated Verizon Communications, Inc.’s (“Verizon”) provision of certain broadband services provided to enterprise customers and has extended similar relief to other incumbent local exchange carriers (“ILECs”). Exercising its forbearance authority, the FCC has also relieved certain ILECs in certain markets of their obligation to provide competitive local exchange carriers (“CLECs”) with unbundled access to network elements at rates mandated by state regulatory commissions.

Although we do not provide service in any of the impacted markets and hence are not directly affected by these latter rulings, Verizon has sought, albeit without success, forbearance from the application of the FCC’s dominant carrier regulation of interstate services, and Section 251(c) unbundling requirements in six Metropolitan Statistical Areas, including the New York-Northern New Jersey-Long Island, NY-NJ-PA Metropolitan Statistical Area, the Philadelphia-Camden-Wilmington PA-NJ-DE-MD Metropolitan Statistical Area and the Boston-Cambridge-Quincy, MA-NH Metropolitan Statistical Area - three of our largest markets. A number of other petitions seeking relaxation or elimination of regulatory requirements are currently pending at the FCC, grant of any of which could have an adverse impact on our business and operations.

FCC rules currently allow Verizon and other ILECs to unilaterally retire copper loop facilities that provide the “last-mile” connection to certain customers with limited regulatory oversight. Verizon has filed hundreds of notices of copper plant retirement with the FCC and has announced its intention to retire its copper network over the next several years. While we, in conjunction with CLECs, have petitioned the FCC to strengthen the rules governing copper plant retirement, there are no assurances that we will be successful in this effort. Because it would limit the availability of facilities necessary to provide certain services to our customers, including EoC, and would substantially impact our cost of service, wide scale retirement of copper loops by Verizon could have an adverse impact on our business and operations.

A discussion of legal and regulatory developments is included in the section entitled “Business — Regulation.”

The communications market in which we operate is highly competitive, and we may not be able to compete effectively against companies that have significantly greater resources than we do, which could cause us to lose customers and impede our ability to attract new customers.

The communications industry is highly competitive and is affected by the introduction of new services and systems by, and the market activities of, major industry participants. We have not achieved, and do not expect to achieve, a major share of the local access lines for any of the communications services we offer. In each of our markets we compete with the ILEC serving that area. Large competitors have the following advantages over us:

•	long-standing relationships and strong brand reputation with customers;

•	financial, technical, marketing, personnel and other resources substantially greater than ours;

•	more funds to deploy communications services and systems that compete with ours;

•	the potential to subsidize competitive services with revenue from a variety of businesses;

•	anticipated increased pricing flexibility and relaxed regulatory oversight;

•	larger networks; and

•	benefits from existing regulations that favor the ILECs.

We also face, and expect to continue to face, competition from other existing and potential market participants, such as CLECs, cable television companies, wireless service providers and electric utility companies. While many CLECs have always targeted small and medium sized enterprises and multi-location customers, cable television companies are increasingly targeting these customers and are doing so at rates lower than we generally offer. We are also increasingly subject to competition from providers using VoIP over the public Internet or private networks. VoIP providers are currently subject to substantially less regulation than traditional local telephone companies and do not pay certain taxes and regulatory charges that we are required to pay. In addition, the development of new technologies could give rise to significant new competitors in the local market.

In the long distance communications market, we face competition from the ILECs, large and small interexchange carriers, wireless carriers and IP-based service providers. Long distance prices have decreased substantially in recent years and are expected to continue to decline in the future as a result of increased competition. If this trend continues, we anticipate that revenues from our network services and other service offerings will likely be subject to significant price pressure.

System disruptions or the failure of our information systems to perform as expected could result in increased capital expenditures, customer and vendor dissatisfaction, loss of business or the inability to add new customers or additional services.

Our success ultimately depends on providing reliable service. Our provision of services may be disrupted by problems in the network, such as equipment failures and problems with a competitor’s or vendor’s system, such as physical damage to telephone lines or power surges and outages. In addition, our engineering and operations organizations continually monitor and analyze the utilization of our network. As a result, they may develop projects to modify or eliminate network circuits that are underutilized. This ongoing process may result in limited network outages for a subset of our customers. Any disruption in our network could cause the loss of customers and result in additional expenses.

Disruptions caused by security breaches, terrorism or for other reasons, could harm our future operating results. The day-to-day operation of our business is highly dependent on our ability to protect our communications and information technology systems from damage or interruptions by events beyond our control. Sabotage, computer viruses or other infiltration by third parties could damage or disrupt our service, damage our facilities, damage our reputation, and cause us to lose customers, among other things. A catastrophic event could materially harm our operating results and financial condition. Catastrophic events could include a terrorist attack in markets where we operate or a major earthquake, fire, or similar event that would affect our central offices, corporate headquarters, network operations center or network equipment.

In recent years, the Northeast and Mid-Atlantic states have been struck by multiple catastrophic storms, including Hurricanes Sandy and Irene and the recent Noreaster Nemo. These storms have, in some cases, demolished the network infrastructure of our principal facilities provider in key areas. They have also caused substantial damage to our network infrastructure. Such natural disasters have, and in the future may again, materially harm our operating results and financial condition.

Our ability to provide our services and systems at competitive prices is dependent on our ability to negotiate and enforce favorable interconnection and other agreements.

Our ability to continue to obtain favorable interconnection, unbundling, service provisioning and pricing terms, and the time and expense involved in negotiating interconnection agreements and amendments, can be adversely affected by ongoing legal and regulatory activity. All of our interconnection agreements provide either that a party is entitled to demand renegotiation of particular provisions or of the entire agreement based on intervening changes in law resulting from ongoing legal and regulatory activity, or that a change of law is immediately effective in the agreement and that a dispute resolution process will be implemented if the parties do not agree upon the change of law. The initial terms of all of our interconnection agreements with ILECs have expired; however, each of our agreements contains an “evergreen” provision that allows the agreement to continue in effect until terminated. If we were to receive a termination notice from an ILEC, we may be able to negotiate a new agreement or initiate an arbitration proceeding at the relevant state commission before the agreement expired. In addition, the Telecommunications Act gives us the right to opt into interconnection agreements, which have been entered into by other carriers, provided the agreement is still in effect and provided that we adopt the entire agreement. We are in the process of renegotiating the terms of our New York interconnection agreements with Verizon. We cannot assure you that we will be able to successfully renegotiate these agreements or any other interconnection agreement on terms favorable to us or at all.

During 2010, we entered into an amended and restated commercial agreement with Verizon pursuant to which we will continue to purchase a product called Verizon Wholesale Advantage Service at unbundled network element (“UNE”)-P rates subject to a tiered surcharge reflective of the number of lines that we maintain under the agreement. Our commercial agreement requires us to maintain a certain number of lines on a “take-or-pay” basis. We are currently operating under an extension of this agreement while we negotiate a new multi-year arrangement.

If we fail to maintain the requisite number of lines under our commercial agreement, we could be penalized a substantial amount of money. Moreover, if our commercial agreement were to be terminated or expire, we would be required to convert all of the lines thereunder to resale, which would be substantially less favorable to us in cost and service. We cannot assure you that we will execute another amended and restated commercial agreement with Verizon or that our new amended and restated agreement, once executed, will be renewed at the end of its term or that it will not be terminated before the end of its term.

We have also entered into interstate contract tariffs with Verizon that allow us to purchase high capacity loops and transport at discounted rates. Our interstate contract tariffs require us to maintain a certain number of channel terminations on a “take-or-pay” basis. We have entered into five- and seven-year interstate contract tariffs for Verizon’s southern and northern territories, as well as an additional five-year interstate contract tariff, which further incentivizes our use of Verizon special access services. If we fail to maintain the requisite number of channel terminations under our contract tariffs, we could be penalized a substantial amount of money. Moreover, if our contract tariff were to be terminated or expire, our cost of service could rise substantially. We cannot assure you that we will execute new contract tariffs with Verizon or that our new contract tariffs, once executed, will be renewed at the end of their terms or that they will not be terminated before the end of their terms.

We have also entered into a commercial agreement with AT&T Inc. (“AT&T”) pursuant to which we serve a significant percentage of our customers in Connecticut, as well as customers in other AT&T ILEC markets. This agreement will expire at the end of 2014. If our AT&T commercial agreement were to expire, we would be required to convert all of the lines thereunder to resale, which would likely be less favorable to us. We cannot assure you that our commercial agreement with AT&T will be renewed at the end of its term.

We have entered into amendments of our various interconnection and commercial agreements with Verizon, which provide for assurance of timely payment. Under these amendments, we could be compelled to provide letters of credit in an amount of up to two months’ anticipated billings if, in any two months of a consecutive 12-month period, we fail to pay when due undisputed amounts that in total exceed 5% of the total amount invoiced by Verizon during the month and fail to cure such nonpayment within five business days of Verizon’s written notice of nonpayment. The provision of such letters of credit could adversely impact our liquidity position. The amendments also substantially limit the time period within which both we and Verizon can (i) backbill for services rendered to the other and (ii) dispute charges for services rendered to the other.

We are also currently involved in a variety of disputes with vendors relating to billings of approximately $5.4 million as of December 31, 2012. For more information, see the risk factor entitled “Our current billing disputes with our vendors may cause us to pay our vendors certain amounts of money, which could materially adversely affect our business, financial condition, results of operations and cash flows and which may cause us to be unable to meet certain financial covenants related to our senior indebtedness.”

If the incumbent local exchange carriers with which we have interconnection agreements engage in anticompetitive practices or we experience difficulties in working with the incumbent local exchange carriers, our ability to offer services on a timely and cost-effective basis will be materially and adversely affected.

Our business depends on our ability to interconnect with ILEC networks and to lease from them certain essential network elements. We obtain access to these network elements and services under terms established in interconnection agreements that we have entered into with ILECs. Like many competitive communications services providers, from time to time, we have experienced difficulties in working with ILECs with respect to obtaining information about network facilities, ordering and maintaining network elements and services, interconnecting with ILEC networks and settling financial disputes. These difficulties can impair our ability to provide local service to customers on a timely and competitive basis. If an ILEC refuses to cooperate or otherwise fails to support our business needs for any other reason, including labor shortages, work stoppages, cost-cutting initiatives or disruption caused by mergers, other organizational changes or terrorist attacks, our ability to offer services on a timely and cost-effective basis will be materially and adversely affected.

We are subject to substantial government regulation that may restrict our ability to provide local services and may increase the costs we incur to provide these services.

We are subject to varying degrees of federal, state and local regulation. Pursuant to the Communications Act, the FCC exercises jurisdiction over us with respect to interstate and international services. We must comply with various federal regulations, such as the duty to contribute to the USF and other subsidies. If we fail to comply with federal reporting and regulatory requirements, we may incur fines or other penalties, including loss of our authority to provide services.

The FCC’s Triennial Review Order, subsequent Triennial Review Remand Order and related decisions have reduced our ability to access certain elements of ILEC telecommunications platforms in several ways that have affected our operations. First, we no longer have the right to require ILECs to sell us unbundled network platforms. Because of this, we entered into commercial agreements with Verizon to purchase a product called Verizon Wholesale Advantage Services at UNE-P rates subject to a surcharge, which increased over time. We are currently party to an amended and restated commercial agreement with Verizon pursuant to which we will continue to purchase Verizon Wholesale Advantage Service at UNE-P rates subject to a tiered surcharge reflective of the number of lines that we place under the agreement. We are required under our amended and restated commercial agreement with Verizon to maintain a certain volume of lines on a “take-or-pay” basis. While this amended and restated commercial agreement remains in effect, we are now operating under an extension to the agreement as we negotiate a new multi-year arrangement. Expiration or termination of our current amended and restated commercial agreement would result in a substantial increase in our cost of service. Second, in certain central offices, we no longer have the right to require ILECs to sell to us as UNEs, or have limited access rights to UNE high capacity circuits that connect our central switching office locations to customers’ premises. Third, we no longer have the right to require ILECs to sell to us UNE transport between our switches and ILEC switches. Fourth, we have only limited or no access to UNE DS1 or DS3 transport on certain interoffice routes. Petitions currently pending before the FCC could, if granted, further reduce our access to UNE-Ls and transport. In these instances where we lose unbundled access to high capacity circuits or interoffice transport, we must either find alternative suppliers or purchase substitute circuits from the ILEC as special access, which increases our costs. Finally, our access to certain broadband elements of the ILEC network has been limited or eliminated in certain circumstances and our access to the ILEC’s copper infrastructure could be eliminated if the ILECs elect to retire their copper facilities. Inability to access copper facilities would eliminate or reduce our ability to provide EoC and interfere with our ability to provide cost-effective broadband service.

State regulatory commissions also exercise jurisdiction over us to the extent we provide intrastate services. We are required to obtain regulatory authorization and/or file tariffs with regulators in most of the states in which we operate. State regulatory commissions also often regulate the rates, terms and conditions at which we offer service. We have obtained the necessary certifications to provide service, but each commission retains the authority to revoke our certificate if that commission determines that we have violated any condition of our certification or if it finds that doing so would be in the public interest. While we believe we are in compliance with regulatory requirements, our interpretation of our obligations may differ from those of regulatory authorities.

Both federal and state regulators require us to pay various fees and assessments, file periodic reports and comply with various rules regarding the contents of our bills, protection of subscriber privacy, service quality and similar consumer protection matters on an ongoing basis. If we fail to comply with these requirements, we may be subject to fines or potentially be asked to show cause as to why our certificate of authority to provide service should not be revoked.

A discussion of legal and regulatory developments is included in the section entitled “Business — Regulation.”

Difficulties we may experience with ILECs, interexchange carriers and wholesale customers over payment issues may harm our financial performance.

We have at times experienced difficulties collecting amounts due to us for services that we provide to ILECs and interexchange carriers. These balances due to us can be material. We cannot assure you that we will be able to reach mutually acceptable settlements to collect overdue and disputed payments in the future.

Our interconnection agreements allow ILECs to decrease order processing, disconnect customers and increase our security deposit obligations for delinquent payments. If an ILEC makes an enforceable demand for an increased security deposit, we could have less cash available for other expenses. If an ILEC were to cease order processing or disconnect customers, our business and operations would be materially and adversely affected.

Periodically, our wholesale customers experience financial difficulties. To the extent that the credit quality of our wholesale customers deteriorates or they seek bankruptcy protection, we may have difficulty collecting amounts due for services that we have provided to them. While we maintain security deposits and often retain the right to solicit end-user customers, we cannot assure you that such mechanisms will provide us adequate protection.

We periodically have disagreements with ILECs and interexchange carriers regarding the interpretation and application of laws, rules, regulations, tariffs and agreements. Adverse resolution of these disagreements may impact our revenues and our costs of service, both prospectively and retroactively. Some of the disagreements can be quantified and are included among our outstanding billing disputes with Verizon and other carriers (see the risk factor entitled “Our current billing disputes with our vendors may cause us to pay our vendors certain amounts of money, which could materially adversely affect our business, financial condition, results of operations and cash flows and which may cause us to be unable to meet certain financial covenants related to our senior indebtedness”), while others cannot be quantified because their resolution will depend upon public policy determinations not yet made by the FCC. If one or more of such disagreements were resolved through litigation or arbitration against us, such adverse resolution could have a material adverse effect on our business, results of operations and financial condition.

Continued industry consolidation could further strengthen our competitors and could adversely affect our prospects.

Consolidation in the telecommunications industry is occurring at a rapid pace. In addition to the combinations of Verizon and MCI and SBC, AT&T and BellSouth, numerous CLEC combinations have occurred, including several which directly impact our markets such as Windstream/Paetec, Paetec/Cavalier, Earthlink/ITCDeltaCom and Earthlink/One Communications. This consolidation strengthens our competitors and poses increased competitive challenges for us. The ILEC/interexchange carrier combinations not only provide the ILECs with national and international networks, but eliminate the two most effective and well financed opponents of the ILECs in federal and state legislative and regulatory forums and potentially reduce the availability of non-ILEC network facilities. The CLEC combinations will provide direct competitors with greater financial, network and marketing assets.

Advanced services, such as our “cloud” and hosted IP services, may generate claims of intellectual property infringement.

We provide a variety of advanced services, such as our “cloud” and hosted IP services. These services rely on patents and other intellectual property that third parties may claim infringes their intellectual property. Such claims may materially and adversely affect our ability to continue to sell or provide advanced services to retail and wholesale customers.

We license certain software to certain other carriers for the provision of hosted IP service. We are contractually bound to indemnify these other carriers in the event that a third party alleges that our software infringes its intellectual property rights. If our licensees’ provision of hosted IP services were the subject of intellectual property infringement claims, our financial position could be adversely impacted.

The communications industry faces significant regulatory uncertainties and the adverse resolution of these uncertainties could harm our business, results of operations and financial condition.

If current or future regulations change, we cannot assure you that the FCC or state regulators will grant us any required regulatory authorization or refrain from taking action against us if we are found to have provided services without obtaining the necessary authorizations, or to have violated other requirements of their rules and orders. Delays in receiving required regulatory approvals or the enactment of new adverse regulations or regulatory requirements may slow our growth and have a material adverse effect upon our business, results of operations and financial condition. The Telecommunications Act remains subject to judicial review and ongoing proceedings before the FCC and state regulators, including proceedings relating to interconnection pricing, access to and pricing for UNEs and special access services and other issues that could result in significant changes to our business and business conditions in the communications industry generally. Recent decisions by the FCC have eliminated or reduced our access to certain elements of ILEC telecommunications platforms that we use to serve our customers and increased the rates that we pay for such elements. Other recent decisions have reduced our intercarrier compensation revenues and raised our contributions to the USF. Other proceedings are pending before the FCC that could potentially further limit our access to these network elements or further increase the rates we must pay for such elements. Likewise, proceedings before the FCC could impact the availability and price of special access facilities. Other proceedings before the FCC could result in increases in the cost of regulatory compliance. A number of states also have proceedings pending that could impact our access to and the rates we pay for network elements. Other state proceedings could limit our pricing and billing flexibility. Our business would be substantially impaired if the FCC, the courts, or state commissions eliminated our access to the facilities and services we use to serve our customers, substantially increased the rates we pay for facilities and services or adversely impacted the revenues we receive from other carriers or our customers. In addition, congressional legislative efforts to rewrite the Telecommunications Act or enact other telecommunications legislation, as well as various state legislative initiatives, may cause major industry and regulatory changes. We cannot predict the outcome of these proceedings or legislative initiatives or the effects, if any, that these proceedings or legislative initiatives may have on our business and operations.

The FCC has recently revamped its intercarrier compensation mechanism and its USF program. The changes implemented by the FCC in its intercarrier compensation mechanism could reduce our high margin carrier revenue and limit or eliminate our ability to provide and charge for certain access services. The changes implemented by the FCC in its USF program could increase our program costs.

A discussion of legal and regulatory developments is included in the section entitled “Business — Regulation.”

Declining prices for communications services could reduce our revenues and profitability.

We may fail to achieve acceptable profits due to pricing. Prices in telecommunication services have declined substantially in recent years, a trend which continues. Accordingly, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices. Our ability to meet price competition may depend on our ability to operate at costs equal to or lower than those of our competitors or potential competitors.

Certain real estate leases and agreements are important to our business and failure to maintain such leases and agreements could adversely affect us.

Our switches are housed in facilities owned by third parties. Our use of these various facilities is subject to multiple real estate leases. If we were to lose one or more of these leases, the resultant relocation of one or more of our switches would be costly and disruptive to our business and customers. We cannot assure you that we will be able to maintain all of the real estate leases governing our multiple switch sites.

We depend on a limited number of third party service providers for long distance and other services, and if any of these providers were to experience significant interruptions in its business operations, or were to otherwise cease to provide such services to us, our ability to provide services to our customers could be materially and adversely affected.

We depend on a limited number of third party service providers for long distance, data and other services. If any of these third party providers were to experience significant interruptions in their business operations, terminate their agreements with us or fail to perform the services or meet the standards of quality required under the terms of our agreements with them, our ability to provide these services to our customers could be materially and adversely affected for a period of time that we cannot predict. If we have to migrate the provision of these services to an alternative provider, we cannot assure you that we would be able to timely locate alternative providers of such services, that we could migrate such services in a short period of time without significant customer disruption so as to avoid a material loss of customers or business, or that we could do so at economical rates.

Our business, results of operations and financial condition could be adversely affected if our customers terminate their contracts or are migrated by sales agents to another carrier.

Customers, whether on “month-to-month” arrangements or long-term contracts, periodically terminate their contracts, with or without penalties. If a significant percentage of these customers or a significant number of key customers should terminate their service agreements with us, our business, results of operations and financial condition could be adversely affected.

Also, certain of our agreements with sales agents do not expressly preclude the sales agent from migrating the customers they secured for us to other carriers. Sales agents could attempt to obtain from these customers the authorization to replace us as the customers’ service provider. If a number of customers migrated away from our service, our business, results of operations and financial condition could be adversely affected.

Our customers are impacted by conditions in the economy as a whole. If conditions in the economy worsen, our customers may experience increasing business downturns or bankruptcies. Such adverse economic impacts could result in reduced sales, higher churn and greater bad debt for us. Reduced sales and higher churn could also result from concerns that we may not be able to repay our indebtedness. Any combination of these factors could adversely impact our operating results and financial performance.

The communications industry is undergoing rapid technological changes, and new technologies may be superior to the technologies we use. We may fail to anticipate and keep up with such changes.

The communications industry is subject to rapid and significant changes in technology and in customer requirements and preferences. If we fail to anticipate and keep up with such changes, we could lose market share, which could reduce our revenue. We have developed our business based, in part, on traditional telephone technology. Subsequent technological developments may reduce the competitiveness of our network and require expensive unanticipated upgrades or additional communications products that could be time consuming to integrate into our business and could cause us to lose customers and impede our ability to attract new customers. We may be required to select one technology over another at a time when it might be impossible to predict with any certainty which technology will prove to be more economic, efficient or capable of attracting customers. In addition, even though we utilize new technologies, such as VoIP, we may not be able to implement them as effectively as other companies with more experience with those new technologies. In addition, while we have recently purchased and deployed new technology, including VoIP softswitches, EoC and MPLS, core and edge routers, we may not be able to implement new technology as effectively as other companies with more experience with new technology.

The financial difficulties faced by others in our industry could adversely affect our public image and our financial results.

Certain competitive communications services providers, long distance carriers and other communications providers have experienced substantial financial difficulties over the past few years. To the extent that carriers in financial difficulties purchase services from us, we may not be paid in full or at all for services we have rendered. Further, the perception of instability of companies in our industry may diminish our ability to obtain further capital and may adversely affect the willingness of potential customers to purchase their communications services from us.

If we are unable to retain and attract management and key personnel, we may not be able to execute our business plan.

We believe that our success is due, in part, to our experienced management team. Losing the services of one or more members of our management team could adversely affect our business and our expansion efforts, and possibly prevent us from further improving our operational, financial and information management systems and controls. We do not maintain key man life insurance on any of our officers.

Our ability to implement our business plan is dependent on our ability to retain and hire a large number of qualified new employees each year. The competition for qualified technical and sales personnel is intense in the telecommunications industry and in our markets. If we are unable to hire sufficient qualified personnel, our customers could experience inadequate customer service and delays in the installation and maintenance of access lines, which could have a material adverse effect on our business, results of operations and financial condition.

Our success depends on the ability to manage and expand operations effectively.

Our ability to manage and expand operations effectively will depend on the ability to:

•	offer high-quality, reliable services at reasonable costs;

•	introduce new technologies;

•	install and operate telecommunications switches and related equipment;

•	lease access to suitable transmission facilities at competitive prices;

•	scale operations;

•	obtain successful outcomes in disputes and in litigation, rule-making, legislation and regulatory proceedings;

•	successfully negotiate, adopt or arbitrate interconnection agreements with other carriers;

•	acquire necessary equipment, software and facilities;

•	integrate existing and newly acquired technology and facilities, such as switches and related equipment;

•	evaluate markets;

•	add products;

•	monitor operations;

•	control costs;

•	maintain effective quality controls;

•	hire, train and retain qualified personnel;

•	enhance operating and accounting systems;

•	address operating challenges;

•	adapt to market and regulatory developments; and

•	obtain and maintain required governmental authorizations.

In order for us to succeed, these objectives must be achieved in a timely manner and on a cost-effective basis. If these objectives are not achieved, we may not be able to compete in existing markets or expand into new markets.

We may engage in future acquisitions that are not successful or fail to integrate acquired businesses into our operations, which may adversely affect our competitive position and growth prospects.

As part of our business strategy, we may seek to expand through the acquisition of other businesses that we believe are complementary to our business. We may be unable to identify suitable acquisition candidates, or if we do identify suitable acquisition candidates, we may not successfully complete those transactions that are commercially favorable to us or at all, which may adversely affect our competitive position and growth prospects.

If we acquire another business, we may face difficulties, including:

•	integrating that business’s personnel, services, products or technologies into our operations;

•	retaining key personnel of the acquired business;

•	failing to adequately identify or assess liabilities of that business;

•	failing to achieve the forecasts we used to determine the purchase price of that business; and

•	diverting our management’s attention from the normal daily operation of our business.

These difficulties could disrupt our ongoing business and increase our expenses. As of the date of this prospectus, we have no agreements to enter into any material acquisition transaction.

In addition, our ability to complete acquisitions will depend, in part, on our ability to finance these acquisitions, including the costs of acquisition and integration. Our ability may be constrained by our cash flow, the level of our indebtedness at the time, restrictive covenants in the agreements governing our indebtedness, conditions in the securities markets, regulatory constraints and other factors, many of which are beyond our control. If we proceed with one or more acquisitions in which the consideration consists of cash, we may use a substantial portion of our available cash to complete the acquisitions. If we finance one or more acquisitions with the proceeds of indebtedness, our interest expense and debt service requirements could increase materially. The financial impact of acquisitions could materially affect our business and could cause substantial fluctuations in our quarterly and yearly operating results.

Misappropriation of our intellectual property and proprietary rights could impair our competitive position, and defending against intellectual property infringement and misappropriation claims could be time consuming and expensive and, if we are not successful, could cause substantial expenses and disrupt our business.

We rely on a combination of patent, copyright, trademark and trade secret laws, as well as licensing agreements, third party non-disclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. There can be no assurance that these protections will be adequate to prevent our competitors from copying or reverse-engineering our hardware or software products, or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

In addition, we cannot be sure that the products, services, technologies and advertising we employ in our business do not or will not infringe valid patents, trademarks, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to intellectual property of others in the ordinary course of our business. Defending against intellectual property infringement or misappropriation claims could be time consuming and expensive regardless of whether we are successful, and could cause substantial expenses and disrupt our business.

As an Internet access provider, we may incur liability for information disseminated through our network.

The law relating to the liability of Internet access providers and on-line services companies for information carried on or disseminated through their networks is unsettled. As the law in this area develops, the potential imposition of liability upon us for information carried on and disseminated through our network could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain products or service offerings. Any costs that are incurred as a result of such measures or the imposition of liability could harm our business.

If we fail to maintain effective internal controls, our financial reporting could be inaccurate.

Internal control systems are intended to provide reasonable assurance regarding the preparation and fair presentation of published financial statements. During 2012, we identified a material weakness in our internal control over financial reporting with respect to our historical methodology for calculating deferred revenue and concluded that our internal control over financial reporting was not effective as of December 31, 2012. We have recorded appropriate adjustments so that the Consolidated Financial Statements appearing in this prospectus present fairly, in all material respects, our financial position, results of operations and cash flows for the periods presented. In addition, we have taken appropriate actions to remediate the identified material weakness in order to improve our internal controls over financial reporting. We cannot assure you that our actions will be effective or that we will not discover other material weaknesses in our controls. If we fail to maintain effective internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected, our business and financial condition could be harmed, and investors may lose confidence in our reported financial information. For more information, see Note 4 in the Notes to Consolidated Financial Statements.

Risks Related to the Notes

Our substantial indebtedness may restrict our operating flexibility as the indenture governing the Notes and the credit agreement governing the Revolving Credit Facility contain certain restrictive covenants.

Our substantial indebtedness may restrict our operating flexibility, which could adversely affect our financial health and could prevent us from fulfilling our financial obligations. The indenture governing the Notes and the credit agreement governing the Revolving Credit Facility contain covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	incur or guarantee additional indebtedness or issue preferred stock;

•	pay dividends or distributions on, or redeem or repurchase, capital stock;

•	create liens with respect to our assets;

•	make investments, loans or advances;

•	prepay subordinated indebtedness;

•	enter into transactions with affiliates;

•	merge, consolidate or sell our assets; and

•	engage in any business other than activities related or complementary to communications.

We cannot assure you that we will be able to meet these requirements or satisfy these covenants in the future. If we fail to do so, our indebtedness thereunder could become accelerated and payable at a time when we are unable to pay such indebtedness. This could adversely affect our ability to carry out our business plan and would have a negative effect on our financial condition.

While the Plan has substantially de-levered us, we will still have significant long-term debt obligations. At December 31, 2012, we had $152.9 million of total outstanding indebtedness. Our substantial indebtedness could:

•	make it more difficult for us to satisfy current and future debt obligations;

•	make it more difficult for us to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

•

require us to dedicate a substantial portion of cash flows from operating activities to the payment of principal and interest on the indebtedness, thereby reducing the funds available to us for operations and other purposes, including investments in service development, capital spending and acquisitions;

•	place us at a competitive disadvantage to our competitors who are not as highly leveraged as we are;

•	make us vulnerable to interest rate fluctuations, if it incurs any indebtedness that bears interest at variable rates;

•	impair our ability to adjust to changing industry and market conditions; and

•	make us more vulnerable in the event of a downturn in general economic conditions or in our business or changing market conditions and regulations.

Although the credit agreement governing the Revolving Credit Facility and the indenture governing the Notes limits our ability to incur additional indebtedness, these restrictions will be subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the credit agreement governing the Revolving Credit Facility and the indenture governing the Notes will not prevent us from incurring obligations that do not constitute indebtedness. For more information, see the section entitled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.” To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage, including the possible inability to service our debt, would increase.

To service our indebtedness, including the Notes, we will require a significant amount of cash. The ability to generate cash depends on many factors beyond our control.

Our ability to repay or to refinance obligations with respect to our indebtedness, including the Notes, the Revolving Credit Facility and the funding of planned capital expenditures, depends on our future financial and operating performance. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control. These factors could include operating difficulties, diminished access to necessary network facilities, increased operating costs, significant customer churn, pricing pressures, the response of competitors, regulatory developments and delays in implementing strategic initiatives.

There can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable us to pay our indebtedness or to fund other liquidity needs. As of December 31, 2012, we required approximately $78.8 million in cash to service the interest due on the Notes throughout their remaining life. We may need to refinance all or a portion of our indebtedness, including the Notes and the Revolving Credit Facility, at or before maturity. There can be no assurances that we will be able to refinance any of our indebtedness, including the Notes and the Revolving Credit Facility, on commercially reasonable terms or at all.

The value of the Notes may be adversely affected by certain factors beyond our control, including failure to comply with certain covenants and the sale by the Selling Noteholders of a large principal amount of the Notes.

The value of the Notes may be adversely affected by a number of factors, including many of the risks described in this prospectus. If, for example, we fail to comply with the covenants in the Revolving Credit Facility and the indenture that governs the Notes, resulting in an event of default thereunder, certain of our outstanding indebtedness could be accelerated, which could have a material adverse effect on the value of the Notes. We may need to refinance all or a portion of our indebtedness, including the Notes, at or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, on commercially reasonable terms or at all.

Further, it is possible that the Selling Noteholders will offer all of the Notes covered by this prospectus for sale. Since it is possible that a significant number of the Notes could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the future market price of the Notes.

Broadview Networks Holdings, Inc., the issuer of the Notes, is a holding company, and its ability to make any required payment on the Notes is dependent on the operations of, and the distribution of funds from, its subsidiaries.

Broadview Networks Holdings, Inc., the issuer of the Notes, is a holding company and depends on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations, including its required obligations under the Notes. Each of our subsidiaries is a legally distinct entity, and while our domestic subsidiaries have guaranteed the Notes, such guarantees are subject to risks. See “— Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.” The ability of our subsidiaries to pay dividends and make distributions will be subject to, among other things, the terms of any debt instruments of our subsidiaries then in effect and applicable law. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the Notes would be substantially impaired.

Minority holders of the Notes may have limited influence with respect to matters requiring a vote of holders of the Notes.

If holders of the Notes constituting a majority were to determine to act in concert with respect to any proposal or other item requiring a vote of holders of the Notes, other holders of the Notes would then be unable to affect the outcome of such vote. As of the date of this prospectus, we had no knowledge of any such determination to act in concert.

There is no established trading market for the Notes and there is no guarantee that an active trading market for the Notes will develop. You may not be able to sell the Notes readily or at all or at or above the price that you paid.

There is no established trading market for the Notes. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your Notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the Notes or as to whether any market will develop or be maintained.

Accordingly, you may be required to bear the financial risk of your investment in the Notes indefinitely. If a trading market were to develop, future trading prices of the Notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. Any such disruptions could adversely affect the prices at which you may sell your Notes. The Notes may trade at a discount from their principal amount.

There may not be sufficient collateral to pay all or any portion of the Notes.

Subject to an intercreditor agreement, indebtedness and other obligations under the Revolving Credit Facility are secured by a lien on substantially all of our tangible and intangible assets (other than certain excluded assets), with a first priority lien with respect to collateral composed of (i) accounts, (ii) inventory, (iii) deposit accounts and all cash, checks and other instruments on deposit therein or credited thereto, (iv) securities accounts and all investment property on deposit therein or credited thereto, (v) lock boxes, (vi) capital stock of each of our domestic subsidiaries (subject to certain limitations for capital stock of any foreign subsidiaries) and (vii) contract rights, instruments, documents, chattel paper (whether tangible or electronic), drafts and acceptances, general intangibles and all other forms of obligations owing to each such borrower or guarantor, in each case, arising out of or relating to the sale, lease or other disposition of inventory or the rendition of services and all guarantees and other security therefor. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, or an acceleration of the claims of the Revolving Credit Facility, the assets that secure such Revolving Credit Facility claims that are first priority collateral, including assets that secure liens of the Notes, must be used first to pay first priority claims of the Revolving Credit Facility (and any other indebtedness or claims secured by such first priority collateral) in full before any payments are made therewith on the Notes from such first priority collateral. In addition, subject to certain limitations, we are permitted to issue additional Notes under the indenture governing the Notes, as well as incur other debt to be secured on a pari passu basis with the Notes, which will dilute the value of the collateral securing the Notes.

No appraisals of any collateral have been prepared in connection herewith. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the Notes, in full or at all, after first satisfying, in the case of collateral consisting of first priority collateral for the Revolving Credit Facility, our obligations in full under first priority claims, and in the case of any other obligations secured by a first priority lien on the collateral, such other obligations. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the collateral securing the Notes and the obligations under the Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. For more information, see the section of this prospectus entitled “Description of the Notes — Security.”

There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the Notes will be released automatically, including:

•	upon a sale, transfer or other disposition of such collateral in a transaction not prohibited under the indenture governing the Notes; and

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee.

In addition, although the Notes are secured by the pledge of the capital stock of our subsidiaries, the pledge of the capital stock of any such subsidiary will be released to the extent that separate financial statements of the subsidiary would be required to be filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 3-16 of Regulation S-X under the Securities Act, as in effect from time to time. For more information, see the section entitled “Description of the Notes — Security.”

The indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the Notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of any such unrestricted subsidiary and its subsidiaries will have a claim on the assets of the unrestricted subsidiary and its subsidiaries that is structurally senior to the claim of holders of the Notes.

Our ability to repurchase Notes with cash upon a change of control may be limited.

In certain circumstances constituting a Change of Control, as defined in the section of this prospectus entitled “Description of the Notes — Certain Definitions,” the holders of the Notes may require us to purchase some or all of the holders’ Notes. No assurances can be made that we will have sufficient financial resources at such time or would be able to arrange financing to pay the repurchase price of the Notes in cash. Our ability to repurchase the Notes for cash in such an event may be limited by law or by the terms of other agreements. In addition, a Change of Control may trigger repayment obligations under the terms of other indebtedness. We may not have, or be able to raise, sufficient funds to satisfy our repayment or repurchase obligations.

In addition, the required repurchase of the Notes and the events that constitute a Change of Control under the indenture are also events of default under the Revolving Credit Facility. These events may permit the lenders under the Revolving Credit Facility to accelerate the indebtedness outstanding thereunder. If we are required to repurchase the Notes, we would probably require third party financing. We cannot be sure that we would be able to obtain third party financing on acceptable terms, or at all. If the indebtedness under the Revolving Credit Facility is not paid, the lenders thereunder may seek to enforce security interests in the collateral consisting of first priority collateral that secures such indebtedness, thereby limiting our ability to raise cash to purchase the Notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the Notes.

One of the circumstances under which a Change of Control may occur is upon the sale or disposition of all or substantially all of our assets. However, the phrase “all or substantially all” will likely be interpreted under the laws of the State of New York, which is the applicable state law that governs the indenture and the Notes, and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our assets has occurred, in which case, the ability of a holder of the Notes to obtain the benefit of an offer to repurchase all or a portion of the Notes held by such holder may be impaired.

Federal and state fraudulent transfer laws may permit a court to void the Notes and the guarantees, subordinate claims in respect of the Notes and the guarantees and require Noteholders to return payments received and, if that occurs, you may not receive any payments on the Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of any guarantee of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or any guarantee could be voided as a fraudulent transfer or conveyance if (1) we or any guarantor, as applicable, issued the Notes or incurred the guarantee with the intent of hindering, delaying or defrauding creditors or (2) we or any guarantor, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantee and, in the case of (2) only, one of the following was also true at the time thereof: we or such guarantor, as applicable, was insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantee; the issuance of the Notes or the incurrence of the guarantee left us or such guarantor, as applicable, with an unreasonably small amount of capital to carry on its business; or we or such guarantor intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the Notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the Notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. We cannot be certain as to the standards a court would use to determine whether or not we or such guarantor were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the Notes or the guarantee would not be further subordinated to our or any guarantor’s other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness: the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due.

If a court were to find that the issuance of the Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or such guarantee or further subordinate the Notes or such guarantee to presently existing and future indebtedness of ours or of the applicable guarantor, or require the holders of the Notes to repay any amounts received with respect to the Notes or such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes. Further, the voidance of the Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Although the guarantees entered into in connection with the issuance of the Notes contained a provision intended to limit each guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective or may be subject to ambiguity in computation to protect such guarantee from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Any future pledge of collateral in favor of the holders of Notes might be voidable in bankruptcy.

Any future pledge of collateral in favor of the holders of Notes, including pursuant to security documents delivered in connection with or the indenture, might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, under the Code, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of Notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced with 90 days following the pledge, or, in certain circumstances, a longer period.

Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the Notes to repossess and dispose of the collateral securing the Notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the Code, a secured creditor, such as the collateral agent for the Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the Notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	2012	2011(1)	2010(1)	2009(1)	2008(1)
Earnings:
Loss before provision for income taxes	$(34,049)	$(10,857)	$(17,591)	$(15,095)	$(42,121)
Interest charges	35,200	38,302	38,379	39,853	39,514
Interest factor in operating rents(2)	2,941	2,922	3,871	3,997	3,775

Total earnings	4,092	30,367	24,659	28,755	1,168

Fixed charges:
Interest charges	35,200	38,302	38,379	39,853	39,514
Interest factor in operating rents(2)	2,941	2,922	3,871	3,997	3,775

Total fixed charges	38,141	41,224	42,250	43,850	43,289

Ratio of earnings to fixed charges(3)	—	—	—	—	—

Deficiency	$(34,049)	$(10,857)	$(17,591)	$(15,095)	$(42,121)

(1)	Certain amounts presented have been revised from those we previously reported for the years ended December 31, 2011, 2010, 2009 and 2008. See Note 4 in Notes to Consolidated Financial Statements included elsewhere in this prospectus for discussion of the revisions.
(2)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges include: interest expense and the portion (approximately 33%) of rental expense that management believes is representative of the interest component of rental expense.
(3)	Where a dash appears, our earnings were negative and were insufficient to cover fixed charges during the period.

USE OF PROCEEDS

All of the Notes offered by this prospectus are being offered for sale by the Selling Noteholders. The Selling Noteholders will receive all of the net proceeds from sales of the Notes registered pursuant to this prospectus and will pay all underwriting discounts and selling commissions, if any, applicable to those sales.

DIVIDEND POLICY

We do not anticipate paying any regular cash dividends on our common stock in the foreseeable future. Our ability to pay cash dividends is limited by the terms of the credit agreement governing the Revolving Credit Facility and the indenture governing the Notes and may be limited by future debt or other agreements that we may enter into from time to time. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors. For more information regarding the terms of our existing debt documents, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2012. This table should be read in conjunction with the information contained in “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus. All dollar amounts in the table are in thousands.

As of December 31, 2012
Cash and cash equivalents	$9,736

Debt
Revolving Credit Facility(1)	$0
Notes	150,000
Capital leases	2,898

Total long-term debt, including current portion	152,898
Stockholders’ equity	16,693

Total capitalization	$169,591

(1)	The Revolving Credit Facility provides for a $25,000 revolving line of credit. As of December 31, 2012, we had no outstanding borrowings under the Revolving Credit Facility.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected consolidated financial data as of the dates and for the periods indicated. The selected consolidated financial data for the years ended December 31, 2012, 2011 and 2010 and as of December 31, 2012 and 2011 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data for the years ended December 31, 2009 and 2008 and as of December 31, 2010, 2009 and 2008 have been derived from our audited consolidated financial statements not included elsewhere in this prospectus.

The following financial information is qualified by reference to and should be read in conjunction with the sections entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Consolidated Financial Statements and Notes to Consolidated Financial Statements” included elsewhere in this prospectus. All dollar amounts are in thousands.

	Years Ended December 31,
	2012	2011(1)	2010(1)	2009(1)	2008(1)
Statement of Operations Data:
Revenues	$340,907	$377,989	$407,740	$455,298	$496,609
Cost of revenues exclusive of depreciation and amortization	164,232	178,292	193,842	226,233	257,883

Gross profit	176,675	199,697	213,898	229,065	238,726
Selling, general and administrative	130,777	132,997	149,245	154,513	168,419
Depreciation and amortization	36,382	39,508	43,938	49,922	73,608

Income (loss) from operations	9,516	27,192	20,715	24,630	(3,301)
Reorganization items	(8,415)	—	—	—	—
Interest expense	(35,200)	(38,302)	(38,379)	(39,853)	(39,514)
Interest income	50	70	73	112	702
Other income (expense)	—	183	—	16	(8)

Loss before provision for income taxes	(34,049)	(10,857)	(17,591)	(15,095)	(42,121)
Provision for income taxes	(1,224)	(1,347)	(1,288)	(1,179)	(1,056)

Net loss	$(35,273)	$(12,204)	$(18,879)	$(16,274)	$(43,177)

Balance Sheet Data End of Period:
Cash and cash equivalents	$9,736	$22,924	$25,204	$21,975	$22,177
Certificates of deposit	1,805	2,396	2,894	1,878	1,894
Investment securities	—	13,567	13,554	23,549	23,533
Accounts receivable	28,811	33,255	36,071	41,526	53,719
Property and equipment, net	68,381	80,488	85,144	86,219	85,248
Total assets	226,411	276,588	294,442	326,810	355,238
Total debt including current portion	152,898	322,555	324,088	331,366	336,778
Total liabilities	209,718	390,765	396,415	409,963	422,107
Total shareholders’ equity (deficiency)	16,693	(114,177)	(101,973)	(83,153)	(66,869)
Other Financial Data:
Net cash flows provided by (used in):
Operating activities	$12,760	$27,907	$30,369	$37,211	$26,637
Investing activities	(6,631)	(29,800)	(20,886)	(33,238)	(68,490)
Financing activities	(19,317)	(387)	(6,254)	(4,175)	23,541
Purchases of property and equipment	(20,789)	(30,290)	(29,879)	(33,091)	(39,786)

(1)	Certain amounts presented have been revised from those we previously reported as of and for the years ended December 31, 2011, 2010, 2009 and 2008. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and Note 4 in Notes to Consolidated Financial Statements included elsewhere in this prospectus for discussion of the revisions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the “Selected Financial Data” and the “Consolidated Financial Statements and Notes to Consolidated Financial Statements” included elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below and elsewhere in this prospectus, including information with respect to our plans and strategies for our business and related financing, includes forward-looking statements that involve risk and uncertainties. In evaluating such statements, existing and prospective investors should specifically consider the various factors identified in this prospectus that could cause results to differ materially from those expressed in such forward-looking statements, including matters set forth in the section entitled “Risk Factors”. Many of the amounts and percentages presented in this discussion and analysis have been rounded for convenience of presentation, and all amounts included in tables are presented in thousands.

Overview

We are a leading cloud-based service provider of communications and information technology solutions to SMB and enterprise customers nationwide. After several years of development, we began providing cloud-based communication services in 2005 and later introduced into our product portfolio a variety of cloud-based computing solutions. Today, we offer a full suite of cloud-based systems and services to customers nationwide, with more than 100,000 active licenses on our flagship product offering, our cloud-based business communications platform named OfficeSuite®, which comprises a growing percentage of our overall revenue and the vast majority of our existing cloud-based revenue stream.

We benefit from software development expertise, proprietary technology and a strong next-generation network infrastructure. This allows us to offer our customers more than just cloud-based services, but additionally products that include advanced, converged communications services and network access by leveraging our network infrastructure, on a cost-effective basis. In 2012, over 82% of all new revenue installed during the year was provisioned on our next-generation IP network.

We have provided cloud-based services in the Northeast and Mid-Atlantic United States since 2005 and offered cloud-based services nationwide since late 2009. Prior to 2009, our focus had been solely on markets across 10 states, including the major metropolitan markets of New York, Boston, Philadelphia, Baltimore and Washington, D.C. These markets remain important markets for us and we have the majority of our direct sales efforts focused on these markets. We distribute our products through quota-bearing sales representatives, including a direct sales force primarily based in the Northeast and Mid-Atlantic United States, sales agents nationwide, and by our expanded efforts in wholesale, web marketing, VARs and nationwide distributor channels.

As of December 31, 2012, we provided our services to approximately 30,000 business customers nationwide. For the year ended December 31, 2012, approximately 89% of our total revenue was generated from retail end users in a wide array of industries, including professional services, health care, education, manufacturing, real estate, retail, automotive, non-profit groups and others. For the same period, approximately 11% of our total revenue was generated from wholesale, carrier access and other sources. We have transitioned a significant percentage of our revenue base to T-1- and IP-based products and cloud-based communications services. For the year ended December 31, 2012, revenue from these accounts represented 76% of our retail revenue with 16% of retail revenue generated by cloud-based communications services. From the first quarter of 2009 to the fourth quarter of 2012, cloud-based communications products and services have grown at approximately a 28% CAGR. For the year ended December 31, 2012, we generated total revenues of $340.9 million and Adjusted EBITDA of $60.2 million. For more information, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA Presentation.”

The Company, doing business as Broadview since its acquisition in 2005, was founded in 1996 as Bridgecom International, Inc. to take advantage of the competitive opportunities in the local exchange communications market created by the Telecommunications Act. Since then, management has responded to market and regulatory changes by strategically deploying facilities and merging with or acquiring companies with the necessary footprint, facilities and customer base to sustain and grow our business. We merged with Broadview Networks, Inc. on January 14, 2005 to transfer our SMB customers clustered in the New York metropolitan area to our own switches, gaining improved margins, more control over service delivery and more comprehensive customer care.

On September 29, 2006, we acquired ATX Communications, Inc. (together with its subsidiaries, “ATX”), which has provided us with broader opportunities in our existing markets and access to new markets and larger business customers. ATX delivered voice and data services, as well as hosted and managed communications solutions, to business customers throughout the Mid-Atlantic region, including Southeastern Pennsylvania, with a concentration in the Philadelphia metro market. ATX’s market, combined with Broadview’s existing market strength in the New York metro area, made us one of the market leaders in the Northeast and Mid-Atlantic corridor. The ATX acquisition also enabled us to extend our geographic footprint within the Mid-Atlantic region and to serve additional cities such as Baltimore and Washington, D.C. ATX’s advanced data and managed service offerings enhanced our suite of products and services. In addition, ATX’s ability to provide high-capacity voice and data services to business customers complemented our focus on providing integrated T-1-based services to new and existing customers.

On May 31, 2007, we acquired Eureka Broadband Corporation (doing business as InfoHighway). InfoHighway delivered voice and data services, as well as hosted and managed communications solutions, to business customers in the Northeastern United States. InfoHighway’s network-based solutions included a wide range of hosted private branch exchange solutions, converged services based on VoIP technology and high-bandwidth Internet access products. InfoHighway had large concentrations of customers in the New York metropolitan market, including northern New Jersey. The acquisition of InfoHighway has resulted in greater business density and network utilization.

On September 18, 2008, we acquired the assets of Lightwave Communications, LLC and its affiliate Adera, LLC. Lightwave was a CLEC operating primarily in the Mid-Atlantic region of the United States. This acquisition complemented our acquisition of ATX and enabled us to further penetrate into the Mid-Atlantic region.

In September, 2009, we acquired the assets of Natural Convergence, Inc., the developers of the silhouette-hosted unified communications platform upon which our OfficeSuite® cloud communications service is built. With this acquisition, and the concomitant hiring of the development, test and support teams, we have positioned ourselves to control our own ongoing development and the evolution of the OfficeSuite® services and applications.

On March 28, 2013, we acquired certain assets of Common Voices, Inc., the developers of the integrated unified messaging platform that is part of the OfficeSuite® cloud communications services platform. This acquisition will further consolidate the proprietary technology underlying OfficeSuite®, providing the opportunity to further differentiate our services and reduce licensing, operating and support costs.

For the years ended December 31, 2012, 2011 and 2010, we recorded operating income of $9.5 million, $27.2 million and $20.7 million, respectively. For the years ended December 31, 2012, 2011 and 2010, we recorded net losses of $35.3 million, $12.2 million and $18.9 million, respectively. The reduction in operating income and larger net loss in 2012 was primarily the result of approximately $18.2 million of expenses incurred in connection with the restructuring and refinancing of indebtedness and equity. Although we expect to continue to have net losses for the foreseeable future, we continue to search for ways of increasing operating efficiencies that could potentially offset continued pressures on revenue and margin.

Our business is subject to several macro trends, some of which negatively affect our operating performance. Among these negative trends are lower wireline voice usage per customer, which translates into less usage-based revenue and lower unit pricing for certain services. In addition, we continue to face other industry-wide trends including rapid technology changes and overall increases in competition from existing large competitors such as Verizon and established cable operators, CLECs and newer entrants such as VoIP, wireless and other service providers. These factors are partially mitigated by several positive trends. These include a more stable customer base, increasing revenue per customer due to the trend of customers buying more products from us as we deploy new technology and expand our offerings, higher contribution margins for our VoIP services, a focus on larger customers and an overall increase in demand for data, managed and cloud-based services. Although our overall revenue has declined since 2008, we have partially mitigated the impact of the revenue decline on our overall operating results by reducing costs of revenue and selling, general and administrative (“SG&A”) costs, by the achievement of operating efficiencies throughout the organization and by the net effect of non-recurring gains and losses.

As of December 31, 2012, we had approximately 180 sales, sales management and sales support employees, including approximately 130 quota-bearing representatives in all sales channels, the majority of whom target SMB and enterprise customers located within the footprint of our switching centers and approximately 260 colocations. We also offer our cloud-based solutions, including our OfficeSuite® VoIP solution, on a nationwide basis and have chosen our agent sales channel as our primary distribution channel for nationwide sales. During 2012, we began using alternate channels including web-based, search engine marketing and distribution partners in addition to our traditional channels.

We focus our sales efforts on communications intensive multi-location business customers who purchase multiple products. These customers generally purchase higher margin services in multi-year contracts, and consequently maintain higher retention rates. We believe that the lack of focus from the ILECs and cable companies on the SMB segment has created a sustainable growth opportunity and have focused our strategies on providing SMB customers with a competitive communications solution.

We focus our business strategy on providing services based on our T-1 and IP-based products, as well as our cloud-based services, which we believe offer greater value to customers, increase customer retention and provide revenue growth opportunities for us. Historically, the Company’s revenue was dominated by off-net, voice revenue from smaller customers. We have transitioned a large percentage of our revenue base to T-1- and IP-based products and cloud-based communications services. For the year ended December 31, 2012, revenue from these accounts represented 76% of our retail revenue with 16% of retail revenue generated by cloud-based communications services, 45% of retail revenue generated by other T-1- and IP-based products, and 15% of retail revenue generated by traditional voice services provided to those T-1- and IP-based accounts. For the same period, T-1- and IP-based products represented approximately 81% of new retail sales, with typical incremental gross profit margins in excess of 60%. Cloud-based services, including cloud-based computing services, represented approximately 37% of new retail sales while other T-1- and IP-based products represented 44% of new retail sales. From the first quarter of 2009 to the fourth quarter of 2012, cloud-based products and services have grown at a 28% CAGR.

Our facilities-based network encompasses approximately 3,000 route miles of metro and long-haul fiber and approximately 260 colocations. Our network architecture pairs the strength of a traditional infrastructure with IP and MPLS platforms. These platforms, in conjunction with our software development expertise and proprietary technology, allow us to offer a product line that includes advanced, converged services, such as our cloud-based solutions, VPNs and complex multi-location services, on a cost effective basis. Our network topology incorporates metro EoC access technology, enabling us to provide multi-megabit data services through copper loops to customers from selected major metropolitan colocations, resulting in lower costs and higher margins. In addition, we are able to deliver our cloud-based communications services nationwide utilizing partner carriers for last-mile access. A significant portion of our customer base has been migrated to our IP- and MPLS-based infrastructure, which enhances the performance of our network. As of December 31, 2012, approximately 78% of our total installed lines were provisioned on-net.

Restructuring

On August 22, 2012, we, and each of our direct and indirect subsidiaries, filed voluntary petitions for reorganization under Chapter 11 of the Code in the Court with respect to the Plan to effectuate the Restructuring.

On October 3, 2012, the Court entered the Confirmation Order and we emerged from bankruptcy protection on November 13, 2012. In connection with our emergence, the Plan was effectuated and included, among other things, the following provisions:

•	cancellation of all existing equity interests, including capital stock, options, warrants or other rights to purchase our then-existing capital stock;

•	recapitalization of the Company with the authorization of 19,000,000 shares of common stock and 1,000,000 shares of preferred stock;

•

holders of the Old Notes received their pro rata share of (i) 97.5% of 9,999,945 shares of newly issued common stock (subject to dilution by the exercise of warrants and equity pursuant to a future management incentive plan and board compensation) and (ii) $150.0 million in 10.5% Senior Secured Notes due 2017;

•

holders of our then-existing preferred stock received their pro rata share of (i) 2.5% of 9,999,945 shares of newly issued common stock (subject to dilution by the exercise of warrants and equity pursuant to a future management incentive plan and board compensation) and (ii) two tranches of eight-year warrants to acquire shares of newly issued common stock representing, in the aggregate, up to 15.0% of the Company’s outstanding capital stock following the Restructuring (subject to dilution as described above);

•	execution of a new credit agreement governing the Revolving Credit Facility;

•	repayment of $15.9 million of principal and accrued interest under the DIP Credit Facility; and

•	cancellation of the Old Notes totaling approximately $316.2 million, which included accrued interest.

The Plan did not contain any significant compromise and settlement agreement, other than those identified in this prospectus. Under the Plan, general unsecured creditors, vendors, customers and employees were not negatively impacted and our obligations to these groups were paid in full in accordance with their original terms.

We recorded approximately $18.2 million of expenses incurred in connection with the Restructuring and refinancing of indebtedness and equity. These expenses consisted of reorganization items of $8.4 million for the year ended December 31, 2012, which included professional fees of $6.9 million and Court-approved transaction bonuses paid to key employees of $1.5 million. In addition to the reorganization items, we recorded $9.8 million of professional fees which were incurred prior to entering Chapter 11. These are included in our selling, general and administrative expenses on our consolidated statements of operations.

While we continue to believe that our projections and the underlying assumptions contained in the Disclosure Statement contained a reasonable long-term forecast, the restructuring activities prior to the effective date of the Restructuring negatively impacted 2012 results as described below, and may have a negative effect on our results of operations for 2013.

We believe the negative perception of our Restructuring resulted in lower new sales and the inability to attract certain key new employees, such as sales personnel during 2012. Hurricane Sandy also negatively impacted our results as we incurred additional overtime and maintenance expenses of $0.5 million, along with credits issued to existing customers of $0.4 million. The negative impact in both cases is expected to be short term in nature and not affect our long-term views of overall business prospects.

In addition, prior Company projections assumed that we would have limited excess liquidity and financial flexibility to invest in new growth initiatives. The final result of the Restructuring provides incremental liquidity and we have begun to invest in various revenue growth initiatives, including our direct sales force, channel partners and software development for our hosted VoIP product offering.

Results of Operations

The following table sets forth, for the periods indicated, certain financial data as a percentage of total revenues.

	Year Ended December 31,
	2012	2011(1)	2010(1)
Revenues:
Voice and data services	88.9%	86.6%	87.5%
Wholesale	6.8%	6.1%	5.3%
Access	2.4%	5.2%	5.1%

Total network services	98.1%	97.9%	97.9%
Other	1.9%	2.1%	2.1%

Total revenues	100.0%	100.0%	100.0%

Operating expenses:
Network services	47.5%	46.3%	46.9%
Other cost of revenues	0.6%	0.8%	0.6%
Selling, general and administrative	38.4%	35.2%	36.6%
Depreciation and amortization	10.7%	10.5%	10.8%

Total operating expenses	97.2%	92.8%	94.9%

Income from operations	2.8%	7.2%	5.1%
Reorganization items	(2.5)%	—	—
Interest expense	(10.3)%	(10.1)%	(9.4)%

Loss before provision for income taxes	(10.0)%	(2.9)%	(4.3)%
Provision for income taxes	(0.3)%	(0.3)%	(0.3)%

Net loss	(10.3)%	(3.2)%	(4.6)%

(1)	Certain amounts presented have been revised from those we previously reported for the years ended December 31, 2011 and 2010. See Note 4 in Notes to Consolidated Financial Statements for discussion of the revisions.

Key Components of Results of Operations

Revenues

Our revenues, as detailed in the table above, consist primarily of network services revenues, which consist primarily of voice and data managed and cloud-based services, wholesale services and access services. Voice and data services consist of local dial tone, long distance and data services, as well as managed and cloud-based services. Wholesale services consist of voice and data services, data colocation services and transport services. Access services include carrier access and reciprocal compensation revenue, which consists primarily of usage charges that we bill to other carriers to originate and terminate their calls from and to our customers. Network services revenues represents a predominantly recurring revenue stream linked to our retail and wholesale customers.

For the year ended December 31, 2012 approximately 89% of our total revenue was generated from retail customer voice and data products and services. Revenue from data and integrated voice/data products, including cloud-based services and T-1/T-3 and other managed services has been trending to an increasing percentage of our overall revenue over the past several years, while voice revenues have been declining primarily due to the decline in revenue from traditional voice services, or Plain Old Telephone Services (“POTS”). In recent quarters, we have experienced a reduction in the quarterly rate of decline of our POTS revenues. Since June 30, 2010, our average quarterly rate of decline has been 3.9% as compared to the 5.7% average quarterly rate of decline experienced during the quarters from April 1, 2009 to June 30, 2010, when the combined effects of the recession and our shift in product focus most impacted our results. Our cloud-based revenues have grown from the first quarter of 2009 to the fourth quarter of 2012 at a 28% CAGR. As a result, the average quarterly decline in our core voice and data revenue, which excludes certain ancillary voice and data revenue components, has improved over the past several quarters with an average quarterly decrease of $1.4 million in the year ended December 31, 2012 as compared to average quarterly decreases of $1.8 million in 2011, $2.4 million in 2010 and a peak sequential decrease of $4.7 million in the quarter ended June 30, 2009. Our cloud-based products and services comprised approximately 16% of our retail revenue and approximately 37% of new retail sales for the year ended December 31, 2012. We continue to focus on cloud-based, data and managed services as growth opportunities as we expect the industry to trend toward lower usage components of legacy products such as long distance and local usage. This lower usage is primarily driven by trends toward customers using more online and wireless communications.

Cost of Revenues (exclusive of depreciation and amortization)

Our network services cost of revenues consists primarily of both the cost of operating our network facilities and the costs related to our off-net customers. Determining our cost of revenues requires significant estimates. The network components for our facilities-based business include the cost of:

•	leasing local loops and digital T-1 lines which connect our customers to our network;

•	leasing high capacity digital lines that connect our switching equipment to our colocations;

•	leasing high capacity digital lines and related trunking that interconnect our network with the ILECs and other carrier partners;

•	leasing space, power and terminal connections in the ILEC central offices for colocating our equipment;

•	signaling system network connectivity;

•	leasing space and purchasing power to support our various switch site locations; and

•	Internet transit and peering, which is the cost of delivering Internet traffic from our customers to the public Internet.

The costs to obtain local loops, digital T-1 lines and high capacity digital interoffice transport facilities from the ILECs vary by carrier and state, are governed by our various ILEC interconnection agreements and other ILEC contracts and tariffs and are regulated under federal and state laws. We do not anticipate any significant changes in Verizon local loop, digital T-1 line or high capacity digital interoffice transport facility rates in the near future. Within our footprint we often obtain local loops, T-1 lines and interoffice transport capacity from the ILECs. We also obtain interoffice facilities from carriers other than the ILECs, where possible, in order to lower costs and improve network redundancy; however, in many cases, the ILECs are our only source for local loops and T-1 lines.

Our off-net network services cost of revenues consists of amounts we pay to Verizon, FairPoint Communications, Inc. (“FairPoint”) and AT&T, Inc. pursuant to our commercial agreements with them. Rates for such services are prescribed in the commercial agreements and available for the term of the agreements. The FairPoint commercial agreement operates on a month-to-month basis. We are currently operating under an extension of the Verizon commercial agreement while we negotiate a new multi-year arrangement. Our AT&T commercial agreement expires in December 2014. The Verizon commercial agreement contains certain minimum purchase obligations, which we have met in all of the years we were under the agreement.

Our network services cost of revenues also include the fees we pay for long distance, data and other services. We have entered into long-term wholesale purchasing agreements for these services. Some of these agreements contain significant termination penalties and/or minimum volume commitments. In the event we fail to meet minimum commitments we may be obligated to pay underutilization charges.

Gross Profit (exclusive of depreciation and amortization)

The following table sets forth, for the periods indicated, a reconciliation of gross profit to income from operations as income from operations is calculated in accordance with GAAP:

	Year Ended December 31,
	2012	2011(1)	2010(1)
Income from operations	$9,516	$27,192	$20,715
Add back non-gross profit items included in income from operations:
Depreciation and amortization	36,382	39,508	43,938
Selling, general and administrative	130,777	132,997	149,245

Gross profit	$176,675	$199,697	$213,898

Percentage of total revenue	51.8%	52.8%	52.5%

(1)	Certain amounts presented have been revised from those we previously reported for the year ended December 31, 2011 and 2010. See Note 4 in Notes to Consolidated Financial Statements for discussion of the revisions.

Gross profit as used by the Company is not a financial measurement prepared in accordance with GAAP. Gross profit is a measure of the general efficiency of our network costs in comparison to our revenue. As we expense the current cost of our network against current period revenue, we use this measure as a tool to monitor our progress with regard to network optimization and other operating metrics.

Our management also uses gross profit to evaluate performance relative to that of our competitors. This financial measure permits a comparative assessment of operating performance, relative to our performance based on our GAAP results, while isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Our management believes that gross profit is a particularly useful comparative measure within our industry.

We provide information relating to our gross profit so that analysts, investors and other interested persons have the same data that management uses to assess our operating performance, which permits them to obtain a better understanding of our operating performance and to evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance on a standalone and a comparative basis.

Our gross profit may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. In addition, gross profit has other limitations as an analytical financial measure. These limitations include the following:

•	gross profit does not reflect our capital expenditures or future requirements for capital expenditures;

•	gross profit does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, associated with our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will likely have to be replaced in the future, and gross profit does not reflect any cash requirements for such replacements; and

•	gross profit does not reflect the SG&A expenses necessary to run our ongoing operations.

Our management compensates for these limitations by relying primarily on our GAAP results to evaluate our operating performance and by considering independently the economic effects of the foregoing items that are or are not reflected in gross profit. As a result of these limitations, gross profit should not be considered as an alternative to income from operations, as calculated in accordance with GAAP, as a measure of operating performance.

Selling, General and Administrative

SG&A is comprised primarily of salaries and related expenses, software development expenses, occupancy costs, sales and marketing expenses, commission expenses, bad debt expense, billing expenses, professional services expenses, including non-recurring fees in connection with the Restructuring, and insurance expenses.

Determining our allowance for doubtful accounts receivable requires significant estimates. In determining the proper level for the allowance we consider factors such as historical collections experience, the aging of the accounts receivable portfolio and economic conditions. We perform a credit review process on each new significant customer that involves reviewing the customer’s current service provider bill and payment history, matching customers with national databases for delinquent customers and, in some cases, requesting credit reviews through Dun & Bradstreet Corporation.

Depreciation and Amortization

Our depreciation and amortization expense currently includes depreciation for network related voice and data equipment, fiber, back-office systems, third party conversion costs, furniture, fixtures, leasehold improvements, office equipment and computers and amortization of intangibles associated with mergers, acquisitions and software development costs.

Reorganization Items

Our expenses that result from Chapter 11 reorganization activities and Restructuring are reported as reorganization items in our consolidated statements of operations. Our reorganization expenses consisted entirely of professional fees and a transaction bonus.

Adjusted EBITDA Presentation

Adjusted EBITDA as presented in this Management’s Discussion and Analysis of Financial Condition and Results of Operations represents net loss before depreciation and amortization, interest income and expense, provision for income taxes, and other non-recurring items described in the table below that are not part of our core operations. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA is a non-GAAP financial measure used by our management, together with financial measures prepared in accordance with GAAP such as net loss, income from operations and revenues, to assess our historical and prospective operating performance.

The following table sets forth, for the periods indicated, a reconciliation of Adjusted EBITDA to net loss as net loss is calculated in accordance with GAAP:

	Year Ended December 31,
	2012	2011(1)	2010(1)
Net loss	$(35,273)	$(12,204)	$(18,879)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	36,382	39,508	43,938
Interest expense, net of interest income	35,150	38,232	38,306
Provision for income taxes	1,224	1,347	1,288

EBITDA	37,483	66,883	64,653
Costs associated with early termination of lease	—	1,656	—
Costs associated with initial public offering	—	—	3,669
Severance and related separation costs	376	295	1,121
Professional fees related to strategic initiatives(2)	9,787	595	137
Reorganization items(2)	8,415	—	—
Costs associated with carrier settlement	2,800	—	—
Costs associated with legal settlement	400	—	—
Costs associated with Hurricane Sandy	914	—	—
Share-based compensation	—	—	59
Other income	—	(183)	—

Adjusted EBITDA	$60,175	$69,246	$69,639

Percentage of total revenues	17.7%	18.3%	17.1%

(1)	Certain amounts presented have been revised from those we previously reported for the year ended December 31, 2011 and 2010. See Note 4 in Notes to Consolidated Financial Statements for discussion of the revisions.
(2)	During 2012, management determined that costs associated with refinancing efforts should be written off. These costs, totaling $1,630, were included in other assets on our consolidated balance sheet at December 31, 2011. The remaining $8,157 represents professional fees incurred in connection with the reorganization prior to the Petition Date. The $8,415 of reorganization items represents professional fees incurred in connection with the reorganization after the Petition Date. The total costs incurred in connection with the restructuring and refinancing of indebtedness and equity were approximately $18.2 million.

Management uses Adjusted EBITDA to enhance its understanding of our operating performance, which represents management’s views concerning our performance in the ordinary, ongoing and customary course of operations. Management historically has found it helpful, and believes that investors have found it helpful, to consider an operating measure that excludes items that are not reflective of our core operations. Accordingly, the exclusion of these items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Management believes that, for the reasons discussed below, our use of a supplemental financial measure, which excludes these expenses, facilitates an assessment of our fundamental operating trends and addresses concerns of management and of our investors that these expenses may obscure such underlying trends. Management notes that each of these expenses is presented in our financial statements and discussed in the management’s discussion and analysis section of our reports filed with the Commission, so that investors have complete information about the expenses.

The information about our operating performance provided by this financial measure is used by management for a variety of purposes. Management regularly communicates its Adjusted EBITDA results to our board of directors and discusses with the board management’s interpretation of such results. Management also compares our Adjusted EBITDA performance against internal targets as a key factor in determining cash bonus compensation for executives and other employees, primarily because management believes that this measure is indicative of how the business is performing and is being managed. In addition, our management uses Adjusted EBITDA to evaluate our performance relative to that of our competitors. This financial measure permits a comparative assessment of operating performance, relative to our performance based on our GAAP results, while isolating the effects of certain items that vary from period to period without any correlation to operating performance.

Our management believes that Adjusted EBITDA is a particularly useful comparative measurement within our industry. The communications industry has experienced recent trends of increased merger and acquisition activity and financial restructurings. These activities have led to significant charges to earnings, such as those resulting from integration costs and debt restructurings, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Adjusted EBITDA facilitates company-to-company comparisons in the communications industry by eliminating some of the foregoing variations. Management believes that because of the variety of equity awards used by companies, the varying methodologies for determining share-based compensation among companies and from period to period, and the subjective assumptions involved in those determinations, excluding share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods. By permitting investors to review both the GAAP and non-GAAP measures, companies that customarily use similar non-GAAP measures facilitate an enhanced understanding of historical financial results and enable investors to make more meaningful company-to-company comparisons.

We provide information relating to our Adjusted EBITDA so that analysts, investors and other interested persons have the same data that management uses to assess our operating performance, which permits these analysts, investors and other interested persons to obtain a better understanding of our operating performance and to evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance both on a standalone and a comparative basis. Management believes that Adjusted EBITDA should be viewed only as a supplement to the GAAP financial information.

Our Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. In addition, Adjusted EBITDA has other limitations as an analytical financial measure. These limitations include the following:

•	Adjusted EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, associated with our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will likely have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect the cost of equity awards to employees; and

•	Adjusted EBITDA does not reflect the effect of earnings or charges resulting from matters that management considers not indicative of our ongoing operations.

Our management compensates for these limitations by relying primarily on our GAAP results to evaluate operating performance and by considering independently the economic effects of the foregoing items that are or are not reflected in Adjusted EBITDA. As a result of these limitations, Adjusted EBITDA should not be considered as an alternative to net loss as calculated in accordance with GAAP, as a measure of operating performance or as an alternative to any other GAAP measure of operating performance.

Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Set forth below is a discussion and analysis of our results of operations for the years ended December 31, 2012 and 2011.

The following table provides a breakdown of components of our gross profit for the years ended December 31, 2012 and 2011:

	Year Ended December 31,
	2012		2011(1)
	Amount	% of Total Revenues	Amount	% of Total Revenues	% Change
Revenues:
Network services	$334,476	98.1%	$369,966	97.9%	(9.6)%
Other	6,431	1.9%	8,023	2.1%	(19.8)%

Total revenues	$340,907	100.0%	$377,989	100.0%	(9.8)%

Cost of revenues:
Network services	$161,993	47.5%	$175,198	46.4%	(7.5)%
Other	2,239	0.7%	3,094	0.8%	(27.6)%

Total cost of revenues	$164,232	48.2%	$178,292	47.2%	(7.9)%

Gross profit:
Network services	$172,483	50.6%	$194,768	51.5%	(11.4)%
Other	4,192	1.2%	4,929	1.3%	(15.0)%

Total gross profit	$176,675	51.8%	$199,697	52.8%	(11.5)%

(1)	Certain amounts presented have been revised from those we previously reported for the year ended December 31, 2011. See Note 4 in Notes to Consolidated Financial Statements for discussion of the revisions.

Revenues

Revenues for the years ended December 31, 2012 and 2011 were as follows:

	Year Ended December 31,
	2012		2011(1)
	Amount	% of Total Revenues	Amount	% of Total Revenues	% Change
Revenues:
Voice and data services	$302,910	88.9%	$327,362	86.6%	(7.5)%
Wholesale	23,033	6.8%	23,046	6.1%	(0.1)%
Access	8,533	2.5%	19,558	5.2%	(56.4)%

Total network services	334,476	98.1%	369,966	97.9%	(9.6)%
Other	6,431	1.9%	8,023	2.1%	(19.8)%

Total revenues	$340,907	100.0%	$377,989	100.0%	(9.8)%

(1)	Certain amounts presented have been revised from those we previously reported for the year ended December 31, 2011. See Note 4 in Notes to Consolidated Financial Statements for discussion of the revisions.

Revenues from voice and data services decreased $24.5 million or 7.5% between 2011 and 2012. Within voice and data services, revenues from core voice and data services, excluding cloud-based services, decreased $34.4 million, or 12.1%; revenues from cloud-based services increased $9.1 million, or 24.6%; and ancillary voice and data revenues increased by $0.8 million. The decrease in non-cloud core services was due to: i) line churn which, while improving in recent quarters, still exceeds line additions, ii) lower usage revenue per customer, iii) lower prices per unit for certain traditional services and iv) a lower number of lines and customers. Wholesale revenues were virtually unchanged. Carrier access revenues decreased $11.0 million or 56.4%, which is partially due to one-time settlements that occurred in 2012 and 2011. In addition, access revenues decreased due to several factors, including: i) decreasing levels of traffic to which access charges are applicable, including decreases in retail voice customer traffic, and ii) lower per-minute rates charged to carriers as a result of FCC-mandated rate decreases. Our other revenues decreased $1.6 million or 19.8% between 2011 and 2012. Other revenues include data cabling, service installation and wiring and phone systems sales and installation, which continued to decline due to the economic environment.

Cost of Revenues (exclusive of depreciation and amortization)

Cost of revenues were $164.2 million for the year ended December 31, 2012, a decrease of 7.9% from $178.3 million for the same period in 2011 primarily due to the overall decline in revenue. The decrease is also due to the identification and elimination of inefficiencies in our operating platforms and negotiations of lower costs from our vendors. Our costs consist primarily of those incurred from other providers and those incurred from the cost of our network. Costs where we purchased services or products from third party providers comprised $125.6 million, or 76.5% of our total cost of revenues for the year ended December 31, 2012 and $137.2 million, or 76.9%, in the year ended December 31, 2011. The most significant components of our costs purchased from third party providers consist of costs related to our Verizon commercial contract, UNE-L costs and T-1 costs, which totaled $27.4 million, $16.2 million and $43.2 million, respectively, for the year ended December 31, 2012. Combined, these costs decreased by 11.1% between 2011 and 2012. These costs totaled $31.1 million, $18.4 million and $48.3 million, respectively, for the year ended December 31, 2011.

Gross Profit (exclusive of depreciation and amortization)

Gross profit was $176.7 million for the year ended December 31, 2012, a decrease of 11.5% from $199.7 million for the same period in 2011. The decrease in gross profit is primarily due to the decline in revenue. As a percentage of revenues, gross profit decreased to 51.8% in 2012 from 52.8% in 2011. This decrease in gross profit as a percentage of revenue in 2012 is primarily due to the decrease in carrier access revenues. The overall carrier access revenue decrease is partially due to a settlement of access revenue that occurred in 2012 that resulted in lower revenue and a settlement of access revenue that occurred in 2011 that resulted in additional revenue, neither of which had a corresponding impact on cost of revenue. The impact of the settlement in 2011 increased gross profit by 0.2%. We are focusing sales initiatives towards increasing the amount of cloud-based services and T-1-based services, as we believe that these initiatives will produce incrementally higher margins than those currently reported from traditional voice services. In addition, as we continue to drive additional cost saving initiatives, including provisioning customers to our on-net facilities, identifying additional inaccuracies in billing from existing carriers, renegotiating existing agreements and executing new agreements with additional vendors, we believe that our gross profit as a percentage of revenue will improve over time.

Selling, General and Administrative

SG&A expenses were $130.8 million, 38.4% of revenues, for the year ended December 31, 2012, a decrease of $2.2 million, or 1.7% from $133.0 million, 35.2% of revenues, for the same period in 2011. This decrease is primarily due to the net effect of i) increased professional fees of $9.3 million, which includes $1.6 million of non-recurring write-offs of discontinued refinancing costs and $8.2 million of other professional fees incurred in connection with the Restructuring, ii) decreased employee costs of $5.4 million that is primarily a result of reduced employee headcount compared to the same period in 2011, and iii) decreased commissions of $2.8 million that is a result of reduced quota-bearing representatives and decreased new sales activity.

We continue to look for additional cost savings in various categories including headcount and professional services.

Depreciation and Amortization

Depreciation and amortization costs were $36.4 million for the year ended December 31, 2012, a decrease of 7.8% from $39.5 million for the same period in 2011. This decrease in depreciation and amortization expense is a result of network equipment fully depreciating at the end of 2011 and a reduction in the monthly amortization expense of our customer base assets. Amortization expense included in our results of operations for customer base intangible assets for the year ended December 31, 2012 was $3.5 million, a decrease of $1.6 million from $5.1 million during the same period in 2011.

Interest

Interest expense was $35.2 million for the year ended December 31, 2012, a decrease of 8.1% from $38.3 million for the same period in 2011. The decrease was due to lower debt outstanding and a reduced rate of interest on the Old Notes. Upon entering into Chapter 11, we incurred interest on our notes at a rate of 10.5% rather than at the historical rate of 11.375%. The Notes bear interest at 10.5%. Our effective annual interest rates for the years ended December 31, 2012 and 2011 are as follows:

	Year Ended December 31,
	2012	2011
Interest expense	$35,200	$38,302
Weighted average debt outstanding	$308,138	$321,924
Effective interest rate	11.4%	11.9%

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Set forth below is a discussion and analysis of our results of operations for the years ended December 31, 2011 and 2010.

The following table provides a breakdown of components of our gross profit for the years ended December 31, 2011 and 2010:

	Year Ended December 31,
	2011(1)		2010(1)
	Amount	% of Total Revenues	Amount	% of Total Revenues	% Change
Revenues:
Network services	$369,966	97.9%	$399,391	98.0%	(7.4)%
Other	8,023	2.1%	8,349	2.0%	(3.9)%

Total revenues	$377,989	100.0%	$407,740	100.0%	(7.3)%

Cost of revenues:
Network services	$175,198	46.4%	$191,214	46.9%	(8.4)%
Other	3,094	0.8%	2,628	0.6%	17.7%

Total cost of revenues	$178,292	47.2%	$193,842	47.5%	(8.0)%

Gross profit:
Network services	$194,768	51.5%	$208,177	51.1%	(6.4)%
Other	4,929	1.3%	5,721	1.4%	(13.8)%

Total gross profit	$199,697	52.8%	$213,898	52.5%	(6.6)%

(1)	Certain amounts presented have been revised from those we previously reported for the year ended December 31, 2011 and 2010. See Note 4 in Notes to Consolidated Financial Statements for discussion of the revisions.

Revenues

Revenues for the years ended December 31, 2011 and 2010 were as follows:

	Year Ended December 31,
	2011(1)		2010(1)
	Amount	% of Total Revenues	Amount	% of Total Revenues	% Change
Revenues:
Voice and data services	$327,362	86.6%	$356,818	87.5%	(8.3)%
Wholesale	23,046	6.1%	21,666	5.3%	6.4%
Access	19,558	5.2%	20,907	5.2%	(6.5)%

Total network services	369,966	97.9%	399,391	98.0%	(7.4)%
Other	8,023	2.1%	8,349	2.0%	(3.9)%

Total revenues	$377,989	100.0%	$407,740	100.0%	(7.3)%

(1)	Certain amounts presented have been revised from those we previously reported for the year ended December 31, 2011 and 2010. See Note 4 in Notes to Consolidated Financial Statements for discussion of the revisions.

Revenues from voice and data services decreased $29.5 million or 8.3% between the years ended 2010 and 2011. Within voice and data services, revenues from our core voice and data services, excluding cloud-based services, decreased $38.7 million or 12.0%; cloud-based services revenue increased by $9.3 million, or 33.5%; and ancillary voice and data revenue was unchanged. The decrease in non-cloud core services was due to i) line churn which, while improving in recent quarters, still exceeds line additions, ii) lower usage revenue per customer, iii) lower prices per unit for certain traditional services and iv) a lower number of lines and customers. This decrease was partially offset by higher revenue per customer due to the trend toward multiple products per customer, a focus on larger customers and by increased demand for cloud-based services. Wholesale revenue increased $1.4 million or 6.4% primarily as a result of organic growth of our T-1 and data products. Access revenues decreased $1.3 million or 6.5% from 2010 to 2011. Our 2011 access revenues reflect a one time settlement of reciprocal compensation charges. Excluding the settlement, our access revenues decreased primarily due to decreasing revenue from voice services, which reduces our revenues from access origination and termination and reciprocal compensation. Access revenues also decreased due to lower fees charged to carriers, government mandated rate decreases and the impact of disputed access charges. Our other revenues, which include data cabling, service installation and wiring and phone systems sales and installation, declined modestly, by $0.3 million in 2011.

Cost of Revenues (exclusive of depreciation and amortization)

Cost of revenues were $178.3 million for the year ended December 31, 2011, a decrease of 8.0% from $193.8 million for the same period in 2010 primarily due to our overall decline in revenue. The decrease is also due to the identification and elimination of inefficiencies in our operating platforms. Our costs consist primarily of those incurred from other providers and those incurred from the cost of our network. Costs where we purchased services or products from third party providers comprised $137.2 million, or 77.0% of our total cost of revenues for the year ended December 31, 2011 and $149.0 million, or 76.8%, in the year ended December 31, 2010. The most significant components of our costs purchased from third party providers consist of costs related to our Verizon wholesale advantage contract, UNE-L costs and T-1 costs, which totaled $31.1 million, $18.4 million and $48.3 million, respectively, for the year ended December 31, 2011. Combined, these costs decreased by 6.9% between 2010 and 2011. These costs totaled $35.5 million, $21.3 million and $48.2 million, respectively, for the year ended December 31, 2010.

Gross Profit (exclusive of depreciation and amortization)

Gross profit was $199.7 million for the year ended December 31, 2011, a decrease of 6.6% from $213.9 million for the same period in 2010. The decrease in gross profit is primarily due to the decline in revenue. As a percentage of revenues, gross profit increased to 52.8% in 2011 from 52.5% in 2010. The increase in gross profit as a percentage of revenue is primarily due to the shift toward T-1 and cloud-based services and our focus on customer and network optimization. We are focusing sales initiatives towards increasing the amount of cloud-based services and T-1-based services, as we believe that these initiatives will produce incrementally higher margins than those currently reported from traditional voice services. In addition, as we continue to drive additional cost saving initiatives, including provisioning customers to our on-net facilities, identifying additional inaccuracies in billing from existing carriers, renegotiating existing agreements and executing new agreements with additional vendors, we believe that our gross profit as a percentage of revenue will continue to improve.

Selling, General and Administrative

SG&A expenses were $133.0 million, 35.2% of revenues, for the year ended December 31, 2011, a decrease of $16.2 million, or 10.9% from $149.2 million, 36.6% of revenues, for the same period in 2010. This decrease is primarily due to $3.7 million of costs associated with the registration statement filed with the Commission for a potential initial public offering charged to operations during the year ended December 31, 2010. In addition, there were i) decreased employee costs of $7.9 million that are primarily a result of reduced employee head count, ii) decreased bad debt expenses of $2.8 million from improved accounts receivable collections and decreased accounts receivable write-offs and iii) decreased property leases and utilities of $1.3 million due to the elimination and renegotiation of property leases. The decreases in our SG&A expenses were partially offset by $1.7 million of costs incurred in connection with the early termination of a leased facility. We continue to look for additional cost savings in various categories, including headcount and professional services.

Depreciation and Amortization

Depreciation and amortization costs were $39.5 million for the year ended December 31, 2011, a decrease of $4.4 million, or 10.0% from $43.9 million for the same period in 2010. This decrease in depreciation and amortization expense was due to fully amortizing one of our acquired customer base intangible assets during 2010 and as well as fully amortizing an acquired trademark during 2011. Amortization expense included in our results of operations for customer base intangible assets for the year ended December 31, 2011 was $5.1 million, a decrease of $5.8 million from $10.9 million included in our results of operations during the same period in 2010.

Interest

Interest expense was $38.3 million for the year ended December 31, 2011, a decrease of 0.3% from $38.4 million for the same period in 2010. Our effective annual interest rates for the years ended December 31, 2011 and 2010 are as follows:

	Year Ended December 31,
	2011	2010
Interest expense	$38,302	$38,379
Weighted average debt outstanding	$321,924	$322,536
Effective interest rate	11.9%	11.9%

Off-Balance Sheet Arrangements

We have no special purpose or limited purpose entities that provide off-balance sheet financing, liquidity, or market or credit risk support, and we do not currently engage in hedging, research and development services, or other relationships that expose us to any liabilities that are not reflected on the face of our financial statements.

We previously maintained standby letters of credit under our former Revolving Credit Facility. During 2012, we collateralized those letters of credit with cash.

Liquidity and Capital Resources

Sources and Uses of Liquidity

As a result of the Plan, the reduction in our overall debt will lower interest by approximately $18.4 million annually, which will provide for lower leverage and more financial flexibility. With a reorganized capital structure to support management’s strategic plan and business objectives, we will have greater financial flexibility and liquidity to pursue cloud-based and other growth opportunities.

Upon emergence from Chapter 11 and consummation of the Plan on November 13, 2012, we entered into a $25.0 million Revolving Credit Facility. No amounts were outstanding as of December 31, 2012 under the Revolving Credit Facility. Unused portions of the Revolving Credit Facility are subject to availability under a borrowing base and compliance with certain covenants.

Our principal sources of liquidity are cash from operations, cash, cash equivalents, investments securities and capital lease lines. As of December 31, 2012, we had cash and cash equivalents of $9.7 million compared to $22.9 million as of December 31, 2011. We had investment securities of $13.6 million as of December 31, 2011 and no such investment securities as of December 31, 2012. Our short-term liquidity requirements consist of interest on the Notes, capital expenditures and working capital. As of December 31, 2012 we had $2.4 million of capital lease obligations outstanding under our capital lease lines. Our cash and cash equivalents are being held in several large financial institutions, although most of our balances exceed the Federal Deposit Insurance Corporation insurance limits.

For the year ended December 31, 2012, the Company incurred capital expenditures of $20.8 million. Fixed and “success based” (directly linked to new revenue) capital expenditures continue to be a significant use of liquidity and capital resources. A significant majority of our planned capital expenditures are “success-based” expenditures.

Disputes

In November 2012, we finalized a settlement with AT&T that extinguished all AT&T intercarrier compensation claims against the Company through June 30, 2012. During December 2012, we finalized a settlement with Verizon that extinguished virtually all outstanding disputes between the parties through July 31, 2012 and eliminated certain Broadview service-related claims against Verizon through October 3, 2012. The settlement included a comprehensive mutual release of any liability or potential liability between the parties effective as of July 31, 2012. We nonetheless continue to be involved in a variety of disputes with multiple carrier vendors relating to billings of approximately $5.4 million as of December 31, 2012. While we hope to resolve these disputes through negotiation, we may be compelled to arbitrate these matters. We believe we have accrued an amount appropriate to settle all remaining disputed charges. However, it is possible that the actual settlement of any remaining disputes may differ from our reserves and that we may settle at amounts greater than the estimates. We believe we will have sufficient cash on hand to fund any differences between our expected and actual settlement amounts. In the event that disputes are not resolved in our favor and we are unable to pay the vendor charges in a timely manner, the vendor may deny us access to the network facilities that we require to serve our customers. If the vendor notifies us of an impending “embargo” of this nature, we may be required to notify our customers of a potential loss of service, which may cause a substantial loss of customers. It is not possible at this time to predict the outcome of these disputes.

Revolving Credit Facility

On November 13, 2012, we entered into our new $25,000 Revolving Credit Facility. Any outstanding amounts under the Revolving Credit Facility are subject to a borrowing base limitation based on an advance rate of 85% of the amount of eligible receivables, as defined. The borrowing base eligibility calculation exceeds the amount required to draw on the entire Revolving Credit Facility; therefore the remaining availability under the Revolving Credit Facility and the letter of credit sublimit are fully available for borrowing to the extent they have not already been drawn upon. In addition, we are subject to an unused line fee equal to the applicable percentage, as defined, on the average daily unused portion of the revolving credit commitment, as defined. The loans bear interest on a base rate method or LIBOR method, in each case plus an applicable margin percentage, at our option. Interest on the LIBOR loans is paid at the end of the applicable LIBOR interest period, and, in any event, at least every three months; interest on the base rate loans is paid on a quarterly basis. At December 31, 2012, we had no outstanding borrowings or letters of credit under our revolving credit facility.

The Revolving Credit Facility is subject to certain specified mandatory reductions in the event future of debt issuances, asset dispositions, and insurance or condemnation events as a result of theft or destruction to our property and assets. The Revolving Credit Facility includes a number of affirmative and negative covenants, which could restrict our operations. If we were to be in default the lenders could accelerate our obligation to pay all outstanding amounts.

We are required to pay certain on-going fees in connection with the Revolving Credit Facility, including letter of credit fees on any letters of credit issued under the facility at a per annum rate of 3.00% of the average undrawn amount of such letter of credit, including issuance fees in respect thereof and commitment fees on the unused revolving commitments at a per annum rate of 0.50%. In the event that the Revolving Credit Facility is completely terminated or availability thereunder is permanently reduced prior to the maturity date, with respect to LIBOR loans, we are restricted as to timing to such reductions or terminations and are required to cover any costs in connection with the termination, reduction or repayment of such LIBOR or base rate commitment.

Subject to the terms of an intercreditor agreement, indebtedness under the Revolving Credit Facility is guaranteed by all of our direct and indirect domestic subsidiaries (other than certain immaterial subsidiaries) that are not borrowers thereunder and is secured by a security interest in all of our domestic subsidiaries’ tangible and intangible assets (including, without limitation, intellectual property, real property, licenses, permits and all of our and our subsidiaries’ capital stock (other than voting capital stock of our subsidiaries that exceeds 65% of such voting capital stock) and all funds and investment property on deposit therein or credited thereto and certain other excluded assets).

The Revolving Credit Facility contains financial, affirmative and negative covenants and requirements affecting us and our subsidiaries. In general, the financial covenants provide for, among other things, delivery of financial statements and other financial information to the lenders and notice to the lenders upon the occurrence of certain events. The affirmative covenants include, among other things, standard covenants relating to our operations and our subsidiaries’ businesses and compliance with all applicable laws, material applicable provisions of ERISA and material agreements. The Revolving Credit Facility contains negative covenants and restrictions on our actions and our subsidiaries, including, without limitation, incurrence of additional indebtedness, restrictions on dividends and other restricted payments, prepayments of debt, liens, sale-leaseback transactions, loans and investments, hedging arrangements, mergers, transactions with affiliates, changes in business and restrictions on our ability to amend the indenture governing the Notes.

The Revolving Credit Facility contains customary representations and warranties and events of default, including, without limitation, payment defaults, cross-payment defaults and cross events of default, covenant defaults, certain events of bankruptcy, certain events under ERISA, loss of assets, loss or expiry of license, failure to comply with certain rules and regulations, material judgments, actual or asserted invalidity of the guarantees, change in nature of business and change in control. Upon the occurrence of an event of default, the Revolving Credit Facility may be terminated, any amounts due thereunder may be automatically due and payable and the borrowers shall deposit in a cash collateral account an amount equal to 105% of the aggregate then undrawn and unexpired amount of all outstanding letters of credit.

As of December 31, 2012, we were in compliance with all restrictive covenants set forth in the credit agreement governing the Revolving Credit Facility. For more information regarding the Revolving Credit Facility, see the section entitled “Description of the Revolving Credit Facility.”

Notes

In connection with the Plan, on November 13, 2012, we issued Notes with an aggregate principal amount of $150 million. Under the Notes, interest accrues at 10.5% per annum, calculated using a 360-day year, and is payable semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on May 15, 2013. We are required to pay interest on overdue principal at 2% per annum in excess of the rate per annum set forth in the Notes, and also pay interest on overdue installments of interest at the same rate to the extent lawful.

The Notes are fully, unconditionally and irrevocably guaranteed on a senior secured basis, jointly and severally, by each of our existing and future domestic restricted subsidiaries. The Notes and the guarantees rank senior in right of payment to all existing and future subordinated indebtedness of us and our subsidiary guarantors, as applicable, and equal in right of payment with all existing and future senior indebtedness of ours and our subsidiaries.

The Notes and the guarantees are secured by a lien on substantially all of our assets provided, however, that pursuant to the terms of an intercreditor agreement, the security interest in those assets consisting of receivables, inventory, deposit accounts, securities accounts and certain other assets that secure the notes and the guarantees are contractually subordinated to a lien thereon that secures the our Revolving Credit Facility and certain other permitted indebtedness.

We may redeem the Notes, at our option, in whole or in part at any time prior to November 15, 2017, upon not less than 30 days or more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) set forth below:

Year	Percentage
Prior to six months following the Issue Date	100%
Six months to 18 months following the Issue Date	105%
18 months to 30 months following the Issue Date	104%
30 months to 42 months following the Issue Date	103%
42 months to 54 months following the Issue Date	102%
54 months to 60 months following the Issue Date	100%

In addition, we must pay accrued and unpaid interest on the aggregate principal amount of the Notes redeemed.

The indenture governing the Notes contains covenants limiting our ability to, among other things: incur or guarantee additional indebtedness or issue certain preferred stock; pay dividends; redeem or purchase equity interests; redeem or purchase subordinated debt; make certain acquisitions or investments; create liens; enter into transactions with affiliates; merge or consolidate; make certain restricted payments; and transfer or sell assets, including equity interests of existing and future restricted subsidiaries. If an event of default shall occur and be continuing and has not been waived, The Bank of New York Mellon, as trustee, or the holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, and accrued interest on all of the Notes to be due and payable. We were in compliance with all covenants at December 31, 2012. For more information regarding the Notes, see the section entitled “Description of the Notes.”

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Cash Flows from Operating Activities

Cash provided by operating activities was $12.8 million for the year ended December 31, 2012, compared to $27.9 million for the same period in 2011. Our decline in cash flow from operating activities was due to a reduction in our revenues and higher costs incurred in connection with the restructuring, offset by lower interest costs. During the year ended December 31, 2012, we paid $24.3 million in interest expense on our senior notes compared to $34.1 million during the same period in 2011.

Cash Flows from Investing Activities

Cash used in investing activities was $6.6 million for the year ended December 31, 2012, compared to $29.8 million for the same period in 2011. The $23.2 million change in cash flow from investing activities was due to the $13.7 million decrease in activities of buying and selling investment securities and a $9.5 million decrease in the purchases of capital equipment.

Cash Flows from Financing Activities

Cash used in financing activities was $19.3 million and $0.4 million for the years ended December 31, 2012 and 2011, respectively. The change in cash flows from financing activities was primarily due to repayments of $17.1 million on the Revolving Credit Facility and net repayments of $1.7 million on our capital lease financings in 2012.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Cash Flows from Operating Activities

Cash provided by operating activities was $27.9 million for the year ended December 31, 2011, compared to $30.4 million for the same period in 2010. During each of the years ended December 31, 2011 and 2010, we paid $34.1 million in interest expense on our notes. We incurred a non-cash charge of $3.7 million during the year ended December 31, 2010 in connection with our decision to not complete our initial public offering.

Cash Flows from Investing Activities

Cash used in investing activities was $29.8 million for the year ended December 31, 2011, compared to $20.9 million for the same period in 2010. The change in cash flow from investing activities was due to the redemption of investment securities in 2010 which were primarily used to pay down our Revolving Credit Facility. There was also a modest increase in capital expenditures during 2011 and cash received in 2011 upon the redemption of a certificate of deposit.

Cash Flows from Financing Activities

Cash used in financing activities was insignificant for the year ended December 31, 2011. Cash used in financing activities for the year ended December 31, 2010 was $6.3 million. The change in cash flows from financing activities was primarily due to repayments on our Revolving Credit Facility of $6.3 million in 2010.

Contractual Obligations

The following table summarizes our future contractual cash obligations as of December 31, 2012. The following numbers are presented in thousands.

	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
10 1/2% senior secured notes due 2017	$150,000	$—	$—	$150,000	$—
Cash interest for notes	78,750	15,750	31,500	31,500	—
Capital lease obligations	2,898	1,818	1,021	59	—
Operating leases	58,720	7,377	13,934	13,569	23,840

	290,368	24,945	46,455	195,128	23,840
Purchase commitment obligations:
Communications commitments	1,563	1,563	—	—	—

Total contractual obligations	$291,931	$26,508	$46,455	$195,128	$23,840

New Accounting Standards

In July 2012, the accounting standard on evaluating the realizable value of indefinite-lived intangible assets other than goodwill was updated. The update allows an organization to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. An organization electing to perform a qualitative assessment is no longer required to calculate the fair value of an indefinite-lived intangible asset unless the organization determines, based on a qualitative assessment, that it is “more likely than not” that the asset is impaired. The update is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this standard update is not expected to have a significant impact on the Company’s consolidated financial statements since the Company does not currently have any indefinite-lived intangible assets.

In February 2013, the accounting standard update regarding reclassifications out of accumulated other comprehensive income was issued. This standard update requires companies to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in our consolidated statements of income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. We will adopt this standard in the first quarter of 2013. The adoption of this standard update is not expected to have a significant impact on our consolidated financial statements.

Application of Critical Accounting Policies and Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires us to make judgments, estimates and assumptions regarding uncertainties that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. We use historical experience and all available information to make these judgments and estimates and actual results could differ from those estimates and assumptions that are used to prepare our financial statements at any given time. Despite these inherent limitations, management believes that Management’s Discussion and Analysis of Financial Condition and Results of Operations and the accompanying Consolidated Financial Statements and Notes to Consolidated Financial Statements provide a meaningful and fair perspective of our financial condition and our operating results.

We consider an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made and changes in the estimate or different estimates that could have been selected could have a material impact on our consolidated results of operations or financial condition. We believe the following critical accounting policies represent the more significant judgments and estimates used in the preparation of our audited Consolidated Financial Statements herein.

Revenue Recognition

Our revenues consist primarily of network services revenues, which primarily include voice and data services, wholesale services and access services. Our network services revenues are derived primarily from subscriber usage and fixed monthly recurring fees. Such revenue is recognized in the month the actual services and other charges are provided. Revenues for charges that are billed in advance of services being rendered are deferred. Services rendered for which the customer has not been billed are recorded as unbilled revenues until the period such billings are provided. Revenues from carrier interconnection and access are recognized in the month in which the service is provided, but subject to our conclusion that realization of that revenue is reasonably assured. Revenues and direct costs related to up-front service installation fees are deferred and amortized over four years, which is based on the estimated expected life of our customer base. The estimate of the expected life of our customer base was based in part on an analysis of customer turnover from which it was determined that our monthly turnover was approximately 2% along with our decision to extend our customers’ minimum contract term beyond two years. The effect of changing the estimated expected life of our customer base by one year would result in a change in the amount of revenue recognized on an annual basis of between $0.3 million and $0.6 million.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at their outstanding unpaid balances reduced by an allowance for doubtful accounts. We estimate doubtful accounts based on historical bad debts, factors related to the specific customers’ ability to pay, percentages of aged receivables and current economic trends. For example, inactive customer balances are normally reserved at 80%. The aggregate reserve balance is re-evaluated at each balance sheet date. A hypothetical increase in our aggregate reserve balance of 10% would result in an increase to our bad debt expense of $0.7 million. We reflect all carrier related receivables on our balance sheet at the amount we expect to realize in cash.

Depreciation

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life is three years for computer and office equipment, five years for furniture and fixtures, and generally seven years for network equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the related lease term. Capitalized software costs are amortized on a straight-line basis over the estimated useful life of two years. Internal labor costs capitalized in connection with expanding our network are amortized over seven years.

Impairment of Long-Lived Assets

We review our long-lived assets, including definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In analyzing potential impairments, projections of future cash flows are used to estimate fair value and are compared to the carrying amount of the asset. There is inherent subjectivity involved in estimating future cash flows, which can have a material impact on the amount of potential impairments.

Goodwill and Other Intangible Assets

We perform impairment tests at least annually on all goodwill and indefinite-lived intangible assets, which are conducted at the reporting unit level. We have one reporting unit. Goodwill and indefinite-lived intangible assets are tested for impairment using a consistent measurement date, which for us is the fourth quarter of each year, or more frequently if impairment indicators arise. The evaluation of goodwill and indefinite-lived intangibles for impairment is primarily based on a discounted cash flow model that includes estimates of future cash flows. There is inherent subjectivity involved in estimating future cash flows, which can have a material impact on the amount of any potential impairment. Based on the goodwill impairment test we conducted, the fair value of our reporting unit exceeded its carrying value.

Disputes

We are, in the ordinary course of business, billed certain charges from other carriers that we believe are erroneous. We carefully review our vendor invoices and frequently dispute inaccurate or inappropriate charges. In cases where we dispute certain charges, we frequently pay only undisputed amounts on vendor invoices. The amount of disputed charges may remain outstanding for some time pending resolution or compromise.

Management does not believe a payment of the entire amount of disputed charges will occur. We therefore account for our disputed billings from carriers based on the estimated settlement amount of disputed balances. The settlement estimate is based on a number of factors including historical results of prior dispute settlements. We consistently review the outstanding disputes and reassess the likelihood of success in the event of the resolution of these disputes. We believe we have accrued an amount appropriate to settle all remaining disputed charges. However, it is possible that the actual settlement of any remaining disputes may differ from our reserves and that we may settle at amounts greater than the estimates.

Income Taxes

We recognize deferred income taxes using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial reporting and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. At December 31, 2012, we had net operating loss carryforwards (“NOLs”) available totaling $155.7 million, which will begin to expire in 2019. We have provided a full valuation allowance against the net deferred tax asset as of December 31, 2012 because we do not believe it is more likely than not that this asset will be realized. To the extent that our ability to use these NOLs against any future taxable income is limited, our cash flow available for operations and debt service would be reduced. If we achieve profitability, the net deferred tax assets may be available to offset future income tax liabilities.

Reorganizations

For the period subsequent to the Petition Date, our consolidated financial statements have been prepared in accordance with Accounting Standards Codification (“ASC”) 852, “Reorganizations.” ASC 852 requires that our pre-petition liabilities that are subject to compromise be reported separately on the balance sheet as an estimate of the amount that will ultimately be allowed by the Court.

Pursuant to ASC 852, the objective of financial statements issued by an entity in Chapter 11 is to reflect its financial evolution during the proceeding. For that purpose, the financial statements for periods including and subsequent to filing the Chapter 11 petition should distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Certain expenses, realized gains and losses and provisions for losses not directly related to ongoing operations are reflected separately as reorganization items in the consolidated statements of operations. Cash used for reorganization items is disclosed separately in the consolidated statements of cash flows. Additionally, pre-petition debt that is subject to compromise must be recorded at the allowed claim amount.

In accordance with ASC 852, we did not adopt fresh-start accounting as of the effective date of the Plan. Fresh-start accounting requires that the reporting entity allocate the reorganization value to its assets and liabilities in relation to their fair values upon emergence from Chapter 11 if (i) the value of the assets of the emerging entity immediately before the date of confirmation is less than the total of all post-petition liabilities and allowed claims; and (ii) holders of existing voting shares immediately before confirmation receive less than 50% of the voting shares of the emerging entity. We did not qualify for fresh start reporting under ASC 852 as upon emergence from Chapter 11 the value of our assets was greater than the total of all post-petition liabilities and allowed claims.

Reorganization items are expense items that were incurred or realized as a result of the bankruptcy and are presented separately in the accompanying consolidated statements of operations. These expenses include professional fees and transaction bonuses incurred and directly related to the bankruptcy filing. We have not recorded any income from reorganization activities.

BUSINESS

Company Overview

We are a leading cloud-based service provider of communications and information technology solutions to SMB and enterprise customers nationwide. After several years of development, we began providing cloud-based communication services in 2005 and later introduced into our product portfolio a variety of cloud-based computing solutions. Today, we offer a full suite of cloud-based systems and services to customers nationwide, with more than 100,000 active licenses on our flagship product offering, our cloud-based business communications platform named OfficeSuite®, which comprises a growing percentage of our overall revenue and the vast majority of our existing cloud-based revenue stream.

We benefit from software development expertise, proprietary technology and a strong next-generation network infrastructure. This allows us to offer our customers more than just cloud-based services, but additionally products that include advanced, converged communications services and network access by leveraging our network infrastructure, on a cost-effective basis. In 2012, over 82% of all new revenue installed during the year was provisioned on our next-generation IP network.

We have provided cloud-based services in the Northeast and Mid-Atlantic United States since 2005 and offered cloud-based services nationwide since late 2009. Prior to 2009, our focus had been solely on markets across 10 states, including the major metropolitan markets of New York, Boston, Philadelphia, Baltimore and Washington, D.C. These markets remain important markets for us and we have the majority of our direct sales efforts focused on these markets. We distribute our products through quota-bearing sales representatives, including a direct sales force primarily based in the Northeast and Mid-Atlantic United States, sales agents nationwide, and by our expanded efforts in wholesale, web marketing, VARs and nationwide distributor channels.

As of December 31, 2012, we provided our services to approximately 30,000 business customers nationwide. For the year ended December 31, 2012, approximately 89% of our total revenue was generated from retail end users in a wide array of industries, including professional services, health care, education, manufacturing, real estate, retail, automotive, non-profit groups and others. For the same period, approximately 11% of our total revenue was generated from wholesale, carrier access and other sources. We have transitioned a significant percentage of our revenue base to T-1- and IP-based products and cloud-based communications services. For the year ended December 31, 2012, revenue from these accounts represented 76% of our retail revenue with 16% of retail revenue generated by cloud-based communications services. From the first quarter of 2009 to the fourth quarter of 2012, cloud-based communications products and services have grown at approximately a 28% CAGR. For the year ended December 31, 2012, we generated total revenues of $340.9 million and Adjusted EBITDA of $60.2 million. For more information, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA Presentation.”

Our product portfolio provides bundled packages that include cloud computing and cloud-based voice services and network connectivity with a focus on addressing the productivity, flexibility, security and business continuity needs of end users operating within complex infrastructures. In addition, our growth initiatives focus direct sales efforts on communications-intensive multi-location business customers who require multiple products and customers who are likely users of our cloud-based services. These customers generally purchase higher-margin services in multi-year contracts, resulting in higher customer retention rates and higher average monthly recurring revenue. For customers located within the footprint of our approximately 260 colocations in the Northeast and Mid-Atlantic regional markets, we offer additional IP-based and traditional communications services utilizing our network infrastructure.

We attempt to stay ahead of market trends by investing in our cloud-based solutions. Specifically, we are expanding our award-winning cloud-based voice system’s product development, including investment in features and technology. Our portfolio of cloud-based services has received third party recognition. Such products enable us to offer SMB and enterprise customers unique business solutions on a cost-effective basis. For more information, see the section entitled “— Our Strengths — Cloud-Based Product Suite.”

To provide comprehensive network connectivity to our nationwide customers, we utilize both our own network of telecommunications switches, data routers, application servers and related equipment, as well as connectivity to other networks that we purchase from other carriers. We purchase this additional connectivity through various commercial and other arrangements with such carriers.

Our Strengths

Cloud-Based Product Suite.

Cloud-based services refer to the delivery of applications and services that take advantage of IP communications technology and networks, together with shared software, computing and communications platforms, to provide for a centralized and cost effective delivery of communications and computing services. Operating in a cloud environment reduces the amount of equipment, applications and other resources that are required locally at the customer premises, thereby reducing operating costs and capital expenditure requirements and often adding functionality, efficiency, flexibility, security, business continuity and other advantages that cannot otherwise be obtained locally. Cloud-based services are well-suited to business customers who require sophisticated and highly flexible voice and data solutions but are challenged by rapidly evolving technologies, by the need to implement business continuity initiatives and by the need to reduce significant operating expenses, such as extensive technical staffing needs.

We were an early market leader in cloud-based communications services through our award-winning product offering, OfficeSuite®, which we developed and introduced in 2005 and launched for general availability in 2006. We believe we are one of the nation’s leading cloud-based VoIP business service providers and OfficeSuite® provides significant strategic flexibility to cost-effectively serve customers. OfficeSuite® is a full-featured, cloud-based unified communications solution that provides SMB and enterprise customers with the functionality of an enterprise-grade phone system without significant capital investment or expensive maintenance contracts. OfficeSuite® includes business-grade voice quality, high-speed data and MPLS services, virtual fax services, Automatic Call Distribution and Call Center services, a variety of high-quality desktop IP and softphones, managed services and system reliability backed by service level agreements. In addition, we own the underlying technology and intellectual property of this cloud-based unified communications solution.

In 2011, we launched a comprehensive suite of cloud-based data and computing products, such as hosted Microsoft Exchange®, hosted Microsoft SharePoint®, hosted virtual desktops, hosted virtual and dedicated servers, data backup and recovery, and archiving, compliance and eDiscovery services.

For the year ended December 31, 2012, our cloud-based communications services comprised approximately 16% of our total recurring retail revenue. Cloud-based communications services represented approximately 37% of new retail sales in 2012. From the first quarter of 2009 to the fourth quarter of 2012, these products and services have grown at approximately a 28% CAGR.

Large, Diversified Customer Base. We have approximately 30,000 SMB and enterprise customers who constitute a predictable base of recurring revenue and high quality customer relationships. We believe many of these organizations have historically been underserved by incumbent telephone companies and have limited alternatives for high quality integrated communications products and cloud-based communications services.

Foundation of Recurring Revenue and Visibility Into Revenue and Cash Flows. The mission-critical nature of our services, our uniquely diversified product set and our customer care to our 30,000 SMB and enterprise customers has resulted in revenue trends and improving churn rates that we believe give us good forward visibility into revenue and cash flows. Our shift towards larger customers, focus on next-generation products and services and certain cost-savings initiatives have allowed us to improve Adjusted EBITDA as a percentage of total revenues by approximately 300 basis points from the year ended December 31, 2008 to the year ended December 31, 2012. In addition, our deployment of capital is largely success-based, meaning, over time, a large portion of our capital outlay is incurred incrementally only as we add new customers.

Facilities-Based Network Infrastructure. We own and operate an IP-based platform that facilitates the development and delivery of next-generation services. Our network delivers advanced, converged services, such as cloud-based solutions, VPNs and complex multi-location services. Our network topology incorporates EoC access technology, enabling us to cost-effectively provide multi-megabit data services through copper loops to customers in approximately 38% of our colocations. In addition, we are able to deliver our cloud-based communications services nationwide utilizing partner carriers for last-mile access.

Customer Service. We closely monitor key operating and customer service performance metrics. Capturing and analyzing this information allows us to improve our internal operating functions, drive profitable revenue growth and quickly respond to changes in demographics, customer behavior and industry trends. Our customer service and account management personnel monitor and analyze customer service trends, attempt to identify at-risk customers and develop and implement retention strategies and Company-wide programs that address the changing needs of our customer base.

Software Design and Development. We have expertise in software design and development, which has allowed us to create unique systems and solutions for our customers. This expertise extends from development of our award-winning enterprise management solutions, through customization and integration of commercially available software products, as well as development and enhancement of our proprietary unified cloud communications products and services. Specifically:

Integrated OSS Infrastructure. We recognized the critical role systems can play in our operations and evolution, leading to the acquisition of an OSS software development company, Open Support Systems, in 1998. That acquisition provided the basis for our OSS architecture and the core development team. Maintaining ownership of systems and software in-house allows us to improve our control over the development and provisioning of our products and services, a central component of our operating strategy. Our systems provide the basis for superior operating control and back-office operating efficiencies as well as strategic advantages in efficiently integrating acquired companies. In addition, our OSS enables us to differentiate our services by offering our customers a portal for self-service and control tied to the integration and automation of our systems and the accuracy and completeness of our inventory and customer data. Our customers have the ability to customize and transform their bills into effective management reports for monitoring costs and usage. We have also developed a user-friendly and fully automated platform for our direct and indirect sales forces, which allows them to enter and track orders, trouble tickets and commissions online, thereby allowing them to effectively service and manage customers. Further leveraging our in-house software development expertise, we have recently integrated the advanced sales automation capabilities of the SALESFORCE.COM™ platform into our front-end iLead sales management platform, delivering significant new functionality to our sales force.

Proprietary Unified Communications Platform. We acquired the intellectual property and assets of our core cloud-based communications service platform, OfficeSuite®, along with the development team, in 2009. As a result, we have direct control of the ongoing development and evolution of the services offered and the technology applied, minimizing license fees and directly controlling schedules and priorities. This intellectual property, and our ability to continually enhance and modify our products, has allowed us to deliver unique solutions to our customers, differentiating OfficeSuite® from other service provider offerings.

Experienced Management Team. Our team of senior executives and operating managers has significant experience in the communications industry and extensive knowledge of our local markets. Members of our executive management team have an average of 25 years of experience in the communications industry. In addition to industry knowledge, members of our management team have expertise in integrating acquired facilities with existing facilities. In connection with our history of mergers and acquisitions, our senior management team has successfully consolidated back-office systems and processes into a single OSS, integrated operations and cultures, and combined products, strategies and sales channels.

Our Strategy

Our primary objective is to improve the quality of our current revenue base and Adjusted EBITDA by continuing to implement our strategy with the following principal components:

•	Invest in Profitable Revenue Growth.

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To expand on our leadership position in next generation and cloud-based communications services, our improved balance sheet and levered free cash flow enables us to increase strategic investments throughout our operations, including marketing, sales and operational process and technology.

•	To profitably grow revenues we are:

Increasing the size of our direct sales force. We acquire new customers through multiple channels, including a direct sales force focused on the Northeast corridor, ranging from the metro Boston area south to metro Washington D.C. These employees not only work to develop new relationships, but are also responsible for helping our base of 30,000 SMB and enterprise customers leverage new technology. We are making significant investments in increasing the size of our direct sales channel, including hiring new executive sales leadership, new sales managers and new sales representatives.

Increasing the size of our agent sales force. Our multi-channel approach broadens and deepens sales distribution. We currently have relationships with over 300 telecommunications agents and IT professionals who are able to offer our full portfolio of services nationwide. We are increasing the size of our agent sales force by partnering with additional agents and carriers to offer even more of our cloud-based products and services to customers nationwide.

Building new sales channels for VARs and nationwide distributors. To support our business development efforts, we have also invested in building new distribution channels. We recently announced expanded sales distribution through strategic relationships with vertical focused providers and OEMs, offering our products and services in retail outlets and through technology distributors. We are investing in the nationwide development of new business partners and distribution channels with a focus on finding new distributors and partners while expanding those recently announced. By adding new VARs and systems integrators, software developers and integrators, telecom consultants, agents, advisors, distributors and OEMs, and wholesalers, we believe we are in a unique position to grow revenue for our entire product portfolio of cloud-based products and services. Our cloud-based hosted phone system, OfficeSuite®, is a robust product that will benefit from greater distribution. In January of this year, under the RCA brand, one of the most recognized names in the electronics industry, we introduced a new hosted communications service specifically designed for small and home-based businesses and sold through office supply retailers. The new service was designed to provide small companies with next-generation phones and features to optimize their businesses’ performance. It is the first service we have made available in retail stores, and provides retailers with a unique selling proposition. Expanding partnerships, and developing new ones is a fundamental part of our channel expansion and our overall growth as a company.

Investing in our web sales and marketing efforts. To align with market trends and the rapid adoption and promotion of e-commerce capabilities by cloud-based service providers, we have launched a new website promoting 1) our flagship business communications solution, and 2) our full suite of cloud-based voice and computing solutions. We have further invested in additional web advertising, a team specialized to sell our products over the web and automated systems to process and fulfill orders.

Investing in additional lead generation activities. We are investing in other sales efforts, most notably our direct lead generation, in order to provide a steady stream of highly qualified leads to our direct sales force using various lead source providers who not only deliver leads to our sales force, but also market our cloud-based services through email, telemarketing and online content offerings in order to find new business opportunities and add to our base of customers.

Investing in sales support systems. To further support the efforts of our direct sales channel, we are deploying the SALESFORCE.COM™ platform across our entire internal sales operation. We believe that by giving all of our sales representatives the best and most widely used sales management software, we are further investing in their success in gaining new clients and increasing the revenue of existing clients. We have also invested in a new sales program that we have named “Unify.” Unify provides extensive training, technology certification programs, sales process and management guidance regularly to all our sales representatives and sales leadership. This program unifies the messaging both our marketing teams and our sales representatives use to promote our diverse portfolio of cloud-based products and services. This messaging is focused on crucial business needs facing our target market today. All of our cloud-based products and services are designed to reduce operational costs, improve overall flexibility, increase profitable revenue and help customers manage operational and business continuity risks.

Accelerating our investment in product development for our cloud-based services. Our cloud-based services are continually updated with new features and functionality to meet the ever-changing needs and demands of our target market. We have invested in additional product and system development resources to continue to improve our cloud-based services, including the investment in features and technology. Examples of such improvements are support for additional models of phones, integration of our service with our customers’ CRM and mobile applications. Product improvements provide additional reasons for new customers to buy and existing customers to maintain and grow their service.

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Grow Revenues Through Our Next Generation IP- and Cloud-Based Services. Our marketing strategy focuses on higher bandwidth IP- and cloud-based products and services. These newer services enable us to counter declining legacy revenues both by attracting new customers as well as increasing the amount of revenue we can generate from existing customers. Our up-selling efforts to introduce our cloud-based products and services to existing customers have become an increasingly important opportunity for revenue and margin growth and for maintaining a high value proposition for our customers.

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Continue to Focus our Direct Sales Efforts on Larger SMB and Enterprise Customers. We work with larger SMB and enterprise customers nationwide to leverage next-generation, cloud-based technology to improve overall business continuity. Our services, tools and applications allow companies to increase revenue, reduce operational costs and improve overall flexibility, all while reducing risk. We target larger SMB and enterprise customers, typically generating over $500 in MRR, that require advanced IP- and cloud-based products and services on T-1 or greater capacity circuits. These customers purchase higher margin services in multi-year contracts, resulting in higher customer retention rates and profitability. In addition, we believe this target market continues to be underserved by the incumbent telephone providers and cable companies. As of December 31, 2012 over 87% of our retail revenue was generated by customers whose MRR was greater than $500, and greater than 70% was generated by customers with MRR of greater than $1,000. In addition, average MRR has been steadily increasing among our business customer base.

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Invest in Technology, Software Development and our Proprietary Platforms. We will continue to leverage our expertise in software development by increasing our investment in people, process and systems to deliver an expanding suite of enhanced business services to our customers under our OfficeSuite® brand. This includes continued enhancement and evolution of our proprietary technology and software, building advanced APIs that enable third party development of advanced features, evolution of our customer-facing web portals, enhancing mobility solutions, computer telephony integration with external CRM, practice management and other database platforms to enable increased business efficiency, expanding the options for user devices available for OfficeSuite® users, and others. For example, in 2012, we applied our software expertise and control of proprietary technology to develop an integration between OfficeSuite® and an industry leading dental office practice management solution to enable significant improvements in dental practice office efficiency.

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Improve Profitability and Free Cash Flow. We have implemented a number of internal initiatives as part of a multi-year program designed to improve gross margins and overall profitability. This program is comprised of many underlying revenue enhancement and cost reduction initiatives that have helped contribute to our approximately 300 basis point improvement in Adjusted EBITDA as a percentage of total revenues from the year ended December 31, 2008 to the year ended December 31, 2012. These initiatives have also increased our performance by optimizing customer platforms, improving loyalty to reduce churn and building a culture and formal structure for documenting and refining processes.

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Provide Personalized Customer Service. We deliver focused customer service and maintain high retention rates by stressing regular and personal contact and accountability from our customer service personnel. As part of our customer service strategy, we developed unique customer service tools linked directly to our OSS and network. These tools, designed as a customer portal called “eCare Enterprise,” allow our customers to perform simple tasks such as viewing service details or creating and managing trouble tickets, as well as more complex tasks, such as making real-time changes to toll-free call routing and managing individual users through permission-based roles. Both our direct sales force and agent sales channels have access to these order, provisioning and customer care tools.

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Growth Through Strategic Acquisitions. We have completed five acquisitions in the past eight years that were each fully integrated within 12 months or sooner following the closing of the transaction. In pursuing strategic acquisitions we focus on acquiring companies that operate in our markets or adjacent markets, serve similar customers or offer complementary products and services that we can use to expand our product portfolio. Our single integrated OSS, database and billing system is highly scalable to support efficient consolidation.

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Leverage Network and Operational Infrastructure. We have invested in significant next-generation upgrades to our network and operational infrastructure that we believe will allow us to meet the current and future demands of our target markets, enhancing revenue quality and improving market share while improving customer retention and operating leverage. We will continue to leverage our network and operational infrastructure to develop new products and expand our customer base while improving the performance of our business. We continually evaluate our network and monitor technological developments to increase network efficiency and performance. The scalability and breadth of our network and integrated operational support system enables us to increase our customer base with minimal incremental capital and personnel investment.

Restructuring

On August 22, 2012, we, and each of our direct and indirect subsidiaries, filed voluntary petitions for reorganization under Chapter 11 of the Code in the Court with respect to the Plan to effectuate the Restructuring.

On October 3, 2012, the Court entered the Confirmation Order and we emerged from bankruptcy protection on November 13, 2012. In connection with our emergence, the Plan was effectuated and included, among other things, the following provisions:

•	cancellation of all existing equity interests including capital stock, options, warrants or other rights to purchase our then-existing capital stock;

•	recapitalization of the Company with the authorization of 19,000,000 shares of common stock and 1,000,000 shares of preferred stock;

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holders of the Old Notes received their pro rata share of (i) 97.5% of 9,999,945 shares of newly issued common stock (subject to dilution by the exercise of warrants and equity pursuant to a future management incentive plan and board compensation) and (ii) $150.0 million in 10.5% Senior Secured Notes due 2017;

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holders of our then-existing preferred stock received their pro rata share of (i) 2.5% of 9,999,945 shares of newly issued common stock (subject to dilution by the exercise of warrants and equity pursuant to a future management incentive plan and board compensation) and (ii) two tranches of eight-year warrants to acquire shares of newly issued common stock representing, in the aggregate, up to 15.0% of the Company’s outstanding capital stock following the restructuring (subject to dilution as described above);

•	execution of a new credit agreement governing the Revolving Credit Facility;

•	repayment of $15.9 million of principal and accrued interest under the DIP Credit Facility; and

•	cancellation of the Old Notes totaling approximately $316.2 million, which included accrued interest.

The Plan did not contain any significant compromise and settlement agreement, other than those identified in this prospectus. Under the Plan, general unsecured creditors, vendors, customers and employees were not negatively impacted and our obligations to these groups were paid in full in accordance with their original terms.

We recorded approximately $18.2 million of expenses incurred in connection with the restructuring and refinancing of indebtedness and equity. These expenses consisted of reorganization items of $8.4 million for the year ended December 31, 2012, which included professional fees of $6.9 million and transaction bonuses paid to key employees which were approved by the Court of $1.5 million. In addition to the reorganization items, we recorded $9.8 million of professional fees which were incurred prior to entering Chapter 11. These are included in our selling, general and administrative expenses on our consolidated statements of operations.

Industry Overview

The market for communications services, particularly local voice, has been historically dominated by the ILECs in the United States. These carriers include Verizon, AT&T, CenturyLink Inc., Frontier Communications Corporation (“Frontier”), FairPoint and Windstream Corporation. While the ILECs own substantially all of the local exchange networks providing basic network access in their respective operating regions, competitive communications providers hold significant market share. In recent years, the number of competitive communications providers in the United States has been reduced by industry consolidation and the leading cable companies (“CATVs”) have entered the residential and business communications markets, thereby reducing the market share held by ILECs.

While the ILECs provide a broad range of communications services, we believe that they have largely neglected the SMB segment due to an increased focus on the global enterprise business segments of the market, increased competitive pressures in the residential market, and the focus required to integrate recent mergers and acquisitions. In addition, with limited network footprint in business parks, CATV providers have been focused on delivering basic voice and data access services primarily to smaller businesses within and surrounding residential communities.

We believe this lack of focus from the ILECs and CATVs has created a sustainable growth opportunity for competitive providers to service SMB customers with a broad array of services, including both traditional and cloud-based services, as businesses begin to rely more on applications to better compete. We believe the ILECs and CATVs are improving their ability to attract and serve our target customers.

As a leading cloud-based service provider of communications solutions to SMB and enterprise customers, we compete with various types of service providers, including companies focused solely on cloud-based services as well as cable and internet service providers, premises-based and hosted VoIP phone system and service providers, CLECs, wireless companies, interexchange carriers (“IXCs”) and other market participants, including vendors, installers and communications management companies. As communications technologies continue to evolve, we continue to compete against new market entrants and larger entities that will enter these markets.

Increased complexity in delivering communications and IT services, together with what has been a challenging economic climate has driven business customers to evaluate alternative approaches, including cloud-based products and services. As competitive pressures have commoditized more access services, we believe cloud-based services represent growth opportunities for competitive providers who are successful in tailoring cloud-based services to the needs of customers.

Our Markets

We target SMB and enterprise customers nationwide for cloud-based services. Previously, our focus had been solely on markets across 10 states throughout the Northeast and Mid-Atlantic United States, including the major metropolitan markets of New York, Boston, Philadelphia, Baltimore and Washington, D.C. These markets remain important markets for us and we have the majority of our sales efforts focused on these markets. Market research estimates that in 2012 there is a $22.8 billion addressable market for cloud-based services in the United States. We believe next-generation cloud- and IP-based communications services will continue to gain market share with SMB and enterprise customers. Market research estimates that the U.S. cloud service market is expected to grow from $22.8 billion in 2012 to $43.2 billion by 2016. Additionally, we believe cloud-based services allow us to address a greater percentage of an SMB customer’s overall telecom and IT spending budget. As technology and network alternatives have evolved, our cloud-based communications services and products have become cost-effective to offer nationwide. Our focus has evolved from our specific historical geographic markets to a nationwide focus.

Our Revenue and Customers

Our customer base consists of SMB and enterprise customers nationwide, with a historical focus on markets across 10 states throughout the Northeast and Mid-Atlantic United States, including the major metropolitan markets of New York, Boston, Philadelphia, Baltimore and Washington, D.C. Approximately 89% of our total revenue is generated from retail end users in a wide array of industries including professional services, health care, education, manufacturing, real estate, retail, automotive, non-profit groups and others with less than 2% coming from residential customers. Approximately 11% of total revenue is generated from wholesale, carrier access and other sources. Our wholesale line of business serves other communications providers with voice and data services, data colocation and other value-added products and services. We have been a provider of cloud-based communications services to our retail customers in our Northeast and Mid-Atlantic markets since 2005 and have been providing these services nationwide since late 2009. The following table shows the trend of our cloud-based revenue for the years ended December 31, 2008 through December 31, 2012:

$ in millions	2008	2009	2010	2011	2012
Cloud-based revenue	$16.5	$21.6	$27.7	$37.0	$46.1

We target larger SMB and enterprise customers, typically generating over $500 in MRR, that require advanced IP- and cloud-based products and services. These customers generally purchase higher margin services in multi-year contracts resulting in higher customer retention rates and profitability. The average MRR across our entire base of business customers has increased from approximately $474 at December 31, 2008 to approximately $747 at December 31, 2012. The following table shows the five-year trend in average MRR per business customer as of December of each year:

	2008	2009	2010	2011	2012
Average MRR per Business Customer	$474	$553	$610	$674	$747

For the month of December 2012, 87% of our retail revenue was generated by customers whose MRR is greater than $500, and more than 70% was generated by customers with MRR of greater than $1,000 per month. For December 2012, no single retail customer represented more than 1.5% of our total revenue. The following table shows the five-year trend in the composition of our retail revenue base in terms of monthly spend as of December of each year:

Trended MRR by Customer Size	2012	2011	2010	2009	2008
$0 - $500	12.7%	14.2%	16.3%	18.7%	21.4%
$500 - $1,000	16.3%	17.0%	18.0%	17.8%	17.7%
$1,000 - $5,000	37.9%	37.4%	37.0%	36.2%	35.6%
$5,000 - $10,000	11.6%	11.4%	9.9%	9.6%	9.2%
$10,000 - $25,000	12.2%	10.9%	10.0%	10.2%	9.8%
> $25,000	9.3%	9.1%	8.8%	7.5%	6.3%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

We have been able to improve our average monthly revenue loss level from 2.4% for the quarter ended December 31, 2008 to 1.6% for the quarter ended December 31, 2012, in part due to our continued shift towards larger customers, our focus on improving customer service and our focus on cloud-based products. The following chart shows the 5-year trend for the last quarter of each year in terms of monthly revenue loss:

	2012	2011	2010	2009	2008
Average Monthly Revenue Loss(1)	1.6%	1.7%	2.0%	2.3%	2.4%

(1)	Our calculation of revenue loss is a comprehensive metric and may not be comparable to revenue loss or churn metrics reported by other companies in the industry.

Products and Services

We provide our customers with a comprehensive array of cloud-based communications and IT products and services, including cloud-based services (such as hosted unified communications solutions, virtual and dedicated servers, hosted virtual desktop (“HVD”), software as a service (“SaaS”) and infrastructure as a service (“IaaS”)), circuit-switched and IP-based voice and data communications services (such as local and long-distance voice services, integrated voice and data services, Internet services and private data networking) and value-added products and services (such as communications hardware, professional services and managed network solutions). Our business is to deliver end-to-end communications and computing solutions to our target customers, with a focus on helping them solve their critical and complex infrastructure, productivity, security and business continuity needs through a combination of products and services.

We leverage the scalability and broad technology base of our network architecture to deliver products that address the increasingly complex communications needs of our customers. MPLS, softswitch and EoC equipment deployed throughout our network allows us to deliver scalable IP-based communications and value added services that provide our customers with cost-effective alternatives to traditional products while maintaining quality of service. Our products and services are offered with a range of alternatives and customized packages, allowing us to meet the specific requirements and objectives of a large number of potential business customers. Our sales and marketing initiatives focus on bundling our products and services into a single competitively priced solution for each customer. This bundling adds value for our business customers and increases the overall profitability of our operations.

The following table summarizes our product and service offerings:

CLOUD SERVICES	T-1 BASED & TRADITIONAL OFFERINGS	ADDITIONAL MANAGED SERVICES

• OfficeSuite® hosted IP phone solutions	Dedicated & switched access	VPNs

• OfficeSuite® call center services	Dedicated Internet access	Data center / colocation

• Hosted Microsoft Office®	Ethernet networking	Content filtering

• Hosted Microsoft Exchange®	MPLS networking	Equipment consulting & sales

• Hosted Email	Dynamic IP integrated voice & data	IT project outsourcing

• Data backup & recovery	Local, regional and long distance	Network design and implementation

• Application virtualization	Conferencing	Network integration

• IaaS	Toll-free	Customer Service Management Portal

• SaaS		Managed Router

• HVD

• SIP (Session Initiation Protocol)

• VoIP

• Firewall / Network security

• Virtual Fax Services

Cloud Services

Cloud-based IP Communications Solution (OfficeSuite®). Our cloud-based IP communications solution, OfficeSuite®, one of our fastest growing product lines, packages business-grade IP telephony with advanced telephone equipment and managed network security into innovative and feature-rich solutions for unified communications. Built on carrier-grade platforms for reliability, security, flexibility and scalability, OfficeSuite® leverages advanced IP functionality and Quality of Service (“QoS”) management while covering all the service, equipment and management needs of our customers. Organizations gain productivity, bridging telephone and computer communications through a converged IP network, resulting in more efficient use of bandwidth, intuitive management tools, 24×7 expert network monitoring and ongoing product upgrades and enhancements, which are all included in the solution. Customers can choose from a range of different connectivity options at various price points. Our cloud-based IP communications offering also enables centralized control for administrators, including streamlined implementation of everyday configuration needs through a secure and user-friendly Internet-based web portal. Disaster avoidance and recovery capabilities are integrated into the service package, providing for business continuity in the event of customer location outages and other scenarios. Successful implementation, whether to retire an older system or to prepare an organization for migration to next-generation services, is enhanced by a thorough process of gathering detailed requirements, evaluating network readiness, assessing quality based on qualitative and quantitative measurements and conducting administrator and end-user training for each customer deployment.

We also offer both SIP and VoIP services, with or without customer premises equipment, in order to meet the needs of large and small customers who either use their own premises-based communications system or who have basic needs. This includes customers who may have their own IP phone system, use a traditional fax machine or small customers with limited communications needs.

In 2011, we introduced OfficeSuite® Call Center Services, a full-featured cloud-based application integrated with OfficeSuite® that provides robust call center capabilities for business customers, including advanced call routing, queuing, call recording, easy-to-use reporting and dashboard functionality. OfficeSuite® Call Center Services delivers to our SMB and enterprise customers the advanced call center features of a private branch exchange or stand-alone automatic call distributor (“ACD”) without the need to invest capital in on-site equipment or intensive IT support. It provides a suite of highly flexible capabilities that enable quick and easy prioritization and distribution of incoming business calls, customized hold treatments and advanced routing options that factor in agent skills, location, experience and other parameters.

Software as a Service/Infrastructure as a Service/Hosted Virtual Desktop. Our cloud-based computing solutions target the growing opportunities for SaaS , IaaS and HVD nationwide. All these cloud-based services allow companies to move software, applications, storage and server requirements that support critical business operations off-site, which can improve the availability and security of their data and applications while reducing their total ownership cost. In addition, SaaS, IaaS and HVD allow customers to focus their efforts on their own mission-critical business needs instead of dealing with software and hardware upgrades and maintenance. Our product offerings include individual and bundled packages of subscription-based software and infrastructure services. Businesses can access not only the most popular productivity software, including cloud-based versions of Microsoft Exchange®, Microsoft Office® and other Microsoft products over the Internet, but also thousands of other business applications. We provide packages that incorporate a robust set of mobility and remote employee features. For example, HVD allows a customer to place their computer desktop “in the cloud” and then use it anytime, anywhere (Internet access required), on certain electronic devices, including other computers located at home or in a hotel business center and mobile devices such as tablets and smart phones. Our product offerings include a full suite of backup tools for desktop and server data, enabling a complete solution for disaster avoidance and rapid recovery. Both virtualized and dedicated server solutions are available and capable of supporting most business applications. By providing these cloud-based services to our customers, we are able to provide greater customer value as compared to a simple access solution, thereby increasing our organization’s share of the customer’s overall communications and IT operational expenditures and increasing the monthly recurring revenue we generate.

T-1 Based & Traditional Services

Integrated Services. We offer integrated voice and data packages to small- and medium-sized businesses, including a variety of service options designed to accommodate our customers’ needs. Our integrated offerings result in performance and cost efficiencies, as compared to discrete services purchased from separate competing carriers. We also provide multiple products in a bundle to increase utilization of a common circuit. These integrated packages drive increased revenue per customer and higher customer retention. We offer an IP-based integrated T-1 service leveraging our MetaSwitch® IP-based call agents and media gateways and our MPLS network to deliver highly flexible voice and data services over one or more IP-based T-1s.

Voice Services. We provide customized packages of voice services to meet our customers’ voice communications needs. We offer local telephone services, including basic voice services and features such as call forwarding, call waiting, call transfer, calling number identification/calling name identification and enhanced services such as voice mail and direct inward dialing. We provide these services by leveraging our circuit-switched and IP-based network infrastructure. We use UNE-Ls, EoC, digital T-1 lines and, in certain instances, our commercial agreements with Verizon, AT&T and FairPoint to service our customers. In addition to our local service portfolio, we offer a range of dedicated long distance services to customers connected to our network. These include services that originate and terminate within the same local transport area and in different local transport areas, international services, one plus outbound services and inbound toll-free services. We also offer ancillary long distance services such as operator assistance, calling cards and conference calling. In instances where a customer may have locations outside our network footprint, preventing such customer from connecting directly to our network, we resell long distance services of other communications carriers through agreements we have with those carriers. We generally provide our long distance services as part of a bundle that includes one or more of our other service offerings.

Data Services. Our data service offerings are designed to provide a full range of services targeted at businesses that require single or multipoint high-speed, dedicated data connections. We provide transmission capacity on our networks to customers who desire high bandwidth data links between locations or to the Internet. Internet connections are provided via Switched Ethernet T-1, DS3, EoC or DSL, depending on our customer’s bandwidth and security needs. Point-to-point and point-to-multipoint services include MPLS, which is often used as a frame relay and asynchronous transfer mode (“ATM”) replacement. Our IP VPN data network services include multiple classes of service for differentiated levels of QoS, service level agreements and security. In addition, through arrangements with national IP network providers, we offer these services on a nationwide basis to those of our business customers who have locations outside of our network footprint. These services enable customers to deploy tailored, IP-based business applications for secure internal enterprise, business-to-business and business-to-customer data communications among geographically dispersed locations, while also providing high-speed access to the Internet.

Additional Managed Services

Leading with our next-generation cloud-based services and also leveraging our infrastructure network, systems, technology, applications and vision, we provide advanced integrated product suites that deliver value to our customers, simplifying their businesses and providing many operational and economic benefits. Our managed services increase the value of our services to customers by making such services even more accessible and providing our customers with the ability to, in real time, monitor system performance, create and view reports and make changes to their services. Customer self-care is an important component of managed services, as it allows customers additional flexibility to make changes when they wish, while also making the change process more efficient for both our customers and us. Our managed services include managed IP VPNs, managed firewalls, managed Wide Area Network services, managed e-mail security, content filtering, data center colocation and online data backup and recovery. These solutions allow IT organizations and leaders within companies to outsource certain day-to-day management and ongoing maintenance of these mission-critical applications, without sacrificing visibility or control, in order to enable typically overextended internal resources to focus on the core objectives of the business.

Sales and Marketing

Our retail sales organization consists of four separate sales channels: direct sales, agent partners, VARs/nationwide distributors and web marketing. Each channel enables us to provide a bundled product offering of cloud-based services, voice and data communications, hardware and managed network services through a consultative analysis of each customer’s specific needs. By developing a detailed proposal based on each customer’s individual requirements for network configuration, service reliability, future expansion and budget constraints, we deliver the quality, reliability and value that customers demand. Our pricing and sales commission plans provide significant incentives for sales of higher margin cloud-based IP- and T-1-based products in our on-net territories for multi-year terms. Additionally, we offer incentives for sales of our cloud communications services on a nationwide basis. Across all sales channels we have approximately 130 quota-bearing employees in addition to our agent relationships.

Our largest sales channel is our Direct Sales division. This group focuses primarily on selling to new SMB and enterprise customers using lead generation, territory management, vertical marketing and networking strategies to maximize their results. This group also leverages our knowledge of our existing customers’ business needs to “up sell” additional services and applications, enhancing and further strengthening the relationships with our customers and increasing revenue per customer.

Our Agent division’s main objective is to leverage our strengths to specific market segments nationwide through independent contractors. The Agent division focuses on customers who are already aligned with a communications consultant that may not provide many of the services we provide and who are looking to their consultant for a solution. We have also selected the Agent division as our primary distribution channel for our nationwide OfficeSuite® offering. Currently, our Agent division maintains approximately 300 relationships.

We sell our products through VARs/nationwide distributors. As a result of some of these relationships, our cloud-based products are sold through retailers such as office superstores. We are investing in the nationwide development of new business partners and distribution channels with a focus on finding new distributors and partners while expanding those recently announced.

We have launched a new web-based channel that promotes 1) our flagship business communications solution, OfficeSuite®, and 2) our full suite of cloud-based voice and cloud computing solutions. The channel includes a new website designed to build interest in our cloud products, providing numerous ways of obtaining more information, and a web sales team who sell our products using chat, email as well as the phone. We developed the capability for the web sales team to demonstrate our products over the Internet and conducting demonstrations for prospective customers is an important part of the sales process. Another important part of our web sales process is the ability of a web sales team member to walk a prospective customer through our order process, which is followed by an automated fulfillment process with the ability to have service working the next day. To create demand for this new channel, we promote the website through various means, including search engine optimization, search engine marketing, email marketing and other web advertising.

In addition to our retail channels, we offer services to other carriers and resellers through our Wholesale division. The Wholesale division leverages our cloud-based services expertise, next-generation technology development, network strength and our leading back office automation systems to deliver a reseller-branded suite of cloud-based voice, data, IP and integrated services for resale, where the reseller retains the customer relationship and is responsible for sales, customer care and billing.

Marketing support is provided to our sales channels in many forms, including direct lead generation, to provide a stream of highly qualified leads to our direct sales force. We work with various lead source providers who not only deliver leads to our sales force, but also market our cloud-based services through email, telemarketing and online content offerings in order to find new business opportunities. In addition, marketing provides online and printed materials, sales promotions and vertical marketing programs.

There are three referral programs to generate leads for our direct sales channels. The Business Community Partnership program enables individuals and businesses to earn upfront and residual payments by providing leads that result in sales by the direct sales force. Affinity Partners co-market Broadview products and services to association members. We also sponsor various organizations including non-profits. Brand recognition is developed through press releases, media advertising and editorial coverage in industry publications. We also participate in both national and local trade shows and various other events. We build rapport and goodwill with both customers and prospects through a sports marketing program.

Customer Service and Retention

Our customer relationship management division uses a multi-tiered, multi-channel level of support to target specific levels of service to our retail and wholesale customers as well as our multiple sales distribution channels. Our inbound contact center, 1-800-BROADVIEW, is staffed 24 hours per day, 7 days per week, 365 days per year with customer care representatives, staffed both internally and through a third party agency, who handle all aspects of a customer’s communications including billing questions, payments, repairs, changes of service, and new service requests. Physical facilities are staffed and operated in Pennsylvania with fully redundant facilities through our third party agency.

Our customer relationship management division also provides dedicated personalized support to our larger customers through our Enterprise Channel Support. Dedicated representatives are assigned to each customer and the customer’s invoice has the name of their representative and a direct toll-free number on it. In addition, our Enterprise team is staffed with Enterprise Service Managers and Enterprise Project Managers who are dedicated to delivery of new products and services to these customers. Our largest accounts also have field support from the total solutions management team. Our total solutions management teams call on customers in person to address service issues and provide consultation and to market additional products and services.

The direct and agent sales distribution channels are supported by a team of individuals focused on the success of their assigned sales channel. Sales regions have dedicated service representatives who handle service requests from the field direct sales and agent sales forces.

Providing a superior customer experience is a major focus of our customer relationship management team. We collect statistical and direct feedback from customers regarding their recent service experience and use the information to refine and improve our processes as well as to measure the effectiveness of the organization. We conduct in-depth customer disconnect and satisfaction studies to understand key drivers of our customer’s satisfaction, loyalty, and reasons for canceling their service. We also use a cross-functional churn analysis task force that analyzes customer churn and patterns and makes recommendations to senior operations management on ways to improve our customers’ experience.

Our customer relationship management division utilizes various technologies to gain efficiencies and improve the level of service and options for customers. In addition to having the option to speak to a representative 24 hours per day, 7 days per week, customers have several self-service options. Our interactive voice response system, known as Express Care, provides automated telephone billing and collections options as well as network outage notifications. The system also utilizes value-based routing to prioritize high value customers for first priority response. Our award-winning e-Care Enterprise web-based application provides customers with an array of self management tools. Customer relationship management also utilizes a fully automated system that continually updates customers about ongoing repair issues via e-mail or outbound phone call.

Our Network

Our network architecture leverages IP and MPLS technologies, VoIP softswitchs, call agents and gateways, EoC and other broadband access, combined with advanced and proprietary call and feature server technology, to deliver cloud-based unified communications and computing services to our customers. We reach our customers using a combination of our leased and owned fiber, switching/routing Central Offices, ILEC collocations, leased ILEC copper and broadband access services from cable companies, as well as through leasing of traditional T1 and higher bandwidth services from ILECs.

As of December 31, 2012, we serviced approximately 566,000 retail access line equivalents (“ALEs”). Of these ALEs, 64% were T-1- and IP-based, with 9% served using EoC and the remaining 55% using standard T-1- and IP-based access. The remaining 36% of total ALEs were served using traditional voice and data access, of which 17% were associated with T-1- and IP-based accounts while the remaining 19% were associated with traditional accounts.

Core Network

Our core network consists of IP/MPLS elements from Juniper Networks and Cisco Systems, located in our own central offices servicing customers nationwide. We service our customers nationwide via various network interconnections and leased bandwidth arrangements with other IP carriers, providing access, diversity and flexibility to our customers. We leverage advanced network planning and diagnostics tools to design and manage our IP network, and deliver consistency and reliability.

OfficeSuite® , our unified cloud-based communications service, is delivered via silhouette, our proprietary software platform. Through ongoing software development, we are continually extending the functionality and appeal of OfficeSuite®, addressing the ever increasing needs of our multi-site business customers for mobility, visibility, applications integration, flexibility, reliability and efficiency. In 2011, we added OfficeSuite® Call Center Services, a broad suite of cloud-based call center and call queuing services, to the OfficeSuite® platform, significantly expanding the addressable market. In addition, we provide unified messaging services integrated with OfficeSuite® through our Common Voices, Inc. NowMessage platform. These platforms provide enhanced applications to our customers and an effective alternative to purchasing and operating their own key systems or private branch exchanges. In conjunction with these cloud-based services, we offer our customers an increasing variety of advanced IP station sets and related peripheral devices, as well as softphones and mobile applications. Together with our Metaswitch VoIP core switches, we deliver a blend of hosted business VoIP, SIP trunking and related IP voice services, as well as traditional services to customers within our on-net footprint and nationwide.

Customer Access

We reach our customers through a variety of access alternatives, designed to deliver the reliability and bandwidth required by their individual needs, with the flexibility to grow as their demands warrant. We use ILEC colocations where we apply our EoC technology to leased copper loops, and lease T1 or higher bandwidth pipes to deliver multi-megabit and higher bandwidth services to customer locations often not served by fiber or other broadband alternatives. We leverage relationships with cable companies to deliver cable modem-based broadband services to customer locations. We lease dark fiber and transparent LAN services over fiber facilities to deliver our service over even higher bandwidth facilities. And we provide our services, such as our OfficeSuite® and cloud computing services, over customer provided access options, such as cable modems.

Fiber Network and Fiber Equipment

We operate a multi-state fiber network consisting of local metropolitan fiber rings and interstate long haul fiber systems. The fiber network consists of our owned fiber, dark fiber, IRU, and light-wave IRU from multiple providers. We have approximately 3,000 fiber route miles consisting of both our owned fiber and dark fiber, pursuant to IRU.

Data Centers

We operate three data centers located within our central offices, which we utilize primarily for providing space, power and services for hosting customer-owned equipment as well as for hosting our OSS and servers. In addition, we provide our cloud computing services through cloud services partners, leveraging multiple data centers in diverse geographic locations nationwide.

Service Agreements with Carriers

We obtain services from Verizon through state-specific interconnection agreements, commercial agreements, local wholesale tariffs and interstate contract tariffs. We currently have interconnection agreements in effect with Verizon for, among others, New York, Massachusetts, New Jersey, Pennsylvania, Virginia, Maryland, Delaware, Rhode Island and Washington, D.C. Though the initial terms of all of our interconnection agreements have expired, each of these agreements contains an “evergreen” provision that allows the agreement to continue in effect until terminated. We are in the process of renegotiating with Verizon the terms of our multiple New York interconnection agreements. We have a commercial agreement with Verizon which allows us to purchase off-net services from Verizon at UNE-P rates subject to a tiered surcharge reflective of the number of lines we place under the agreement. We are required under our amended and restated commercial agreement with Verizon to maintain a certain volume of lines on a “take-or-pay” basis. We are operating under an extension to the agreement as we negotiate a new multi-year arrangement. Our Verizon interstate contract tariffs allow us to purchase high capacity loops and transport at discounted rates. The interstate contract tariffs require us to maintain a certain number of channel terminations on a “take-or-pay” basis. We have entered into five- and seven-year interstate contract tariffs for Verizon’s southern and northern territories, as well as an additional five-year interstate contract tariff, which further incentivizes our use of Verizon special access services. For AT&T territories, we have both an interconnection and a commercial agreement with AT&T. For Maine, New Hampshire and Vermont, we maintain interconnection and commercial agreements with FairPoint. We are currently negotiating agreements with other ILECs to support our nationwide service offering outside the Northeast and Mid-Atlantic service areas.

We maintain agreements with a number of other carriers for the provision of network facilities, including fiber routes and high capacity loops and transport, Internet Service Providers (“ISPs”), and local voice and data services. These agreements often provide cost-effective alternatives to ILEC-provided services. We also maintain agreements with a number of different long distance carriers. Under the terms of these long distance contracts, after meeting certain minimum purchasing requirements, we are able to choose which services and in what volume we wish to obtain the services from each carrier. Finally, we maintain agreements with various entities for ancillary services such as out-of-band signaling, directory assistance and 9-1-1 calls.

For more information, see the section entitled “Risk Factors — Our ability to provide our services and systems at competitive prices is dependent on our ability to negotiate and enforce favorable interconnection and other agreements.”

Integrated OSS

We have developed and continue to improve and update our integrated sales automation, order processing, service provisioning, billing, payment, collection, customer service, network surveillance, testing, repair and information systems that enable us to offer and deliver high-quality, competitively priced communications services to our customers. Through dedicated electronic data connections with our supply chain partners, including the ILECs, long distance carriers and other suppliers and service providers, we have designed our systems to process information and deliver results on a “real time” basis. Our systems have been recognized with numerous industry awards, including most recently placing number 28 in the world in the 2012 Information Week 500.

Our core OSS combines extensive internal development with integration and customization to selected licensed software and applications, all internally integrated through in-house development resources. Software supporting business processes, billing and operations has been developed in-house in standard and modern software languages, including Oracle (f.k.a. Sun) Java and Microsoft.NET Framework, supporting both portability and scalability. Systems supporting network management and operation are composed of licensed core applications platforms that have been extensively customized and integrated by in-house software developers. Process automation is achieved through various applications, which are integrated with workflow to track, report on and drive work orders from start to finish. Our systems are designed to require single data entry, where all data is captured and contained in a single database structure, and maximum flow-through from the initial contact with prospective customers, through order entry and on to service provisioning, service turn-up, billing and customer support. We use Active Endpoints’ ActiveVOS Business Process Management, a workflow engine adhering to open standards (such as BPEL and BPMN), to develop and extend our workflows across the various applications, driving automation of processes and the flow of orders and repair throughout the organization. Our applications include the following:

Sales, Order Entry and Provisioning Systems

Our sales automation, order entry and provisioning systems enable us to collect, leverage, distribute and manage sales leads, shorten the customer provisioning time cycle and reduce associated costs. The sales management toolset begins with SalesTrak, a unified portal offering an extensive array of sales tools and capabilities. Among the sales tools available within SalesTrak is iLead, a Web-based sales process and funnel management application. iLead manages the sales process from initial prospecting to close, and includes a hierarchical set of dashboards and reports designed to drive the sales process, provide extensive management oversight and deliver accurate sales forecasts. Information entered into iLead flows through the entire sales and order entry process, augmented along the way as additional information is obtained or required. The progression from lead to opportunity, proposal, signed deal and order entry is seamlessly managed through a tightly coupled software system, thus ensuring single data entry and data consistency. Central to our sales system support environment is an application called eSales Enterprise. eSales Enterprise uses the information gathered by the sales representatives in iLead to electronically construct clean, professional proposals. eSales Enterprise is also the online vehicle Sales and Marketing use to approve the terms and conditions of any proposal extended to a customer and, upon closing a deal, is the application used to invoke the order fulfillment process. Prior to submitting an order for access services to the ILEC or other access provider, we perform customer credit approval and automatically obtain and process any available ILEC customer service record detailing the customer’s existing phone service to establish their data records in our centralized customer records database. This has enabled us to deliver a highly automated flow-through customer provisioning experience.

To support our indirect sales forces, we created AgentTrak, a purpose built variant of SalesTrak. Through our SalesTrak and AgentTrak portals, our sales team, agents and other indirect sales teams can track order status, trouble reports and commissions in real-time.

In 2012, we elected to enhance iLead by integrating it with the SALESFORCE.COM™ platform, the industry leading sales automation solution. Through this integration, we provide a wide range of expanded functionality, including mobility (via iPad, iPhone and other smart phone adjuncts), improved visibility, industry standard tools, integration into our OfficeSuite® unified communications, and many other benefits. In addition, integration with SALESFORCE.COM™, the industry leader, provides us with access to a wide pool of experienced sales users, potentially reducing training costs.

Customer Relationship Management System

Our CRMs include e-Care Enterprise and OpenCafe. E-Care Enterprise, a recipient of multiple awards for customer service and applications of business technology, allows our customers to directly monitor and manage their accounts and services online. Our E-Care Enterprise Web portal provides customers with an array of services and relationship management functions, including the ability to monitor and analyze IP network and router utilization for MPLS VPNs, to manage network-provided firewall, email and data backup services, to re-point toll free and direct inward dialing numbers in real time or on a defined schedule, to enter and track trouble tickets, to enter and track service orders, to administer our OfficeSuite® cloud-based communications services and to view, analyze, download and pay bills, with many other enhancements and extensions under development. OpenCafe, our internal CRM application, provides our customer service representatives with real time access to all information pertinent to the customer, in an organized and easy to use front-end system. In addition, OpenCafe is directly coupled with our trouble ticketing and repair tracking systems, allowing instant access to repair status and reporting. Through OpenCafe, our customer service representatives have the tools to analyze customer troubles and repair service issues in real-time, while the customer is on the phone. This system leverages extensive analysis and repair logic developed in-house, providing a simple and highly intuitive front end portal to the service representative. We continue to develop and implement improvements to OpenCafe, delivering more front-line capabilities to our customer service representatives, reducing the length of customer service calls and improving the customer experience. In addition, as stated above, our SalesTrak and AgentTrak portals allow our sales representatives and agents to have direct visibility into our systems to better serve our customers by monitoring customer accounts.

Network Management Systems

Our network management systems include core licensed applications, such as TEOCO Corporation’s (“TEOCO”) (f.k.a. TTI) Netrac. With these core licensed applications, our in-house software developers have, through APIs, developed overarching control and management software applications to leverage these systems, and coupled the functionality to our business support applications to deliver seamless service, provisioning and billing. Through these systems, we have automated many key trouble management and resolution functions, including fault isolation, service testing, trouble ticket generation, forwarding, tracking and escalation, automated reporting to our customers and automated close-out of tickets upon customer-acknowledged completions. In addition, we have leveraged these applications to deliver Web-D, our work force management, project scheduling, assignment and tracking application, maximizing the efficiency of our field workforce.

Billing System

Our in-house developed billing system enables us to preview and run each of our multiple bill cycles for the many different, tailored service packages, increasing customer satisfaction while minimizing revenue leakage. Our full color, multi-location bill provides the flexibility for customers to customize the arrangement of lines by location, while offering extensive and intuitive management reports and graphs that allow customers the insight to manage their communications costs and usage. All billing information is available on-line via our e-Care Enterprise customer Web portal, for viewing, analysis, downloading and on-line payment. And all billing information, including a PDF image of the actual bill, is available on demand in real-time to our customers and customer care representatives for review or discussion with our customers, increasing customer satisfaction. We have successfully evolved and enhanced our billing system to support our continually growing suite of services and the dramatically increasing volumes of customers since its initial development. Our scalable billing system capabilities have been a key strength in support of our successful mergers and acquisitions strategy and ability to successfully integrate companies and customer bases while avoiding customer disruption. We have leveraged the capabilities of our billing system to develop enhanced account profitability tools for sales, marketing and customer care, for use in account management and competitive bidding scenarios.

Collections Management System

Our automated collections management system is integrated with our billing and CRM systems, which increases the efficiency of our collections process, accelerates the collection of accounts receivable and assists in the retention of valuable customers.

Competition

The cloud-based communications and IT services industries are highly competitive. We believe we compete principally by offering focused customer service, accurate billing, a broad set of services and systems and competitive pricing. We compete with various different types of service providers, including companies focused solely on cloud-based services as well as cable and internet service providers, premises-based and hosted VoIP phone system and service providers, CLECs, wireless companies., interexchange carriers (“IXCs”), ISPs and other market participants, including vendors, installers and communications management companies. As communications and information providers are diversifying their product offerings, many of these competitors fall into multiple competitive categories.

Increased complexity in delivering communications and IT services, together with what has been a challenging economic climate has driven business customers to evaluate alternative approaches, including cloud-based products and services. As competitive pressures have commoditized more access services, cloud-based services represent growth opportunities for competitive providers who are successful in tailoring cloud-based services to individual business needs.

Cloud Services and Online Hosted Providers

Ever since the adoption of cloud-based services as viable and secure services for businesses, there has been an influx of new providers to the cloud-based, or online hosted, provider market, with providers ranging from global corporations such as Google, Amazon, Savvis (now CenturyLink) and Microsoft to smaller, highly-focused firms. Unlike many new market entrants, we have been developing cloud-based technology since 2005 and released our first cloud-based communications solution for general availability in 2006. The expertise and experience we offer gives us a competitive advantage over many new market entrants. Since cloud computing is increasingly being considered a mainstream and accepted business technology, providers are facing downward price pressures. We believe that our ability to offer enterprise-level cloud-based services at affordable prices puts us in a position of strength as the cloud services market evolves and more hosted providers are becoming cloud service providers.

ILECs

In each of our existing markets, we face, and expect to continue to face, significant competition from ILECs, which currently dominate their local communications markets as a result of their historic monopoly position. The ILECs also offer long distance, data and Internet services.

The ILECs have long-standing relationships and strong reputations with their customers, as well as financial, technical, marketing, personnel and other resources substantially greater than ours. In addition, the ILECs have the potential to subsidize competitive services with revenues from a variety of businesses and currently benefit from existing regulations that favor them over us in some respects. We expect that the ILECs will continue to be the beneficiaries of increased pricing flexibility and relaxed regulatory oversight, which may provide them with additional competitive advantages.

CLECs and Other Market Participants

We face competition from CLECs, operating both on a facilities and non-facilities basis. Some of these carriers have competitive advantages over us, including substantially greater financial, personnel and other resources, brand name recognition and long-standing relationships with customers. In addition, the industry has seen a number of mergers and consolidations among CLECs in an effort to gain a competitive advantage in the sector, while some have entered and subsequently emerged from bankruptcy with dramatically altered business plans and financial structures. Both of these groups may have the ability to offer more competitive rates than we can offer.

In addition, we face competition from other existing and potential market participants such as cable television companies, wireless service providers, electric utilities and providers using VoIP over the public Internet or private networks. Cable television companies have entered the communications market by upgrading their networks with hybrid fiber coaxial lines and installing facilities to provide fully interactive transmission of broadband voice, video and data communications. While many CLECs have always targeted small and medium size enterprises and multi-location customers, cable television companies are increasingly targeting these customers and are often doing so at rates lower than we generally offer. Wireless services providers are providing not only voice, but also broadband, substitutes for traditional wireline local telephones. Electric utility companies have existing assets and low cost access to capital that could allow them to enter a market and accelerate network development. Many VoIP providers operate down-market from our target audience and are offering a lower quality service, with little or no QoS, primarily to residential customers. Hosted service providers provide similar SaaS and IaaS capabilities, often without companion communication services. Many ILECs and IXCs have deployed VoIP technology for business customers by offering higher quality, QoS-supported, services. VoIP providers are currently subject to substantially less regulation than traditional local telephone companies and do not pay certain taxes and regulatory charges that we are required to pay.

Interexchange Carriers

Interexchange carriers that provide long distance and other communications services offer or have the capability to offer switched local, long distance, data and Internet services. Some of these carriers have vast financial resources and a much larger service footprint than we do. In addition, there have been a number of mergers and consolidations among IXCs and between ILECs and IXCs that have allowed carriers to dramatically expand the reach of their services and, thus, to gain a significant competitive advantage. These consolidated entities may have the ability to offer more services and more competitive rates than we can offer.

Data/Internet Services Providers

The Internet services market is highly competitive, and we expect that competition will continue to intensify. Internet service, including both Internet access and on-line content services, is provided by Internet services providers, ILECs, satellite-based companies, interexchange carriers and cable television companies.

Many of these companies provide direct access to the Internet and a variety of supporting services to businesses and individuals. In addition, many of these companies, such as AOL and MSN, offer online content services consisting of access to closed, proprietary information networks. Interexchange carriers, among others, are aggressively entering the Internet access markets. Long distance providers have substantial transmission capabilities, traditionally carry data to large numbers of customers and have an established billing system infrastructure that permits them to add new services. Satellite companies are offering broadband access to Internet from desktop PCs. Cable companies are providing Internet services using cable modems to customers in major markets. Many of these competitors have substantially greater financial, technological, marketing, personnel, brand recognition and other resources than those available to us.

Intellectual Property

We rely on a combination of patent, copyright, trademark and trade secret laws, as well as licensing agreements, third party non-disclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. No individual patent, trademark or copyright is material to our business. Generally, our licensing agreements are perpetual in duration. We own a collection of patents registered in the United States, Canada and other countries relating to network design and technology for the delivery of enhanced voice services, as well as a process patent relating to our network hot-cut process.

We have granted security interests in our trademarks, copyrights and patents to our lenders pursuant to our existing credit facility and the indenture governing the outstanding notes.

Quantitative and Qualitative Disclosures About Market Risk

In the normal course of business, our financial position is subject to a variety of risks, such as the collectability of our accounts receivable and the recoverability of the carrying values of our long-term assets. Our debt obligations consist primarily of the Notes with a fixed interest rates and the Revolving Credit Facility with a variable interest rate. We are not exposed to market risks from changes in foreign currency exchange rates or commodity prices. We do not hold any derivative financial instruments nor do we hold any securities for trading or speculative purposes.

We continually monitor the collectability of our accounts receivable and have not noted any significant changes in our collections as a result of the Restructuring or the current economic and market conditions. We believe that our allowance for doubtful accounts is adequate as of December 31, 2012. Should the market conditions worsen or should our customers’ ability to pay decrease, we may be required to increase our allowance for doubtful accounts, which would result in a charge to our SG&A expenses.

Our available cash balances are invested on a short-term basis (generally overnight) and, accordingly, are not subject to significant risks associated with changes in interest rates. Substantially all of our cash flows are derived from our operations within the United States and we are not subject to market risk associated with changes in foreign exchange rates.

The fair value of the Notes at December 31, 2012 was $137.6 million. The Notes, like all fixed rate securities are subject to interest rate risk and will fall in value if market interest rates increase. For more information, see Note 15 to Consolidated Financial Statements.

Employees

As of December 31, 2012, we had approximately 800 employees, including approximately 130 quota-bearing representatives in all sales channels. Our employees are not members of any labor unions. We believe that relations with our employees are good. We have not experienced any work stoppage due to labor disputes.

Properties

Our corporate headquarters is located in Rye Brook, New York. We do not own any facilities. The table below lists our current material leased facilities as of the date of this offering memorandum.

Location	Lease Expiration
Offices:
King of Prussia, PA	January 2022
Rye Brook, NY	April 2019
New York, NY	September 2019
New York, NY	April 2015
Quincy, MA	September 2018
Melville, NY	October 2018

Switches:
New York, NY	December 2022
Philadelphia, PA	January 2023
Long Island City, NY	October 2019
Charlestown, MA	April 2020
Philadelphia, PA	Month to month
Syracuse, NY	October 2014
Philadelphia, PA	January 2023
Herndon, VA	June 2020

Legal Proceedings

We are not currently party to any material legal actions or proceedings.

We are, however, party to certain legal actions arising in the ordinary course of business. We are also involved in certain billing and contractual disputes with our vendors. We do not believe that the ultimate outcome of any of the foregoing actions will result in any liability that would have a material adverse effect on our financial condition, results of operations or cash flows.

For more information regarding our contractual disputes with our vendors, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors — Risks Related to Our Industry and Business — Our current billing disputes with our vendors may cause us to pay our vendors certain amounts of money, which could materially adversely affect our business, financial condition, results of operations and cash flows and which may cause us to be unable to meet certain financial covenants related to our senior indebtedness” and “Risk Factors — Risks Related to Our Industry and Business — Our ability to provide our services and systems at competitive prices is dependent on our ability to negotiate and enforce favorable interconnection and other agreements.”

REGULATION

Overview

We are subject to federal, state, local and foreign laws, regulations, and orders affecting the rates, terms, and conditions of certain of our service offerings, our costs, and other aspects of our operations, including our relations with other service providers. Regulation varies from jurisdiction to jurisdiction, and may change in response to judicial proceedings, legislative and administrative proposals, government policies, competition, and technological developments. We cannot predict what impact, if any, such changes or proceedings may have on our business, financial condition or results of operations, and we cannot guarantee that regulatory authorities will not raise material issues regarding our compliance with applicable regulations.

The Federal Communication Commission (the “FCC”) has jurisdiction over our facilities and services to the extent they are used in the provision of interstate or international communications services. State regulatory public utility commissions generally have jurisdiction over facilities and services to the extent they are used in the provision of intrastate services. Local governments may regulate aspects of our business through zoning requirements, permit or right-of-way procedures, and franchise fees. Foreign laws and regulations apply to communications that originate or terminate in a foreign country. Generally, the FCC and state public utility commissions do not regulate Internet, video conferencing, or certain data services, although the underlying communications components of such offerings may be regulated. Our operations also are subject to various environmental, building, safety, health, and other governmental laws and regulations.

Federal law generally preempts state statutes and regulations that restrict the provision of competitive local, long distance and enhanced services. Because of this preemption, we are generally free to provide the full range of local, long distance and data services in every state. While this federal preemption greatly increases our potential for growth, it also increases the amount of competition to which we may be subject. In addition, the cost of enforcing federal preemption against certain state policies and programs may be large and may involve considerable delay.

Federal Regulation

The Communications Act of 1934 (the “Communications Act”) grants the FCC authority to regulate interstate and foreign communications by wire or radio. The FCC imposes extensive regulations on common carriers that have some degree of market power such as ILECs. The FCC imposes less regulation on common carriers without market power, such as us. The FCC permits these non-dominant carriers to provide domestic interstate services (including long distance and access services) without prior authorization; but it requires carriers to receive an authorization to construct and operate telecommunications facilities and to provide or resell communications services, between the United States and international points. Further, we remain subject to numerous requirements of the Communications Act, including certain provisions of Title II applicable to all common carriers which require us to offer service upon reasonable request and pursuant to just and reasonable charges and terms, and which prohibit any unjust or unreasonable discrimination in charges or terms. The FCC has authority to impose additional requirements on non-dominant carriers.

The Telecommunications Act of 1996 (the “Telecommunications Act”) amended the Communications Act to eliminate many barriers to competition in the U.S. communications industry. Under the Telecommunications Act, any entity, including cable television companies and electric and gas utilities, may enter any communications market, subject to reasonable state certification requirements and regulation of safety, quality and consumer protection. Because aspects of the Telecommunications Act remain subject to numerous federal and state policy rulemaking proceedings and judicial review, there is still ongoing uncertainty as to the ultimate impact it will have on us. The Telecommunications Act was intended to increase competition. Among other things, the Telecommunications Act opened the local exchange services market by requiring ILECs to permit competitive carriers to interconnect to their networks at any technically feasible point and required them to utilize certain parts of their networks at FCC-regulated (generally cost based) rates; it also established requirements applicable to all local exchange carriers. Examples include:

•

Reciprocal Compensation. Required all ILECs and CLECs to complete calls originated by competing carriers under reciprocal arrangements at prices based on a reasonable approximation of incremental cost or through mutual exchange of traffic without explicit payment.

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Resale. Required all ILECs and CLECs to permit resale of their communications services without unreasonable or discriminatory restrictions or conditions. In addition, ILECs were required to offer for resale, wholesale versions of all communications services that the ILEC provides at retail to subscribers that are not telecommunications carriers at discounted rates, based on the costs avoided by the ILEC in the wholesale offering.

•

Access to Rights-of-Way. Required all ILECs and CLECs and any other public utility that owns or controls poles, conduits, ducts, or rights-of-way used in whole or in part for wire communications, to permit competing carriers (and cable television systems) access to those poles, ducts, conduits and rights-of-way at regulated prices. CLEC rates for access to its poles, ducts, conduits and rights-of-way, however, are not regulated.

The Telecommunications Act also codified the ILECs’ equal access and nondiscrimination obligations and preempted inconsistent state regulation.

Legislation. Congress is considering various measures that would impact telecom laws in the United States. The prospects and timing of potential legislation remain unclear, and as such, we cannot predict the outcome of any such legislation upon our business.

UNEs. The Telecommunications Act required ILECs to provide requesting telecommunications carriers with nondiscriminatory access to network elements on an unbundled basis at any technically feasible point on rates, terms and conditions that are just, reasonable and nondiscriminatory, in accordance with the other requirements set forth in Sections 251 and 252 of the Telecommunications Act. The Telecommunications Act gave the FCC authority to determine which network elements must be made available to requesting carriers such as us. The FCC was required to determine whether the failure to provide access to such network elements would impair the ability of the carrier seeking access to provide the services it sought to offer. Based on this standard, the FCC developed an initial list of Regional Bell Operating Company (“RBOC”) network elements that must be unbundled on a national basis in 1996. Those initial rules were set aside by the U.S. Supreme Court and the FCC subsequently developed revised unbundling rules, which also were set aside on appeal.

In August 2003, in the Triennial Review Order (“TRO”), the FCC substantially modified its rules governing access to UNEs. The FCC limited requesting carrier access to certain aspects of the loop, transport, switching and signaling/databases UNEs but continued to require some unbundling of these elements. In the TRO, the FCC also determined that certain broadband elements, including fiber-to-the-home loops in greenfield situations, broadband services over fiber-to-the-home loops in overbuild situations, packet switching, and the packetized portion of hybrid loops, are not subject to unbundling obligations. On March 2, 2004, the U.S. Court of Appeals for the District of Columbia Circuit (“D.C. Circuit”) vacated certain portions of the TRO and remanded to the FCC for further proceedings.

In December 2004, the FCC issued an Order on Remand of the TRO (“TRRO”), which became effective on March 11, 2005. The TRRO further modified the unbundling obligations of ILECs. Under certain circumstances, the FCC removed the ILECs’ unbundling obligations with regard to high capacity local loops and dedicated transport and eliminated the obligation to provide local switching. Under the FCC’s new rules, the availability of high capacity loops and transport depends upon new tests based on the capacity of the facility, the business line density of incumbent wire centers, and the existence of colocated fiber providers in incumbent wire centers. Subsequent to the release of the TRRO, we entered into commercial agreements with Verizon, under which we continued to have access to local switching from Verizon during the terms of the agreements. We have replaced delisted UNE-Ls and transport with special access, generally at prices significantly higher than UNE rates, unless we have been able to find alternative suppliers offering more favorable rates.

FCC rules implementing the local competition provisions of the Telecommunications Act permit CLECs to lease UNEs at rates determined by state public utility commissions employing the FCC’s Total Element Long Run Incremental Cost forward-looking, cost-based pricing model. On September 15, 2003, the FCC opened a proceeding reexamining the Total Element Long Run Incremental Cost (“TELRIC”) methodology and wholesale pricing rules for communications services made available for resale by ILECs in accordance with the Telecommunications Act. This proceeding, which is ongoing, will consider whether the TELRIC pricing model produces unpredictable pricing inconsistent with appropriate economic signals; fails to adequately reflect the real-world attributes of the routing and topography of an ILEC’s network; and creates disincentives to investment in facilities by understating forward-looking costs in pricing RBOC network facilities and overstating efficiency assumptions.

In orders released in August 2004, the FCC extended the unbundling relief it had previously provided to fiber-to-the-home loops to fiber-to-the-curb. On October 27, 2004, the FCC issued an order granting requests by the Regional Bell Operating Companies that the FCC forbear from enforcing the independent unbundling requirements of Section 271 of the Communications Act with regard to the broadband elements that the FCC had previously determined were not subject to unbundling obligations (fiber-to-the-home loops, fiber-to-the-curb loops, the packetized functionality of hybrid loops, and packet switching).

The FCC is currently evaluating a number of additional forbearance petitions or forbearance-like petitions. AT&T and the National Telephone Cooperative Association have requested that the FCC initiate a proceeding to guide the transition of the public switched telephone network from TDM to IP technology, offering proposals that could jeopardize CLEC access to network interconnection and last mile access. The U.S. Telecom Association has requested that the FCC forebear from, among other things, a large number of reporting, structural separation and network interconnection requirements, as well as declare the ILECs “nondominant” in the provision of switched access services, an action which would relieve the ILECs of their tariffing obligations, among other requirements. Not all new petitions, however, have sought further forbearance or other relief from existing regulations. The FCC is also currently considering a petition filed by multiple carriers asking that the forbearance granted, in FCC action to Verizon from the application of the FCC’s Computer II and Title II requirements to Verizon’s Broadband service offerings be reversed and a petition by a competitive carrier seeking reversal of a prior Commission order denying CLECs unbundled access to the packetized bandwidth of hybrid fiber-copper loops, fiber-to-the-home loops and fiber-to-the-curb loops at the same rates that incumbent LECs charge their own retail customers, for the purpose of serving small business customers. And the FCC is considering a petition filed by a number of competitive carriers seeking access to all of Section 271’s “Checklist Elements.” Finally, the FCC has announced the formation of an agency-wide “Technology Transitions Policy Task Force” to empower and protect consumers, promote competition, and ensure network resiliency and reliability.

On September 16, 2005, the FCC partially granted Qwest’s petition seeking forbearance from the application of the FCC’s dominant carrier regulation of interstate services, and Section 251(c) requirements throughout the Omaha, Nebraska Metropolitan Statistical Area. The FCC granted Qwest the requested relief in nine of its 24 Omaha central offices where it determined that competition from intermodal (cable) service providers was “extensive.” Although the FCC required that Qwest continue to make UNEs available in the nine (9) specified central offices, Qwest will only have to do so at non-Total Element Long Run Incremental Cost rates. The FCC did not grant Qwest the requested relief regarding its colocation and interconnection obligations. On January 30, 2007, the FCC partially granted ACS of Anchorage, Inc.’s petition seeking forbearance from the application of the FCC’s dominant carrier regulation of interstate services, and Section 251(c) requirements throughout the Anchorage, Alaska local exchange carrier study area. The FCC granted ACS the requested relief in five of its 11 Anchorage central offices where it determined that “competition by the local cable operator . . .

ensures that market forces will protect the interests of consumers.” Although the FCC required that ACS continue to make UNEs available in the five (5) central offices in which the requested relief was granted, ACS will only have to do so at commercially negotiated rates. Because we do not operate in either the Omaha, Nebraska or Anchorage, Alaska Metropolitan Statistical Areas, these decisions did not have a direct impact on us.

In December 2007, the FCC denied a Verizon petition for relief comparable to that accorded Qwest and ACS — forbearance from the application of the FCC’s dominant carrier regulation of interstate services, and Section 251(c) unbundling requirements — in six Metropolitan Statistical Areas, including the New York-Northern New Jersey-Long Island, NY-NJ-PA Metropolitan Statistical Area, the Philadelphia-Camden-Wilmington-Baltimore PA-NJ-DE-MD Metropolitan Statistical Area and the Boston-Cambridge-Quincy, MA-NH Metropolitan Statistical Area — three of our largest markets. On June 19, 2009, the D.C. Circuit remanded the Verizon forbearance decision to the FCC for further consideration and explanation. On August 20, 2009, the FCC initiated a proceeding to address the remand of the Verizon forbearance decision, as well as the remand of another order denying Qwest UNE-forbearance relief in four of its largest markets. Both Verizon and Qwest withdrew their UNE-forbearance petitions following denial by the FCC of Qwest’s Phoenix UNE-forbearance request. In denying the Qwest Phoenix UNE-forbearance petition, the FCC established a new market-power analytical framework for assessing future forbearance petitions. Qwest has appealed the FCC’s denial of its Phoenix UNE-forbearance petition.

On September 23, 2005, the FCC issued an order that largely deregulates “wireline broadband Internet access service.” The FCC refers to “wireline broadband Internet access service” as a service that uses existing or future wireline facilities of the telephone network to provide subscribers with access to the Internet, including by means of both next generation fiber-to-the-premises services and all digital subscriber lines. This decision by the FCC follows the decision by the United States Supreme Court in the Brand X case, issued June 27, 2005, in which the Court held that cable systems are not legally required to lease access to competing providers of Internet access service. Consistent with the FCC’s previous classification of cable modem service as an information service, the FCC classified broadband Internet access service as an information service because it intertwines transmission service with information processing and is not, therefore, a “pure” transmission service such as frame relay or ATM, which remain classified as communications services. The FCC required that existing transmission arrangements between broadband Internet access service providers and their customers be made available for a one-year period from the effective date of this decision. This decision did not affect CLECs’ ability to obtain UNEs, but does relieve the ILECs of any duty to offer DSL transmission services subject to regulatory oversight.

On March 19, 2006, the FCC, by inaction, granted Verizon’s Petition for Forbearance from the application of the FCC’s Computer II and Title II requirements to Verizon’s Broadband service offerings. Arguably, the grant of Verizon’s petition permits Verizon to offer DSL, ATM, Frame Relay and T-1 services on a non-common carrier basis, free from unbundling and Total Element Long Run Incremental Cost pricing requirements. Through various ex parte filings, however, Verizon appeared to narrow its petition to ask for far more limited relief, arguably limiting the requested relief to a select group of service offerings. Other ILECs have sought and been granted similar relief. On October 12, 2007, the FCC agreed that AT&T’s existing packet-switched broadband telecommunications services and existing optical transmission services could be treated as non-dominant and would no longer be subject to certain regulatory requirements. Other ILECs have sought and been granted similar relief.

In June 2009, the FCC adopted new rules governing forbearance requests. The rules require, among other things, that forbearance petitions be complete when filed, state explicitly the scope of the relief requested, identify any other relevant proceedings and comply with certain format requirements. The rules also limit the petitioner’s right to withdraw the petition or narrow its scope.

Special Access. The FCC has undertaken a comprehensive review of rules governing the pricing of special access service offered by ILECs subject to price cap regulation. Special access pricing by these carriers currently is subject to price cap rules, as well as pricing flexibility rules that permit these carriers to offer volume and term discounts and contract tariffs (Phase I pricing flexibility) and/or remove from price caps regulation special access service in a defined geographic area (Phase II pricing flexibility) based on showings of competition. In a Notice of Proposed Rulemaking (“NPRM”), the FCC tentatively concluded that it would continue to permit pricing flexibility where competitive market forces would be sufficient to constrain special access prices, but undertook an examination of whether the current triggers for pricing flexibility have accurately gauged competition levels and worked as intended. The FCC also requested comments on whether certain aspects of ILEC special access tariff offerings (e.g., basing discounts on previous volumes of service; tying nonrecurring charges and termination penalties to term commitments; and imposing use restrictions in connection with discounts) are unreasonable. By public notice dated July 9, 2007, the FCC invited parties to update the record in its special access rulemaking to address, among other things, the impact of industry consolidation on the availability of alternative facilities. In a further NPRM, issued on December 18, the FCC continued the process of reviewing its special access rules to ensure that they reflect state of competition today and promote competition, investment and access to dedicated communications services. The FCC also initiated a comprehensive data collection process and sought comment on a proposal to use the data to evaluate competition in the market for special access services.

The FCC is also considering a petition filed by large corporate users and competitive carriers seeking to reverse the forbearance from dominant carrier regulation and certain Computer Inquiry requirements granted to Verizon, AT&T, legacy Embarq, Frontier, and legacy Qwest in their provision of non-TDM-based special access services.

Interconnection Agreements. Pursuant to FCC rules implementing the Telecommunications Act, we negotiate interconnection agreements with ILECs to obtain access to UNE services, generally on a state-by-state basis. These agreements typically have three-year terms. We currently have interconnection agreements in effect with Verizon for, among others, New York, Massachusetts, New Jersey, Pennsylvania, Maryland, Virginia, Delaware, Rhode Island and Washington, D.C. In the states of Vermont, New Hampshire and Maine, we have interconnection agreements with FairPoint following its acquisition of Verizon’s network assets in these states. We have entered into a multi-state interconnection agreement with AT&T and are currently negotiating agreements with other ILECs to support our nationwide service offering outside the Northeast and Mid-Atlantic service areas. Our agreements will be amended to reflect recent FCC orders, but whether these changes will be affected by state public utility commission order, tariff, negotiation or arbitration is uncertain.

We are in the process of renegotiating our interconnection agreement with Verizon in New York. If the negotiation process does not produce, in a timely manner, an interconnection agreement that we find acceptable, we may petition the New York public utility commission to arbitrate any disputed issues. Arbitration decisions in turn may be appealed to federal courts. We cannot predict how successful we will be in negotiating terms critical to our provision of local network services in New York, and we may be forced to arbitrate certain provisions of our New York agreements. Interconnection agreement arbitration proceedings before other state commissions may result in decisions that could affect our business, but we cannot predict the extent of any such. As an alternative to negotiating an interconnection agreement, we may adopt, in its entirety, another carrier’s approved agreement.

Colocation. FCC rules generally require ILECs to permit competitors to colocate equipment used for interconnection and/or access to UNEs. Changes to those rules, upheld in 2002 by the D.C. Circuit, allow competitors to colocate multifunctional equipment and require ILECs to provision crossconnects between colocated carriers.

Regulation of ISPs. To date, the FCC has treated ISPs as enhanced service providers, which are generally exempt from federal and state regulations governing common carriers. Nevertheless, regulations governing the disclosure of confidential communications, copyright, excise tax and other requirements may apply to our

Internet access services. In addition, the FCC released an NPRM in September 2005 seeking comment on a broad array of consumer protection regulations for broadband Internet access services, including rules regarding the protection of Customer Proprietary Network Information (“CPNI”), slamming, truth in billing, network outage reporting, service discontinuance notices, and rate-averaging requirements.

Moreover, Congress has passed a number of laws that concern the Internet and Internet users. Generally, these laws limit the potential liability of ISPs and hosting companies that do not knowingly engage in unlawful activity. We expect that Congress will continue to consider various bills concerning the Internet and Internet users, some of which, if signed into law, could impose additional obligations on us.

Network Management and Internet Neutrality. In August 2005, the FCC adopted a policy statement that outlined four principles intended to preserve and promote the open and interconnected nature of the Internet. The FCC, the Obama Administration and Congress have expressed interest in imposing these so-called “net neutrality” requirements on broadband Internet access providers, which address whether, and the extent to which, owners of network infrastructure should be permitted to engage in network management practices that prioritize data packets on their networks through commercial arrangements or based on other preferences. The FCC in 2005 adopted a policy statement expressing its view that consumers are entitled to access lawful Internet content and to run applications and use services of their choice, subject to the needs of law enforcement and reasonable network management. In an August 2008 decision, the FCC characterized these net neutrality principles as binding and enforceable and stated that network operators have the burden to prove that their network management techniques are reasonable. In that order, which was overturned by a court decision in April 2010, the FCC imposed sanctions on a broadband Internet access provider for managing its network by blocking or degrading some Internet transmissions and applications in a way that the FCC found to be unreasonably discriminatory. In December 2010, the FCC issued new rules to govern network management practices and prohibit unreasonable discrimination in the transmission of Internet traffic. These rules have not taken effect and are currently being challenged in court. It is not possible to determine what specific broadband network management techniques or related business arrangements may be deemed reasonable or unreasonable in the future.

Long Distance Competition. Section 271 of the Communications Act, enacted as part of the Telecommunications Act, established a process by which a RBOC could obtain authority to provide long distance service in a state within its region. Each RBOC was required to demonstrate that it had satisfied a 14-point competitive checklist and that granting such authority would be in the public interest. All of the RBOCs have received FCC approval to provide in-state long distance service within their respective regions. Receipt of Section 271 authority by the RBOCs has resulted in increased competition in certain markets and services.

The RBOCs have a continuing obligation to comply with the 14-point competitive checklist, and are subject to continuing oversight by the FCC and state public utility commissions. Each RBOC must provide unbundled access to UNEs at just and reasonable rates and comply with state-specific Performance Assurance Plans pursuant to which a RBOC that fails to provide access to its facilities in a timely and commercially sufficient manner must provide to affected CLECs compensation in the form of cash or service credits. Our ability to obtain adequate interconnection and access to UNEs on a timely basis and at cost effective rates could be adversely affected by an RBOC’s failure to comply with its Section 271 obligations.

Detariffing. The FCC has largely eliminated carriers’ obligations to file with the FCC tariffs containing prices, terms and conditions of service and has required carriers to withdraw all of their federal tariffs other than those relating to access services. Our interstate and international rates nonetheless must still be just and reasonable and nondiscriminatory. Our state tariffs remain in place. Detariffing precludes our ability to rely on filed rates, terms and conditions as a means of providing notice to customers of prices, terms and conditions under which we offer services, and requires us instead to rely on individually negotiated agreements with end-users. We have, however, historically relied primarily on our sales force and marketing activities to provide information to our customers regarding the rates, terms, and conditions of service and expect to continue to do

so. Further, in accordance with the FCC’s orders we maintain a schedule of our rates, terms and conditions for our domestic and international private line services on our web site.

Intercarrier Compensation. The FCC’s intercarrier compensation rules include rules governing access charges, which govern the payments that interexchange carriers and commercial mobile radio service providers make to local exchange carriers to originate and terminate long distance calls, and reciprocal compensation rules, which generally govern the compensation between telecommunications carriers for the transport and termination of local traffic. We purchase long distance service on a wholesale basis from interexchange carriers who pay access fees to local exchange carriers for the origination and termination of our long distance communications traffic. Historically, intrastate access charges have been higher than interstate access charges. Therefore, to the degree access charges increase or a greater percentage of our long distance traffic is intrastate our costs of providing long distance services will increase. As a local exchange provider, we bill long distance providers access charges for the origination and termination of those providers’ long distance calls. Accordingly, in contrast with our long distance operations, our local exchange business benefits from the receipt of intrastate and interstate long distance traffic. As an entity that collects and remits access charges, we must properly track and record the jurisdiction of our communications traffic and remit or collect access charges accordingly.

The FCC has stated that existing intercarrier compensation rules constitute transitional regimes and has promised to reform them. On March 3, 2005, the FCC released a further NPRM seeking comment on a variety of proposals to replace the current system of intercarrier payments, under which the compensation rate depends on the type of traffic at issue, the type of carriers involved, and the end points of the communication, with a unified approach for access charges and reciprocal compensation. In connection with the FCC’s rulemaking proceeding, a number of industry groups attempted to negotiate a plan that would bring all intercarrier compensation and access charges to a unified rate over a negotiated transition period. The FCC called for public comment on one such plan designated the Missoula Plan. In November 2008, the FCC issued a further NPRM, setting forth various proposals for the reform of its intercarrier compensation regime. In its National Broadband Plan, released on March 16, 2010, the FCC recommended that per-minute intercarrier compensation charges be eliminated over time: first, by moving intrastate switched access charges to interstate levels over a period of two to four years; second, by moving switched access charge rates to reciprocal compensation levels; and third, by phasing out per-minute intercarrier compensation rates altogether.

In November 2011, the FCC adopted policy changes that over time will reduce carriers’ access rates. Under the FCC’s intercarrier compensation regime, a uniform “bill-and-keep” framework for both intrastate and interstate access traffic will be applicable for all telecommunications traffic exchanged with a local exchange carrier. The reforms required by the FCC’s new rules will be phased in over a multi-year transition. Specifically, effective December 29, 2011, the following rates were capped: (1) all interstate access rate elements and reciprocal compensation rates; (2) for price cap carriers and CLECs operating in their areas, all intrastate access rates; and (3) for rate-of-return carriers and CLECs operating in their areas, terminating access rates only. In addition, competitive carriers must reduce their intrastate tariffed access charges by July 2013 to those no greater than the incumbent carriers with which they compete, as is currently required with CLEC’s interstate access charges. From 2013 through 2018, further reductions in both intrastate and interstate access charges and reciprocal compensation rates are required, with a “bill-and-keep” framework applicable for all charges. These new rules significantly alter the manner in which all carriers, including carriers such as us that use different service platforms such as wireless and VoIP, are compensated for the origination and termination of telecommunications traffic and the rates that we pay for these services. The FCC new intercarrier compensation regime is currently under appeal in the U.S. Court of Appeals for the Tenth Circuit. As currently existing, these new rules will result in a loss of revenues and could potentially increase our volume of carrier disputes. However, the FCC has authorized carriers such as us to recover lost revenue attributable to the FCC action through price increases and charges to the end user customer.

On April 18, 2001, the FCC issued a new order regarding intercarrier compensation for ISP-bound traffic. In that Order, the FCC established a new intercarrier compensation mechanism for ISP-bound traffic with declining rates over a three-year period. In addition to establishing a new rate structure, the FCC capped the amount of ISP-bound traffic that would be “compensable” and prohibited payment of intercarrier compensation for ISP-bound traffic to carriers entering new markets. The April 2001 order was appealed to the D.C. Circuit. On May 3, 2002, the D.C. Circuit found that the FCC had not provided an adequate legal basis for its ruling, and therefore remanded the matter to the FCC. In the interim, the court let the FCC’s rules stand. In November 2008, the FCC issued revised rules governing the intercarrier compensation regime that would govern ISP-bound traffic. These rules have been upheld on appeal. On October 8, 2004, the FCC issued an order in response to a July 2003 Petition for Forbearance filed by Core Communications (the “Core Petition”) asking the FCC to forbear from enforcing the rate caps, growth cap, and new market and mirroring rules of the remanded April 2001 order. The FCC granted the Core Petition with respect to the growth cap and the new market rules, but denied the Core Petition as to the rate caps and mirroring rules.

CALEA. The Communications Assistance for Law Enforcement Act (“CALEA”) requires communications providers to provide law enforcement officials with call content and/or call identifying information under a valid electronic surveillance warrant, and to reserve a sufficient number of circuits for use by law enforcement officials in executing court-authorized electronic surveillance. Because we provide facilities-based services, we incur costs in meeting these requirements. Noncompliance with these requirements could result in substantial fines.

CPNI. FCC rules protect the privacy of certain information about customers that communications carriers, including us, acquire in the course of providing communications services. CPNI includes information related to the quantity, technological configuration, type, destination and the amount of use of a communications service. The FCC’s initial CPNI rules initially prevented a carrier from using CPNI to market certain services without the express approval of the affected customer, referred to as an opt-in approach. In July 2002, the FCC revised its opt-in rules in a manner that limits our ability to use the CPNI of our subscribers without first engaging in extensive customer service processes and recordkeeping. Recently, the FCC further modified its CPNI requirements to, among other things, extend CPNI regulations to interconnected VoIP providers, require annual carrier certifications and to impose additional limitations on the release of CPNI without express customer approval. We use our subscribers’ CPNI in accordance with applicable regulatory requirements. However, if a federal or state regulatory body determines that we have implemented those guidelines incorrectly, we could be subject to fines or penalties. In addition, correcting our internal customer systems and CPNI processes could generate significant administrative expenses.

Universal Service. Section 254 of the Communications Act and the FCC’s implementing rules require all communications carriers providing interstate or international communications services to periodically contribute to the USF (“USF”). The USF supports several programs administered by the Universal Service Administrative Company with oversight from the FCC, including: (i) communications and information services for schools and libraries, (ii) communications and information services for rural health care providers, (iii) basic telephone service in regions characterized by high communications costs, (iv) basic telephone services for low-income consumers, and (v) interstate access support. Based on the total funding needs for these programs, the FCC determines a contribution factor, which it applies to each contributor’s interstate and international end-user communications revenues. We measure and report our revenues in accordance with rules adopted by the FCC. The contribution rate factors are calculated and revised quarterly and we are billed for our contribution requirements each month based on projected interstate and international end-user communications revenues, subject to periodic true-up. USF contributions may be passed through to consumers on an equitable and nondiscriminatory basis either as a component of the rate charged for communications services or as a separately invoiced line item.

In its National Broadband Plan, the FCC offered a series of ambitious proposals to transform the current universal voice service mandate into one directly supporting universal access to broadband services, phasing out support for voice-only telephone services and replacing it with support for voice-enabled broadband platforms. To accomplish this, the FCC proposes to replace the USF with a new Connect America Fund (“CAF”) over the next ten years and to fund the CAF by broadening the universal service contribution base. The FCC has recently issued an NPRM by which it proposes to effect these changes. We cannot predict the outcome of any of these initiatives or their impact on our business.

In November 2011, the FCC expanded the USF to include broadband services as part of the CAF. The new fund also includes a Mobility Fund, making mobile broadband an independent universal service objective. Further, FCC reform of the USF contribution methodology is expected to be addressed in 2012. The application and effect of these changes, and similar state requirements, on the telecommunications industry generally and on certain of our business activities cannot be predicted.

The application and effect of changes to the USF contribution requirements and similar state requirements on the communications industry generally and on certain of our business activities cannot be predicted. If our collection procedures result in over collection, we could be required to make reimbursements of such over collection and be subject to penalty, which could have a material adverse affect on our business, financial condition and results of operations. If a federal or state regulatory body determines that we have incorrectly calculated or remitted any USF contribution, we could be subject to the assessment and collection of past due remittances as well as interest and penalties thereon.

Telephone Numbering. The FCC oversees the administration and the assignment of local telephone numbers, an important asset to voice carriers, by NeuStar, Inc., in its capacity as North American Numbering Plan Administrator. Extensive FCC regulations govern telephone numbering, area code designation, and dialing procedures. Since 1996, the FCC has permitted businesses and residential customers to retain their telephone numbers when changing local telephone companies, referred to as local number portability. The availability of number portability is important to competitive carriers like us, because customers, especially businesses, may be less likely to switch to a competitive carrier if they cannot retain their existing telephone numbers.

AT&T and Verizon have asked the FCC to revise the system by which the costs of implementing local number portability (“LNP”) are recovered. Generally, these carriers have asked the FCC to move from a system in which cost recovery is allocated according to a carrier’s proportion of overall industry revenue to a cost recovery mechanism based on usage. If adopted, the modifications could increase our LNP charges.

On May 14, 2009, the FCC issued an order that requires carriers to complete simple wireline and simple intermodal number ports within one business day. The order requires the North American Numbering Council (“NANC”) to develop new process flows that take into account the shortened porting interval. Once NANC releases the new process flows, large carriers will have nine months and small carriers will have fifteen months to implement the new procedures. In a related NPRM, the FCC requested comment on whether it should modify the definition of a simple port.

Slamming. A customer’s choice of local or long distance communications company is encoded in the customer’s record, which is used to route the customer’s calls so that the customer is served and billed by the desired company. A customer may change service providers at any time, but the FCC and some states regulate this process and require that specific procedures be followed. Slamming occurs when these specific procedures are not followed, such as when a customer’s service provider is changed without proper authorization or as a result of fraud. The FCC has levied substantial fines for slamming. The risk of financial damage from Slamming, in the form of fines, penalties, legal fees and costs and loss of business reputation is significant. We maintain internal procedures designed to ensure that our new subscribers are switched to us and billed in accordance with federal and state regulations. Because of the volume of service orders that we may process, it is possible that some carrier changes inadvertently may be processed without authorization. Therefore, we cannot guarantee that we will not be subject to slamming complaints in the future.

Taxes and Regulatory Fees. We are subject to numerous local, state and federal taxes and regulatory fees, including but not limited to a three percent federal excise tax on local, FCC regulatory fees and public utility commission regulatory fees. We have procedures in place to ensure that we properly collect taxes and fees from our customers and remit such taxes and fees to the appropriate entity pursuant to applicable law and/or regulation. If our collection procedures prove to be insufficient or if a taxing or regulatory authority determines that our remittances were inadequate, we could be required to make additional payments, which could have a material adverse effect on our business, financial condition and results of operations.

The Internet Tax Non-Discrimination Act, which is in effect through November 2014, places a moratorium on taxes on Internet access and multiple, discriminatory taxes on electronic commerce. Certain states have enacted various taxes on Internet access and electronic commerce, and selected states’ taxes are being contested on a variety of bases. If these state tax laws are not successfully contested, or if future state and federal laws imposing taxes or other regulations on Internet access and electronic commerce are adopted, our cost of providing Internet access services could be increased and our business could be adversely affected.

State Regulation

The Communications Act maintains the authority of individual states to impose their own regulation of rates, terms and conditions of intrastate services, so long as such regulation is not inconsistent with the requirements of federal law or has not been preempted. Because we provide communications services that originate and terminate within individual states, including both local service and in-state long distance toll calls, we are subject to the jurisdiction of the public utility commission and other regulators in each state in which we provide such services. For instance, we must obtain a Certificate of Public Convenience and Necessity (“CPCN”) or similar authorization before we may commence the provision of communications services in a state. We have obtained CPCNs to provide facilities-based service and have resold competitive local and interexchange service throughout the Northeast and Mid-Atlantic service areas. We are currently engaged in an initiative to obtain authority to provide competitive local and interexchange service throughout the contiguous United States and have secured authority in all but a handful of states.

In addition to requiring certification, state regulatory authorities may impose tariff and filing requirements and obligations to contribute to state universal service and other funds. State public utility commissions also regulate, to varying degrees, the rates, terms and conditions upon which we and our competitors conduct retail business. In general, state regulation of ILEC retail offerings is greater than the level of regulation applicable to CLECs. In a number of states, however, Verizon either has obtained or is actively seeking some level of increased pricing flexibility or deregulation, either through amendment of state law or through proceedings before state public utility commissions. Such increased pricing flexibility could have an adverse effect on our competitive position in those states because it could allow Verizon to reduce retail rates to customers while wholesale rates that we pay to it stay the same or increase.

We also are subject to state laws and regulations regarding slamming, cramming, and other consumer protection and disclosure regulations. These rules could substantially increase the cost of doing business in any particular state. State commissions have issued or proposed substantial fines against CLECs for slamming or cramming. The risk of financial damage from slamming, in the form of fines, penalties, legal fees and costs and loss of business reputation is significant. A slamming complaint before a state commission could generate substantial litigation expenses. In addition, state law enforcement authorities may use their consumer protection authority against us if we fail to meet applicable state law requirements.

States also retain the right to sanction a service provider or to revoke certification if a service provider violates relevant laws or regulations. If any regulatory agency were to conclude that we are or were providing intrastate services without the appropriate authority or otherwise in violation of law, the agency could initiate enforcement actions, which could include the imposition of fines, a requirement to disgorge revenues, or refusal to grant regulatory authority necessary for the future provision of intrastate services. We may be subject to requirements in some states to obtain prior approval for, or notify the state commission of, any transfers of control, sales of assets, corporate reorganizations, issuance of stock or debt instruments and related transactions.

Rates for intrastate switched access services, which we provide to long-distance companies to originate and terminate in-state toll calls, are subject to the jurisdiction of the state in which the call originated and/or terminated. Such regulation by states could have a material adverse affect on our revenues and business opportunities within that state. State public utility commissions also regulate the rates ILECs charge for interconnection, access to network elements, and resale of services by competitors. State public utility commissions may initiate cost cases to re-price UNEs and to establish rates for wholesale services that are no longer required to be provided as UNEs under the TRRO. Any such proceedings may affect the rates, terms, and conditions contained in our interconnection agreements or in other wholesale agreements with ILECs. We cannot predict the outcome of these proceedings. The pricing, terms and conditions under which the ILECs in each of the states in which we currently operate offers such services may preclude or reduce our ability to offer a competitively viable and profitable product within these and other states on a going forward basis.

State regulators establish and enforce wholesale service quality standards that Regional Bell Operating Companies must meet in providing network elements to CLECs like us. These plans sometimes require payments from the ILECs to the CLECs if quality standards are not met. Verizon is asking various state commissions in states where we operate to modify the state wholesale quality plans in ways that would reduce or eliminate certain wholesale quality standards. Changes in performance standards could result in a diminution of the service quality we receive.

Local Regulation

In some municipalities where we have installed facilities, we are required to pay license or franchise fees based on a percentage of our revenues generated from within the municipal boundaries. We cannot guarantee that fees will remain at their current levels following the expiration of existing franchises or that other local jurisdictions will not impose similar fees.

Regulation of VoIP

Federal and State

The use of the public Internet and private Internet protocol networks to provide voice communications services, including VoIP, has been largely unregulated within the United States. To date, the FCC has not imposed regulatory surcharges or most forms of traditional common carrier regulation upon providers of Internet communications services, although it has ruled that VoIP providers must contribute to the USF. The FCC has also imposed obligations on providers of two-way interconnected VoIP services to provide E911 service, and it has extended CALEA obligations to such VoIP providers. The FCC has also imposed on VoIP providers the obligation to “port” customers’ telephone numbers when customers switch carriers and desire to retain their numbers. As a provider of interconnected VoIP services, we will bear costs as a result of these various mandates.

On February 12, 2004, the FCC adopted an NPRM to address, in a comprehensive manner, the future regulation of services and applications making use of Internet protocols, including VoIP. In the absence of federal legislation, we expect that through this proceeding, which is still pending, the FCC will resolve certain regulatory issues relating to VoIP services and develop a regulatory framework that is unique to IP telephony providers or that subjects VoIP providers to minimal regulatory requirements. We cannot predict when, or if, the FCC may take such actions. The FCC may determine that certain types of Internet telephony should be regulated like basic interstate communications services. The FCC’s pending review of intercarrier compensation policies (discussed above) also may have an adverse impact on enhanced service providers.

In a series of decisions issued in 2004, the FCC clarified that the FCC, not the state public utility commissions, has jurisdiction to decide the regulatory status of IP-enabled services, including VoIP. On November 12, 2004, in response to a request by Vonage Holdings Corp., a VoIP services provider, the FCC issued an order preempting traditional telephone company regulation of VoIP service by the Minnesota public utility commission, finding that the service cannot be separated into interstate and intrastate communications without negating federal rules and policies. In April 2004, the FCC issued an order concluding that, under current rules, AT&T’s phone-to-phone IP telephony service is a telecommunications service upon which interstate access charges may be assessed. This decision, however, is limited to interexchange service that: (1) uses ordinary customer premises equipment with no enhanced functionality; (2) originates and terminates on the PSTN; and (3) undergoes no net protocol conversion and provides no enhanced functionality to end-users due to the provider’s use of IP technology. The FCC made no determination regarding retroactive application of its ruling, and stated that the decision does not preclude it from adopting a different approach when it resolves the IP-enabled services or intercarrier compensation rulemaking proceedings.

Other aspects of VoIP and Internet telephony services, such as regulations relating to the confidentiality of data and communications, copyright issues, taxation of services, and licensing, may be subject to federal or state regulation. Similarly, changes in the legal and regulatory environment relating to the Internet connectivity market, including regulatory changes that affect communications costs or that may increase the likelihood of competition from RBOCs or other communications companies could increase our costs of providing service.

In November 2011, the FCC adopted intercarrier compensation rules under which all traffic, including VoIP-PSTN traffic, ultimately will be subject to a bill-and-keep framework. Effective as of December 29, 2011, default rates for toll VoIP-PSTN traffic will be equal to interstate access rates applicable to non-VoIP traffic both in terms of rate level and rate structure; default rates for other VoIP-PSTN traffic will be reciprocal compensation rates. In addition, VoIP-PSTN traffic will be subject to the same phase-down of access rates as will be applied to traditional voice traffic, as discussed below. We expect these new rules to result in a loss of revenues and to potentially increase our volume of carrier disputes. In addition, because the new rules regarding payment obligations for VoIP traffic are prospective only and do not address any intercarrier compensation payment obligations for VoIP traffic for any prior periods, we cannot predict how existing disputes regarding treatment of this traffic for prior periods will be resolved. The FCC also issued a further NPRM which asks for further input on many of the issues, including IP-to-IP interconnection. While the FCC states an “expectation that parties will negotiate in good faith” toward IP-to-IP interconnection agreements, questions have been raised regarding under what legal framework these interconnection arrangements should proceed, which creates uncertainty regarding whether these arrangements will be economically viable.

Other Domestic Regulation

We are subject to a variety of federal, state, local, and foreign environmental, safety and health laws, and governmental regulations. These laws and regulations govern matters such as the generation, storage, handling, use, and transportation of hazardous materials, the emission and discharge of hazardous materials into the atmosphere, the emission of electromagnetic radiation, the protection of wetlands, historic sites, and endangered species and the health and safety of employees. We also may be subject to laws requiring the investigation and cleanup of contamination at sites we own or operate or at third-party waste disposal sites. Such laws often impose liability even if the owner or operator did not know of, or was not responsible for, the contamination. We operate numerous sites in connection with our operations. We are not aware of any liability or alleged liability at any operated sites or third-party waste disposal sites that would be expected to have a material adverse effect on our business, financial condition or results of operations. Although we monitor our compliance with environmental, safety and health laws and regulations, we cannot give assurances that we have been or will be in complete compliance with these laws and regulations. We may be subject to fines or other sanctions by federal, state and local governmental authorities if we fail to obtain required permits or violate applicable laws and regulations.

Federal and state governments have adopted consumer protection laws and undertaken enforcement actions to address advertising and user privacy. As part of these efforts, the Federal Trade Commission (“FTC”) and certain state Attorneys General have conducted investigations into the privacy practices of companies that collect information about individuals using the Internet. The FTC and various state agencies, as well as individuals, have investigated and asserted claims against, or instituted inquiries into, ISPs in connection with marketing, billing, customer retention, cancellation and disclosure practices.

MANAGEMENT

Executive Officers and Directors

Set forth below are the names, ages and positions of our executive officers and directors as of March 1, 2013. Each of the directors were appointed pursuant to resolutions duly adopted by the board of directors of Broadview and each of its subsidiaries on November 6, 2012. All directors are elected to serve until their successors are elected and qualified, until such director’s death, or until such director shall have resigned or shall have been removed.

Name	Position
Michael K. Robinson	Chief Executive Officer and President; Director
Brian P. Crotty	Chief Operating Officer
Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary
Charles C. Hunter	Executive Vice President, General Counsel and Secretary
Kenneth A. Shulman	Chief Technology Officer and Chief Information Officer
Terrence J. Anderson	Executive Vice President — Corporate Development
Anthony M. Abate	Director
John R. Brecker	Director
Jeffrey A. Brodsky	Director
James N. Chapman	Director
James V. Continenza	Director
Richard J. Santagati	Director

Biographies of Executive Officers

Michael K. Robinson, President and Chief Executive Officer; Director (56). Mr. Robinson joined the Company as the Chief Executive Officer in March 2005 and is responsible for all operations and strategy for the Company. Prior to this, Mr. Robinson had been with US LEC Corp. (now part of Windstream Corporation, a publicly traded communications provider, as executive vice president and chief financial officer since July 1998, responsible for all financial operations including treasury, general accounting and internal controls, investor relations, billing and information systems development, information technology, human resources and real estate. Prior to joining US LEC, Mr. Robinson spent 10 years in various management positions with the telecommunications division of Alcatel, including executive vice president and chief financial officer of Alcatel Data Networks and the worldwide financial operations of the enterprise and data networking division of Alcatel. Prior to these roles, Mr. Robinson was chief financial officer of Alcatel Network Systems. Before joining Alcatel, Mr. Robinson held various management positions with Windward International and Siecor Corp. (now Corning). Mr. Robinson was appointed to our board of directors on January 8, 2009. Mr. Robinson also serves on the boards of directors of FairPoint and Lumos Networks Corp. (“Lumos”). In addition, Mr. Robinson serves on various committees of such boards, including audit (FairPoint and Lumos), regulatory (Fairpoint) and nominating/governance (Lumos). Mr. Robinson participates in various industry associations. Mr. Robinson holds a masters degree in business administration from Wake Forest University.

Brian P. Crotty, Vice President (43). Mr. Crotty, Chief Operating Officer, has over 15 years of senior management experience in the telecom industry. In his role with Broadview, he is responsible for all operational aspects of the Company including sales, marketing, provisioning, billing, network operations, repair, field services and customer service. Mr. Crotty formerly served as Bridgecom’s Chief Operating Officer prior to its merger with Broadview. Prior to joining Bridgecom in 2000, he held a succession of positions with CoreComm Ltd., a publicly traded integrated communications provider with facilities throughout the Northeast and Midwest, most recently acting as Director of Operations. Mr. Crotty joined CoreComm Ltd., through the acquisition of USN Communications Inc. where he held a succession of senior management roles in both sales and operations, most recently as Vice President of Operations. Prior to that, Mr. Crotty was the co-founder and served as

Executive Vice President of The Millennium Group, one of the first CLECs in the state of Wisconsin. In addition, Mr. Crotty has also served in a managerial position with CEI Communications, which he founded. Mr. Crotty obtained a degree in Business Administration from St. Norbert College.

Corey Rinker, Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (55). Mr. Rinker, a certified public accountant and attorney, joined the Company (originally with Bridgecom) as Chief Financial Officer in January 2001 following seven years of experience serving in similar positions with both privately held and publicly traded corporations including The Intellisource Group, a Safeguard Scientifics, Inc. partnership company (NYSE:SFE). Mr. Rinker also possesses nearly a decade of cumulative experience with predecessors of the Big Four accounting firms of Deloitte & Touche LLP and Ernst & Young LLP, serving in senior managerial positions in the tax and consulting areas. Mr. Rinker also serves as the Secretary and Treasurer of Broadview. He has an accounting degree, with honors, from the University of Massachusetts at Amherst and a J.D. degree from Yeshiva University’s Cardozo School of Law.

Charles C. Hunter, Executive Vice President, General Counsel and Secretary (59). Mr. Hunter has served as Executive Vice President, Secretary, and General Counsel of Broadview since 2003 (originally with Bridgecom), where he continues to be responsible for the corporate and legal affairs of the Company, including federal and state public policy advocacy. He is a 25-year veteran of telecommunications law and policy who has been involved in the competitive communications industry for nearly two decades. Prior to joining Broadview, Mr. Hunter headed the Hunter Communications Law Group P.C., a District of Columbia based boutique telecommunications law firm with a nationwide clientele. He began his legal career as a trial attorney with the Federal Maritime Commission and afterwards was a partner specializing in telecommunications matters at the Chicago-based law firm of Gardner, Carton and Douglas and the Washington, D.C. based law firm of Herron, Burchette, Ruckert and Rothwell. Mr. Hunter received his J.D. from the Duke University School of Law and his undergraduate degree from the University of Michigan at Ann Arbor. He is a member of the bars of the State of New York, the District of Columbia, the U.S. Supreme Court and numerous Federal Appellate Courts.

Kenneth A. Shulman, Chief Technology Officer and Chief Information Officer (59). Mr. Shulman joined Broadview Networks in 1999 as Chief Technology Officer. In this role, he is responsible for the architecture, technology, standards and evolution plans for the company’s integrated communications networks and services. As Chief Information Officer, Mr. Shulman is also responsible for the Company’s patented integrated provisioning, billing and CRM systems, software and IT infrastructure. Mr. Shulman has over 36 years of leadership experience in communications technology. He previously served as vice president of local network technology for AT&T, a position he assumed when AT&T acquired Teleport Communications Group (TCG) in 1998. From 1987 to 1998, Mr. Shulman held officer positions with TCG, including as senior vice president and chief technology officer. Earlier, he was director of systems engineering for MCI International. Before that, Mr. Shulman specialized in network planning with Bell Communications Research Inc. (Bellcore) and Bell Laboratories. He holds a B.E. in electrical engineering from the State University of New York at Stony Brook, an M.S. in electrical engineering from the University of Rochester, and an M.B.A. from The Wharton School of Business at the University of Pennsylvania. Mr. Shulman has served on many technical advisory boards, and currently serves on the advisory board of Baker Capital.

Terrence J. Anderson, Executive Vice President — Corporate Development (46). Mr. Anderson was a co-founder of Broadview Networks in 1996 and has served as Executive Vice President, Finance, since the Company’s inception. His current role includes corporate development, business planning and financial analysis. He has led efforts to raise capital and offered financial direction. Previously, as a vice president in the media and telecommunications finance group of Chemical Banking Corp. from 1988 to 1995, Mr. Anderson was responsible for originating and executing transactions and financing for diverse customers, including several large cable operators. Mr. Anderson holds a bachelor’s degree in economics from Princeton University and an M.B.A. with honors from Columbia University.

Biographies of Directors

Antony M. Abate (48). Mr. Abate is currently serving as both Chief Operating Officer and Chief Financial Officer of Echo360, Inc, a SaaS active learning solutions provider for higher education and corporate training. Prior to joining Echo360, Mr. Abate spent several years as an investor at Battery Ventures and Whitney & Company. From 1991 to 1996, Mr. Abate served as a consultant at McKinsey & Company, advising several leading publicly traded companies in the digital mobile, consumer broadband and Internet telephony sectors. Previously, Mr. Abate served as an officer in the U.S. Air Force as a product manager. Mr. Abate served on the board of directors of Looking Glass Networks, Informio, Novaxess, Usinternetworking, RelevantKnowledge and Cbeyond Communications. Mr. Abate holds a B.S.E. in Electrical Engineering from Duke University with honors and an M.B.A. with honors from Harvard Business School. Mr. Abate has served as one of our directors since November 13, 2012.

John R. Brecker (49). From 1999 to 2012, Mr. Brecker served as Principal and Co-founder of Longacre Fund Management specializing in distressed debt and credit investing. From 2005 to 2012, Mr. Brecker also served as Principal and Co-founder of Longacre Special Equities Fund Management. Prior to 1999, Mr. Brecker spent over 10 years in various positions as a trader at firms such as Bear, Stearns & Co. and Angel & Frankel. Mr. Brecker holds a B.A. from American University and a J.D. from St. John’s University School of Law. Mr. Brecker serves on the board of directors for Dune Energy, Inc. and Catalyst Paper, Inc. In additional Mr. Brecker serve on the audit committee of Catalyst Paper, Inc. Mr. Brecker has served as one of our directors since November 13, 2012.

Jeffrey A. Brodsky (54). Mr. Brodsky is currently serving as Managing Director of Quest Turnaround Advisors, LLC, a financial advisory and restructuring firm. Mr. Brodsky co-founded Quest in 2000. Previously, Mr. Brodsky served as a member of senior management of Integrated Resources, Inc., a diversified financial services firm. Mr. Brodsky holds a B.S. from New York University College of Business and Public Administration and an M.B.A. from New York University Graduate School of Business. Mr. Brodsky is a Certified Public Accountant. Mr. Brodsky also serves on the board of directors of Euramax Holdings, Inc., Horizon Lines, Inc. and inMotion, Inc. Mr. Brodsky has served as one of our directors since November 13, 2012.

James N. Chapman (50). Mr. Chapman is non-executive Advisory Director of SkyWorks Capital, LLC, an aviation and aerospace management consulting services company based in Greenwich, Connecticut, which he joined in December 2004. Prior to SkyWorks, Mr. Chapman was affiliated with Regiment Capital Advisors, an investment advisor based in Boston specializing in high yield investments, which he joined in January 2003. Prior to Regiment, Mr. Chapman was a capital markets and strategic planning consultant and worked with private and public companies as well as hedge funds (including Regiment) across a range of industries. Mr. Chapman has over 28 years of investment banking experience across a wide range of industries including aviation/airlines, metals/mining, natural resources/energy, automotive/general manufacturing, financial services, real estate, telecommunications and healthcare. Presently, Mr. Chapman serves as a member of the board of directors of AerCap, NV, Tembec Inc. and Tower International, Inc., as well as a number of private companies. Mr. Chapman received an MBA with distinction from Dartmouth College and was elected as an Edward Tuck Scholar. He received his BA, with distinction, magna cum laude, from Dartmouth College and was elected to Phi Beta Kappa, in addition to being a Rufus Choate Scholar. Mr. Chapman has served as one of our directors since November 13, 2012.

James V. Continenza (50). Mr. Continenza is a senior executive who specializes in businesses across a variety of industries. Mr. Continenza has served in senior leadership roles at a number of companies, Mr. Continenza currently services on the boards of directors of The Berry Company, LLC, Blaze Recycling, LLC, Neff Rental, LLC, Portola Packaging, Inc., Southwest Georgia Ethanol, LLC, Aventine Renewable Energy, Inc and Tembec Inc. and previously served on the boards of directors of Anchor Glass Container Corp, Inc., Arch Wireless, Inc., Hawkeye Renewables, LLC, MAXIM Crane Works, Inc., Microcell Telecommunications, Inc., Rath Gibson, Inc., Rural Cellular Corp, Inc., Teligent, Inc and U.S. Mobility, Inc. Mr. Continenza has served as one of our directors since November 13, 2012.

Richard J. Santagati (69). From 1994 to 2008, Mr. Santagati served as President of Merrimack College. Previously, Mr. Santagati served as President and Chief Executive Officer of Artel Communications Corporation, a communications systems provider to the New York metropolitan area. Prior 1991, Mr. Santagati spent over 20 years in various management positions at AT&T and Nynex. Mr. Santagati holds a B.S. from Merrimack College and an M.S. from the Sloan School of Management at the Massachusetts Institute of Technology. Mr. Santagati also serves on the board of directors of Revlon and as a member on each of its Nominating, Governance and Compensation Committees. Mr. Santagati has served as one of our directors since November 13, 2012.

Code of Ethics

We have adopted a code of ethics that is applicable to our principal executive officer and principal financial and accounting officer, as well as all our other employees. A copy of the code of ethics may be found on our website at www.broadviewnet.com. Our website is not incorporated by reference into this prospectus.

Board Committees

Audit committee

The audit committee of our board of directors appoints, determines the compensation for and supervises our independent auditors, reviews our internal accounting procedures, systems of internal controls and financial statements, reviews and approves the services provided by our independent auditors, including the results and scope of their audit, and resolves disagreements between management and our independent auditors. The current members of the audit committee are Messrs. Brodsky, Abate and Santagati. Mr. Brodsky serves as the chairman of the audit committee.

Compensation committee

The compensation committee of our board of directors reviews and recommends to the board of directors the compensation and benefits of all of our executive officers, administers our equity incentive plan and establishes and reviews general policies relating to compensation and benefits of our employees. The current members of the compensation committee are Messrs. Chapman, Continenza and Brecker. Mr. Chapman serves as the chairman of the compensation committee.

Nominating and corporate governance committee

The role of the nominating and corporate governance committee of our board of directors is to identify individuals qualified to become members of the board of directors, to recommend that the board of directors select director nominees for the next annual meeting of stockholders and to develop and recommend to the board of directors a set of corporate governance principles applicable to the company. All of our current directors serve on the nominating and corporate governance committee.

Strategy Committee

We currently have a strategy committee. The current members of the strategy committee are Messrs. Continenza, Brodsky, Abate and Santagati. Mr. Continenza serves as the chairman of the strategy committee.

Finance Committee

We currently have an ad hoc finance committee. The current members of the ad hoc finance committee are Messrs. Brecker, Chapman and Abate. Mr. Brecker serves as the chairman of the ad hoc finance committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers serve as a director of our company.

Indemnification

Our amended and restated certificate of incorporation and amended and restated bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. We have entered into director and officer indemnification agreements with each of our (i) former directors (since 2010) and (ii) executive officers, and we intend to enter into indemnification agreements with each of our current directors. The indemnification agreements provide that the Company will indemnify, defend and hold harmless the indemnitees, to the fullest extent permitted or required by the laws of the State of Delaware, against certain expenses, judgments, penalties, fines, liabilities and amounts paid in settlement of any proceeding or claim by reason of the indemnitee’s status as a director, officer, employee, agent or fiduciary of the Company or any direct or indirect wholly owned subsidiary of the Company or any other entity when serving in a similar capacity at the written request of the Company. The indemnification agreements provide that the indemnitee shall have the right to advancement by the Company prior to the final disposition of any indemnifiable claim of any and all actual and reasonable expenses relating to, arising out of or resulting from any indemnifiable claim paid or incurred by the indemnitee.

We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for actions in their capacity as directors and officers.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation evaluations and decisions with respect to our named executive officers have primarily been based on the goals of recruiting, retaining and motivating executive leaders who can help us meet and exceed our strategic, financial and operational goals, and encouraging alignment with our stakeholders. We evaluate the amount of total compensation paid to each of our named executive officers during any fiscal year and primarily consider corporate, financial and operating goals, individual performance and industry trends in setting individual compensation levels for our named executive officers. As such, our compensation programs (including those pertaining to our named executive officers) have historically been weighted toward market-driven base salaries and performance-based cash compensation.

Determination of Compensation

Our current compensation committee consists of Messrs. Chapman (the chairman), Continenza and Brecker. The current compensation committee, together with our current board, is responsible for establishing and making decisions with respect to the compensation and benefit programs applicable to our named executive officers. Most of the decisions relating to the compensation of our named executive officers during 2012 were made by our prior board of directors, which members (other than Mr. Robinson) were succeeded on November 13, 2012 by the current board in connection with the Restructuring. As a result, this compensation discussion and analysis discusses the compensation philosophy and decisions of our current board and current compensation committee in detail and discusses the compensation philosophy and decisions of our prior board and prior compensation committee to the maximum extent known by the current management team and current members of our board.

In the first half of 2012, our prior board reviewed proposals prepared by our prior compensation committee to determine the adjustments to be made to each element of our named executive officers’ compensation. Robert Manning served as chairman of our prior compensation committee, with Kim Kelly and Richard W. Roedel serving as members. The prior compensation committee engaged the services of Towers Watson, a compensation consulting firm, which conducted a review of our executive compensation practices that included a benchmarking analysis of the executive compensation practices of our peer companies: AboveNet, Inc., Cbeyond, Inc., Cogent Communications Group, Inc., Digital River, Inc., EarthLink, Inc., General Communication, Inc., j2 Global, Inc., NTELOS Holdings Corp., PAETEC Holding Corp., Shenandoah Telecommunications Company, SureWest Communications, tw telecom, inc., USA Mobility, Inc., Vonage Holdings Corp. and XO Holdings, Inc. Towers Watson was retained primarily to assist in developing a comprehensive compensation package for each of our named executive officers, including a structured annual incentive plan, new employment agreements and an incentive plan linked to the equity value of the Company or a potential restructuring of our debt. In addition to engaging Towers Watson, the prior board (other than Mr. Robinson) and the prior compensation committee relied on their general knowledge of our industry, supplemented by recommendations from our Chief Executive Officer (other than with respect to his own compensation) based on his knowledge of our industry in markets in which we participate.

Based at least in part upon recommendations from that compensation consultant, the prior compensation committee reviewed and made recommendations regarding all primary elements of compensation for each of our named executive officers in 2012.

Since November 13, 2012, the current compensation committee has conducted a review of our executive compensation policies and practices, which included the engagement of the compensation consulting firm of Lyons, Benenson & Company Inc. to assist with (i) developing a management (long-term equity) incentive plan, (ii) creating a 2013 annual cash-bonus plan, and (iii) formulating a cash- and equity-based compensation structure for its non-employee directors. Discussions with Lyons, Benenson & Company Inc. are on-going and no definitive plans, policies or arrangements have resulted from this engagement to date.

Historically, we have not relied on formulaic guidelines, but rather sought to maintain a flexible compensation program that allowed us to adapt components and levels of compensation to motivate and reward named executive officers within the context of our desire to attain certain strategic and financial goals. In addition to any objective criteria, subjective factors were considered in compensation determinations, including, without limitation, a named executive officer’s skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance, and whether the total compensation potential and structure were sufficient to ensure the retention of a named executive officer when considering the compensation potential and structure that may have been available elsewhere. We also sought to reward our named executive officers for the successful completion or implementation of discrete projects. Our general goal has always been, and continues to be, to provide a total compensation package (irrespective of the individual components) that is competitive with our peer companies.

Components of Compensation

During 2012, the compensation provided to our named executive officers consisted of base salary, annual bonus, a transaction bonus, participation in our defined contribution retirement plan and other employee benefits, and certain severance benefits and perquisites, each of which is described in more detail below.

Base Salary

The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Additionally, we intend to be competitive with our peer companies and within the telecommunications sector generally. During 2012, the base salary of each of our named executive officers was reviewed by our prior board, with our Chief Executive Officer (other than with respect to his compensation) and prior compensation committee providing recommendations to the board. In determining base salary, the prior board considered individual performance during the prior year, the mix of fixed to overall compensation, and subjective considerations relating to individual contributions, including contributions to the successful completion of discrete projects, as discussed above. Our named executive officers did not receive an increase in their base salaries during 2012.

Annual Bonuses

Annual bonuses are intended to compensate executives (including our named executive officers) for achieving our annual financial and strategic goals, including overall Company performance standards, new product revenue growth, achievement of synergies from acquisitions, and exceptional individual performance during 2012. In furtherance of these goals, and based, in part, on the recommendation of Towers Watson as discussed above, the prior board and the prior compensation committee established a cash-based annual incentive plan linked to the Company’s financial goals for 2012. The prior board set the aggregate target payouts under the plan such that the total cash compensation payable (at such target levels) to our executives (including our named executive officers) was generally positioned at between the 25th and 50th percentiles of the total cash compensation paid to similarly situated executives employed by our peer companies; such percentile serves as a significant, but reasonable, incentive in light of our financial restructuring and performance targets under the plan.

The prior board determined that the key metrics for determining a payout under the plan were Adjusted EBITDA (60% weighting), unlevered free cash flow (15% weighting), total revenue (15% weighting) and individual performance (10% weighting). Company-wide minimum, target and maximum thresholds were established for each such metric. For 2012, (i) the Adjusted EBITDA minimum, target and maximum thresholds were set at $60.0 million, $64.6 million and $70.0 million, respectively, (ii) the unlevered free cash flow minimum, target and maximum thresholds were set at $35.0 million, $37.8 million and $41.0 million, respectively, and (iii) the total revenue minimum, target and maximum thresholds were set at $350.0 million, $361.1 million and $370.0 million, respectively. Additionally, the plan required that the minimum threshold for Adjusted EBITDA for 2012 be satisfied before any payments are made under the plan (irrespective of whether other metrics for 2012 are satisfied). Subject to the pre-determined maximum and minimum payouts set forth in the plan and the achievement of the minimum threshold for Adjusted EBITDA for 2012, the then-current compensation committee maintained the discretion to decrease individual awards under the plan. In addition, the plan permitted pro-rated payouts (at target levels) in the event performance is interrupted prior to the end of the year.

Our prior board determined that our financial restructuring constituted an interruption under the plan and determined to calculate payouts based on performance through September 30, 2012 (which was the end of our third quarter). In an effort to incentivize management during a transition period, the new board ratified these decisions and payments were made in the fourth quarter as reflected in the summary compensation table below. Based in large part on the recommendation of Towers Watson as discussed above, the prior board determined that 2012 target bonuses under the plan for Messrs. Anderson, Crotty, Hunter, Rinker, Robinson and Shulman would be $108,000 (40% of base salary), $234,500 (70% of base salary), $108,000 (40% of base salary), $108,000 (40% of base salary), $450,000 (100% of base salary) and $108,000 (40% of base salary), respectively.

Transaction Bonus Program

Based, in part, on the recommendation of Towers Watson as discussed above, our prior compensation committee recommended that the prior board approve a transaction bonus program for 2012 to promote retention through the uncertainty of a change in control transaction or a restructuring, and to motivate our executives (including our named executive officers) to achieve the greatest value for our stakeholders. The transaction bonus program was established with a minimum amount and increased in line with various levels of equity value achieved in connection with a transaction. In line with the recommendations of Towers Watson, Messrs. Anderson, Crotty, Hunter, Rinker, Robinson and Shulman were allocated 7.5%, 15%, 7.5%, 7.5%, 25% and 7.5% of the transaction bonus pool, respectively. Upon consummation of the Restructuring, which constituted a transaction under the program, the transaction bonus was calculated and paid in the fourth quarter of 2012. Based on our net equity value at the time of the Restructuring, the aggregate transaction bonus pool was set at the minimum amount provided under the program, which was $1.5 million. Amounts for each named executive officer are shown in the summary compensation table below as part of the Non-Equity Incentive Plan Compensation column.

401(k) Savings Plan

We maintain a tax-qualified, defined contribution employee savings and retirement (401(k)) plan covering all of our full-time employees, including our named executive officers. Under our 401(k) plan, full-time employees may elect to reduce their current compensation to the statutorily prescribed annual limit and have the amount of such reduction contributed to the plan. From time to time, we can make discretionary matching contributions, up to certain pre-established limits, made by our employees (no such contributions were made in 2012). Our named executive officers participate in our 401(k) plan on the same basis as our other employees, except for rules that govern 401(k) plans generally with regard to highly compensated employees, which may limit our named executive officers from achieving the maximum amount of contributions under our 401(k) plan.

Perquisites and Other Employee Benefits

Our named executive officers are eligible to receive the same employee benefits, including life and health insurance benefits, that are available to all our full-time employees. Our Chief Executive Officer receives certain reimbursements for temporary housing near our headquarters and transportation to and from his principal place of residence and is made whole for any tax liability associated with these perquisites. In 2005, the then-current board determined that these benefits were necessary to attract our Chief Executive Officer to join the Company and our prior board believed that these benefits continue to be essential elements of his compensation package and provided our Chief Executive Officer with the contractual right to these benefits in his new employment agreement (described below).

Severance Benefits

On July 5, 2012, we executed new employment agreements with each of the named executive officers, pursuant to which they are entitled to receive severance benefits upon certain qualifying terminations of employment. As discussed in more detail below, the prior board approved the new employment agreements (which enhanced severance benefits) primarily to retain our named executive officers and based, in part, on the recommendation of Towers Watson as discussed above, to provide severance benefits that were more aligned with current market practices. These severance benefits apply if a named executive officer is terminated without cause and upon a termination by our named executive officers for good reason. Other than with respect to Mr. Robinson’s employment agreement, the “good reason” definitions include a double trigger requiring a change of control (which was deemed to have occurred in connection with the Restructuring) in addition to one of several other triggering events.

The prior board approved, after negotiations with certain holders of the Old Notes in connection with the Restructuring, the enhanced severance benefits in the new employment agreements for our named executive officers, based, in large part, on the recommendation of Towers Watson, whose study indicated that the severance benefits and restrictive covenants contained in the immediately previous employment agreements did not align with then-current market practices among our peer companies (as listed above). As a result, in order to provide a retention incentive to our named executive officers, the new employment agreements provide severance benefits and contain restrictive covenants that reflect the then-current market practices.

Compensation Risk Management

We reviewed our employee compensation policies and practices. After considering the risk implications of each element of our overall compensation policies and practices, we concluded that such policies and practices are not reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table provides information regarding the total compensation earned during the fiscal years ended December 31, 2012, 2011 and 2010 by our named executive officers (our Chief Executive Officer, our Chief Financial Officer and our four other most highly compensated executive officers who were employed by us as of December 31, 2012).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($)		Total ($)
Michael K. Robinson	2012	450,000	—		677,569	103,780	(2)	1,231,349
Chief Executive Officer	2011	450,000	—		—	101,445		551,445
	2010	450,000	—	(3)	—	105,588		555,588

Corey Rinker	2012	270,000	—		185,117	—		455,117
Chief Financial Officer	2011	270,000	—		—	—		270,000
	2010	270,000	100,000		—	—		370,000

Brian P. Crotty	2012	335,000	—		382,672	1,797		719,469
Chief Operating Officer	2011	335,000	—		—	—		335,000
	2010	335,000	200,000		—	—		535,000

Charles C. Hunter	2012	270,000	—		185,117	15		455,132
Executive Vice President, General Counsel and Secretary	2011	270,000	—		—	—		270,000
	2010	270,000	100,000		—	—		370,000
					—

Terrence J. Anderson	2012	270,000	—		185,117	88		455,205
Executive Vice President, Corporate Development	2011	270,000	—		—	—		270,000
	2010	270,000	100,000		—	—		370,000
					—

Kenneth A. Shulman	2012	270,000	—		185,117	—		455,117
Chief Technology Officer and Chief Information Officer	2011	270,000	—		—	—		270,000
	2010	270,000	100,000		—	—		370,000

(1)	Represents payments to Messrs. Anderson, Crotty, Hunter, Rinker, Robinson and Shulman (i) under the transaction bonus program (discussed above) in the amounts of $112,500, $225,000, $112,500, $112,500, $375,000 and $112,500, respectively, and (ii) under the 2012 annual bonus plan (discussed above) in the amounts of $72,617, $157,672, $72,617, $72,617, $302,569 and $72,617, respectively.
(2)	Represents, in part, Company paid travel expenses and lodging expenses of $56,077 and a tax gross-up payment of $47,615, in order to make Mr. Robinson whole for taxes he was required to pay with respect to such expenses.
(3)	Although our then-current board of directors recommended that our Chief Executive Officer be entitled to a bonus of $300,000, Mr. Robinson elected not to receive such bonus.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Plan Name	Threshold ($)	Target ($)	Maximum ($)
Michael K. Robinson	Annual Bonus Plan	337,500	450,000	562,500
	Transaction Bonus Program	375,000
Corey Rinker	Annual Bonus Plan	175,875	234,500	293,125
	Transaction Bonus Program	112,500
Brian P. Crotty	Annual Bonus Plan	81,000	108,000	135,000
	Transaction Bonus Program	225,000
Charles C. Hunter	Annual Bonus Plan	81,000	108,000	135,000
	Transaction Bonus Program	112,500
Terrence J. Anderson	Annual Bonus Plan	81,000	108,000	135,000
	Transaction Bonus Program	112,500
Kenneth A. Shulman	Annual Bonus Plan	81,000	108,000	135,000
	Transaction Bonus Program	112,500

Narrative Disclosure Relating to Summary Compensation Table and Grant of Plan-Based Award Table

Chief Executive Officer Employment Agreement

On July 5, 2012, we entered into a restated employment agreement with Mr. Robinson, pursuant to which he agreed to serve as our Chief Executive Officer and a director of the Company for a one-year term with automatic one-year renewals; provided, that, the employment agreement may be terminated if either party provides 60 days’ written notice prior to the expiration of the then-current term. Mr. Robinson is entitled to a minimum annual base salary of $450,000 and is eligible to receive an annual bonus, as determined by our then-current board (other than Mr. Robinson), with a target bonus of 100% of his annual base salary. If Mr. Robinson’s employment is terminated by us other than for “cause” (as defined in his employment agreement), by Mr. Robinson for “good reason” (as defined in his employment agreement), or if we fail to renew the employment agreement, upon execution and non-revocation of a release of claims in favor of the Company and its affiliates as reflected in the employment agreement, Mr. Robinson will be entitled to (i) an amount equal to 200% of the sum of (a) his highest annual base salary paid during the 12-month period immediately preceding such termination and (b) his annual target bonus with respect to the year of such termination, such amount to be paid in a lump sum, (ii) immediate vesting of any unvested equity awards (or other awards) granted under the management incentive plan, (iii) with respect to the fiscal year of such termination, a pro-rated annual bonus based on his length of service and (iv) continuation of, or reimbursements for, all employee benefits during the 24-month period immediately following such termination. Additionally, if any amounts payable to Mr. Robinson following a change in control become subject to an excise tax under Section 280G of the Internal Revenue Code, he will be entitled to a gross-up payment to make him whole for any excise tax he is required to pay.

Under his new employment agreement, Mr. Robinson has agreed to a non-compete provision pursuant to which he cannot compete with us for a period of 24 months immediately following termination of his employment. Mr. Robinson is also subject to a non-solicit covenant that prohibits him from soliciting, among others, our officers and other employees for a period of 24 months immediately following the termination of his employment. The employment agreement also contains customary indefinite confidentiality and non-disparagement provisions.

Employment Agreements with Other Named Executive Officers

On July 5, 2012, we also entered into new employment agreements with each of our other named executive officers for a one-year term with automatic one-year renewals; provided, that, each such employment agreements may be terminated if any of the parties thereto provides 60 days’ written notice prior to the expiration of the then-current term. Each such named executive officer is entitled to a minimum annual base salary of $270,000 (or $335,000 with respect to Mr. Crotty) and is eligible to receive an annual target bonus of 40% of his annual base salary (or 70% of Mr. Crotty’s annual base salary), with the actual cash bonus amount to be determined by our then-current board. Upon a termination of employment (i) by us other than for “cause” (as defined in the applicable employment agreement), or (ii) as a result of our failure to renew his employment agreement, or for “good reason” (as defined in the applicable employment agreement), the named executive officer will be entitled to receive: (1) an amount equal to 150% of the sum of (a) his highest annual base salary paid during the 12-month period immediately preceding such termination and (b) his annual target bonus with respect to the year of such termination, such amount to be paid in a lump sum, (2) immediate vesting of any unvested equity awards (or other awards) granted under the management incentive plan, (3) with respect to the fiscal year of such termination, a pro-rated annual bonus based on his length of service and (4) continuation of, or reimbursements (including tax gross-up payments) for, all employee benefits during the 18-month period immediately following such termination.

Messrs. Anderson, Crotty, Hunter, Rinker and Shulman are prohibited from competing with us for a period of 18 months immediately following any termination of employment. Each employment agreement also contains non-solicit provisions that prohibit each such named executive officer from soliciting, among others, our officers and employees for a period of 18 months immediately following the termination of his employment. The employment agreements also contain customary indefinite confidentiality and non-disparagement provisions.

Potential Payments Upon Termination or Change in Control

Pursuant to the employment agreements with our named executive officers, the material terms of which have been summarized above under the caption “Narrative Disclosure Relating to the Summary Compensation Table,” upon certain terminations of employment, our named executive officers are entitled to payments of compensation and benefits. The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of (i) termination for cause or, without good reason prior to a change in control (“Voluntary Termination”), (ii) termination other than for cause or by the named executive officer with good reason at any time (“Involuntary Termination”), (iii) termination by reason of an executive’s death or disability (“Death or Disability Termination”), and (iv) an Involuntary Termination following a change in control (“Change in Control Termination”). The amounts shown assume that the applicable triggering event occurred on December 31, 2012, and therefore are estimates of the amounts that would have been paid to the named executive officers upon the occurrence of such triggering event.

Name	Event	Cash Severance ($)	Value of Other Benefits ($)(1)	Value of Tax Gross Up		Total ($)
Michael K. Robinson	Voluntary Termination	—		—		—
	Involuntary Termination	1,800,000	24,000	—		1,824,000
	Death or Disability Termination	—		—
	Change in Control Termination	1,800,000	24,000	—	(2)	1,824,000
Corey Rinker	Voluntary Termination	—		—
	Involuntary Termination	567,000	18,000	—		585,000
	Death or Disability Termination	—		—		—
	Change in Control Termination	567,000	18,000	—		585,000
Brian P. Crotty	Voluntary Termination	—		—		—
	Involuntary Termination	854,000	18,000	—		872,000
	Death or Disability Termination	—		—		—
	Change in Control Termination	854,000	18,000	—		872,000
Charles C. Hunter	Voluntary Termination	—		—		—
	Involuntary Termination	567,000	18,000	—		585,000
	Death or Disability Termination	—		—		—
	Change in Control Termination	567,000	18,000	—		585,000
Terrence J. Anderson	Voluntary Termination	—		—		—
	Involuntary Termination	567,000	18,000	—		585,000
	Death or Disability Termination	—		—		—
	Change in Control Termination	567,000	18,000	—		585,000
Kenneth A. Shulman	Voluntary Termination	—		—		—
	Involuntary Termination	567,000	18,000	—		585,000
	Death or Disability Termination	—		—		—
	Change in Control Termination	567,000	18,000	—		585,000

(1)	Pursuant to the terms of their employment agreements, upon an Involuntary Termination or a Change in Control Termination, the named executive officers are each entitled to continuation of all employee benefits for 18 months (or for 24 months with respect to Mr. Robinson).
(2)	As discussed above, if any amounts payable to Mr. Robinson following a change in control become subject to an excise tax under Section 280G of the Internal Revenue Code, he will be entitled to a gross-up payment to make him whole for any excise tax he is required to pay, however, the Company has determined that Mr. Robinson would not have been entitled to any such gross-up payment had such termination of employment occurred on December 31, 2012.

DIRECTOR COMPENSATION

The following table summarizes the compensation received by our directors for the year ended December 31, 2012.

Name	Fees earned or paid in cash ($)	Total ($)
Anthony M. Abate (1)	22,500	22,500
John R. Brecker (1)	22,500	22,500
Jeffrey A. Brodsky (1)	28,125	28,125
James N. Chapman (1)	22,500	22,500
James V. Continenza (1)	24,375	24,375
Kerri Ford (2)	—	—
Richard J. Santagati (1)	22,500	22,500
Kim Kelly (2)	—	—
Robert Manning (2)	—	—
Raul K. Martynek (2)	—	—
Richard W. Neu (2)	—	—
Richard W. Roedel (2)	120,000	120,000
B. Hagen Saville (2)	—	—

(1)	Term as director began as of November 13, 2013.
(2)	Term as director ended as of November 13, 2013.

Narrative Disclosure Relating to Director Compensation Table

With respect to 2012, Mr. Roedel earned $120,000 in annual cash compensation for his role as a former director and former chairman of the audit committee of the prior board. In addition, with respect to the fourth quarter of 2012, Mr. Brodsky earned $28,125; Mr. Continenza earned $24,375; and Messrs. Abate, Brecker, Continenza and Santagati earned $22,500; such amounts were paid in the first quarter of 2013 and reflect each director’s respective board membership and/or board leadership roles in accordance with the director compensation policy based, in part, on the recommendation of Lyons, Benenson & Company Inc. as discussed above. During 2012, no compensation was paid to any of the Company’s other directors, primarily due to their status as representatives of significant shareholders or as an executive officer of the Company in the case of Mr. Robinson. In the event that new directors are elected to the Company’s board who are neither executives, nor represent significant shareholders, the Company may compensate such individuals for their role on the board and board committees. It is anticipated that the compensation for such members of the board would be approved by the board that may be in place at that time. The Company’s directors are reimbursed for normal and customary expenses submitted in association with their participation at board meetings and committee meetings.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of February 28, 2013 for:

•	each person who we know beneficially owns more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Commission. The number of shares outstanding used in calculating the percentage of beneficial ownership for each person listed below is based on 9,999,945 shares of our common stock outstanding as of February 28, 2013 and the shares underlying warrants held by such person that are exercisable within 60 days of February 28, 2013, but excludes shares underlying warrants held by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. Unless otherwise indicated, the principal address for each of the stockholders is c/o Broadview Networks Holdings, Inc., 800 Westchester Avenue, Suite N501, Rye Brook, NY 10573.

	Common Stock Ownership	Common Stock Percent of Class Beneficial Ownership
Michael K. Robinson (1)	2,584	0.2%
Brian P. Crotty (2)	1,875	0.1%
Terrence J. Anderson (3)	1,609	0.1%
Kenneth A. Shulman (4)	1,025	0.1%
Corey Rinker (5)	763	0.1%
Charles C. Hunter (6)	714	0.1%
Antony M. Abate	0	0.0%
John R. Brecker	0	0.0%
Jeffrey A. Brodsky	0	0.0%
James N. Chapman	0	0.0%
James V. Continenza	0	0.0%
Richard J. Santagati	0	0.0%

Directors and Executive
Officers as a Group (7)	8,570	0.7%

Fidelity (8)	3,620,498	36.2%
MSD Credit Opportunity Fund, L.P. (9)	1,660,577	16.6%
High River (10)	1,654,218	16.5%
MCG (11)	132,779	9.5%
BlackRock (12)	883,150	8.8%

(1)	Mr. Robinson beneficially owns 2,584 shares of common stock, a Series A-1 warrant to acquire 12,776 shares of common stock and a Series A-2 warrant to acquire 4,839 shares of common stock.
(2)	Mr. Crotty beneficially owns 1,875 shares of common stock, a Series A-1 warrant to acquire 9,272 shares of common stock and a Series A-2 warrant to acquire 3,512 shares of common stock.
(3)	Mr. Anderson beneficially owns 1,609 shares of common stock, a Series A-1 warrant to acquire 7,954 shares of common stock and a Series A-2 warrant to acquire 3,013 shares of common stock.

(4)	Mr. Shulman beneficially owns 1,025 shares of common stock, a Series A-1 warrant to acquire 5,068 shares of common stock and a Series A-2 warrant to acquire 1,919 shares of common stock.
(5)	Mr. Rinker beneficially owns 763 shares of common stock, a Series A-1 warrant to acquire 3,774 shares of common stock and a Series A-2 warrant to acquire 1,429 shares of common stock.
(6)	Mr. Hunter beneficially owns 714 shares of common stock, a Series A-1 warrant to acquire 3,531 shares of common stock and a Series A-2 warrant to acquire 1,337 shares of common stock.
(7)	Our Directors and Executive Officers, as a group, beneficially own 8,570 shares of common stock, Series A-1 warrants to acquire 42,375 shares of common stock and Series A-2 warrants to acquire 16,049 shares of common stock.
(8)	Fidelity refers to: Master Trust Bank of Japan Ltd. Re Fidelity US High Yield; Fidelity Funds - US High Income; Fidelity American High Yield Fund; Fidelity Canadian Asset Allocation Fund; Fidelity Advisors Series I: Fidelity Advisor High Income Advantage Fund; IG Investment Management Ltd., as trustee for IG FI Canadian Allocation Fund; Fidelity Canadian Balanced Fund; Fidelity Summer Street Trust: Fidelity Global High Income Fund; Fidelity Puritan Trust: Fidelity Puritan Fund; Fidelity Funds - Global High Yield Focus Pool; Fidelity Global High Yield Fund; Fidelity Summer Street Trust: Fidelity Series High Income Fund; Fidelity Central Investments Portfolios LLC: Fidelity High Income Central Fund 2; Pyramis High Yield Fund, LLC; Fidelity Summer Street Trust: Fidelity High Income Fund. The address of Fidelity is 82 Devonshire Street, Mail Zone E20E, Boston, Massachusetts 02109-3614.
(9)	MSDC Management, L.P. is the investment manager of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSD Credit Opportunity Fund, L.P. MSDC Management (GP), LLC is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by, MSDC Management, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of MSDC Management (GP) and may be deemed to have or share voting and/or dispositive power over, and beneficially own, the common shares beneficially owned by MSDC Management (GP). Each of Mr. Fuhrman, Mr. Phelan and Mr. Lisker disclaim beneficial ownership of such common shares, except to the extent of the pecuniary interest of such person in such shares. The address of MSD Credit Opportunity Fund, L.P. is 645 Fifth Avenue, 21st Floor, New York, New York 10022.
(10)

High River refers to High River Limited Partnership. High River is a New York Limited Partnership controlled by Carl Icahn. The address of High River is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, New York 10153.

(11)	MCG refers to MCG Capital Corporation. MCG beneficially owns 132,779 shares of common stock, a Series A-1 warrant to acquire 656,435 shares of common stock and a Series A-2 warrant to acquire 248,650 shares of common stock. The address for MCG is 1001 19th Street North, 10th Floor, Arlington, Virginia 22209.
(12)	BlackRock refers to: BlackRock Global Funds - US Dollar High Yield Bond Fund; The PNC Financial Services Group, Inc.; National Telecommunications Cooperative Association; MET Investors Series Trust - BlackRock High Yield Portfolio; Blackrock Corporate High Yield Fund V, Inc. Blackrock Corporate High Yield Fund VI, Inc.; Blackrock Corporate High Yield Fund VI, Inc.; BlackRock High Income Shares; BlackRock Global Funds Global High Yield Bond Fund; Blackrock Corporate High Yield Fund III, Inc.; Blackrock Corporate High Yield Fund, Inc.; California State Teachers’ Retirement System; BlackRock High Yield V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock High Yield Portfolio of BlackRock Series Funds, Inc.; BlackRock Funds II - BlackRock High Yield Bond Portfolio; BlackRock High Yield Trust; BlackRock Strategic Bond Trust. The address for BlackRock is Park Avenue Plaza, 55 East 52nd Street New York, New York 10055.
(13)	On November 13, 2012, in connection with the Restructuring, up to 10% of the Company’s equity was set aside for issuance of incentive equity to members of our management team.

SELLING NOTEHOLDERS

On November 13, 2012, we issued all of the Notes in a transaction exempt from the registration requirements of the Securities Act. All of the Notes held by Selling Noteholders were issued as “restricted securities” under the Securities Act. Selling Noteholders may from time to time offer and sell pursuant to this prospectus any or all of their Notes.

The amounts and percentages of Notes beneficially owned are reported on the basis of Commission regulations governing the determination of beneficial ownership of securities. Under Commission rules, a person is deemed to be a “beneficial owner” of a security if that person, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

The following table sets forth certain information as of February 28, 2013, except where otherwise noted, concerning the principal amount of Notes beneficially owned by each Selling Noteholder that may be offered from time to time by each Selling Noteholder pursuant to this prospectus. The information is based on information provided by or on behalf of the Selling Noteholders. Information about the Selling Noteholders may change over time. In particular, the Selling Noteholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Notes since the date on which they provided to us information regarding their Notes. Any changed or new information given to us by the Selling Noteholders will be set forth in supplements to this prospectus or amendments to the registration statement of which the accompanying prospectus is a part, if and when necessary.

	Principal Amount of Notes Beneficially Owned Prior to the Offering		Maximum Principal Amount of Notes to be Offered by this Prospectus	Principal Amount of Notes Beneficially Owned After the Offering(2)
Name and Address of Beneficial Owner	Amount	% of Class(1)		Amount	% of Class(1)
Master Trust Bank of Japan Ltd. Re Fidelity US High Yield(3)	$12,995,000	8.7%	$12,995,000	$0	0%
Fidelity Funds SICAV US High Income Fund(4)	$14,762,500	9.8%	$14,762,500	$0	0%
Fidelity American High Yield Fund(3)	$2,050,000	1.4%	$2,050,000	$0	0%
Fidelity Canadian Asset Allocation Fund(3)	$862,500	0.6%	$862,500	$0	0%
Fidelity Advisors Series I: Fidelity Advisor High Income Advantage Fund(3)	$2,915,000	1.9%	$2,915,000	$0	0%
IG Investment Management Ltd., as trustee for IG FI Canadian Allocation Fund(3)	$105,000	0.1%	$105,000	$0	0%
Fidelity Canadian Balanced Fund(3)	$1,097,500	0.7%	$1,097,500	$0	0%
Fidelity Summer Street Trust: Fidelity Global High Income Fund(3)	$187,500	0.1%	$187,500	$0	0%
Fidelity Puritan Trust: Fidelity Puritan Fund(3)	$1,907,500	1.3%	$1,907,500	$0	0%
Fidelity Funds SICAV Global High Yield Focus Pool Fund(4)	$87,500	0.1%	$87,500	$0	0%
Fidelity Funds OEIC Global High Yield Fund(5)	$50,000	0.0%	$50,000	$0	0%

Fidelity Summer Street Trust: Fidelity Series High Income Fund(3)	$8,001,000	5.3%	$8,001,000	$0	0%
Fidelity Central Investments Portfolios LLC: Fidelity High Income Central Fund 2(3)	$1,200,000	0.8%	$1,200,000	$0	0%
Pyramis High Yield Fund, LLC(3)	$105,000	0.1%	$105,000	$0	0%
Fidelity Summer Street Trust: Fidelity High Income Fund(3)	$9,374,000	6.2%	$9,374,000	$0	0%
MSD Credit Opportunity Master Fund, L.P.(6)	$27,196,000	18.1%	$27,196,000	$0	0%
BlackRock Global Funds - US Dollar High Yield Bond Fund(7)	$1,172,500	0.8%	$1,172,500	$0	0%
The PNC Financial Services Group, Inc.(7)	$170,000	0.1%	$170,000	$0	0%
National Telecommunications Cooperative Association(7)	$112,500	0.1%	$112,500	$0	0%
MET Investors Series Trust - BlackRock High Yield Portfolio(7)	$814,500	0.5%	$814,500	$0	0%
Blackrock Corporate High Yield Fund V, Inc.(7)	$765,000	0.5%	$765,000	$0	0%
Blackrock Corporate High Yield Fund VI, Inc.(7)	$840,000	0.6%	$840,000	$0	0%
BlackRock High Income Shares(7)	$240,000	0.2%	$240,000	$0	0%
BlackRock Global Funds Global High Yield Bond Fund(7)	$357,500	0.2%	$357,500	$0	0%
Blackrock Corporate High Yield Fund III, Inc.(7)	$517,500	0.3%	$517,500	$0	0%
Blackrock Corporate High Yield Fund, Inc.(7)	$500,000	0.3%	$500,000	$0	0%
California State Teachers’ Retirement System(7)	$1,447,500	1.0%	$1,447,500	$0	0%
BlackRock High Yield V.I. Fund of BlackRock Variable Series Funds, Inc.(7)	$212,500	0.1%	$212,500	$0	0%
BlackRock High Yield Portfolio of BlackRock Series Funds, Inc.(7)	$82,500	0.1%	$82,500	$0	0%
BlackRock Funds II - BlackRock High Yield Bond Portfolio(7)	$6,180,000	4.1%	$6,180,000	$0	0%
BlackRock High Yield Trust(7)	$97,500	0.1%	$97,500	$0	0%
BlackRock Strategic Bond Trust(7)	$77,500	0.1%	$77,500	$0	0%
Watershed Capital Partners (Offshore) Master Fund, L.P.(8)	$5,559,257	3.7%	$5,559,257	$0	0%
Watershed Capital Partners (Offshore) Master Fund II, L.P.(8)	$1,347,743	0.9%	$1,347,743	$0	0%
High River Limited Partnership(9)	$25,449,500	19.8%	$25,449,500	$0	0%
TOTAL:	$128,839,500	100%	$128,839,500	$0	0%

(1)	Applicable percentage of beneficial ownership is based on $150,000,000 in aggregate principal amount of the Notes issued and outstanding as of February 28, 2013.
(2)	Assuming that each Selling Noteholder sells all of the Notes we have registered for it pursuant to the registration statement of which this prospectus forms a part.
(3)	Each entity has the following address: 82 Devonshire Street, Mail Zone E20E, Boston, Massachusetts 02109-3614.
(4)	Each entity has the following address: 2a rue Albert Borschette, BP 2174, L-1021 Luxembourg.
(5)	This entity has the following address: 130 Tonbridge Road, Hildenborough, Kent, TN11 9DZ.
(6)	This entity has the following address: 645 Fifth Avenue, 21st Floor, New York, New York 10022.
(7)	Each entity has the following address: Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055.
(8)	These entities have the following address: One Maritime Plaza, Suite 1525, San Francisco, California 94111.
(9)	This entity has the following address: c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, New York 10153.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements Between Certain of the Noteholders and Us

Stockholders’ Agreement

We are party to the Stockholders’ Agreement with certain stockholders of Broadview Networks Holdings, Inc. The Stockholders’ Agreement governs certain rights of such stockholders as set forth below. This summary is not a complete description of all the terms of the agreement.

The Stockholders’ Agreement imposes certain transfer restrictions on our securities and grants certain rights to the parties to such agreement, including, among other things, rights of first offer, drag-along rights, tag-along rights and preemptive rights. Those participation rights, and certain other rights granted under the Stockholders’ Agreement, will terminate upon the earliest of (i) upon the execution of a written agreement of all parties to the Stockholders’ Agreement that beneficially own, with their affiliates, not less than 4% of the outstanding common stock (the “4% Holders”), (ii) upon the pricing of an initial underwritten public offering of common stock, if the common stock so offered nets proceeds to us in excess of $50 million, or (iii) upon (A) any sale, lease, transfer, conveyance or other disposition of all or substantially all of our assets or any merger, reorganization, consolidation, or recapitalization transaction or (B) any transaction in which the holders of our capital stock immediately prior to such transaction do not continue to own more than 50% of the voting power of the entity surviving such transaction. Under the Stockholders’ Agreement, certain shareholders also have a preemptive right to participate in the issuance or sale of shares of our common stock (or other equity equivalents) on a pro-rata basis.

The Company is required to furnish to the 4% Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q and (ii) all current reports that would be required to be filed with the Commission on Form 8-K; provided that such requirements may be satisfied by filing such registration statement within the time period required for such filing as specified in the Registration Rights Agreement. Not later than 15 business days from the time such reports are furnished to the 4% Holders, the Company shall hold a quarterly conference call to discuss the quarterly and annual financial information contained in such reports; no fewer than three (3) business days prior to the date of the conference call, the Company shall issue a press release announcing the date and time of such conference call.

The rights and obligations of each stockholder party to the Stockholders’ Agreement will terminate with respect to such stockholder upon the transfer by such stockholder of all common stock owned by such stockholder.

Registration Rights Agreement

The Registration Rights Agreement provides for certain registration rights for the benefit of each of the holders party thereto and their eligible transferees (in such capacity, a “Note Holder”). The Registration Rights Agreement provides, among other things, as follows:

Registrable Securities

“Registrable Securities” is defined as the Notes; provided, that as to any particular Registrable Securities, once issued such securities will cease to be Registrable Securities when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”) and such securities are sold, transferred, disposed of or exchanged pursuant to such effective registration statement under the Securities Act, (ii) such securities have been otherwise transferred, Notes for them not bearing a legend restricting further transfer has been delivered by the Company and subsequent public distribution does not require registration under the Securities Act (iii) such securities may be sold without limitation under Rule 144 (or any successor rule or regulation then in effect) promulgated under the Securities Act and in such circumstances in which all of the applicable conditions of such Rule 144 (or such successor rule or regulation) are met or (iv) such securities shall have ceased to be outstanding.

Demand Registrations. On or prior to March 31, 2013, the Company is required to file a registration statement under the Securities Act of the Registrable Securities and use its commercially reasonable efforts to have such registration statement declared effective by the Commission by June 26, 2013. The Note Holder or Note Holders, at any time and from time to time, may make a written demand requiring the Company to effect a registration under the Securities Act of all or a part of its Registrable Securities (a “Demand Registration”). The Company is not obligated to (i) effect more than an aggregate of two (2) Demand Registrations, including no more than one (1) Demand Registration in any six-month period registrations, or (ii) effect any Demand Registration where the aggregate price to the public of the Registrable Securities proposed to be sold by a Note Holder or Note Holders is less than $20 million; provided however, a registration will not count as Demand Registration until the Registration Statement filed pursuant to such demand has been declared effective.

“Automatic Shelf Registration.” the Company shall file a “shelf” registration statement providing for registration and sales on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act by the Note Holders of their Note Registrable Securities; provided that the Company shall not be required to file an automatic shelf registration statement if a registration statement on Form S-3 covering the Registrable Securities is already effective. The Company shall use its commercially reasonable efforts to cause any registration statement to become and remain effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such registration statement have been disposed of in accordance with the method of distribution set forth in such Registration Statement (which period shall not exceed the sum of ninety (90) days in the case of a registration statement filed with respect to and used solely for a single “one-off” underwritten offering plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court or such securities have been withdrawn).

Expenses. Generally, all registrations pursuant to the Registration Rights Agreement will be at the Company’s expense whether or not the registration statement becomes effective, including, without limitation, fees and expenses of one counsel selected by the Holders selling Note Registrable Securities in connection with any such registration. The Company is not obligated to pay underwriters’ discounts and commissions attributable to the Note Registrable Securities being sold by a Note Holder. The Note Holders shall bear any expense of the underwriter required to be borne by the Holders or the Company pursuant to the underwriting agreement pro rata in proportion to the respective amount of Registrable Securities each is selling in such offering.

Indemnification. Generally, the Registration Rights Agreement requires the Company to indemnify selling securityholders and underwriters of the resale of their Note Registrable Securities against certain liabilities in connection with the Note Registrable Securities offered pursuant to the Registration Rights Agreement (including the Notes being offered hereby), including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute towards amounts required to be paid in respect of such liabilities. In addition, each Note Holder whose Note Registrable Securities are included in a registration statement is required to indemnify the Company and underwriters of the resale of their Note Registrable Securities against certain liabilities related to the information provided by such Note Holder with respect to such registration statement. The Registration Rights Agreement also provides for the indemnitors to reimburse the indemnified persons for legal or other expenses reasonably incurred by such persons in connection with investigating or defending claims for which they are entitled to indemnification under the Registration Rights Agreement.

The Registration Rights Agreement also contains customary terms and provisions, including provisions relating to suspension and delay.

The foregoing summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreement, which is listed as an exhibit to the registration statement of which this prospectus forms a part.

Warrant Agreements

On November 13, 2012, we issued two tranches of eight-year warrants to certain holders of our then-existing preferred stock to acquire shares of newly issued common stock representing, in the aggregate, up to 15.0% of the Company’s outstanding capital stock following the Restructuring (subject to dilution by the management equity plan).

Employment Agreements and Indemnification Agreements

We have employment agreements with certain of our executive officers as described in the section of this prospectus entitled “Compensation Discussion and Analysis.”

We have indemnification agreements with certain of our directors and officers as described in the section of this prospectus entitled “Management — Indemnification.”

Policies and Procedures Regarding Transactions with Related Parties

The board of directors has adopted written policies and procedures for transactions with related persons. As a general matter, the policy requires the audit committee to review and approve or disapprove the entry by us into certain transactions with related persons. The policy contains transactions which are pre-approved transactions. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is: (i) any director, nominee for director or executive officer of the Company; (ii) any immediate family member of a director, nominee for director or executive officer; and (iii) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any class of our outstanding equity securities at the time the transaction occurred or existed.

The policy provides that if advance approval of a transaction subject to the policy is not obtained, it must be promptly submitted to the committee for possible ratification, approval, amendment, termination or rescission. In reviewing any transaction, the committee will take into account, among other factors the committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the audit committee that considers the transaction.

DESCRIPTION OF THE REVOLVING CREDIT FACILITY

On the effective date of the Restructuring, we entered into the Revolving Credit Facility, which provides for a $25.0 million four and one-half year revolving loan facility. The Revolving Credit Facility has a $10.0 million letter of credit subfacility. As of December 31, 2012, we had no outstanding borrowings or letters of credit under our revolving credit facility. Outstanding amounts under the Revolving Credit Facility are subject to a borrowing base limitation based on an advance rate of 85% of the amount of eligible receivables (net of reserves established by the administrative agent) of the borrowers under the Revolving Credit Facility, including future acquisitions, with the eligibility criteria as specified therein.

Interest and Fees

The interest rates per annum applicable to the loans under the Revolving Credit Facility are, at our option, equal to either a base rate or a eurodollar rate, in each case, plus an applicable margin percentage. The base rate will be the greater of (i) prime rate in effect from time to time; (ii) 50 basis points over the federal funds effective; and (iii) the three-month eurodollar rate on such day plus 100 basis points. The eurodollar rate is the rate at which the eurodollar deposits for one, two, three or six months, as chosen by us, are offered in the interbank eurodollar market. The applicable margin is equal to (x) 1.75% in the case of base rate loans and (y) 2.75% in the case of eurodollar loans. In the case of base rate loans, interest will be paid quarterly in arrears. In the case of eurodollar loans, interest will be payable at the end of each interest period, and, in any event, at least every three months.

We are required to pay certain on-going fees in connection with the credit facility, including letter of credit fees on any letters of credit issued under the facility at a per annum rate of 3.00% of the average undrawn amount of such letters of credit, including issuance fees in respect thereof and commitment fees on the unused revolving loan commitments at a per annum rate of 0.50%.

Prepayments and Reductions of Commitments

We are required to make mandatory prepayments of amounts outstanding under the revolving credit facility during specified liquidity events and mandatory reductions of the revolving credit commitment with respect to proceeds of asset sales or dispositions, incurrence of additional debt or the receipt of certain insurance proceeds and condemnation events as a result of theft or destruction to our property and assets subject to certain thresholds and other limitations set forth in the Revolving Credit Facility.

Collateral and Guarantors

Indebtedness under the Revolving Credit Facility is guaranteed by all of our direct and indirect subsidiaries that are not borrowers thereunder and is secured by a security interest in all of our and our subsidiaries’ tangible and intangible assets (including, without limitation, accounts, chattel paper, identified commercial tort claims, deposit accounts, documents, goods, general intangibles (including intellectual property), instruments, investment property (including the capital stock and other equity interest in all of our subsidiaries) and certain real estate (should we acquire such real estate)), other than any foreign subsidiaries’ voting stock in excess of 65% (should we acquire a foreign subsidiary), motor vehicles and other goods covered by a certificate of title, leasehold interests in real property with respect to which we or any of our direct or indirect subsidiaries are a tenant or subtenant, rights under contracts and law that contain a valid and enforceable prohibition on assignment of such rights for so long as such prohibition is effective, property and assets owned by us or any of our direct or indirect subsidiaries that are the subject of certain liens permitted by us or any of our direct or indirect subsidiaries for so long as such liens are in effect and the indebtedness secured thereby otherwise prohibits any other liens thereon, permitted letter of credit cash collateral accounts and certain letter of credit rights that must be applied for a specified purpose, any deposit account as to which all or a substantial portion of the funds on deposit are used for funding payroll accounts, retirement plans, escrow arrangements, health care and other employee benefits, and certain other collateral for which the cost of a lien is excessive in relation to the benefit); which security interest in such assets consisting of the First Priority Collateral (as defined in “Description of the Notes — Certain Definitions”) is contractually senior to the security interest thereon that secures the Notes and the related guarantees, and (ii) the assets not constituting the First Priority Collateral is contractually subordinated to the security interest thereon that secures the Notes and the related guarantees, in each case, pursuant to an intercreditor agreement.

Covenants and Other Matters

The Revolving Credit Facility contains financial, affirmative and negative covenants and requirements affecting us and our subsidiaries. In general, the financial covenants provide for, among other things, delivery of financial statements and other financial information to the lenders and notice to the lenders upon the occurrence of certain events. The affirmative covenants include, among other things, standard covenants relating to our operations and our subsidiaries’ businesses and compliance with all applicable laws, material applicable provisions of ERISA and material agreements.

The Revolving Credit Facility contains negative covenants and restrictions on our actions and our subsidiaries, including, without limitation, incurrence of additional indebtedness, restrictions on dividends and other restricted payments, prepayments of debt, liens, sale-leaseback transactions, loans and investments, hedging arrangements, mergers, transactions with affiliates, changes in business and restrictions on our ability to amend the indenture governing the Notes.

DESCRIPTION OF THE NOTES

The Notes were issued under an indenture (the “Indenture”) dated November 13, 2012, among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). We summarize below the material provisions of the Indenture and the Collateral Agreements, but do not include all of the provisions of the Indenture and the Collateral Agreements. We urge you to read the Indenture and the Collateral Agreements because they define your rights. The terms of the Notes include those stated in the Indenture and the Collateral Agreements and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). Since the effective date of the Restructuring, the Company has amended the Indenture to add a new covenant that the Indenture shall be governed by the TIA to the same extent as an indenture with an indenture trustee that, in each case, have been qualified under the TIA, and such covenant cannot be rescinded, modified or amended by the Company so long as the Notes are outstanding. You can obtain a copy of the Indenture upon request from us. You can find definitions of certain capitalized terms used in this description below under “Certain Definitions.” When we refer to the “Company” in this section we mean Broadview Network Holdings, Inc., the issuer of the Notes, and not its Subsidiaries.

The Trustee will initially act as paying agent and registrar for the Notes. You may present Notes for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate office. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but we may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. We may change any paying agent and registrar without notice to Holders. We will pay principal (and premium, if any) on the Notes at the Trustee’s office in New York, New York. At our option, we may pay interest on the Notes, at the Trustee’s corporate trust office or by check mailed to the registered address of each Holder.

The definitions of certain capitalized terms used in this Description of the Notes are set forth below under “Certain Definitions.”

Brief Description of the Notes and the Guarantees

The Notes

The Notes:

•	are senior secured obligations of the Company;

•

rank senior in right of payment to all existing and future subordinated indebtedness of the Company and its subsidiary guarantors, as applicable, and equal in right of payment with all existing and future senior obligations (including borrowings or guarantees of borrowings under the Credit Agreement) of ours and our subsidiaries; and

•	are secured by a Lien on substantially all existing and future property and assets owned by the Company, other than Excluded Collateral, subject to certain Liens.

The Guarantees

The obligations of the Company to each of the Holders, the Trustee and the Collateral Agent under the Notes, the Indenture, the Collateral Agreements and the Intercreditor Agreement are guaranteed by each of the Company’s Domestic Restricted Subsidiaries (other than its Immaterial Subsidiaries). Each guarantee of a Guarantor:

•	is a senior secured obligation of such Guarantor;

•

ranks senior in right of payment to all existing and future subordinated indebtedness of such Guarantor and equal in right of payment with all existing and future senior obligations (including borrowings or guarantees of borrowings under the Credit Agreement) of such Guarantor; and

•	is secured by a Lien on substantially all existing and future property and assets owned by such Guarantor, other than Excluded Collateral, subject to certain Liens.

Pursuant to the terms of the Intercreditor Agreement, the Lien on the assets of the Company and the Guarantors consisting of First Priority Collateral that secures the Notes and the Guarantees will be contractually subordinated to the Liens thereon that secure First Priority Claims. Consequently, the Notes and the Guarantees will be effectively subordinated to the First Priority Claims to the extent of the value of such assets.

Principal, Maturity and Interest

We issued Notes in fully registered form in denominations of $500 and integral multiples thereof. The Notes will mature on November 15, 2017. Interest on the Notes will accrue at the rate of 10.5% per annum and will be due and payable semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on May 15, 2013 to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the Issue Date. The Company will pay interest on overdue principal at 2% per annum in excess of 10.5% and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

The Company may issue additional Notes (“Additional Notes”) from time to time, subject to the limitations set forth under “Certain Covenants — Limitation on Incurrence of Additional Indebtedness.” The Notes and any Additional Notes will be substantially identical other than the issuance dates, issue prices and the dates from which interest will accrue. Any Additional Notes issued after this offering will be secured, equally and ratably, with the Notes. As a result, the issuance of Additional Notes will have the effect of diluting the Collateral for the then outstanding Notes. Because, however, any Additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers and be represented by a different global Note or Notes. Unless the context otherwise requires, for all purposes of the Indenture and this Description of the Notes, references to the Notes include any Additional Notes actually issued.

Guarantees

All Domestic Restricted Subsidiaries of the Company (other than its Immaterial Subsidiaries). Each Guarantor will unconditionally and irrevocably guarantee (each, a “Guarantee” and, collectively, the “Guarantees”), jointly and severally, to each of the Holders, the Trustee and the Collateral Agent and their respective successors and assigns, the full and prompt performance of the Company’s Obligations under the Indenture, the Notes, the Collateral Agreements and the Intercreditor Agreement, including the payment of principal of, premium, if any, and interest on the Notes. The Guarantee of each Guarantor will rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equal in right of payment with all other existing and future senior Indebtedness (including borrowings or guarantees of borrowings under the Credit Agreement) of such Guarantor. The obligations of each Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation. See “Certain Covenants — Mergers, Consolidation and Sale of Assets” and “— Limitation on Asset Sales.”

Notwithstanding the foregoing, a Guarantor will be released from its Guarantee without any action required on the part of the Trustee or any Holder:

(1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with the covenant described below under “Certain Covenants — Limitation on Asset Sales;”

(2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the Indenture;

(3) if the Company exercises its legal defeasance option or its covenant defeasance option as described below under “Legal Defeasance and Covenant Defeasance;” or

(4) upon satisfaction and discharge of the Indenture or payment in full of the principal and premium, if any, and accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.

At the Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of the Indenture. See “Modification of the Indenture.”

As of the date of the Indenture, all of our Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances described below under “Certain Covenants—Limitation on Restricted Payments” and the definition of the term “Unrestricted Subsidiary,” the Company will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company.

Security

The Notes and the Guarantees are secured by a Lien on substantially all existing and future property and assets owned by the Company and the Guarantors, except as described below.

The Collateral does not include:

(i) the Capital Stock of any Subsidiary of the Company;

(ii) motor vehicles;

(iii) leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;

(iv) rights under any contracts that contain a valid and enforceable prohibition on assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9 - 406, 9 - 407, 9 - 408 or 9 - 409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

(v) property and assets owned by the Company or any Guarantors that are the subject of Permitted Liens described in clause (6) or (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(vi) payroll accounts of the Borrower or any Guarantor;

(vii) Permitted LC Cash Collateral Accounts; and

(viii) property and assets owned by the Company or any Guarantor in which a Lien may not be granted without governmental approval or consent (but only for so long as the Company or the applicable Guarantor has not obtained such approval or consents);

(the excluded assets set forth in clauses (i) — (viii) are collectively referred to in this offering circular as the “Excluded Collateral”).

The Obligations under the Credit Agreement and certain other Indebtedness permitted under the Indenture may be secured by a Lien on the Company’s and the Guarantors’ assets (other than certain excluded assets), which security interest in such assets consisting of (i) accounts, (ii) inventory, (iii) deposit accounts and all cash, checks and other instruments on deposit therein or credited thereto, (iv) securities accounts and all investment property on deposit therein or credited thereto, (v) lock boxes, (vi) Capital Stock of each Subsidiary of the Company or any Guarantor and (vii) contract rights, instruments, documents, chattel paper (whether tangible or electronic), drafts and acceptances, general intangibles and all other forms of obligations owing to such Credit Party, in each case, arising out of or relating to the sale, lease or other disposition of inventory or the rendition of services and all guarantees and other security therefor (collectively, the “First Priority Collateral”) will be contractually senior to the security interest thereon that secures the Notes and the Guarantees pursuant to the Intercreditor Agreement. As a result, the Notes will be effectively subordinated to these Obligations to the extent the value of the First Priority Collateral is less than or equal to the amount of such Obligations. No appraisals of any Collateral have been prepared in connection with the offering of the Notes. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay any of the Company’s Obligations under the notes or any of the Guarantees thereof, in full or at all, after first satisfying, in the case of Collateral consisting of the First Priority Collateral, the Company’s Obligations in full under First Priority Claims and, in the case of any other Obligations secured by a first priority Lien on the Collateral, such other Obligations.

By their acceptance of the Notes, Holders will be bound by the Intercreditor Agreement entered into by the Trustee the First Priority Agent and the holders of First Priority Claims. First Priority Claims include the Obligations under the Credit Agreement, as well as First Priority Hedging Obligations and First Priority Cash Management Obligations. The Intercreditor Agreement provides, among other things, that the First Priority Agent and the holders of First Priority Claims will control, at all times prior to the payment in full in cash of the First Priority Claims (and, if applicable, the termination of all commitments thereunder and the cash collateralization of any outstanding and undrawn letters of credit), all remedies and other actions related to the First Priority Collateral for a period of 120 days from the date that the Trustee gives notice to the Administrative Agent of the occurrence of an Event of Default; provided, that such remedies standstill period will be extended for so long as the Administrative Agent is diligently pursuing in good faith the exercise of its enforcement rights or remedies against such First Priority Collateral. The Liens will not entitle the Trustee, Collateral Agent or the Holders of any Notes, or any of the Guarantees thereof, to take any action whatsoever with respect to such First Priority Collateral prior to such time (and all such action shall be taken exclusively by the holders of First Priority Claims or their applicable designees) or contesting priority, validity, perfection or enforceability of the First Priority Claims. In addition, (i) the holders of First Priority Claims or their applicable designees will have exclusive rights regarding the exercise or the forbearance from the exercise of rights and remedies with respect to such First Priority Collateral and the release of such First Priority Collateral; (ii) the net proceeds of such First Priority Collateral will be applied as set forth below; and (iii) in bankruptcy, the Trustee and the Collateral Agent may not challenge priming Liens to secure a debtor-in-possession financing or such debtor-in-possession financing so long as (A) such priming Liens are senior to or pari passu with Liens securing the First Priority Claims, (B) such priming Liens are only on the First Priority Collateral and (C) the principal amount of such debtor-in-possession financing, when taken together with principal amount of the First Priority Claims under the Credit Agreement, will not exceed the First Priority Debt Cap. As a result, neither the Trustee nor the holders of the Notes will be able to force a sale of such First Priority Collateral or otherwise exercise remedies in respect of any First Priority Collateral that are normally available to secured creditors without the concurrence of the holders of First Priority Claims until the termination of such remedies standstill period unless the First Priority Claims have been paid in full in cash. The Intercreditor Agreement provides that the Trustee, the Collateral Agent and the Holders shall not, subject to certain exceptions, contest (or support any other Person contesting) (a) any request by the First Priority Agent or the holders of First Priority Claims for adequate protection or (b) any objection by First Priority Agent or the holders of First Priority Claims to any motion, relief, action or proceeding based on their claiming a lack of adequate protection, in each case, in respect of the First Priority Collateral.

If the Company or any Guarantor creates any additional Liens upon any property to secure any First Priority Claims, it must concurrently grant a Lien (subject to Permitted Liens) upon such property as security for the Notes unless such property is Excluded Collateral consisting of the Capital Stock of any Subsidiary of the Company in which case we are not obligated to provide a Lien.

The Intercreditor Agreement also provides that (i) the Liens on the Collateral (other than the First Priority Collateral) (the “Second Priority Collateral”) will be contractually senior to the Liens thereon that secure the First Priority Claims; (ii) the Administrative Agent and the other holders of First Priority Claims will be subject to a remedies standstill period that is similar to the remedies standstill period applicable to the Collateral Agent in respect of the First Priority Collateral except that such remedies standstill period in respect of the Second Priority Collateral that is applicable to the Administrative Agent and such other holders will be for a period of at least 150 days from the date that the Administrative Agent notifies the Trustee of the occurrence of an event of default under the Credit Agreement at a time when an Event of Default shall have occurred and be then continuing; (iii) the Collateral Agent will provide the Administrative Agent with access to the Second Priority Collateral for a period of 90 days commencing from the date that the Trustee shall have given written notice to the Administrative Agent of the occurrence of an Event of Default to remove or sell the First Priority Collateral consisting of inventory; (iv) the Collateral Agent may not foreclose upon or otherwise sell or dispose of all or substantially all of the Second Priority Collateral for a period of 90 days from the date that the Trustee gives notice to the Administrative Agent of the occurrence of an Event of Default; and (v) some or all of the Holders acting as a single group will have an option to purchase all but not less than all of the First Priority Claims at par.

All net proceeds from any realization on the First Priority Collateral will be applied:

(1) first, to amounts owing to the holders of the First Priority Claims in accordance with the terms of the First Priority Claims until the First Priority Claims are paid up to the First Priority Debt Cap;

(2) second, to amounts owing to the Collateral Agent, the Trustee and the Holders of the Notes in accordance with the terms of the Indenture until such amounts are paid up to the Second Priority Debt Cap;

(3) third, to amounts owing to the holders of the First Priority Claims in accordance with the terms of the First Priority Claims until the First Priority Claims are paid in full;

(4) fourth, to amounts owing to the Collateral Agent, the Trustee and the Holders of the Notes in accordance with the terms of the Indenture until such amounts are paid in full; and

(5) fifth, to the Company, Guarantors and/or other persons entitled thereto

All net proceeds from any realization on the Second Priority Collateral will be applied:

(1) first, to amounts owing to the Collateral Agent, the Trustee and the Holders in accordance with the terms of the Indenture until such amounts are paid up to the Second Priority Debt Cap;

(2) second, to amounts owing to the holders of the First Priority Claims in accordance with the terms of the First Priority Claims until the First Priority Claims are paid up to the First Priority Debt Cap;

(3) third, to amounts owing to the Collateral Agent, the Trustee and the Holders in accordance with the terms of the Indenture until such amounts are paid in full;

(4) fourth, to amounts owing to the holders of the First Priority Claims in accordance with the terms of the First Priority Claims until the First Priority Claims are paid in full; and

(5) fifth, to the Company, Guarantors and/or other persons entitled thereto.

The Company, the Guarantors, the Trustee and the Collateral Agent have entered into one or more Collateral Agreements defining the terms of the Liens securing the Notes and Guarantees. These Liens will secure the payment and performance when due of all of the Obligations of the Company and the Guarantors under the Notes, the Indenture, the Guarantees and the Collateral Agreements, as provided in the Collateral Agreements.

Whether prior to or after the discharge of First Priority Claims, the Company will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1) to enable the Company to consummate asset dispositions permitted or not prohibited under the covenant described below under “Certain Covenants — Limitation on Asset Sales;” if any Subsidiary that is a Guarantor is released from its Guarantee, that Subsidiary’s assets will also be released from the Liens securing the Notes; or

(2) as described under “Modification of the Indenture” below. The Liens on all Collateral that secures the Notes and the Guarantees also will be released:

(1) if the Company exercises its legal defeasance option or covenant defeasance option as described below under “Legal Defeasance and Covenant Defeasance;” or

(2) upon satisfaction and discharge of the Indenture or payment in full of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.

Subject to the terms of the Collateral Agreements and subject to rights of the holders of the First Priority Claims, the Company and each Guarantor will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes, to freely operate such Collateral and to collect, invest and dispose of any income therefrom. Further, no appraisals of any of the Collateral have been prepared by or on behalf of the Company in connection with the issuance of the Notes. There can be no assurance that the proceeds from the sale of the Collateral remaining, in the case of Collateral consisting of First Priority Collateral, after the satisfaction of all Obligations owed to the holders of First Priority Claims or after the satisfaction of all other Obligations in which any Collateral secures such other Obligations owing to the holders of other Liens which have priority over or rank pari passu with the Lien securing the Notes would be sufficient to satisfy the obligations owed to the Holders of the Notes. To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value and any sale of such Collateral separately from the assets of the Company as a whole may not be feasible. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if salable. See the section entitled “Risk Factors — Risks Related to the Notes — There may not be sufficient collateral to pay all or any portion of the Notes.”

The ability of the Holders of the Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See the section entitled “Risk Factors — Risks Related to the Notes — Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.” The Collateral Agent’s ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior Liens and practical problems associated with the realization of the Collateral Agent’s Lien on the Collateral.

Additionally, the Collateral does not include the Capital Stock of any Subsidiary of the Company. As a result, the ability of the Collateral Agent to realize upon the value of the Collateral of any Guarantor may be delayed and result in less net proceeds as it is generally more complicated, time consuming and costly to foreclose upon all of the assets of an entity instead of its Capital Stock.

Moreover, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property (if any) because a secured creditor that holds a Lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Holders.

The assignment of or grant of a Lien in the Company’s regulatory authorizations may be subject to restrictions imposed by the FCC or any PUC on the Company’s ability to assign its interest in or transfer control of any regulatory authorizations. The assignment of or grant of a Lien in any state or local franchises or licenses may be subject to similar government restrictions.

The exercise of any rights or remedies under any Collateral Agreement by the Collateral Agent or any Holder of a Note that may require FCC or PUC approval shall be subject to obtaining such approval.

Redemption

Optional Redemption Prior to May 13, 2013. At any time or from time to time prior to May 13, 2013, we may redeem the Notes for cash at our option, in whole or in part, upon not less than 30 days nor more than 60 days’ notice to each Holder, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to the date of redemption.

Optional Redemption On or After May 13, 2013. The Company may redeem the Notes, at its option, in whole or in part at any time on or after May 13, 2013, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof):

Year	Percentage
Six months to 18 months following Issue Date	105.00%
18 months to 30 months following Issue Date	104.00%
30 months to 42 months following Issue Date	103.00%
42 months to 54 months following Issue Date	102.00%
54 months to 60 months following Issue Date	100.00%

In addition, the Company must pay accrued and unpaid interest on the aggregate principal amount of the Notes redeemed.

Optional Redemption Upon a Change of Control. At any time on or prior to November 15, 2015, if a Change of Control occurs the Company may, at its option, redeem all, but not less than all, of the Notes at a redemption price equal to the sum of 110.50% of the principal amount of the Notes as of the redemption date, plus accrued and unpaid interest thereon to the date of redemption. If the Company elects to exercise the redemption right set forth in this paragraph (the “Change of Control Redemption Right”), it must do so by mailing a notice to each Holder with a copy to the Trustee within 30 days following the Change of Control (or, at the Company’s option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed prior to the Change of Control.

Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to November 15, 2015, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (including Additional

Notes, if any) originally issued under the Indenture at a redemption price of 110.50% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption; provided that:

(1) at least 65% of the principal amount of Notes (including Additional Notes, if any) originally issued under the Indenture remains outstanding immediately after any such redemption; and

(2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

Selection and Notice of Redemption

If the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2) if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notes of a principal amount in denominations of $500 may be redeemed only in whole and Notes of a principal amount in excess of $500 may be redeemed in part in multiples of $500 only.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Note will be made).

The Company will pay the redemption price for any Note together with accrued and unpaid interest thereon to the date of redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Mandatory Redemption; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. In addition, under certain circumstances, the Company may be required to offer to purchase the Notes as described under “Repurchase upon Change of Control,” and “Certain Covenants — Limitation on Asset Sales.” The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase Upon Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or a portion (in integral multiples of $500) of such Holder’s Notes using immediately available funds pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by registered first-class mail, an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer. Such offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).

Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing and the terms of the Credit Agreement and/or the Indenture may restrict the ability of the Company to obtain such financing.

Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or the Board of Directors of the Company. Consummation of any such Asset Sales in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

One of the events that constitutes a Change of Control under the Indenture is the disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of “all or substantially all” of the Company’s assets under certain circumstances. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event Holders elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase under such circumstances.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that the Company or any Restricted Subsidiary of the Company that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if immediately thereafter the ratio (the “Leverage Ratio”) of:

(1) the aggregate principal amount (or accreted value, as the case may be) of Indebtedness (excluding Senior Debt) of the Company and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date, to

(2) the Pro Forma Consolidated Cash Flow of the Company for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than 3.00 to 1.00.

Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary, other than any such Capital Stock held by the Company or any Restricted Subsidiary;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee in anticipation of satisfying a sinking fund obligation, principal installment of final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement); or

(4) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(i) a Default or an Event of Default shall have occurred and be continuing;

(ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “— Limitation on Incurrence of Additional Indebtedness”; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made on or after the first day of the Company’s fiscal quarter during which the Issue Date occurs (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned during the period (taken as one accounting period) beginning on the first day of the Company’s fiscal quarter during which the Issue Date occurs and ending on the last day of the last full fiscal quarter preceding the Transaction Date; plus

(B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Transaction Date of Qualified Capital Stock of the Company; plus

(C) without duplication of any amounts included in clause (iii) (B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Transaction Date; plus

(D) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Transaction Date; plus

(E) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions otherwise included in Consolidated Net Income), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

In the case of clauses (iii)(B) and (C) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

(2) the acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from its shareholders (in each case, other than in connection with any Excluded Contribution) within 60 days after such exchange, sale or receipt of such cash capital contribution;

(3) the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of (a) a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from its shareholders (in each case, other than in connection with any Excluded Contribution) within 60 days of such sale or receipt of such cash capital contribution or (b) if no Default or Event of Default would exist after giving effect thereto, Refinancing Indebtedness;

(4) an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from its shareholders (in each case, other than in connection with any Excluded Contribution) within 60 days after such sale or receipt of such cash capital contribution;

(5) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors, former directors or other shareholders of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements), plans (or amendments thereto) or other arrangements approved by the Board of Directors of the Company under which such shares were granted, issued or sold or such other repurchases or acquisitions as may be approved by the Board of Directors of the Company; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $750,000; provided further, however, that any unutilized amounts may be carried over and paid in the next succeeding calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company (to the extent contributed to the Company) and its Restricted Subsidiaries subsequent to the Issue Date;

(6) in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated to the Notes or the Guarantees, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness (or, if such Indebtedness was issued with original issue discount, 101% of the accreted value), plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(7) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

(8) payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

(9) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $10.0 million in the aggregate since the Issue Date; and

(10) any Restricted Payments made in connection with the consummation of the transactions on substantially the terms described in the Plan.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this “Limitation on Restricted Payments” covenant amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (4)(ii) and (9) shall be included in such calculation.

Limitation on Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (i) any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days after such Asset Sale shall be deemed to be cash for purposes of this provision to the extent of the cash received in that conversion; and

(3) the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either:

(a) to the extent the assets and property that are the subject of such Asset Sale do not constitute Second Priority Collateral, to repay Indebtedness under the Credit Agreement and, in the case of revolving credit Indebtedness, permanently reduce the commitments in respect thereof if so required by the First Priority Agent;

(b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in long-term properties and assets that will be used in the Permitted Business (including expenditures for maintenance, repair or improvement of existing properties and assets); or

(c) a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. No later than the 271st day after an Asset Sale (such date, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “Merger, Consolidation and Sale of Assets,” which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant (other than clause (2) of the first paragraph of this covenant) with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $500 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders shall be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue of such compliance.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

(a) any applicable law, rule, regulation or order;

(b) the Indenture and the Collateral Agreements;

(c) customary non-assignment provisions of any lease of any Restricted Subsidiary of the Company to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) agreements existing on the Issue Date (including the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date, or agreements under the Plan generally;

(f) restrictions on the transfer of assets subject to any Lien permitted under the Indenture;

(g) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(h) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(i) restrictions in other Indebtedness incurred in compliance with the covenant described in the section entitled “Limitation on Incurrence of Additional Indebtedness” (including Permitted Indebtedness); provided that such restrictions, taken as a whole, are, in the good faith judgment of Board of Directors of the Company, no more materially restrictive with respect to such encumbrances and restrictions than those customary in comparable financings (as reasonably determined by the Company) and the Company determines that any such encumbrance or restriction shall not materially affect the Company’s ability to make principal, premium, if any, or interest payments on the Notes or any Guarantor’s ability to honor its Guarantee in respect thereof; or

(j) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e) or (k) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e) or (k).

Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company shall not permit or cause any of its Restricted Subsidiaries to issue, sell, transfer or otherwise dispose of any Capital Stock (other than to the Company, to a Wholly-Owned Subsidiary of the Company or with the Company or a Wholly-Owned Subsidiary pursuant to a joint venture agreement), except as required by applicable law; provided, however, that this provision shall not prohibit (1) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitations on Restricted Payments” covenant if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of the “Limitations on Asset Sales” covenant.

Limitation on Liens. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

Merger, Consolidation and Sale of Assets. The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its assets whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by (i) supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder and (ii) amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee and the Collateral Agent, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant;

(3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Successor Corporation Substituted. The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under the Notes, the Indenture, the Guarantees and the Collateral Agreements.

Guarantors May Consolidate. Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of this covenant and the “Limitation on Asset Sales” covenant) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation, organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by (i) supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the

Guarantee and the performance of every covenant of the Guarantee and the Indenture and (ii) amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or (ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with:

(A) clause (4) of the first paragraph of the covenant entitled “Merger, Consolidation and Sale of Assets”; and

(B) (x) in the case of a merger or consolidation involving the Company as described in clause (ii), clause (1)(b)(y) of the first paragraph of the covenant entitled “Merger, Consolidation and Sale of Assets” and (y) in the case of a merger or consolidation involving the Guarantor as described in clause (ii), clause (2) of the immediately preceding paragraph.

Limitations on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than

(x) Affiliate Transactions permitted under paragraph (b) below, and

(y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $1.0 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $5.0 million, then the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in paragraph (a) of this covenant shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries; provided that (i) such transactions are not otherwise prohibited by the

Indenture and (ii) in the case of any such transactions involving an Affiliate of the Company that is not a Restricted Subsidiary, such transaction as it relates to such Affiliate and the Company or any of its Restricted Subsidiaries, in any event, complies with the terms of this covenant;

(3) any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) Permitted Investments (other than those of the types described in clauses (1), (2), (4) and (6) of the definition thereof) and Restricted Payments permitted by the Indenture;

(5) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(6) transactions with customers, clients, suppliers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or the applicable Restricted Subsidiary;

(7) transactions to effect or provided for by the Plan and the payment of all fees and expenses related thereto;

(8) the issuance of and pro rata distributions on Qualified Capital Stock of the Company;

(9) the execution of, and transactions contemplated by, the Registration Rights Agreement and that certain agreement, dated as of November 13, 2012, governing the rights, duties and obligations of stockholders of the Company; and

(10) any contribution to the capital of the Company.

Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Person that is or becomes a Domestic Restricted Subsidiary that is not a Guarantor, then the Company shall cause such Domestic Restricted Subsidiary that is not a Guarantor to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

(2) execute and deliver to the Trustee and the Collateral Agent amendments to the Collateral Agreements and take such other actions as may be necessary to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets other than Excluded Collateral of such Domestic Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions or such other actions as may be required by the Collateral Agreements;

(3) take such further action and execute and deliver such other documents specified in the Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(4) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Notwithstanding anything to the contrary in the immediately preceding paragraph, any Domestic Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Impairment of Lien. Neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as permitted by the Collateral Agreements or the Indenture. Neither the Company nor any of its Restricted Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the First Priority Claims and as otherwise permitted by the Indenture, the Notes, the Collateral Agreements and the Intercreditor Agreement. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as necessary or as the Collateral Agent or the Trustee may reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as necessary or as the Collateral Agent or the Trustee may reasonably request. The Company shall, and shall cause each Guarantor to, use its reasonable best efforts to obtain necessary government approvals to grant Liens pursuant to the Collateral Agreements on Excluded Collateral of the types described in clause (8) of the definition thereof.

Real Estate Mortgages and Filings. With respect to any fee interest in any real property (individually and collectively, the “Premises”) acquired by the Company or a Domestic Restricted Subsidiary after the Issue Date, with a purchase price greater than $1,000,000, within 90 days of the acquisition thereof:

(1) the Company shall deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of Mortgages, each dated as of the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) the Company shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens; and

(3) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises.

Conduct of Business. The Company and its Restricted Subsidiaries shall not engage in any business other than the Permitted Business.

Reports to Holders. (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding, the Company will furnish to the Trustee and, upon request, to the Holders:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC’s rules and regulations.

Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the SEC such registration statement within the time period required for such filing as specified in the Registration Rights Agreement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). For so long as any Notes remain outstanding, the Company shall also furnish to the Holders and prospective purchasers of Notes upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Company shall be deemed to have furnished such reports to the Trustee and the Holders if it has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

(b) The Company shall:

(1) commencing with the furnishing of annual financial information for the fiscal year ending December 31, 2012, hold a quarterly conference call to discuss the quarterly and annual financial information contained in clause (a)(1) above (the “Financial Reports”) not later than fifteen (15) business days from the time the Company furnishes such reports to the Trustee;

(2) no fewer than three (3) Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release to the appropriate news wire services announcing the time and date of such conference call and directing the Beneficial Owners of, and prospective investors in, the Notes and securities analysts to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain the Financial Reports and information on how to access such conference call; and

(3) maintain a website to which Beneficial Owners of, and prospective investors in, the Notes and securities analysts are given access and to which the reports required by this section are posted along with, as applicable, details on the time and date of the conference call required by clause (i) above and information on how to access that conference call.

Payments for Consent. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, any Collateral Agreement, the Notes, the Guarantees or the Registration Rights Agreement, unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Landlord Waivers. With respect to any leased premises in which the Company has equipment on the date hereof, the Company will use commercially reasonable efforts (but without any obligation to pay consent fees or make lease concessions) to obtain landlord waivers at any leased location at which there is either switching equipment or other equipment that has an aggregate fair market value of at least $500,000.

Events of Default

The following events will be defined in the Indenture as “Events of Default”:

(1) the failure to pay interest or Additional Interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the earlier of (x) the date specified for such payment in the applicable offer to purchase and (y) if no such offer to purchase was made, the latest date that the Company would have been obligated to purchase such Notes if it had complied with the provisions of the Indenture relating to the making of such offer to purchase);

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture (other than the payment of the principal of, or premium, if any, or interest on any Note) or any Collateral Agreement which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the “Certain Covenants — Merger, Consolidation and Sale of Assets” covenant, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted full coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

(7) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement or the Indenture;

(8) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

(9) the Guarantee of any Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid each of the Trustee and the Collateral Agent its reasonable compensation and reimbursed each of the Trustee and the Collateral Agent for its reasonable expenses, disbursements and its advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Notes or in respect of a covenant or provision under which the Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture and the Collateral Agreements relating to the duties of either the Trustee or the Collateral Agent, neither the Trustee nor the Collateral Agent, as the case may be, will be under any obligation to exercise any of its rights or powers under the Indenture or any Collateral Agreement at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee or the Collateral Agent, as the case may be, reasonable indemnity satisfactory to it. Subject to the provisions of the Indenture, Holders of a majority in aggregate principal amount of the Notes then outstanding are permitted to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

Under the Indenture, the Company will be required to provide an Officers’ Certificate to the Trustee promptly upon any Officer obtaining knowledge of any Default or Event of Default (provided that such Officers’ Certificate shall be provided at least annually whether or not such Officers know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes, the Guarantees and the Collateral Agreements (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders U.S. legal tender, non-callable U.S. government obligations, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with “Certain Covenants — Limitations on Incurrence of Additional Indebtedness” or “Limitation on Liens” as a result of the borrowing of funds required to effect such deposit) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture and the Collateral Agreements shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under the Indenture and the Collateral Agreements by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement the Indenture, the Collateral Agreements, the Notes and the Guarantees:

(1) to cure any ambiguity, defect or inconsistency contained therein;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with the covenant described under “Certain Covenants — Merger, Consolidation and Sale of Assets;” and “Certain Covenants — Guarantors May Consolidate”

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Collateral Agreements, the Notes and the Guarantees;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6) to allow any Subsidiary or any other Person to guarantee the Notes;

(7) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or Collateral Agreements; and

(8) to release a Guarantor as permitted by the Indenture and the relevant Guarantee.

Other amendments of, modifications to and supplements to the Indenture, the Collateral Agreements, the Notes and the Guarantees may be made with the consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes, except that, without the consent of

(a) each Holder affected thereby, no amendment may:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture, the Collateral Agreements, the Notes or the Guarantees;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest (including defaulted interest but excluding Additional Interest) on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, or premium, if any, or interest on, such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(7) subordinate the Notes or any Guarantee in right of payment to, or the Liens granted under the Collateral Agreements to any Lien, except as otherwise provided in the Intercreditor Agreement with respect to Liens on the First Priority Collateral that secure the First Priority Claims, all or substantially all of the other Collateral to secure, any other Indebtedness of the Company or any Guarantor;

(8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture;

(9) release the Lien on any funds or investment property on deposit therein or credited thereto otherwise than in accordance with the terms of the Indenture and the Collateral Agreements; or

(10) make any change to the provisions of the Indenture governing amendment with or without consent of Holders.

(b) the Holders holding at least 75% in aggregate principal amount of the Notes, no amendment may release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Agreements.

Governing Law

The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of each of the Trustee and the Collateral Agent, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if either the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future affiliate, director, officer, employee, incorporator or holder of any equity interests in the Company or a Guarantor or any direct or indirect parent corporation of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or a Guarantor under the Notes, the Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person, and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

“Administrative Agent” means CIT Finance LLC, in its capacity as the administrative agent under the Credit Agreement, or any successor administrative agent under the Credit Agreement.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative of the foregoing. For avoidance of doubt, none of the Permitted Holders shall be deemed to be an Affiliate of the Company or any Guarantor for purposes of the Indenture.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with the Indenture) for value by (x) the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of the Company of:

(1) any Capital Stock of any Restricted Subsidiary of the Company; or

(2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

(b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under “Certain Covenants — Merger, Consolidation and Sale of Assets;”

(c) any Restricted Payment permitted under “Certain Covenants — Limitation on Restricted Payments” and any Permitted Investment;

(d) the sale of Cash Equivalents for cash;

(e) the sale or other disposal of First Priority Collateral pursuant to the exercise of any remedies pursuant to the documents relating to any First Priority Claims permitted under the Indenture; and

(f) the sale or other disposition of used, worn out, obsolete or surplus equipment.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership, member-ship or other equity interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $500.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Cash Management Obligations” means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Change of Control” means the occurrence of one or more of the following events:

(1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than a transaction in which the transferee is controlled by one or more Permitted Holders;

(2) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than (a) a transaction in which the surviving or transferee Person is a Person that is controlled by the Permitted Holders or (b) any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

(3) the approval of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(4) (a) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company, and (b) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group; or

(5) subsequent to the first Public Equity Offering, individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Collateral” means collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under the Indenture and the Notes is granted or purported to be granted under any Collateral Agreement provided, however, that “Collateral” shall not include any Excluded Collateral.

“Collateral Agent” means the Trustee, in its capacity as collateral agent, and any successor under the Indenture.

“Collateral Agreements” means, collectively, the Security Agreement and each Mortgage, in each case, as the same may be in force from time to time.

“Common Collateral” means all of the assets of any Grantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or held as security for both the First Priority Claims and the Second Priority Claims.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b) Consolidated Interest Expense, and interest attributable to write-offs of deferred financing costs;

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period;

(d) the aggregate costs, including advisory fees and expenses, of such Person and its Restricted Subsidiaries incurred in connection with the Reorganization Cases and the Restructuring Transaction (as such terms are defined in the Plan) to the extent paid or accrued in accordance with GAAP for such period; and

(e) the aggregate costs of professional advisors of such Person and its Restricted Subsidiaries incurred in connection with any Asset Acquisition or financing permissible under the Indenture to the extent paid or accrued in accordance with GAAP for such period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise; provided, however, that this exclusion shall not apply in determining the principal amount of Indebtedness that may be incurred pursuant to the proviso to the first sentence under the “Limitation on Incurrence of Indebtedness” covenant so long as such Restricted Subsidiary is a Guarantor;

(3) the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Subsidiary of the referent Person by such Person;

(4) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(5) the cumulative effect of a change in accounting principles;

(6) interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity;”

(7) non-cash charges resulting from the impairment of intangible assets;

(8) all amortization expense relating to intangible assets attributable to customers acquired in connection with any Asset Acquisition less the reduction in income tax expense attributable to such amortization expense; and

(9) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Credit Agreement” means the Credit Agreement dated as of the Issue Date, between the Company and certain of the Guarantors, as borrowers, and the lenders and agents party thereto together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, Refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or noteholders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than as a result of an event that would constitute a change of control or an asset sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a change of control or an asset sale) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or any of its Subsidiaries at any time prior to such anniversary.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Eligible Receivables” has the meaning set forth in the Credit Agreement.

“Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Restricted Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Contributions” means the net cash proceeds received by the Company subsequent to the Issue Date from:

(10) contributions to its common equity capital, and

(11) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) by the Company of shares of its Qualified Capital Stock, in each case, designated as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in clause (iii) (B) or (C), as the case may be, of “Certain Covenants — Limitation on Restricted Payments.”

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith.

“FCC” means the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

“First Priority Agent” means the Administrative Agent and any successor designated as such by the holders of First Priority Claims.

“First Priority Avoidance Actions” means all claims and causes of action under the Bankruptcy Code, and all related recoveries, that are or become property of the Company or any Grantor (including pursuant to Section 8.2 of the Joint Prepackaged Plan of Reorganization for Broadview Networks Holdings, Inc. and its Affiliated Debtors, dated August 22, 2012, as confirmed on October 3, 2012), to the extent that such claims, causes of action or recoveries arise from, relate to or are the type of property described herein as First Priority Collateral.

“First Priority Cash Management Obligations” means any Cash Management Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under the Credit Agreement.

“First Priority Claims” means all Obligations of the Company or any other Grantor under the First Priority Documents, including all First Priority Hedging Obligations and First Priority Cash Management Obligations. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be or is paid to a debtor in possession, trustee, receiver or other Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding for purposes of this agreement as if such payment had not occurred.

“First Priority Collateral” means all of the assets of any Grantor, whether now owned or hereafter existing and whether personal or mixed, with respect to which a Lien is granted or held as security for the First Priority Claims consisting of (i) accounts, (ii) inventory, (iii) deposit accounts and all cash, checks and other instruments on deposit therein or credited thereto, (iv) securities accounts and all investment property on deposit therein or credited thereto, (v) lock boxes and (vi) Capital Stock of each Subsidiary of such Grantor, (vii) First Priority Avoidance Actions, and (viii) contract rights, instruments, documents, chattel paper (whether tangible or electronic), drafts and acceptances, general intangibles and all other forms of obligations owing to such Grantor, in each case arising out of or relating to the sale, lease or other disposition of inventory or the rendition of services, and all guarantees and other security therefore (other than, for the avoidance of doubt, any assets consisting of the First Priority Excluded Collateral).

“First Priority Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any First Priority Claims or under which rights or remedies with respect to such Liens are governed.

“First Priority Debt Cap” means the sum of (a) the aggregate principal amount of First Priority Claims (including the undrawn or unreimbursed amount of all letters of credit constituting First Priority Claims but excluding First Priority Hedging Obligations constituting First Priority Claims) up to the sum of (i) Twenty Eight Million Seven Hundred Fifty Thousand Dollars ($28,750,000) plus (ii) up to Eleven Million Five Hundred

Thousand Dollars ($11,500,000) of additional loans or advances made pursuant to the Credit Agreement; plus (b) the amount of all Protective Advances up to $2,500,000; plus (c) 80% of all Eligible Receivables acquired in connection with any acquisition by any Grantor of the assets of a Person that is not a Grantor; plus (d) the amount of any outstanding First Priority Cash Management Obligations and First Priority Hedging Obligations; plus (e) amounts in respect of accrued, unpaid interest (accrued at a rate not to exceed two hundred (200) basis points in excess of the rates contemplated by the Credit Agreement as of the date hereof), fees and expenses attributable to the items described in clauses (a) through (d) above.

“First Priority Documents” means the Credit Agreement, the First Priority Collateral Documents, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a First Priority Hedging Obligation or First Priority Cash Management Obligation) providing for or evidencing any Obligation under the Credit Agreement or any other First Priority Claim, and any other related document or instrument executed or delivered pursuant to any First Priority Document at any time or otherwise evidencing any First Priority Claims.

“First Priority Excluded Collateral” has the meaning set forth in the Credit Agreement.

“First Priority Hedging Obligations” means any Hedging Obligations that are permitted to be incurred under clause (4) of the definition of the term “Permitted Indebtedness” and that are secured by any First Priority Collateral under the same First Priority Collateral Documents that secure Obligations under the other First Priority Claims.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Grantors” means the Company and each of its Subsidiaries party to the Intercreditor Agreement.

“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person that are incurred in the ordinary course of business (and not for speculative purposes) in respect of (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements, or (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates.

“Holder” means the Person in whose name a Note is registered on the books of the Company’s registrar.

“Immaterial Subsidiary” means, as of any date, any Domestic Restricted Subsidiary whose assets, as of that date, have a fair market value of less than $250,000 and whose total revenues for the most recent 12-month period do not exceed $250,000; provided that a Domestic Restricted Subsidiary shall not be considered to be an Immaterial Subsidiary if it, directly or indirectly, (1) Guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor or (2) possesses any license relating to the delivery or distribution of telecommunications, voice, data or video services; and, provided further, that neither the aggregate fair market value of assets nor the aggregate total revenues for the most recent 12-month period of all Immaterial Subsidiaries may exceed $1.0 million or $1.0 million, respectively.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

Notwithstanding the foregoing, Indebtedness shall not include any Qualified Capital Stock. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, among the First Priority Agent, the Trustee and the Collateral Agent, and acknowledged by the Company and the Guarantors, as the same now exists or may hereafter be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means November 13, 2012.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all taxes and other costs and expenses actually paid or reasonably estimated by the Company to be payable in cash in connection with such Asset Sale;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Obligations” means all obligations for principal, premium, interest (including, without limitation, interest occurring after an insolvency, bankruptcy or similar proceeding, whether or not such interest is an allowed claim in any such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

“Permitted Business” means:

(1) the delivery or distribution of telecommunications, voice, data or video services; or

(2) any business or activity reasonably related or ancillary to those listed above, including, any business the Company or a Restricted Subsidiary conducts on the Issue Date, and the acquisition, holding or exploitation of any license relating to the delivery or distribution of those services.

“Permitted Holders” means Fidelity Management & Research Company, BlackRock Financial Management, Inc., MSD Credit Opportunity Fund, L.P. and Watershed Asset Management, L.L.C., and their respective Affiliates and each fund, co-investment vehicle or managed account with respect to which any of the foregoing or their Affiliates has investment authority.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes issued hereunder in an aggregate outstanding principal amount not to exceed $150.0 million and the related Guarantees;

(2) Indebtedness incurred pursuant to the Credit Agreement up to the First Priority Debt Cap;

(3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by the Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(5) Intercompany Indebtedness of the Company or a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor; provided that such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and provided further that if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

(6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days of incurrence;

(7) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(8) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(9) Refinancing Indebtedness;

(10) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

(11) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

(12) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with the Indenture;

(13) Acquired Indebtedness of the Company or any of its Restricted Subsidiaries; provided that, after giving effect to the incurrence thereof, the Company could incur at least $1.00 of Indebtedness under the Leverage Ratio set forth in Section 4.12;

(14) Additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any time outstanding (including Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Indebtedness; and

(15) additional Indebtedness of the Company and its Restricted Subsidiaries in respect of letters of credit issued by a financial institution or institutions that are collateralized with cash or cash equivalents in an amount at least equal to (but not exceeding 105% of) the aggregate stated amount of such letters of credit (“Permitted LCs”) that (i) are or were issued to (A) Verizon Communications Inc. and/or its affiliates (collectively, “Verizon”) or (B) a financial institution that issued one or more letters of credit to Verizon for the account of the Persons that were holders of the capital stock of ATX immediately prior to the consummation of the ATX Acquisition, (ii) have an aggregate stated amount not exceeding the Verizon Permitted LC Amount and (iii) are collateralized with cash or cash equivalents in an amount at least equal to (but not exceeding 105% of) the aggregate stated amount of such letters of credit; and

For purposes of determining compliance with the “Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred under the Leverage Ratio, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “Certain Covenants — Limitations on Incurrence of Additional Indebtedness” covenant.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary of the Company in the Company or any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor (including Investments consisting of guarantees made by the Company or any such Restricted Subsidiary in respect of Indebtedness of the Company or any such Person that is otherwise permitted under the Indenture);

(2) Investments in cash and Cash Equivalents;

(3) Interest Swap Obligations entered into (a) in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses (b) not for speculative purposes and (c) otherwise in compliance with the Indenture;

(4) Investments in the Notes;

(5) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(6) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “Certain Covenants — Limitation on Asset Sales” covenant;

(7) Investments in existence on the Issue Date;

(8) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

(9) advances to suppliers and customers in the ordinary course of business;

(10) investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(11) additional Investments by the Company or any of its Restricted Subsidiaries not in excess of $10.0 million at any one time outstanding.

“Permitted LC Cash Collateral Accounts” means the accounts in which cash and cash equivalents are deposited to secure Permitted LCs in accordance with clause (2) pursuant to Permitted Liens of the type described in clause (19) of the definition thereof.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) any judgment Lien not giving rise to an Event of Default;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (14) of the definition of the term “Permitted Indebtedness”; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation;

(7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (14) of the definition of the term “Permitted Indebtedness”; provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture; provided, that with respect to any such Liens on Second Priority Collateral that secure such Interest Swap Obligations constituting First Priority Claims, such Liens are contractually subordinated to the Liens thereon that secure the Notes and the Guarantees pursuant to the terms of the Intercreditor Agreement;

(12) Liens securing First Priority Cash Management Obligations; provided, that any such Liens on Second Priority Collateral are contractually subordinated to the Liens thereon that secure the Notes and the Guarantees pursuant to the terms of the Intercreditor Agreement;

(13) Liens securing Acquired Indebtedness incurred in accordance with the “Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant; provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(14) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term “Permitted Indebtedness” to the extent and in the manner such Liens are in effect on the Issue Date;

(15) Liens securing the Notes and all other Obligations under the Indenture and the Guarantees;

(16) Liens in favor of the Company or any Restricted Subsidiary thereof;

(17) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments;

(18) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that the incurrence of such Indebtedness was not prohibited by the Indenture; and provided further that such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(19) Liens securing Indebtedness permitted to be incurred under clauses (2), (14) and (15) of the definition of “Permitted Indebtedness”;

(20) Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with the “Certain Covenants — Limitation on Incurrence of Additional Indebtedness” provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(21) Liens securing obligations that do not exceed $10.0 million at any one time outstanding.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Plan” means the Prepackaged Plan of Reorganization for which the Company commenced a solicitation of votes of the Company’s creditors on July 13, 2012.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Pro Forma Consolidated Cash Flow” means, with respect to any Person, for any period, the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Sale or other disposition or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) by such Person during such period as if such Asset Sale or other disposition or Asset Acquisition had taken place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the Asset Acquisition or other Investment which is being given pro forma effect that (a) would be permitted to be reflected on pro forma financial statements pursuant to Rule 11-02 of Regulation S-X under the Securities Act or (b) have been realized or for which substantially all the steps necessary for realization have been taken; provided that, in any case, such adjustments shall be calculated on an annualized basis and such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states in detail (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that such adjustment or adjustments and the plan or plans related thereto have been reviewed and approved by the Company’s Board of Directors.

“Protective Advances” has the meaning set forth in the Credit Agreement.

“Public Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

“PUC” means the public utilities commission for any state or any other jurisdiction or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the “Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant (other than pursuant to Permitted Indebtedness) or clause (1), (3) or (9) of the definition of the term “Permitted Indebtedness,” in each case that does not:

(1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

(3) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness);

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means (a) the Registration Rights Agreement, dated as of the Issue Date, among the Company and certain Holders of the Notes, as the same may be amended or modified from time to time in accordance with the terms thereof, and (b) any registration rights agreement among the Company and the other parties thereto in connection with the issuance of Additional Notes.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Second Priority Claims” means all Obligations in respect of the Notes or arising under the Second Priority Documents or any of them. Second Priority Claims shall include all interest accrued (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Second Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be or is paid to a debtor in possession, trustee, receiver or other Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Collateral Documents” means the Second Priority Security Agreement, the Second Priority Mortgages and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.

“Second Priority Documents” means (a) the Indenture, the Notes, the Second Priority Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Second Priority Claims and (b) any other related documents or instruments executed and delivered pursuant to any Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Second Priority Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Claims or under which rights or remedies with respect to any such Liens are governed.

“Second Priority Security Agreement” means the Security Agreement, dated as of November 13, 2012, among the Company, the other Grantors and the Trustee.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder or any successor statute or statutes thereto.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Senior Debt” means Indebtedness incurred pursuant to the Credit Agreement up to the First Priority Debt Cap and Capitalized Lease Obligations.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Transaction Date” means with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries that is a Guarantor, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1) the Company certifies to the Trustee that such designation complies with the “Certain Covenants — Limitation on Restricted Payments” covenant; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant; and

(2) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the ownership and disposition of the Notes. This discussion does not purport to be a complete analysis of all potential tax effects. This discussion only applies to holders of Notes that are held as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	persons holding Notes as part of a hedge or other integrated transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons subject to the alternative minimum tax.

If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Notes, you should consult your tax advisor.

This summary is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Holders of Notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

The Company has not sought, nor will it seek, any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the ownership or disposition of the Notes or that any such position would not be sustained.

Holders of Notes are urged to consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

Registration of the Notes

The registration of the Notes should not constitute a taxable event for U.S. federal income tax purposes.

Tax Consequences of Holding Notes: U.S. Holders

As used herein, “U.S. Holder” means a beneficial owner of a Note who or that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or a political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Interest

A U.S. Holder will be required to include the stated interest payments on the Notes in income in accordance with the Holder’s method of accounting for U.S. federal income tax purposes.

Market Discount

If a U.S. Holder purchases a Note for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount.

A U.S. Holder will be required to treat any payment other than stated interest on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount accrued on the Note at the time of the payment or disposition unless this market discount has been previously included in income by the U.S. Holder pursuant to an election by the U.S. Holder to include market discount in income as it accrues, or pursuant to a constant yield election by the U.S. Holder. If the Note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such holder had sold the Note in a taxable transaction at its then fair market value. In addition, the holder may be required to defer, until the maturity of the Note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such Note, unless the U.S. Holder has elected to include market discount as it accrues or pursuant to a constant yield election.

Amortizable Bond Premium

If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note other than stated interest, such U.S. Holder will be considered to have purchased the Note with amortizable bond premium. In general, amortizable bond premium with respect to any Note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the Note other than stated interest and the holder may elect to amortize this premium, using a constant yield method, over the remaining term of the Note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in such holder’s income with respect to the Note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be the U.S. Holder’s cost therefor, increased by any market discount previously included in income by such holder and reduced (but not below zero) by any amortized bond premium and payments, other than stated interest payments, received with respect to the Note. Such recognized gain or loss generally will be capital gain or loss, and if the U.S. Holder is an individual that has held the Note for more than one year, such capital gain will generally be subject to tax at long-term capital gain rates. For these purposes, the amount realized does not include any amount attributable to accrued interest or accrued market discount. Amounts attributable to accrued interest or accrued market discount are taxed as ordinary income as described under “Interest” and “Market Discount” above. A U.S. Holder’s ability to deduct capital losses may be limited.

Contingent Payments

In certain circumstances, the Company may be obligated to pay you amounts in excess of the stated interest and principal payable on the Notes. The Company’s obligation to make certain payments upon a Change of Control or certain redemptions, may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” The Company intends to take the position that the Notes should not be treated as contingent payment debt instruments because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the Notes were treated as contingent payment debt instruments because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the stated interest rate on the Notes and to treat any gain recognized on the sale or other disposition of a Note as ordinary income rather than as capital gain. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Purchasers of Notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the Notes and the proceeds from a sale or other disposition of the Notes. A U.S. Holder will be subject to backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences of Holding Notes: Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. For these purposes, a “Non-U.S. Holder” is a beneficial owner of a Note that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident for U.S. federal income tax purposes;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a Holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a Holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a Note.

Interest

Subject to the discussion of backup withholding below, interest paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

•	such holder does not own directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote;

•	such holder is not a controlled foreign corporation that is related to the Company directly or constructively through stock ownership;

•	such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

•	such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

•	the Company, or its paying agent, receives appropriate documentation (generally an IRS Form W-8BEN or W-8ECI) establishing that the Non-U.S. Holder is not a U.S. person.

A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the Notes.

If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides the Issuer or its paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Note generally will not be subject to U.S. federal income tax, unless:

•	such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States; or

•	the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain expatriates.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the Notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition and the Non-U.S. Holder may be subject to backup withholding tax on payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Foreign Account Tax Compliance Act

Pursuant to the Foreign Account Tax Compliance Act, if there is a “material modification” of the Notes after December 31, 2013, the Company may thereafter be required to withhold U.S. tax at the rate of 30% on payments of interest made after that date, or on the gross proceeds from the sale or other taxable disposition of the Notes on or after January 1, 2017, made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Non-U.S. Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their purchase, ownership and disposition of the Notes.

PLAN OF DISTRIBUTION

The Selling Noteholders may, from time to time, sell any or all of their Notes directly to purchasers or through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Noteholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker, dealer or agent may be in excess of those customary in the types of transactions involved.

The sale price to the public may be:

•	the market price prevailing at the time of sale;

•	a price related to the prevailing market price;

•	at negotiated prices; or

•	a price the selling security holder determines from time to time.

The Selling Noteholders may use any one or more of the following methods when selling their Notes:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Notes as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	directly through one or more purchasers;

•	in market transactions, including, without limitation, over the counter transactions;

•	a combination of any of these methods of sale; or

•	any other method permitted by applicable law.

The Selling Noteholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade. In connection with the sale of the Notes, the Selling Noteholders may enter into hedging transactions with broker-dealers or other financial institutions. The selling securityholders may also sell the Notes short and deliver these securities to close out such short positions, or loan or pledge the notes to broker-dealers that in turn may sell these securities. The selling securityholders may also distribute the Notes to their members, partners or shareholders.

Any brokers, dealers or agents who participate in the distribution of the Notes may be deemed to be “underwriters,” and any profits on the sale of the Notes by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Noteholders may also be deemed to be “underwriters” within the meaning of the Securities Act. To the extent the Selling Noteholders may be deemed to be an underwriter, the Selling Noteholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto (the “Exchange Act”).

Brokers or dealers may agree with the Selling Noteholders to sell a specified number of Notes at a stipulated price, and, to the extent that such a broker or dealer is unable to do so acting as agent for the Selling Noteholders, to purchase as principal any unsold Notes at the price required to fulfill the broker or dealer commitment to the

Selling Noteholders. Brokers or dealers who acquire Notes as principal may thereafter resell such Notes from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other brokers or dealers, including transactions of the nature described above) on a securities exchange, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such Notes.

To the extent required under the Securities Act or otherwise required under the Registration Rights Agreement, an amendment to this prospectus, or a supplemental prospectus, will be filed, disclosing:

•	the name of any underwriters, brokers, dealers or agents;

•	the principal amount of Notes involved;

•	the price at which the Notes are to be sold;

•	the commission paid or discounts or concessions allowed to such underwriters, brokers, dealers or agents, as applicable and proceeds to the Selling Noteholders;

•	that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The Selling Noteholders and any other persons participating in the sale or distribution of the Notes will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the Selling Noteholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market-making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the Notes to engage in market-making and certain other activities with respect to such Notes. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the Notes in the market. All of these limitations may affect the marketability of the Notes and the ability of any person to engage in market-making activities with respect to the Notes.

Under the securities laws of some states, the Notes may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Notes may not be sold unless such Notes have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

In order to comply with our obligations under the Registration Rights Agreement entered into in connection with the Restructuring, we filed the registration statement of which this prospectus forms a part. We are required to use our commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective and in compliance with the provisions of the Securities Act until all Registrable Securities (as defined in the Registration Rights Agreement, see “Certain Relationships and Related Party Transactions — Agreements Between Certain of the Noteholders and Us — Registration Rights Agreement”) and other securities covered thereby have been disposed in accordance with the intended method(s) of distribution set forth in such registration statement (which period shall not exceed the sum of ninety (90) days in the case of a registration statement filed with respect to and used solely for a single “one-off” underwritten offering) plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

We are also required to pay the expenses of registering the Notes under the Securities Act, including registration, qualification and filing (including Financial Industry Regulatory Authority) fees, accounting, preparation, printing, distributing, mailing and delivery expense fees and fees and expenses of one legal counsel for the Selling Noteholders. The Selling Noteholders have agreed to bear all underwriting discounts and commissions. To our knowledge, the Selling Noteholders have not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the Notes offered hereby, nor do we know the identity of the brokers or market makers that may participate in the sale of the Notes.

In addition, we have agreed to indemnify the Selling Noteholders and underwriters of the resale of their Notes against certain liabilities in connection with their offering of the Notes, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute towards amounts required to be paid in respect of such liabilities. We have further agreed to reimburse each Selling Noteholder and underwriter for legal or other expenses reasonably incurred by them in connection with investigating or defending claims for which they are entitled to indemnification.

At any time a particular offer of the Notes is made, a revised prospectus or prospectus supplement may be filed with the Commission to reflect the disclosure of required additional information with respect to the distribution of the Notes. If required, such post-effective amendment or prospectus supplement will be distributed. We may suspend the sale of Notes by the Selling Noteholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional information.

LEGAL MATTERS

The validity and enforceability of the Notes and the related guarantees have been passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Broadview Networks Holdings, Inc. and subsidiaries at December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act relating to the Notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Notes. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Notes, you should refer to the registration statement, including the exhibits and schedules thereto.

Historically, we have voluntarily filed annual, quarterly and current reports and other information with the Commission. These reports and other information are available free of charge from the SEC’s website (http://www.sec.gov) or public reference room at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-0330) or through our website at http://www.broadviewnet.com. Such documents are available as soon as reasonably practicable after electronic filing of the material with the Commission. Copies of these reports (excluding exhibits) may also be obtained free of charge, upon written request to: Investor Relations, Broadview Networks Holdings, Inc., 800 Westchester Avenue, Suite N501, Rye Brook, NY 10573.

We maintain a website at www.broadviewnet.com. You may access our reports and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The information on such website is not incorporated by reference and is not a part of this prospectus.

Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Broadview Networks Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Broadview Networks Holdings, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedule listed in the Index To Consolidated Financial Statements. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly. in all material respects, the consolidated financial position of Broadview Networks Holdings, Inc. and subsidiaries at December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

New York, NY

March 15, 2013

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share amounts)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$9,736	$22,924
Certificates of deposit	1,805	2,396
Investment securities	—	13,567
Accounts receivable, less allowance for doubtful accounts of $7,460 and $14,536	28,811	33,255
Other current assets	9,300	9,714

Total current assets	49,652	81,856
Property and equipment, net	68,381	80,488
Goodwill	98,238	98,238
Intangible assets, net of accumulated amortization of $44,139 and $40,653	6,261	9,747
Other assets	3,879	6,259

Total assets	$226,411	$276,588

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Revolving credit facility	$—	$17,122
11 3/8% Senior secured notes	—	300,840
Accounts payable	4,433	8,105
Accrued expenses and other current liabilities	20,361	29,631
Taxes payable	8,820	7,895
Deferred revenues	10,567	11,055
Current portion of capital lease obligations	1,818	1,867

Total current liabilities	45,999	376,515
10 1/2% Senior secured notes	150,000	—
Deferred rent payable	4,822	4,527
Deferred revenues	1,077	1,038
Capital lease obligations, net of current portion	1,080	2,726
Deferred income taxes payable	5,948	4,979
Other	792	980

Total liabilities	209,718	390,765

Stockholders’ equity (deficiency):
Common stock — $.01 par value; authorized 19,000,000 shares and no shares, issued and outstanding 9,999,945 shares and no shares	100	—
Common stock A — $.01 par value; authorized no shares and 80,000,000 shares, issued no shares and 9,342,509 shares and outstanding no shares and 9,333,680 shares	—	107
Common stock B — $.01 par value; authorized no shares and 10,000,000 shares, issued and outstanding no shares and 360,050 shares	—	4
Preferred stock — $.01 par value; authorized 1,000,000 shares and no shares, issued and outstanding no shares in 2012 and 2011	—	—
Series A Preferred stock — $.01 par value; authorized no shares and 89,526 shares, designated, issued and outstanding no shares and 87,254 shares entitled in liquidation to $0 and $198,792	—	1
Series A-1 Preferred stock — $.01 par value; authorized no shares and 105,000 shares, designated, issued and outstanding no shares and 100,702 shares entitled in liquidation to $0 and $229,430	—	1
Series B Preferred stock — $.01 par value; authorized no shares and 93,180 shares, designated, issued and outstanding no shares and 91,187 shares entitled in liquidation to $0 and $207,752	—	1
Series B-1 Preferred stock — $.01 par value; authorized no shares and 86,000 shares, designated and issued no shares and 64,986 shares, and outstanding no shares and 64,633 shares entitled in liquidation to $0 and $147,254	—	1
Series C Preferred stock — $.01 par value; authorized no shares and 52,332 shares, designated, issued and outstanding no shares and 14,402 shares entitled in liquidation to $0 and $25,376	—	—
Additional paid-in capital	306,792	140,811
Accumulated deficit	(290,199)	(254,926)
Treasury stock, at cost	—	(177)

Total stockholders’ equity (deficiency)	16,693	(114,177)

Total liabilities and stockholders’ equity (deficiency)	$226,411	$276,588

See notes to consolidated financial statements.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands)

	Year Ended December 31,
	2012	2011	2010
Revenues	$340,907	$377,989	$407,740
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	164,232	178,292	193,842
Selling, general and administrative	130,777	132,997	149,245
Depreciation and amortization	36,382	39,508	43,938

Total operating expenses	331,391	350,797	387,025

Income from operations	9,516	27,192	20,715
Reorganization items	(8,415)	—	—
Interest expense	(35,200)	(38,302)	(38,379)
Interest income	50	70	73
Other income	—	183	—

Loss before provision for income taxes	(34,049)	(10,857)	(17,591)
Provision for income taxes	(1,224)	(1,347)	(1,288)

Net loss	$(35,273)	$(12,204)	$(18,879)

See notes to consolidated financial statements.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity (Deficiency)

(in thousands, except share amounts)

	Year Ended December 31,
	2012		2011		2010
	Shares	Amount	Shares	Amount	Shares	Amount
Common stock
Balance at beginning of year	—	$—	—	$—	—	$—
Issuance of shares in connection with reorganization	9,999,945	100	—	—	—	—

Balance at end of year	9,999,945	100	—	—	—	—

Preferred stock
Balance at beginning of year	—	—	—	—	—	—

Balance at end of year	—	—	—	—	—	—

Series A common stock
Balance at beginning of year	9,333,680	107	9,333,680	107	9,333,680	107
Cancellation of shares in connection with reorganization	(9,333,680)	(107)	—	—	—	—

Balance at end of year	—	—	9,333,680	107	9,333,680	107

Series B common stock
Balance at beginning of year	360,050	4	360,050	4	360,050	4
Cancellation of shares in connection with reorganization	(360,050)	(4)	—	—	—	—

Balance at end of year	—	—	360,050	4	360,050	4

Series A Preferred stock
Balance at beginning of year	87,254	1	87,254	1	87,254	1
Cancellation of shares in connection with reorganization	(87,254)	(1)	—	—	—	—

Balance at end of year	—	—	87,254	1	87,254	1

Series A-1 Preferred Stock
Balance at beginning of year	100,702	1	100,702	1	100,702	1
Cancellation of shares in connection with reorganization	(100,702)	(1)	—	—	—	—

Balance at end of year	—	—	100,702	1	100,702	1

Series B Preferred Stock
Balance at beginning of year	91,187	1	91,187	1	91,187	1
Cancellation of shares in connection with reorganization	(91,187)	(1)	—	—	—	—

Balance at end of year	—	—	91,187	1	91,187	1

Series B-1 Preferred Stock
Balance at beginning of year	64,633	1	64,633	1	64,633	1
Cancellation of shares in connection with reorganization	(64,633)	(1)	—	—	—	—

Balance at end of year	—	—	64,633	1	64,633	1

Series C Preferred Stock
Balance at beginning of year	14,402	—	14,402	—	14,402	—
Cancellation of shares in connection with reorganization	(14,402)	—	—	—	—	—

Balance at end of year	—	—	14,402	—	14,402	—

Additional paid-in capital
Balance at beginning of year		140,811		140,811		140,752
Stock-based compensation		—		—		59
Cancellation of warrants and stock		(243)		—		—
Issuance of common stock and warrants in connection with reorganization		166,224		—		—

Balance at end of year		306,792		140,811		140,811

Accumulated deficit
Balance at beginning of year		(254,926)		(242,722)		(223,843)
Net loss		(35,273)		(12,204)		(18,879)

Balance at end of year		(290,199)		(254,926)		(242,722)

Treasury stock
Balance at beginning of year		(177)		(177)		(177)
Cancellation of treasury stock		177		—		—

Balance at end of year		—		(177)		(177)

Total stockholders’ equity (deficiency)		$16,693		$(114,177)		$(101,973)

See notes to consolidated financial statements.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2012	2011	2010
Cash flows from operating activities
Net loss	$(35,273)	$(12,204)	$(18,879)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	32,896	34,200	31,459
Amortization of deferred financing costs	2,320	2,706	2,660
Amortization of intangible assets	3,486	5,306	12,431
Amortization of bond premium	(840)	(1,146)	(1,024)
Provision for doubtful accounts	1,289	2,335	5,100
Write-off of costs associated with discontinued refinancing	1,630	—	—
Write-off of costs incurred in connection with initial public offering	—	—	3,669
Write-off of leasehold improvements	—	237	—
Stock-based compensation	—	—	59
Deferred income taxes	969	969	969
Other	(181)	207	38
Changes in operating assets and liabilities:
Accounts receivable	3,155	481	355
Other current assets	342	1,004	258
Other assets	(1,071)	(890)	561
Accounts payable	(3,672)	(4,326)	3,235
Accrued expenses, other current liabilities and taxes payable	7,864	(1,970)	(9,495)
Deferred revenues	(449)	(443)	(770)
Deferred rent payable	295	1,441	(257)

Net cash provided by operating activities	12,760	27,907	30,369
Cash flows from investing activities
Purchases of property and equipment	(20,789)	(30,290)	(29,879)
Purchases of investment securities	(41,034)	(49,248)	(116,325)
Sales of investment securities	54,601	49,240	126,334
Other	591	498	(1,016)

Net cash used in investing activities	(6,631)	(29,800)	(20,886)
Cash flows from financing activities
Repayments of revolving credit facility	(17,122)	—	(6,378)
Proceeds from DIP credit facility	15,900	—	—
Repayments of DIP credit facility	(15,900)	—	—
Proceeds from capital lease financing	191	2,348	3,479
Payments on capital lease obligations	(1,886)	(2,735)	(3,355)
Other	(500)	—	—

Net cash used in financing activities	(19,317)	(387)	(6,254)

Net increase (decrease) in cash and cash equivalents	(13,188)	(2,280)	3,229
Cash and cash equivalents at beginning of year	22,924	25,204	21,975

Cash and cash equivalents at end of year	$9,736	$22,924	$25,204

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$25,347	$36,004	$35,955
Cash paid during the year for taxes	255	378	319
Cancellation of 11 3/8% senior secured notes (Old Notes) and accrued interest	316,209	—	—
Issuance of 10 1/2% senior secured notes (New Notes)	150,000	—	—
Issuance of new common stock	166,324	—	—

See notes to consolidated financial statements.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share information)

1. Organization and Description of Business

Broadview Networks Holdings, Inc. (the “Company”) is an integrated communications company founded in 1996 to take advantage of the deregulation of the U.S. telecommunications market following the Telecommunications Act of 1996. The Company has one reportable segment providing domestic wireline telecommunications services consisting of local and long distance voice services, Internet, and data services to commercial and residential customers in the northeast United States. In addition, the Company offers certain services on a nationwide basis.

On August 22, 2012 (the “Petition Date”), the Company, and each of its direct and indirect subsidiaries, filed voluntary petitions for reorganization under Chapter 11 of title 11 (“Chapter 11”) of the U.S. Bankruptcy Code (the “Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Court”) with respect to a “pre-packaged” plan (the “Plan”) to effectuate a financial restructuring of the Company and each of its direct and indirect subsidiaries (the “Restructuring”). The Plan was confirmed by the Court on October 3, 2012, contingent upon the fulfillment or waiver of certain conditions contained therein. Final regulatory approvals for the Plan were received on October 25, 2012 (see Note 2 for additional information on the Plan).

2. Voluntary Reorganization Under Chapter 11

Bankruptcy Proceedings

On August 22, 2012, the Company filed voluntary petitions for reorganization under Chapter 11 of the Code.

On October 3, 2012, the Court entered an order confirming the Plan and the Company emerged from bankruptcy protection on November 13, 2012. In connection with its emergence, the Plan was effectuated and included, among other things, the following provisions:

•	cancellation of all existing equity interests including capital stock, options, warrants or other rights to purchase the Company’s existing capital stock;

•	recapitalization of the Company with the authorization of 19,000,000 shares of Common Stock and 1,000,000 shares of preferred stock;

•

holders of the Notes received their pro rata share of 97.5% of newly issued Common Stock (subject to dilution by the exercise of warrants and equity pursuant to a future management incentive plan and board compensation) and $150.0 million of newly issued 10.5% Senior Secured Notes due 2017 (the “New Notes”);

•

holders of the existing preferred stock received their pro rata share of (i) 2.5% of newly issued Common Stock (subject to dilution by the exercise of warrants and equity pursuant to a management incentive plan and board compensation), and (ii) two tranches of eight-year warrants to acquire shares of newly issued Common Stock representing, in the aggregate, up to 15.0% of the Company’s outstanding common stock following the restructuring (subject to dilution as described above);

•	execution of a new $25.0 million credit facility;

•	repayment of $15.9 million of principal and accrued interest under the Senior Revolving Debtor in Possession Credit Facility (the “DIP Credit Facility”); and

•	cancellation of the Notes totaling approximately $316.2 million, which included accrued interest.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

2. Voluntary Reorganization Under Chapter 11 (continued)

The Plan did not contain any compromise or settlement agreements, other than those described above. Under the Plan, general unsecured creditors, vendors, customers and employees were not negatively impacted and the Company’s obligation to these groups were paid in full in accordance with their original terms.

For the period subsequent to the Petition Date through November 13, 2012, the Company’s financial statements were prepared in accordance with Accounting Standards Codification (“ASC”) 852, Reorganizations. ASC 852 requires that the Company’s pre-petition liabilities that are subject to compromise be reported separately on the balance sheet as an estimate of the amount that will ultimately be allowed by the Court.

Pursuant to ASC 852, the objective of financial statements issued by an entity in Chapter 11 is to reflect its financial evolution during the proceeding. For that purpose, the financial statements for periods including and subsequent to filing the Chapter 11 petition should distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Certain expenses, realized gains and losses and provisions for losses not directly related to ongoing operations are reflected separately as reorganization items in the consolidated statements of operations. Cash used for reorganization items is disclosed separately in the notes to consolidated financial statements. Additionally, pre-petition debt that is subject to compromise must be recorded at the allowed claim amount.

Contemporaneous with the Petition Date, the Company entered into a Senior Revolving Debtor in Possession Credit Facility (the “DIP Credit Facility”). Borrowings under the DIP Credit Facility were used to purchase $13,898 of investments in U.S. Treasury notes. As part of the Plan, the Company agreed to continue to pay interest on the Old Notes at 10.5%.

Registration Rights Agreement

Pursuant to the New Notes Indenture Agreement, the Company entered into a Registration Rights Agreement on November 13, 2012 which requires the Company to file a registration statement with the Securities and Exchange Commission by March 29, 2013 and to use commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission by July 15, 2013.

Reorganization Items

Expenses that resulted from the Restructuring are reported as reorganization items in the Company’s consolidated statements of operations. For the year ended December 31, 2012, the Company recorded reorganization items of $8,415, which consisted of professional fees and a transaction bonus paid to key employees which was approved by the Court. As of December 31, 2012, $5,550 of the reorganization expenses were paid and $2,865 were included in accrued expenses and other current liabilities in the Company’s consolidated balance sheet. Professional fees incurred during 2012 prior to the Petition Date totaling approximately $9,787 are included in selling, general and administrative expenses.

For the year ended December 31, 2012, the Company has not recorded any income from reorganization activities.

Emergence From Bankruptcy

Under ASC 852, companies must, apply “fresh-start” accounting rules upon emergence from Chapter 11 reorganization, if certain conditions are met. In accordance with ASC 852, the reporting entity must allocate

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

2. Voluntary Reorganization Under Chapter 11 (continued)

the reorganization value of the company to its assets in relation to their fair values upon emergence from Chapter 11 if: (i) the value of the assets of the emerging entity immediately before the date of confirmation is less than the total of all post-petition liabilities and allowed claims; and (ii) holders of existing voting shares immediately before confirmation receive less than 50% of the voting shares of the emerging entity. The Company did not qualify for fresh start reporting under ASC 852 as upon emergence from Chapter 11 the reorganized value of the Company’s assets was greater than the total of all post-petition liabilities and allowed claims.

The reorganization value was determined by combining the equity value, as negotiated in the Plan, the interest bearing debt and non-interest bearing liabilities as of the date when all material conditions precedent to the Plan becoming binding were resolved. The equity value was within the range of values included in the Disclosure Statement approved by the Bankruptcy Court.

3. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation. The Company has evaluated the impact of subsequent events through March 15, 2013.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management periodically reviews such estimates and assumptions as circumstances dictate. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company measures and discloses the fair value of financial assets and liabilities in accordance with ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.

•

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

3. Significant Accounting Policies (continued)

•

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Revenue Recognition

The Company’s revenue is derived primarily from the sale of telecommunication services, consisting of local and long distance voice services, Internet, and data services to commercial and residential customers in the northeast United States. In addition, the Company offers certain services on a nationwide basis.

Subscriber usage fees consist of fees paid by customers for each call made, access fees paid by carriers for long distance calls that the Company originates and terminates, and fees paid by the incumbent carriers as reciprocal compensation when the Company terminates local calls made by their customers. Revenue related to usage fees is recognized when the service is provided. Usage fees are billed in arrears. The Company’s ability to generate access fee revenue, including reciprocal compensation revenue, is subject to numerous regulatory and legal proceedings. Until these proceedings are ultimately resolved, the Company’s policy is to recognize access fee revenue, including reciprocal compensation revenue, only when it is concluded that realization of that revenue is reasonably assured.

Monthly recurring fees include the fees paid for lines in service and additional features on those lines. Monthly recurring fees are paid by end-user customers and are primarily billed in advance. This revenue is recognized during the period in which it is earned.

Revenue for charges that are billed in advance of services being rendered is deferred. Services rendered for which the customer has not been billed are recorded as unbilled revenues until the period such billings are provided. Cable and wiring revenues are recognized when the Company provides the services. Revenue from carrier interconnection and access is recognized in the month in which service is provided at the amount we expect to realize in cash, based on estimates of disputed amounts and collectibility.

The Company also derives revenue from non-recurring service activation and installation charges imposed on customers at the time a service is installed. Such charges become payable by the Company’s customers at the time service is initiated. Revenue and direct costs related to up-front service activation and installation fees are deferred and amortized over the average customer life of four years.

Arrangements with multiple deliverables are accounted for in accordance with ASC 605-25, Multiple-Element Arrangements. ASC 605-25 provides additional guidance on revenue recognition for transactions that may involve the delivery or performance of multiple products, services or rights to use assets, and performance that may occur at different points in time or over different periods. Arrangements with multiple deliverables are reviewed and the elements separated into units of accounting under the provisions of ASC 605-25, with the total consideration received allocated over the relative fair value of the units of accounting. Revenue is recognized as the elements are delivered, assuming all other conditions for recognition of revenue described above have been met.

The Company reports taxes imposed by governmental authorities on revenue-producing transactions between us and our customers on a net basis.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

3. Significant Accounting Policies (continued)

Unbilled revenue included in accounts receivable represents revenue for earned services, which was billed in the succeeding month and totaled $2,381 and $4,512 as of December 31, 2012 and 2011, respectively.

Cost of Revenues

Cost of revenues include direct costs of sales and network costs. Direct costs of sales include the costs incurred with telecommunication carriers to render services to customers. Network costs include the costs of fiber and access, points of presence, repairs and maintenance, rent and utilities of the switch locations, Internet data network, as well as salaries and related expenses of network personnel. Network costs are recognized during the month in which the service is utilized. The Company accrues for network costs incurred but not billed by carriers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash and cash equivalents are being held in several large financial institution, which are members of the FDIC, although most of our balances do exceed the FDIC insurance limits.

Investment Securities

Investment securities represented the Company’s investment in short-term U.S. Treasury notes. The Company’s primary objectives for purchasing these investment securities were liquidity and safety of principal. The Company considered these investment securities to be available-for-sale. Accordingly, these investments were recorded at their fair value of $13,567 as of December 31, 2011. During the year ended December 31, 2012, the Company fully redeemed the investment securities. The fair value of these investment securities was based on publicly quoted market prices, which are Level 1 inputs under the fair value hierarchy. The cost of these investment securities approximated their fair value at December 31, 2011. During the year ended December 31, 2012 and 2011, the Company purchased $41,034 and $49,248 and sold $54,601 and $49,240, respectively, of U.S. Treasury notes. All unrealized and realized gains are determined by specific identification.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to the specific customers’ ability to pay, percentages of aged receivables and current economic trends. Allowances for doubtful accounts are recorded as selling, general and administrative expenses. The Company writes off accounts deemed uncollectible after efforts to collect such accounts are not successful. The Company also requires security deposits in the normal course of business if customers do not meet the criteria established for offering credit.

Inventory

Inventory consists primarily of equipment and supplies used in connection with installing phone systems to new and existing customers’ locations. The cost of inventory comprises the purchase and other costs incurred in bringing the inventories to their present location. The cost of inventory is determined using the weighted average method. There are no estimated losses due to obsolescence due to the short period of time between the purchase of the equipment and the installation to the customer.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

3. Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life is three years for computer equipment, five years for furniture and fixtures, four years for vehicles, and generally seven years for network equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the related lease term. Capitalized software costs and customer premise equipment are amortized on a straight-line basis over the estimated useful life of two years. Construction in progress includes amounts incurred in the Company’s expansion of its network. The amounts include switching and colocation equipment, switching and colocation facilities design and colocation fees. The Company has not capitalized interest to date since the construction period has been short in duration and the related imputed interest expense incurred during that period was insignificant. When construction of each switch or colocation facility is completed, the balance of the assets is transferred to network equipment and depreciated in accordance with the Company’s policy. Internal labor costs capitalized in connection with expanding our network are also amortized over seven years. Maintenance and repairs costs are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets, including amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate, in management’s judgment, that the carrying amount of an asset (or asset group) may not be recoverable. In analyzing potential impairments, projections of future cash flows from the asset group are used to estimate fair value. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset group, a loss is recognized for the difference between the estimated fair value and carrying value of the asset group.

Goodwill

Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. The Company evaluates its goodwill for impairment annually on or about October 1 or when events and circumstances warrant such review. Impairment charges, if any, are charged to operating expenses. There were no impairment charges recorded during 2012. The recoverability of goodwill is assessed at a reporting unit level, which is the lowest asset group level for which identifiable cash flows are largely independent of the cash flows of other asset groups, and is based on projections of discounted cash flows (income approach) and the fair value of comparable telecommunication companies (market approach). The Company has one reporting unit. The Company has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value as a basis for determining whether it is necessary to perform the two-step impairment test. The projections of future operating cash flow necessary to conduct the impairment review, are based on assumptions, judgments and estimates of growth rates, anticipated future economic, regulatory and political conditions, the assignment of discount rates relative to risk and estimates of a terminal value. We believe these assumptions and estimates provide a reasonable basis for our conclusion. The fair value determinations derived in connection with the impairment analysis contains many inputs, noted above, that would be considered Level 3 in the fair value hierarchy.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

3. Significant Accounting Policies (continued)

Third Party Conversion Costs

The Company currently capitalizes third party conversion costs incurred to provision customers to its network as part of property and equipment. These costs include external vendor charges and costs incurred internally. The Company amortizes conversion costs over four years.

Debt Issuance Costs

The costs related to the issuance of long-term debt are deferred and amortized into interest expense, using the effective interest method, over the life of each debt issuance. As of December 31, 2012, all deferred issuance costs associated with previous debt financings were expensed. Financing costs associated with the reorganization were expensed as incurred in accordance with ASC 852.

Significant Vendor

The Company purchased approximately 67% and 68% of its telecommunication services from one vendor during the years ended December 31, 2012 and 2011, respectively. Accounts payable in the accompanying consolidated balance sheets include approximately $3,209 and $6,646 as of December 31, 2012 and 2011, respectively, due to this vendor.

Income Taxes

The Company recognizes deferred income taxes using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial reporting and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Uncertainty in Income Taxes

The Company uses a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. Only tax positions that meet the more likely than not recognition threshold at the reporting date may be recognized. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense.

The Company has analyzed the tax positions taken on federal and state income tax returns for all open tax years, and has concluded that no provision for uncertain income tax positions are required in the Company’s financial statements as of December 31, 2012 and 2011. The Company currently has no federal or state tax examinations in progress. As a result of the applicable statutes of limitations, the Company’s federal and state income tax returns for tax years before December 31, 2008 are no longer subject to examination by the Internal Revenue Service and state departments of revenue.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

3. Significant Accounting Policies (continued)

Stock-Based Compensation

The Company records compensation expense associated with stock options and other forms of equity compensation based on the estimated fair value at the grant-date. The Company uses the Black-Scholes-Merton option-pricing model to determine the fair value of stock-based awards.

There was no compensation expense for stock options recorded during 2012 or 2011. Compensation expense for stock options for the year ended December 31, 2010 was $59.

Software Development Costs

The Company capitalizes the cost of internal use software. Costs incurred during the preliminary stage are expensed as incurred while costs incurred during the application stage are capitalized. The latter costs are typically internal payroll costs of employees associated with the development of internal use computer software. The Company commences amortization of the software on a straight-line basis over the estimated useful life of two years, when it is ready for its intended use. The Company incurred software development expenses of $807, $1,121 and $1,334 for the years ended December 31, 2012, 2011 and 2010, respectively.

During the years ended December 31, 2012, 2011 and 2010, the Company capitalized approximately $2,927, $2,798 and $2,820 of software development costs, respectively, which are included in property and equipment. Amortization expense related to these assets was approximately $2,839, $2,745 and $2,741 for the years ended December 31, 2012, 2011 and 2010, respectively. The unamortized balance of capitalized software development costs as of December 31, 2012 and 2011 is $2,881 and $2,793, respectively.

Advertising

The Company expenses advertising costs in the period incurred and these amounts are included in selling, general and administrative expenses. Advertising expenses totaled $2,690, $1,728 and $1,713 for the years ended December 31, 2012, 2011 and 2010, respectively.

Disputes

The Company accounts for disputed billings from carriers based on the estimated settlement amount of disputed balances. The estimate is based on a number of factors including historical results of prior dispute settlements with the carriers and is periodically reviewed by management to reassess the likelihood of success. Actual settlements may differ from estimated amounts (see Note 16).

4. Revisions to Prior Period Financial Statements

The Company has revised its previously reported consolidated financial statements for the years ended December 31, 2011 and 2010, presented herein, including the opening stockholders’ equity balance, in order to correct certain previously reported amounts. The Company determined that the effects of the corrections in each of the periods in which the related misstatements originated, as further described below, were not material. The Company has concluded that the amounts, if only corrected in 2012, would have been material to the consolidated financial statements for the year ended December 31, 2012.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

4. Revisions to Prior Period Financial Statements (continued)

During the fourth quarter of 2012, the Company determined that its historical approach to calculating deferred revenue was not in accordance with ASC Topic 605, Revenue Recognition, and revised its calculation. As a result, the Company decreased its previously reported revenue in 2011 by $165 and increased its previously reported revenue in 2010 by $36. The Company also increased deferred revenue on the consolidated balance sheets by $3,010 as of December 31, 2011.

In addition, we chose to correct various individually insignificant items related to receivables, accruals, and plant and equipment balances. As shown in the table below, the net of these corrections increased operating expenses and decreased operating income by $184 and $163 in 2011 and 2010, respectively.

The following tables set forth the correction to each of the individual affected line items in the consolidated balance sheet as of December 31, 2011, the consolidated statements of operations for the years ended December 31, 2011 and 2010, the consolidated statement of cash flows for year ended December 31, 2011 and the stockholders’ equity section of the consolidated balance sheet as of December 31, 2009.

	December 31, 2011
	As Previously Reported	Correction	As presented Herein
Balance Sheet Data
Accounts receivable	$33,132	$123	$33,255
Other current assets	9,877	(163)	9,714
Total current assets	81,896	(40)	81,856
Property and equipment	80,593	(105)	80,488
Total assets	276,733	(145)	276,588
Deferred revenue, current	8,045	3,010	11,055
Accrued expenses and other current liabilities	29,055	576	29,631
Total current liabilities	372,929	3,586	376,515
Deferred rent	3,775	752	4,527
Total liabilities	386,427	4,338	390,765
Accumulated deficit	(250,443)	(4,483)	(254,926)
Total liabilities and equity	$276,733	$(145)	$276,588

	Year ended December 31,
	2011			2010
	As Previously Reported	Correction	As presented Herein	As Previously Reported	Correction	As presented Herein
Statement of operations data
Revenues	$378,154	$(165)	$377,989	$407,704	$36	$407,740
Cost of revenues	178,500	(208)	178,292	193,860	(18)	193,842
Selling, general and administrative	132,460	537	132,997	148,917	328	149,245
Depreciation and amortization	39,653	(145)	39,508	44,085	(147)	43,938
Total operating expenses	350,613	184	350,797	386,862	163	387,025
Income from operations	27,541	(349)	27,192	20,842	(127)	20,715
Loss before provision for income taxes	(10,508)	(349)	(10,857)	(17,464)	(127)	(17,591)
Net loss	$(11,855)	$(349)	$(12,204)	$(18,752)	$(127)	$(18,879)

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

4. Revisions to Prior Period Financial Statements (continued)

	Year ended December 31,
	2011
	As Previously Reported	Correction	As Presented Herein
Statement of cash flows data
Cash provided by operating activities	$27,751	$156	$27,907
Cash used in investing activities	(29,644)	(156)	(29,800)

	December 31, 2009
	As Previously Reported	Correction	As Presented Herein
Stockholders’ equity data
Accumulated deficit	$(219,836)	$(4,007)	$(223,843)
Total stockholders’ equity	(79,146)	(4,007)	(83,153)

Financial information included in the accompanying financial statements and the notes thereto, including the selected quarterly financial data included in Note 17, reflect the effects of the corrections described in the preceding discussion and table.

5. Recent Accounting Pronouncements

During the first quarter of 2012, the Company adopted the accounting standard update regarding the presentation of comprehensive income. This update was issued to increase the prominence of items reported in other comprehensive income. The update requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate, but consecutive statements. The adoption of this standard update did not have any impact on the Company’s consolidated financial statements since the Company does not have any material items of other comprehensive income for the years presented.

During the first quarter of 2012, the Company adopted the accounting standard update regarding fair value measurement. This update was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. This standard update also changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. The adoption of this standard update did not have a significant impact on the Company’s consolidated financial statements.

6. Other Assets

Other current assets consist of the following at December 31:

	2012	2011
Deferred carrier charges	$2,817	$5,319
Prepaid expenses	2,173	1,569
Inventory	2,211	404
Other	2,099	2,422

Total other current assets	$9,300	$9,714

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

6. Other Assets (continued)

Other non-current assets consist of the following at December 31:

	2012	2011
Deferred financing costs	$—	$3,450
Lease security and carrier deposits	3,134	1,897
Other	745	912

Total other non-current assets	$3,879	$6,259

The Company incurred deferred financing costs of $500 and $134 in 2012 and 2011, respectively, related to the amendment of the Company’s Revolving Credit Facility. Amortization of deferred financing costs amounted to $2,320, $2,706 and $2,660 for the years ended December 31, 2012, 2011 and 2010, respectively. During 2012 the Company wrote off $1,630 of discontinued deferred financing costs when they began the reorganization process.

7. Property and Equipment

Property and equipment, at cost, consists of the following at December 31:

	2012	2011
Network equipment	$222,309	$204,840
Computer and office equipment	21,243	21,060
Capitalized software costs	8,736	5,847
Furniture and fixtures and other	8,714	9,370
Leasehold improvements	6,913	6,768

	267,915	247,885
Less accumulated depreciation and amortization	(199,534)	(167,397)

	$68,381	$80,488

Property and equipment includes amounts acquired under capital leases of approximately $5,718 and $8,215, respectively, net of accumulated depreciation of approximately $11,347 and $9,181, respectively, at December 31, 2012 and 2011. Amortization of capital leases is included in depreciation and amortization expense in the consolidated statements of operations.

8. Identifiable Intangible Assets

The Company’s customer relationship intangible assets were obtained in connection with previous acquisitions. The multi-period excess earnings method, a variant of the income approach, was utilized to value the customer relationship intangibles.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

8. Identifiable Intangible Assets (continued)

The components of intangible assets at December 31 are as follows:

	2012			2011
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Customer relationships	$50,400	$(44,139)	$6,261	$50,400	$(40,653)	$9,747

The customer relationship intangibles are amortized on an accelerated method over their useful lives in proportion to the expected benefits to be received. Amortization of intangible assets for the years ended December 31, 2012, 2011 and 2010 amounted to $3,486, $5,306 and $12,431, respectively. During the year ended December 31, 2010, the Company wrote-off its fully amortized customer relationships and trademark intangible assets of $21,412 and $3,000, respectively. During the year ended December 31, 2011, the Company wrote-off its fully amortized trademark intangible assets of $4,400.

Future projected amortization expense for the years ending December 31 is as follows:

2013	$2,194
2014	1,569
2015	1,123
2016	802
2017	573

$6,261

9. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following at December 31:

	2012	2011
Recurring network costs	$3,739	$7,157
Recurring operating accruals	10,007	5,071
Accrued interest	2,075	11,473
Payroll-related liabilities	2,742	4,312
Other	1,798	1,618

Total accrued expenses and other current liabilities	$20,361	$29,631

10. Obligations Under Capital and Operating Leases

Capital Leases

In July 2010, the Company entered into a capital lease facility with a third party lending institution. The capital lease facility allows the Company to finance $5,000 of equipment. The Company is obligated to repay the borrowings in twelve quarterly installments. The Company’s lease facilities specify that at the end of the final installment period, the Company has the option of renewing, returning or purchasing the equipment at a mutually agreed fair value. The Company had borrowings of $2,898 outstanding on this facility at December 31, 2012.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

10. Obligations Under Capital and Operating Leases (continued)

The future minimum lease payments under all capital leases at December 31, 2012 are as follows:

2013	$2,139
2014	965
2015	121
2016	38
2017	22

3,285
Less amounts representing interest	(387)

2,898
Less current portion	(1,818)

Capital lease obligations, net of current portion	$1,080

Operating Leases

The Company rents office space, switch locations and equipment under various operating leases. Some of the Company’s operating leases have free or escalating rent payment provisions and the option to renew for an additional five years. The future minimum lease payments under operating leases at December 31, 2012 are as follows:

2013	$7,377
2014	7,170
2015	6,764
2016	6,768
2017	6,801
Thereafter	23,840

Total minimum lease payments	$58,720

Total rent expenses under these operating leases totaled $8,179, $8,012 and $11,613 for the years ended December 31, 2012, 2011 and 2010, respectively. Rent expense is charged to operations ratably over the terms of the leases, which results in deferred rent payable.

11. Debt

Troubled Debt Restructuring

A troubled debt restructuring (“TDR”) is a formal restructure of a loan where a creditor, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession to the borrower. The concessions may be granted in various forms, including but not limited to a reduction in the stated interest rate, reduction in the loan balance or accrued interest, or extension of the maturity date. TDR’s are evaluated in accordance with ASC Topic 470-60, Troubled Debt Restructurings by Debtors. Accounting for a TDR is applicable only when the borrower is experiencing financial difficulties and the creditor grants a concession. The recognition and measurement guidance for a modification of terms in a TDR is based upon whether the future undiscounted cash flows specified by the new terms are greater than or less than the carrying value of the debt.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

11. Debt (continued)

The Company concluded that it was experiencing financial difficulties and determined that a concession had been granted by the holders of the Old Notes. The Company did not record a gain in connection with the TDR since the future maximum undiscounted cash payments on the New Notes (including principal and interest) exceed the adjusted carrying value of the Old Notes. The Company has reflected the debt on its balance sheet at its face amount of $150,000 as this amount is not significantly different from the net carrying amount of the Old Notes after the reorganization, and will record interest expense in its financial statements based upon the coupon rate of interest of 10.5%. No fees have been paid to the creditors as part of this arrangement, therefore there have been no costs capitalized as part of the troubled debt restructuring. All third party fees have been expensed to reorganization costs in the Company’s consolidated statement of operations.

New Notes

On November 13, 2012, the Company issued the New Notes. In connection with the Plan as discussed in Note 2, the New Notes were issued as partial consideration for the principal and unpaid interest outstanding under the Old Notes as of the Petition Date. Under the New Notes, interest accrues annually at 10.5% and is payable semi-annually on May 15 and November 15 commencing in May 2013.

The New Notes are fully, unconditionally and irrevocably guaranteed on a senior secured basis, jointly and severally, by each of the Company’s existing and future domestic restricted subsidiaries. The notes and the guarantees rank senior in right of payment to all existing and future subordinated indebtedness of the Company and its subsidiary guarantors, as applicable, and equal in right of payment with all existing and future senior indebtedness of the Company and of such subsidiaries.

The New Notes and the guarantees are secured by a lien on substantially all of the Company’s assets provided, however, that pursuant to the terms of an intercreditor agreement, the security interest in those assets consisting of receivables, inventory, deposit accounts, securities accounts and certain other assets that secure the notes and the guarantees are contractually subordinated to a lien thereon that secures the Company’s Credit Facility with an aggregate principal amount of $25,000 and certain other permitted indebtedness.

The Company may redeem the New Notes, at its option, in whole or in part at any time prior to November 15, 2017, upon not less than 30 days or more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof):

Period	Percentage
Prior to six months following the Issue Date	100%
Six months to 18 months following the Issue Date	105%
18 months to 30 months following the Issue Date	104%
30 months to 42 months following the Issue Date	103%
42 months to 54 months following the Issue Date	102%
54 months to 60 months following the Issue Date	100%

The New Note Indenture Agreement contains covenants limiting the Company’s ability to, among other things: incur or guarantee additional indebtedness or issue certain preferred stock; pay dividends; redeem or purchase equity interests; redeem or purchase subordinated debt; make certain acquisitions or investments; create liens; enter into transactions with affiliates; merge or consolidate; make certain restricted payments; and transfer or sell assets, including equity interests of existing and future restricted subsidiaries. The Company was in compliance with all covenants at December 31, 2012.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

11. Debt (continued)

Revolving Credit Facility

Credit Facility

On November 13, 2012, the Company entered into a new $25,000 Senior Revolving Credit Facility (“Credit Facility”), maturing 2017. Any outstanding amounts under this facility are subject to a borrowing base limitation based on an advance rate of 85% of the amount of eligible receivables, as defined. The borrowing base eligibility calculation exceeds the amount required to draw on the entire Credit Facility; therefore the remaining availability under the Credit Facility and the letter of credit sublimit are fully available for borrowing. In addition, the Company is subject to an unused line fee equal to the applicable percentage on the average daily unused portion of the revolving credit commitment. The loans bear interest on a base rate method or LIBOR method, in each case plus an applicable margin percentage, at the option of the Company. Interest on the LIBOR loans is paid on a monthly basis, and interest on the base rate loans is paid on a quarterly basis. There were no outstanding borrowings under this credit facility at December 31, 2012.

The revolving credit facility is subject to mandatory reductions in the event future debt issuances, asset dispositions, and insurance or condemnation events as a result of theft or destruction to the Company’s property and assets. The facility includes a number of affirmative and negative covenants, which could restrict the Company’s operations. If the Company were to be in default the lenders could accelerate the Company’s obligation to pay all outstanding amounts.

Indebtedness under the Credit Facility is guaranteed by all of the Company’s direct and indirect subsidiaries that are not borrowers there under and is secured by a security in all of the Company’s and its subsidiaries’ tangible and intangible assets. Certain of the Company’s assets have been pledged to the holders of the New Notes pursuant to the indenture governing the New Notes and the related collateral and security agreements. Each of the Company’s subsidiaries has guaranteed the outstanding debt. The parent company of these subsidiaries has no independent assets or operations and the guarantees are full and unconditional and joint and several.

DIP Credit Facility

On August 22, 2012, the Company entered into the DIP Credit Facility which in effect refinanced the Company’s then-existing revolving credit facility. Borrowings of $15,900 under the DIP Credit Facility were used to purchase $13,898 in investments, with the remaining amount used for general operating purposes. Unused portions of the DIP Credit Facility were subject to availability under a borrowing base and compliance with certain covenants. The DIP Credit Facility bore interest on a base rate method or LIBOR method, in each case plus an applicable margin percentage, at the option of the Company. Interest on the LIBOR loans was paid on a monthly or quarterly basis, and interest on the base rate loans was paid on a quarterly basis.

The Company paid a one-time fee of $125 in connection with obtaining the DIP Credit Facility. Indebtedness under the DIP Credit Facility was guaranteed by all of the Company’s direct and indirect subsidiaries that were not borrowers there under and was secured by a security interest in all of the Company’s and its subsidiaries’ tangible and intangible assets. The Company fully repaid the DIP Credit Facility prior to emergence. During the year ended December 31, 2012, the Company recorded interest expense of $241 on borrowings obtained under the DIP Credit Facility.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

11. Debt (continued)

Revolving Credit Facility

On August 23, 2006, the Company entered into the five-year Revolving Credit Facility. The Revolving Credit Facility was amended on November 12, 2010, December 8, 2011, and again on July 19, 2012 to extend the maturity date to September 5, 2012. The loans bore interest on a base rate method or LIBOR method, in each case plus an applicable margin percentage, at the option of the Company. The applicable margin percentage increased by 25 basis points after each amendment under both the base rate and LIBOR methods. Interest on the LIBOR loans was paid on a monthly or quarterly basis, and interest on the base rate loans was paid on a quarterly basis. Contemporaneous with the Petition Date, the Company entered into the DIP Credit Facility which in effect refinanced the Company’s then-existing Revolving Credit Facility.

Old Notes

On August 23, 2006, the Company issued $210,000 principal amount of the Old Notes. The net proceeds from the Senior Secured Notes were used to fund an acquisition, repay indebtedness under the Company’s senior secured credit facility and senior unsecured subordinated notes due 2009, and for general corporate purposes. On May 14, 2007, the Company completed an additional offering of $90,000 aggregate principal amount of the Old Notes at an issue price of 105 3/4%, generating gross proceeds of $95,175. The unamortized bond premium of $840 was included on the Company’s December 31, 2011 consolidated balance sheet. For the years ended December 31, 2012, 2011 and 2010, bond premium amortization amounted to $840, $1,146 and $1,024, respectively.

On November 13, 2012, the Company emerged from bankruptcy protection as discussed in Note 2. In connection with the Company’s emergence from bankruptcy, the holders of the Old Notes received $150,000 in New Notes and 97.5% of New Common Stock of the Company.

12. Shareholders’ Equity (Deficiency)

Recapitalization

In connection with the approved Plan, as discussed in Note 2, the Company completed a recapitalization whereby all existing equity interests, including stock options or other rights to purchase the Company’s existing common stock, were cancelled. Cancellations included common stock A and B as well as Series A, A-1, B, B-1 and C Preferred stock. The Company authorized 19,000,000 shares of New Common Stock and 1,000,000 shares of New Preferred Stock.

Holders of the Old Notes received their pro rata share of 97.5% of New Common Stock and $150,000 of New Notes.

Holders of the preferred stock, immediately prior to the reorganization, received their pro rata share of (i) 2.5% of New Common Stock, and (ii) two tranches of eight-year warrants to acquire shares of New Common Stock representing, in the aggregate, up to 15.0% of the Company’s outstanding common stock following the restructuring.

At the time of cancellation, there were no stock options outstanding. The restricted stock awards granted in April 2007 representing 14,402 shares of Series C Preferred Stock and 360,050 shares of Class B Common Stock were fully vested during 2010. Stock compensation expense for the restricted stock awards was $8 for the year ended December 31, 2010.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

12. Shareholders’ Equity (Deficiency) (continued)

Common Stock

Common stock confers upon its holders voting rights, the right to receive cash and stock dividends, if declared, and the right to share in excess assets upon liquidation of the Company. The holders of Common stock are entitled to one vote per share.

Preferred Stock

Preferred stock confers upon its holders voting rights, designations, preferences, participation, qualifications, limitations, and expressed through resolutions adopted by the board of directors.

Warrants

The Series A-1 Warrants entitle the holders to purchase 1,235,895 shares of New Common Stock at an exercise price of $17.14, while the Series A-2 Warrants entitle the holders to purchase 468,105 shares of New Common Stock at an exercise price of $19.65. Both series of warrants are exercisable in whole or in part at any time prior to November 13, 2020.

13. Income Taxes

The components of the provision for income taxes for the years ended December 31, 2012, 2011 and 2010 consist of the following:

	Year Ended December 31,
	2012	2011	2010
Current:
Federal	$—	$—	$45
State	193	324	274
Foreign	62	54	—

Total current provision	255	378	319

Deferred:
Federal	843	843	843
State	126	126	126

Total deferred provision	969	969	969

Total income tax provision	$1,224	$1,347	$1,288

The following table shows the principal reasons for the difference between the effective income tax rate and the statutory federal income tax rate during the years ended December 31, 2012, 2011 and 2010:

	Year Ended December 31,
	2012	2011	2010
Statutory federal income tax rate	35.0%	35.0%	35.0%
State income tax, net of federal tax benefits	(0.6)%	(2.7)%	(1.5)%
Permanent items	(7.2)%	(0.7)%	(0.8)%
Valuation allowance	(30.8)%	(44.0)%	(40.0)%

Effective income tax rate	(3.6)%	(12.4)%	(7.3)%

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

13. Income Taxes (continued)

Permanent items in 2012 relate primarily to non-deductible restructuring costs incurred in connection with the restructuring.

Deferred taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred tax assets (liabilities) consist of the following at December 31, 2012 and 2011:

	December 31,
	2012	2011
Deferred tax assets:
Current
Accounts receivable	$5,016	$7,382
Deferred revenue	4,042	4,625
Other	403	325

Total deferred tax assets — current	9,461	12,332

Noncurrent
Net operating loss carry forwards	59,559	78,504
Customer lists	6,545	7,215
Trademark	1,562	1,741
Other	4,156	4,818

Total deferred tax assets — noncurrent	71,822	92,278

Total deferred tax assets	$81,283	$104,610

Deferred tax liabilities:
Current:
Other current liabilities	$231	$249

Total deferred tax liabilities — current	$231	$249

Noncurrent
Customer lists	$2,395	$3,568
Other noncurrent liabilities	90	775
Goodwill	5,948	4,979
Accelerated depreciation	6,590	7,552

Total deferred tax liabilities — noncurrent	$15,023	$16,874

Net deferred tax assets — current:
Total deferred tax assets — current	$9,461	$12,332
Total deferred tax liabilities — current	231	249
Valuation allowance	(9,230)	(12,083)

Net current deferred tax assets	$—	$—

Net deferred tax liabilities — noncurrent:
Deferred tax assets — noncurrent	$71,822	$92,278
Deferred tax liabilities — noncurrent	15,023	16,874
Valuation allowance	(62,747)	(80,383)

Net noncurrent deferred tax liabilities	$(5,948)	$(4,979)

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

13. Income Taxes (continued)

The Company has provided a full valuation allowance against the net deferred tax asset as of December 31, 2012 and 2011 because management does not believe it is more likely than not that this asset will be realized. The net change in the Company’s valuation allowance was a decrease of $20,489 between 2012 and 2011. This reduction in the valuation allowance is attributable to the decrease in the net operating loss carry forwards deferred tax asset which was reduced by Section 382 as a result of the ownership change in 2012. If the Company achieves profitability, the net deferred tax assets may be available to offset future income tax liabilities.

Section 382 of the Internal Revenue Code (“Section 382”) places a limitation on the amount of net operating losses and other credit carryforwards which can be used to offset future taxable income after a change in control. In general, a change in control occurs when the ownership of certain shareholders or public groups in the stock of a corporation increase by more than 50 percentage points over a three-year period. Under Section 382, a loss corporation cannot deduct operating loss carryforwards in excess of the Section 382 limitation. Net Unrealized Built in Gain (“NUBIG”) is an exception to the general loss limitation rules of IRC section 382 and occurs when a built-in gain is recognized following an ownership change. We believe that there was a triggering event relating to Section 382 on November 13, 2012. As a result of the Company’s analysis under Section 382, approximately $80,946 of pre-tax net operating losses available prior to November 13, 2012, including operating losses generated in 2012, have been lost. At December 31, 2012, the Company had net operating loss carryforwards available totaling $155,710 which begin to expire in 2019.

14. Employee Savings and Retirement Plan

The Company has an active contributory defined contribution plans under Section 401(k) of the Internal Revenue Code (the “Code”) covering all qualified employees. Participants may elect to defer up to 20% of their annual compensation, subject to an annual limitation as provided by the Code. The Company’s matching contribution to this plan is discretionary. For the years ended December 31, 2012, 2011 and 2010, the Company did not make any contributions to the plan.

15. Fair Values of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, certificates of deposit, investments in U.S. Treasury notes, trade accounts receivable, accounts payable, revolving credit facility and long-term debt. The Company’s available cash balances are invested on a short-term basis (generally overnight) and, accordingly, are not subject to significant risks associated with changes in interest rates. All of the Company’s cash flows are derived from operations within the United States and are not subject to market risk associated with changes in foreign exchanges rates. The carrying amounts of the Company’s cash and cash equivalents, certificates of deposit, trade accounts receivable and accounts payable reported in the consolidated balance sheets as of December 31, 2012 and 2011 are deemed to approximate fair value because of their liquidity and short-term nature. The carrying amounts of the Company’s investments in U.S. Treasury notes were recorded at their fair value of $13,567 at December 31, 2011, which was based on the publicly quoted market price. The Company had no investments as of December 31, 2012.

As of December 31, 2011, the fair value of the debt outstanding under the Company’s revolving credit facility approximated its carrying value of $17,122, due to its variable market-based interest rate and short term nature. The fair value of the Company’s Old Notes at December 31, 2011 was $240,000, which was based on the

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

15. Fair Values of Financial Instruments (continued)

publicly quoted closing price of the notes on that date. The fair value of the Company’s New Notes at December 31, 2012 was $137,567, which was based on publicly quoted prices of the notes on that date. These are considered to be Level 1 inputs.

16. Commitments and Contingencies

The Company has employment agreements with certain key executives as of December 31, 2012. These agreements provide for base salaries and performance bonuses over periods ranging from one to two years. These employment agreements also provide for severance compensation for a period of up to 12 months after termination.

The Company has standby letters of credit outstanding of $1,469, which are fully collateralized by domestic certificates of deposit.

The Company has, in the ordinary course of its business, disputed certain billings from carriers and has recorded the estimated settlement amount of the disputed balances. The settlement estimate is based on various factors, including historical results of prior dispute settlements. The amount of such charges in dispute at December 31, 2012 was $5,417. The Company believes that the ultimate settlement of these disputes will be at amounts less than the amount disputed and has accrued the estimated settlement in accrued expenses and other current liabilities at December 31, 2012. It is possible that actual settlements of such disputes may differ from these estimates and the Company may settle at amounts greater than the estimates.

The Company has entered into commercial agreements with its principal vendor under which it purchases certain services that it had previously leased under the unbundled network platform provisions of the Telecommunications Act of 1996 as well as special access services. The agreements, which expire in 2013, require certain minimum purchase obligations. We are currently operating under an extension of the Verizon commercial agreement while we negotiate a new multi-year arrangement. The future obligations under this agreement are $1,563 for the year ending December 31, 2013. As part of the capital lease and communications commitments, we incurred costs of $60,330, $64,718, and $70,945 during the years ended December 31, 2012, 2011 and 2010, respectively.

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (continued)

(in thousands, except share information)

17. Unaudited Quarterly Results of Operations

The following are the unaudited quarterly results of operations for the years ended December 31, 2012 and 2011, including the revisions to prior periods as mentioned in Note 4. We believe that the following information reflects all normal recurring adjustments necessary for a fair presentation of the information for the period presented. The operating results for any quarter are not necessarily indicative of full year results.

	2012 (as reported herein)
	March 31,	June 30,	September 30,	December 31,
Revenues	$88,529	$86,874	$82,657	$82,847
Cost of revenues	42,764	40,526	40,753	40,189
Income from operations	4,954	1,923	(1,466)	4,105
Reorganization items	—	—	(1,428)	(6,987)
Net loss	(4,973)	(8,071)	(12,703)	(9,526)

	2012 (as previously reported)
	March 31,	June 30,	September 30,
Revenues	$88,548	$86,899	$82,587
Cost of revenues	43,052	40,814	40,753
Income from operations	4,582	1,557	(1,639)
Reorganization items	—	—	(1,428)
Net loss	(5,345)	(8,437)	(12,876)

	2011 (as reported herein)
	March 31,	June 30,	September 30,	December 31,
Revenues	$98,402	$95,379	$93,495	$90,713
Cost of revenues	45,785	44,976	43,801	43,730
Income from operations	8,221	7,639	5,781	5,551
Net loss	(1,848)	(2,096)	(4,208)	(4,052)

	2011 (as previously reported)
	March 31,	June 30,	September 30,	December 31,
Revenues	$98,419	$95,537	$93,444	$90,754
Cost of revenues	45,837	45,028	43,853	43,782
Income from operations	8,031	7,709	6,290	5,511
Net loss	(2,038)	(2,026)	(3,699)	(4,092)

Financial Statement Schedule

VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Period	Charges to Expenses	Other Accounts	Deductions (a)	Balance at End of Period
Allowance for uncollectible accounts receivable
Year ended December 31, 2010	$7,942	$5,100	$1,922	$(4,300)	$10,664
Year ended December 31, 2011	10,664	2,335	1,741	(204)	14,536
Year ended December 31, 2012	14,536	1,289	1,627	(9,992)	7,460

Valuation allowance for deferred tax assets (b)
Year ended December 31, 2010	$79,312	$—	$7,948	$—	$87,260
Year ended December 31, 2011	87,260	—	5,206	—	92,466
Year ended December 31, 2012	92,466	—	(20,489)	—	71,977

(a)	Allowance for uncollectible accounts includes amounts written off as uncollectible.
(b)	Certain amounts presented have been revised from those we previously reported for the years ended December 31, 2011 and 2010. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and Note 4 in Notes to Consolidated Financial Statements included elsewhere in this prospectus for discussion of the revisions.

Broadview Networks Holdings, Inc.

$128,839,500

of 10.5% Senior Secured Notes due 2017

PROSPECTUS

                     , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Broadview Networks Holdings, Inc. in connection with this Registration Statement. All amounts shown are estimates, except the Commission registration fee.

Item	Amount to be Paid
Commission Registration Fee	$17,574
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$390,000
Miscellaneous	$300,000

Total	$807,574

Item 14. Indemnification of Directors and Officers

Broadview Networks Holdings, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation limits our directors’ and officers’ liability to the fullest extent authorized or permitted under Delaware corporate law. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director’s or officers’ duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation generally does not limit liability under state or federal securities laws.

We have entered into director and officer indemnification agreements with each of our (i) former directors (since 2010) and (ii) executive officers, and we intend to enter into indemnification agreements with each of our current directors. The indemnification agreements provide that the Company will indemnify, defend and hold harmless the indemnitees, to the fullest extent permitted or required by the laws of the State of Delaware, against certain expenses, judgments, penalties, fines, liabilities and amounts paid in settlement of any proceeding or claim by reason of the indemnitee’s status as a director, officer, employee, agent or fiduciary of the Company or any direct or indirect wholly owned subsidiary of the Company or any other entity when serving in a similar capacity at the written request of the Company. The indemnification agreements provide that the indemnitee shall have the right to advancement by the Company prior to the final disposition of any indemnifiable claim of any and all actual and reasonable expenses relating to, arising out of or resulting from any indemnifiable claim paid or incurred by the indemnitee.

We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for actions in their capacity as directors and officers.

Item 15. Recent Sales of Unregistered Securities

As described in the prospectus, on November 13, 2012, the effective date of the Plan, we issued (i) the Notes, (ii) 9,999,945 shares of common stock and (iii) two tranches of eight-year warrants to acquire shares of newly issued common stock representing, in the aggregate, up to 15.0% of our outstanding capital stock following the Restructuring (subject to dilution). We believe that the issuance of all of such securities were exempt from the registration requirements of the Securities Act, and state securities and “blue sky” laws pursuant to Section 1145(a)(1) of Chapter 11 of the Code, which we relied on pursuant to the Confirmation Order.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

2.1	Disclosure Statement for Solicitation of Acceptances of a Prepackaged Plan of Reorganization, dated July 13, 2012 (together with the exhibits thereto).(a)

2.2	Restructuring Support Agreement, dated as of July 13, 2012, by and among Broadview Networks Holdings, Inc., each of its direct and indirect subsidiaries, and certain holders of common and preferred stock and notes.(a)

2.3	First Amendment to Restructuring Support Agreement, dated as of July 20, 2012, by and among Broadview Networks Holdings, Inc., each of its direct and indirect subsidiaries, and certain holders of common and preferred stock and notes.(a)

2.4	Confirmation Order, dated October 3, 2012.(a)

3.1	Eleventh Amended and Restated Certificate of Incorporation of Broadview Networks Holdings, Inc.(a)

3.2	Third Amended and Restated Bylaws of Broadview Networks Holdings, Inc.(a)

3.3	Restated Certificate of Incorporation, filed March 3, 2004, of BridgeCom Holdings, Inc.(a)

3.4	Amended and Restated Bylaws of BridgeCom Holdings, Inc.(a)

3.5	Certificate of Incorporation, filed June 26, 2000, of BridgeCom International, Inc.(a)

3.6	Bylaws of Bridgecom International, Inc.(a)

Exhibit No.	Description

3.7	Certificate of Incorporation, filed June 26, 2000, of BridgeCom Solutions Group, Inc.(a)

3.8	Bylaws of BridgeCom Solutions Group, Inc.(a)

3.9	Certificate of Incorporation, filed October 28, 2004, of BV-BC Acquisition Corporation.(a)

3.10	Bylaws of BV-BC Acquisition Corporation.(a)

3.11	Certificate of Incorporation, filed April 8, 1997, of Trucom Corporation, as amended June 7, 2000.(a)

3.12	Bylaws of Trucom Corporation.(a)

3.13	Articles of Organization, filed October 28, 1997, of Open Support Systems LLC, as amended November 26, 1997 and May 14, 1998.(a)

3.14	Limited Liability Company Operating Agreement of Open Support Systems LLC.(a)

3.15	Certificate of Incorporation, filed September 5, 2000, of Broadview Networks Funding, Inc. (n/k/a Broadview NP Acquisition Corp.), as amended March 5, 2002.(a)

3.16	Bylaws of Broadview NP Acquisition Corp.(a)

3.17	Certificate of Incorporation, filed June 5, 1991, of Briar Joy Development Corporation (n/k/a Broadview Networks, Inc.).(a)

3.18	Certificate of Amendment, filed June 30, 1995, of the Certificate of Incorporation of Briar Joy Development Corporation (n/k/a Broadview Networks, Inc.), as amended August 20, 1997 and May 3, 2000.(a)

3.19	Bylaws of Broadview Networks, Inc.(a)

3.20	Certificate of Incorporation, filed July 21, 1998, of Community Networks of Massachusetts, Inc. (n/k/a Broadview Networks of Massachusetts, Inc.), as amended October 5, 1999.(a)

3.21	Bylaws of Community Networks of Massachusetts, Inc. (n/k/a Broadview Networks of Massachusetts, Inc.).(a)

3.22	Articles of Incorporation, filed February 29, 2000, of Broadview Networks of Virginia, Inc.(a)

3.23	Bylaws of Broadview Networks of Virginia, Inc.(a)

3.24	Amended and Restated Certificate of Incorporation, filed April 22, 2005, of ATX Communications, Inc.(a)

3.25	Amended and Restated By-Laws of ATX Communications, Inc.(a)

3.26	Amended and Restated Certificate of Incorporation, filed April 22, 2005, of CoreComm-ATX, Inc.(a)

3.27	Amended and Restated By-Laws of CoreComm-ATX, Inc.(a)

3.28	Amended and Restated Certificate of Incorporation, filed April 22, 2005, of ATX Licensing, Inc.(a)

3.29	Amended and Restated By-Laws of ATX Licensing, Inc.(a)

3.30	Certificate of Formation, filed July 12, 2000, of ATX Telecommunications Services of Virginia, LLC.(a)

3.31	Amended and Restated Limited Liability Company Agreement of ATX Telecommunications Services of Virginia, LLC.(a)

3.32	Amendment No. 1 to Limited Liability Company Agreement of ATX Telecommunications Services of Virginia, LLC.(a)

3.33	Certificate of Formation, filed June 15, 2006, of CoreComm Communications, LLC.(a)

Exhibit No.	Description

3.34	Amended and Restated Limited Liability Company Agreement of CoreComm Communications, LLC.(a)

3.35	Amendment No. 1 to Limited Liability Company Agreement of CoreComm Communications, LLC.(a)

3.36	Seventh Amended and Restated Certificate of Incorporation of Eureka Broadband Corporation, filed August 25, 2005, as corrected March 21, 2007.(a)

3.37	By-Laws of Eureka Broadband Corporation.(a)

3.38	Certificate of Formation of Eureka Holdings, LLC, filed August 19, 2005.(a)

3.39	Limited Liability Company Operating Agreement of Eureka Holdings, LLC.(a)

3.40	Amendment No. 1 to Limited Liability Company Operating Agreement of Eureka Holdings, LLC.(a)

3.41	Articles of Incorporation, filed July 19, 2001, of eLink Telecommunications of Virginia, Inc. (n/k/a Eureka Telecom of VA, Inc.), as amended August 19, 2005 and November 27, 2006.(a)

3.42	Bylaws of eLink Telecommunications of Virginia, Inc. (n/k/a Eureka Telecom of VA, Inc.).(a)

3.43	Certificate of Formation of Eureka Networks, LLC, filed August 19, 2005.(a)

3.44	Limited Liability Company Operating Agreement of Eureka Networks, LLC.(a)

3.45	Amendment No. 1 to Limited Liability Company Operating Agreement of Eureka Networks, LLC.(a)

3.46	Restated Certificate of Incorporation, filed June 20, 2000, of Gillette Global Network, Inc. (n/k/a Eureka Telecom, Inc.), as amended August 23, 2005.(a)

3.47	By-Laws of Eureka Telecom, Inc.(a)

3.48	Amended and Restated Certificate of Incorporation, filed September 9, 2005, of InfoHighway Communications Corporation.(a)

3.49	By-Laws of InfoHighway Communications Corporation.(a)

3.50	Articles of Incorporation, filed October 27, 1994, of Info-Highway International, Inc., as amended May 2, 1996.(a)

3.51	Bylaws of Info-Highway International, Inc.(a)

3.52	Certificate of Incorporation, filed January 15, 1997, of ARC Networks, Inc.(a)

3.53	By-Laws of ARC Networks, Inc.(a)

3.54	Certificate of Incorporation, filed February 22, 1993, of A.R.C. Networks, Inc., as amended April 10, 1996 and July 26, 1996.(a)

3.55	By-Laws of A.R.C. Networks, Inc.(a)

3.56	Articles of Incorporation, filed November 15, 2000, of InfoHighway of Virginia, Inc.(a)

3.57	Bylaws of InfoHighway of Virginia, Inc.(a)

3.58	Certificate of Incorporation of nex-i.com inc., filed January 5, 2000, as amended January 13, 2000 and July 27, 2000.(a)

3.59	Bylaws of nex-i.com inc.(a)

3.60	Certificate of Incorporation, filed June 5, 1991, of Royal American Group, Inc. (n/k/a Digicom, Inc.), as amended January 17, 1997.(a)

3.61	Code of Regulations of Digicom, Inc.(a)

Exhibit No.	Description

4.1	Indenture, dated as of November 13, 2012, by and among Broadview Networks Holdings, Inc., the subsidiaries of Broadview Networks Holdings, Inc. named therein and The Bank of New York Mellon, as trustee and collateral agent.(a)

4.2	Security Agreement, dated as of November 13, 2012, by and among by and among Broadview Networks Holdings, Inc., certain subsidiaries of Broadview Networks Holdings, Inc. named therein and The Bank of New York Mellon, as collateral agent.(a)

4.3	Registration Rights Agreement, dated as of November 13, 2012, by and among Broadview Networks Holdings, Inc. and certain holders named therein.(a)

First Supplemental Indenture, dated as of April 17, 2013, by and among Broadview Networks Holdings, Inc., the subsidiaries of Broadview Networks Holdings, Inc. named therein and The Bank of New York Mellon, as trustee and collateral agent.(a)

4.4	First Supplemental Indenture, dated as of April 17, 2013, by and among Broadview Networks Holdings, Inc., the subsidiaries of Broadview Networks Holdings, Inc. named therein and The Bank of New York Mellon, as trustee and collateral agent.*

5.1	Opinion of Willkie Farr & Gallagher LLP.*

10.1	Senior Revolving DIP Facility Commitment Letter, dated as of July 18, 2012.(a)

10.2	Debtor in Possession Amended and Restated Credit Agreement, dated as of August 23, 2012, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., BridgeCom International, Inc., various lenders party thereto from time to time and The CIT Group/Business Credit, inc., as administrative agent.(a)

10.3	Ratification and Amendment Agreement, dated as of August 23, 2012, by and among The CIT Group/Business Credit, Inc., as administrative agent, Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc. and BridgeCom International, Inc., each as borrowers, and the Guarantors named therein.(a)

10.4	Exit Facility Commitment Letter, dated as of September 19, 2012.(a)

10.5	Credit Agreement, dated as of November 13, 2012, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., ARC Networks, Inc., BridgeCom Solutions Group, Inc., various lenders party thereto from time to time and CIT Finance LLC, as administrative agent.(a)

10.6	Guaranty Agreement, dated as of November 13, 2012, by and among certain subsidiaries of Broadview Networks Holdings, Inc. in favor of CIT Finance LLC, as administrative agent.(a)

10.7	Collateral Agreement, dated as of November 13, 2012, by and among Broadview Networks Holdings, Inc. and certain of its subsidiaries, as grantors, in favor of CIT Finance LLC, as administrative agent.(a)

10.8	Intercreditor Agreement, dated as of November 13, 2012 by and among CIT Finance LLC, as administrative agent, The Bank of New York, as trustee, collateral agent and second priority agent, Broadview Networks Holdings, Inc. and the Subsidiary Grantors named therein.(a)

10.9	Stockholders Agreement, dated as of November 13, 2012, by and among Broadview Networks Holdings, Inc. and certain holders named therein.(a)

10.10	Credit Agreement, dated as of August 23, 2006, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., the Lenders named therein, Jefferies & Company, Inc., as syndication agent, and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent.(a)

Exhibit No.	Description

10.11	Amendment No. 1 to the Credit Agreement, dated as of July 27, 2007, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., the Lenders named therein, Jefferies & Company, Inc., as syndication agent, and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent.(a)

10.12	Amendment No. 2 to the Credit Agreement, dated as of November 12, 2010, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., the Lenders named therein, Jefferies & Company, Inc., as syndication agent, and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent.(a)

10.13	Amendment No. 3 to the Credit Agreement, dated as of December 8, 2011, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., the Lenders named therein, Jefferies & Company, Inc., as syndication agent, and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent.(a)

10.14	Amendment No. 4 to the Credit Agreement, dated as of May 31, 2012, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., the Lenders named therein, Jefferies & Company, Inc., as syndication agent, and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent.(a)

10.15	Amendment No. 5 to the Credit Agreement, dated as of July 19, 2012, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., the Lenders named therein, Jefferies & Company, Inc., as syndication agent, and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent.(a)

10.16	COO Employment Agreement, dated as of July 5, 2012, by and between Brian P. Crotty and Broadview Networks Holdings, Inc.(a)

10.17	NEO Employment Agreement, dated as of July 5, 2012, by and between Terrence J. Anderson and Broadview Networks Holdings, Inc.(a)

10.18	NEO Employment Agreement, dated as of July 5, 2012, by and between Charles C. Hunter and Broadview Networks Holdings, Inc.(a)

10.19	CEO Employment Agreement, dated as of July 5, 2012, by and between Michael K. Robinson and Broadview Networks Holdings, Inc.(a)

10.20	NEO Employment Agreement, dated as of July 5, 2012, by and between Corey Rinker and Broadview Networks Holdings, Inc.(a)

10.21	NEO Employment Agreement, dated as of July 5, 2012, by and between Kenneth Shulman and Broadview Networks Holdings, Inc.(a)

10.22	Form of Indemnification Agreement.(a)

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.(a)

21.1	Subsidiaries of the registrant.(a)

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney.(a)

*	Filed herewith.
(a)	Previously filed.

(b) Financial Statements

None.

Item 17. Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF BROADVIEW NETWORKS HOLDINGS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

BROADVIEW NETWORKS HOLDINGS, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF A.R.C. NETWORKS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

A.R.C. NETWORKS, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF ARC NETWORKS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

ARC NETWORKS, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF ATX COMMUNICATIONS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

ATX COMMUNICATIONS, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF ATX LICENSING, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

ATX LICENSING, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF BRIDGECOM HOLDINGS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

BRIDGECOM HOLDINGS, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF BRIDGECOM INTERNATIONAL, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

BRIDGECOM INTERNATIONAL, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF BRIDGECOM SOLUTIONS GROUP, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

BRIDGECOM SOLUTIONS GROUP, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF BROADVIEW NETWORKS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

BROADVIEW NETWORKS, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF BROADVIEW NETWORKS OF MASSACHUSETTS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

BROADVIEW NETWORKS OF MASSACHUSETTS, INC.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/S/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF BROADVIEW NETWORKS OF VIRGINIA, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

BROADVIEW NETWORKS OF VIRGINIA, INC.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF BROADVIEW NP ACQUISITION CORP.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

BROADVIEW NP ACQUISITION CORP.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF BV-BC ACQUISITION CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

BV-BC ACQUISITION CORPORATION

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF CORECOMM-ATX, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

CORECOMM-ATX, INC.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF CORECOMM COMMUNICATIONS, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

CORECOMM COMMUNICATIONS, LLC

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF DIGICOM, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

DIGICOM, INC.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF EUREKA BROADBAND CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

EUREKA BROADBAND CORPORATION

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF EUREKA HOLDINGS, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

EUREKA HOLDINGS, LLC

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF EUREKA NETWORKS, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

EUREKA NETWORKS, LLC

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF EUREKA TELECOM, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

EUREKA TELECOM, INC.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF EUREKA TELECOM OF VA, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

EUREKA TELECOM OF VA, INC.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF INFOHIGHWAY COMMUNICATIONS CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

INFOHIGHWAY COMMUNICATIONS CORPORATION

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF INFO-HIGHWAY INTERNATIONAL, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

INFO-HIGHWAY INTERNATIONAL, INC.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF INFOHIGHWAY OF VIRGINIA, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

INFOHIGHWAY OF VIRGINIA, INC.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF NEX-I.COM INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

NEX-I.COM INC.

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON Michael K. Robinson	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013

/s/ COREY RINKER Corey Rinker	Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	April 30, 2013

* Anthony M. Abate	Director	April 30, 2013

* John R. Brecker	Director	April 30, 2013

* Jeffrey A. Brodsky	Director	April 30, 2013

* James N. Chapman	Director	April 30, 2013

* James V. Continenza	Director	April 30, 2013

* Richard J. Santagati	Director	April 30, 2013

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF OPEN SUPPORT SYSTEMS LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

OPEN SUPPORT SYSTEMS LLC

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).

SIGNATURES OF TRUCOM CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2013.

TRUCOM CORPORATION

By:	/s/ MICHAEL K. ROBINSON
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL K. ROBINSON	President and Chief Executive Officer	April 30, 2013
Michael K. Robinson	(Principal Executive Officer)

/s/ COREY RINKER	Chief Financial Officer, Executive Vice	April 30, 2013
Corey Rinker	President, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

*	Director	April 30, 2013
Anthony M. Abate

*	Director	April 30, 2013
John R. Brecker

*	Director	April 30, 2013
Jeffrey A. Brodsky

*	Director	April 30, 2013
James N. Chapman

*	Director	April 30, 2013
James V. Continenza

*	Director	April 30, 2013
Richard J. Santagati

*	/s/ By Michael K. Robinson, authorized under a Power of Attorney filed with Broadview Networks Holdings, Inc.’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2013 (File No. 333-187629).